As filed with the Securities and Exchange Commission on April 29, 2014
Registration No. 333-195343

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4

PRE-EFFECTIVE AMENDMENT NO. 1 TO
REGISTRATION STATEMENT
under
THE SECURITIES ACT OF 1933

THE FIRST BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

MISSISSIPPI (State or other jurisdicton of incorporation or organization)	6022 (Primary Standard Industrial Classification Code Number)	64-0862173 (I.R.S. Employer Identification No.)

6480 U.S. Hwy. 98 West
Hattiesburg, Mississippi 39402
(601) 268-8998
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Donna T. (Dee Dee) Lowery
Chief Financial Officer
6480 U.S. Hwy. 98 West
Hattiesburg, Mississippi 39402
(601) 268-8998
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Thomas P. Oldweiler, Esq. Ambrecht Jackson LLP 63 S. Royal Street, 13th Floor Mobile, Alabama 36602 (251)405-1300		Craig N. Landrum, Esq. J. Andrew Gipson, Esq. Jones Walker LLP 190 E. Capitol Street, Suite 800 Jackson, Mississippi 39201 (601) 949-4789
Approximate Date of Commencement of Proposed Sale of the Securities to the Public:
As soon as practicable after the effective date of this Registration Statement and the satisfaction or waiver of all other conditions to the merger described in the enclosed proxy statement/prospectus.
___________________________
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. □

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. □__________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. □____________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

           If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  □
Exchange Act Rule 143-1(d) (Cross-Border Third-Party Tender Offer)  □

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee(2)(3)
Common stock, par value $1.00 per share	258,844(1) shares	Not applicable	$3,346,848	$432
(1)
This amount is based upon the maximum number of shares of The First Bancshares, Inc. (“First Bancshares”) common stock anticipated to be issued upon completion of the transactions contemplated in the Agreement and Plan of Merger dated as of March 3, 2014 by and between First Bancshares and BCB Holding Company, Inc. (“BCB”). This number is based on the number of shares of BCB common stock, par value $1.00 per share, outstanding as of March 3, 2014, and the exchange of each such share of BCB common stock for shares of First Bancshares common stock valued at $12.93 which is the lowest price possible pursuant to such merger agreement.

(2)	Determined in accordance with Section 6(b) of the Securities Act of 1933, as amended, at a rate equal to $128.80 per $1,000,000 of the proposed maximum aggregate offering price.
(3)
Pursuant to Rules 457(c) and 457(f) under the Securities Act of 1933, as amended, the registration fee is based on the value assigned under the terms of the merger agreement to the BCB common stock, and computed based on the estimated maximum number of shares (1,018,568) that may be exchanged for the First Bancshares common stock being registered.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment.  A registration statement relating to these securities has been filed with the Securities and Exchange Commission.  These securities may not be sold prior to the time the registration statement becomes effective.  This document shall not constitute an offer to sell nor shall there be any sale of these securities in any jurisdiction in which such offer or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

MERGER PROPOSED – YOUR VOTE IS VERY IMPORTANT

Dear Shareholder:

On March 6, 2014, The First Bancshares, Inc. (“First Bancshares”) and BCB Holding Company, Inc. (“BCB”) announced a strategic business combination in which BCB will merge with and into First Bancshares. Concurrently, BCB’s wholly-owned subsidiary, Bay Bank, an Alabama banking association, will be merged with and into, First Bancshares’ wholly-owned subsidiary, The First, A National Banking Association (“The First”).  We believe the proposed merger will result in a stronger financial institution, with a diverse revenue stream, a well-balanced loan portfolio and an attractive funding base.  The combined company, which will retain The First Bancshares name, will have approximately $1 billion in assets and operate 30 branches across the states of Mississippi, Alabama and Louisiana.  We are sending you this proxy statement/prospectus to invite you to attend a special meeting of shareholders being held by BCB to allow you to vote on the merger agreement.

If the merger is completed, holders of BCB common stock will receive in exchange for each outstanding share (other than shares held by First Bancshares or BCB, or, shares with respect to which the holders thereof have perfected dissenters’ rights):  (i) for the BCB common stock that was outstanding prior to August 1, 2013, (x) $3.60 per share which may be received in cash or First Bancshares common stock, provided that at least 30% of the aggregate consideration paid to such shareholders is in First Bancshares common stock, (y) one non-transferable contingent value right (“CVR”), and (z) a beneficial interest in a trust liquidating BCB’s claims arising out of the 2010 Deepwater Horizon oil spill, and (ii) for the BCB common stock that was issued on or after August 1, 2013, $2.25 per share plus 3.00% simple interest from August 1, 2013, in cash.  Each CVR is eligible to receive a cash payment equal to up to $0.40, with the exact amount based on the resolution of certain identified loans of Bay Bank over a three-year period following the closing of the transaction.  Payout of the CVR, if any, will be overseen by a special committee of First Bancshares board of directors.  First Bancshares also will assume BCB’s debt and preferred stock issued to the U.S. Treasury.  The total consideration to be paid in connection with the acquisition will range between approximately $6,239,890.25 and $6,611,762.25 (which total includes $3,346,848.00 payable to holders of BCB common stock outstanding prior to August 1, 2013, the assumption or redemption of BCB's preferred stock issued under the U.S. Treasury's Capital Purchase Program in the amount of approximately $2,096,231.83, the assumption of BCB's promissory note to Alostar Bank in the amount of approximately $600,000.00, the assumed full payout of the CVRs in the amount of approximately $371,872.00 and the cash consideration paid to shareholders of BCB common stock issued on or after August 1, 2013 in the amont of approximately $200,000.25, each as more specifically described in this document) depending upon the payout of the CVR, if any, as well as the price of the First Bancshares common stock on the closing of the transaction, which is subject to a floor ($12.93) and a ceiling ($15.81) regarding its price. The implied value of the consideration BCB shareholders will receive in the merger will change depending on changes in the market price of First Bancshares common stock and will not be known at the time you vote on the merger.

We urge you to obtain current market quotations for First Bancshares (trading symbol “FBMS”) on the NASDAQ Stock Exchange.

The merger is expected  to be a taxable transaction to the BCB shareholders under the Internal Revenue Code of 1986, as amended, and holders of BCB common stock are expected to be taxed on any gain or loss for United States federal income tax purposes for the exchange of shares of BCB common stock for cash and shares of First Bancshares common stock in the merger.

At the special meeting of BCB shareholders to be held on May 29, 2014, holders of BCB common stock will be asked to vote to adopt and approve the agreement and plan of merger and certain other matters.  Approval of the merger agreement requires the affirmative vote of two-thirds of the votes cast, assuming that a quorum is present.  Holders of BCB’s outstanding preferred stock are not entitled to and are not being requested to vote at the BCB special meeting.

The BCB board of directors recommends that BCB common shareholders vote “FOR” the adoption and approval of the agreement and plan of merger.

This document describes the special meeting, the merger, the documents related to the merger and other related matters. Please carefully read this entire document, including “Risk Factors” beginning on page __ for a discussion of the risks relating to the proposed merger and owning First Bancshares common stock after the merger.  You also can obtain information about our companies from documents that each of us has filed with the Securities and Exchange Commission.

M. Ray (Hoppy) Cole, Jr.	Dr. Louie C Wilson
President and Chief Executive Officer The First Bancshares, Inc.	Chairman of the Board of Directors of BCB Holding Company, Inc.

Neither the Securities and Exchange Commission nor any state securities commission or bank regulatory agency has approved or disapproved of the First Bancshares common stock to be issued under this document or passed upon the adequacy or accuracy of this document.  Any representation to the contrary is a criminal offense.

The shares of First Bancshares common stock to be issued in the merger are not savings or deposit accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This proxy statement/prospectus is dated May __, 2014, and it is first being mailed to BCB shareholders, along with the enclosed proxy card, on or about May __, 2014.

REFERENCES TO ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates important business and financial information about First Bancshares from documents that First Bancshares has filed with the Securities and Exchange Commission and that have not been included in or delivered with this proxy statement/prospectus.  This information is available to you without charge upon your written or oral request.  You can obtain documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone or email from First Bancshares at the following addresses:
The First Bancshares, Inc. 6480 U.S. Hwy. 98 West Attn: Donna T. (Dee Dee) Lowery Chief Financial Officer Hattiesburg, Mississippi 39402 Phone: (601) 268-8998 Email: dlowery@thefirstbank.com

You will not be charged for any of these documents that you request.  IF YOU WOULD LIKE TO REQUEST DOCUMENTS, PLEASE DO SO PRIOR TO MAY 15, 2014, IN ORDER TO RECEIVE THEM BEFORE THE SPECIAL MEETING.

You should rely only on the information contained or incorporated by reference into this document.  No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this document.  This document is dated May ___, 2014, and you should assume that the information in this document is accurate only as of such date or such other date as is specified.  You should assume that the information incorporated by reference into this document is only accurate as of the date of such document or such other date as is specified.  Neither the mailing of this document to BCB shareholders nor the issuance by First Bancshares of shares of First Bancshares common stock in connection with the merger will create any implication to the contrary.

Information on the websites of First Bancshares or BCB, or any subsidiary of First Bancshares or BCB, is not part of this document.  You should not rely on such information in deciding how to vote.

This document does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.  Except where the context otherwise indicates, information contained in this document regarding BCB has been provided by BCB and information contained in this document regarding First Bancshares, as well as all pro forma information, has been provided by First Bancshares.

See “Where You Can Find More Information” on page ___ of this proxy statement/prospectus for more information about the documents referred to in this proxy statement/prospectus.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To be held on May 29, 2014

On May 29, 2014, BCB Holding Company, Inc. (“BCB”) will hold a Special Meeting of Shareholders at the Bay Bank located at 6140 Airport Blvd., Mobile, Alabama at 5:30 p.m., local time, to consider and vote upon the following matters:

•
a proposal to approve the Agreement and Plan of Merger, dated as of March 3, 2014, by and among First Bancshares, Inc. (“First Bancshares”)  and BCB, as it may be amended from time to time (referred to as the “merger agreement”);

•
assuming approval of the merger agreement, a proposal to establish the BCB Shareholder Trust (the “Deepwater Horizon Trust”), to assign BCB’s and Bay Bank’s claims arising out of the April 2010 Deepwater Horizon incident to the Deepwater Horizon Trust for the benefit of certain of BCB’s common shareholders, and appoint three trustees to manage the Deepwater Horizon Trust;

•
a proposal to approve the adjournment of the special meeting, if necessary or appropriate, in the event that there are not sufficient votes at the time of the special meeting to approve the foregoing proposal; and

•	any other business properly brought before the special meeting or any adjournment or postponement thereof.

The attached proxy statement/prospectus describes the terms and conditions of the merger agreement and includes the complete text of the merger agreement as Annex A.  We urge you to read the enclosed materials carefully for a complete description of the merger agreement and the merger.  The accompanying proxy statement/prospectus forms a part of this notice.

The BCB board of directors has fixed the close of business on May 1, 2014, as the record date for the special meeting.  Only BCB shareholders of record at that time are entitled to notice of, and, if a holder of BCB common stock, to vote at, the special meeting, or any adjournment or postponement of the special meeting.  Approval of the merger proposal requires the affirmative vote of two-thirds of the votes cast and each of the other proposals requires the affirmative vote of a majority of the votes cast, in all cases assuming that a quorum is present.

Alabama law provides that shareholders may dissent from the merger and demand that BCB pay the fair cash value, as defined by law, for their shares instead of receiving the consideration offered to shareholders in connection with the merger.  A copy of the Alabama law governing dissenters rights is attached as Annex D hereto.  For more information, see “The Merger—BCB Shareholders Have Appraisal Rights in the Merger” beginning on page __.

Whether or not you plan to attend the special meeting, please submit your proxy with voting instructions.  Please vote as soon as possible by submitting your proxy card by mail or in person.  To submit your proxy by mail, please complete, sign, date and return the accompanying proxy card in the enclosed self-addressed, stamped envelope.  This will not prevent you from voting in person, but it will help to secure a quorum.  Any holder of record of BCB common stock who is present at the special meeting may vote in person instead of by proxy, thereby canceling any previous proxy.  In any event, a proxy may be revoked in writing at any time before the special meeting in the manner described in the accompanying document.

The BCB board of directors has unanimously adopted and approved the merger agreement and recommends that BCB shareholders vote “FOR” the approval of the merger agreement, “FOR” the establishment, assignment and appointments relating to the Deepwater Horizon Trust, and “FOR” the adjournment of the BCB special meeting, if necessary or appropriate, to permit further solicitation of proxies.

By Order of the Board of Directors
Dr. Louie C. Wilson, M.D. Chairman of the Board

YOUR VOTE IS VERY IMPORTANT.  WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE VOTE YOUR SHARES PROMPTLY.

QUESTIONS AND ANSWERS	i
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	iii
SUMMARY	5
SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF BCB	11
UNAUDITED SELECTED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION	12
COMPARATIVE PER SHARE DATA	13
COMPARATIVE PER SHARE MARKET PRICE INFORMATION	14
RISK FACTORS	15
THE BCB SPECIAL MEETING	21
Matters to Be Considered	21
Proxies	21
Solicitation of Proxies	22
Record Date	22
Quorum	22
Votes Required	22
Recommendation of the BCB Board of Directors	22
Attending the Special Meeting	23
Selecting a portion of the Merger Consideration	23
CERTAIN INFORMATION CONCERNING FIRST BANCSHARES	25
Description of Business	25
General	25
Location and Service Area	25
Banking Services	26
Competition	26
Employees	27
Supervision And Regulation	27
First Bancshares	30
The Bank	31
Properties	37
Legal Proceedings	37
Market Information	37
Stock Performance Graph	38
Description of First Bancshares Common Stock	39
Financial Statements	42
Management’s Discussion and Analysis of Financial Condition and Results of Operations	42
Changes In and Disagreements with Accountants on Accounting and Financial Disclosure	42
CERTAIN INFORMATION CONCERNING BCB HOLDING COMPANY, INC.	42
Business	42
Changes In and Disagreements with Accountants on Accounting and Financial Disclosure	42
THE MERGER	43
General	43
Background of the Merger	43
BCB’s Reasons for the Merger; Recommendation of the BCB Board of Directors	44

Opinion of BCB’s Financial Advisor	45
Analyses of National Capital	45
Opinion of First Bancshares’ Financial Advisor	49
Transaction Overview	50
Dissenters Appraisal Rights in the Merger	57
Accounting Treatment of the Merger	59
Regulatory and Third-Party Approvals	59
Interests of Certain BCB Directors and Executive Officers in the Merger	60
Directors and Executive Officers Following the Merger, If Approved	60
Restrictions on Resales by Affiliates	61
Election by BCB Shareholders of Composition of a Portion of the Merger Consideration	61
Receipt by certain BCB Shareholders of the Contingent Value Right	61
The Trust	62
Assignment of BP Oil Spill Claims to Trust	62
The Vote	62
COMPARISON OF RIGHTS OF SHAREHOLDERS OF BCB AND FIRST BANCSHARES	64
Authorized Capital Stock	64
Dividends and Other Distributions	64
Board of Directors; Election of Directors	65
Shareholder Nominations and Proposals	65
Removal of Directors; Vacancies	66
Special Meetings of Shareholders	66
Indemnification	66
Limitations on Director Liability	67
Vote on Extraordinary Corporate Transactions; Anti-Takeover Provisions	67
Amendments to Articles of Incorporation	68
THE MERGER AGREEMENT	69
Terms of the Merger	69
Effective Time of the Merger	69
Treatment of BCB Stock Options and Other Equity-Based Awards of BCB	69
Bank Merger	70
Conversion of Shares; Exchange of Certificates	70
Dividends and Distributions	70
Representations and Warranties	70
Covenants and Agreements	72
No Solicitation	73
Board Recommendation	74
Reasonable Best Efforts	74
Employee Matters	74
Directors’ and Officers’ Insurance and Indemnification	75
Other Agreements	75
Conditions to the Completion of the Merger	75
Amendment, Waiver and Termination of the Merger Agreement	76
Termination Fee	77
UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER	78
Backup Withholding and Information Reporting	79
Recent Tax Legislation	79

EXPERTS	80
LEGAL MATTERS	80
CERTAIN BENEFICIAL OWNERS OF BCB COMMON STOCK	80
OTHER MATTERS	81
WHERE YOU CAN FIND MORE INFORMATION	82

Annex A	Agreement and Plan of Merger, dated as of March 3, 2014, by and among The First Bancshares, Inc. and BCB Holding Company

Annex B                                Opinion of National Capital LLC

Annex C                                Oprion of Chaffe & Associates, Inc.

Annex D                      Alabama Business Corporation Act of Dissenter’s Rights

Annex E                                2013 First Bancshares Annual Report

Anenx F                                BCB Shareholders’ Trust Agreement

QUESTIONS AND ANSWERS

The following are answers to certain questions that you may have regarding the BCB special meeting and the merger.  We urge you to read carefully the remainder of this document (including the risk factors beginning on page __) because the information in this section may not provide all the information that might be important to you in determining how to vote. Additional important information is also contained in the annexes to, and the documents incorporated by reference in, this document.

Q:           What are holders of BCB common stock being asked to vote on?

A:           Holders of BCB common stock are being asked to vote (1) to adopt and approve an agreement and plan of merger by and among First Bancshares and BCB, (2) to establish the trust for the benefit of BCB’s shareholders to hold BCB’s claims arising out of the Deepwater Horizon oil spill, and (3) to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the adoption and approval of the merger agreement.  Throughout the remainder of this proxy statement/prospectus, the agreement and plan of merger is referred to as the “merger agreement.”  In the merger, BCB will be merged with and into First Bancshares, and First Bancshares will be the surviving corporation.  Concurrently, Bay Bank will merge with and into The First, and The First will be the surviving bank.  References to the “merger” refer to the merger of BCB with and into First Bancshares, unless the context clearly indicates otherwise.

Q:           What do holders of BCB common stock need to do now?

A:           After you have carefully read this document and have decided how you wish to vote your shares, indicate on your proxy card how you want your shares to be voted with respect to (1) the adoption and approval of the merger agreement, (2) to establish the trust for the benefit of BCB’s shareholders to hold BCB’s claims arising out of the Deepwater Horizon oil spill, and (3) approval of the adjournment of the BCB special meeting, if necessary or appropriate, to solicit additional proxies.  When complete, sign, date and mail your proxy card in the enclosed postage-paid return envelope as soon as possible.  Submitting your proxy by mail or directing your bank or broker to vote your shares will ensure that your shares are represented and voted at the BCB special meeting.  Your proxy card must be received prior to the special meeting on May 29, 2014, in order to be counted.  If you would like to attend the BCB special meeting, see “Can I attend the BCB special meeting and vote my shares in person?”

Q:           Why is my vote as a holder of BCB common stock important?

A:             If you do not vote by proxy or vote in person at the BCB special meeting, it will be more difficult for BCB to obtain the necessary quorum to hold its special meeting.  In addition, approval of the merger agreement requires the affirmative vote of two-thirds of the votes cast, assuming that a quorum is present.  The BCB board of directors recommends that you vote to adopt and approve the merger agreement.

Q:           If my shares are held in street name by my broker, will my broker automatically vote my shares for me?

A:           No.  Your broker cannot vote your shares without instructions from you.  You should instruct your broker as to how to vote your shares, following the directions your broker provides to you.  Please check the voting form used by your broker.  Without instructions, your shares will not be voted and will not count toward a quorum.

Q:           Can I attend the BCB special meeting and vote my shares in person?

A:           Yes. All holders of BCB common stock, including shareholders of record and shareholders who hold their shares through banks, brokers, nominees or any other holder of record, are invited to attend the BCB special meeting.  Holders of record of BCB common stock as of the record date can vote in person at the BCB special meeting.  If you choose to vote in person at the special meeting and if you are a registered shareholder of record, you should bring the enclosed proxy card and proof of identity.  If you hold your shares in street name, you must obtain and bring a broker representation letter in your name from your bank, broker or other holder of record and proof of identity.  Everyone who attends the special meeting must abide by the rules for the conduct of the meeting, which will be announced and determined by the Chair.  At the appropriate time during the special meeting, the shareholders present will be asked whether anyone wishes to vote in person.  You should raise your hand at this time to receive a ballot to record your vote.  Even if you plan to attend the special meeting, BCB encourages you to vote by proxy through the mail so your vote will be counted if you later decide not to attend the special meeting.

i

Q:           Is the merger expected to be taxable to BCB shareholders?

A:           Yes.  The merger will be a taxable transaction under the Internal Revenue Code of 1986, as amended, which we refer to as the Code, and holders of BCB common stock will be taxed on any gain or loss recognized on the exchange of their shares of BCB common stock for the merger consideration for United States federal income tax purposes.  You should read “United States Federal Income Tax Consequences of the Merger” beginning on page __ for a more complete discussion of the United States federal income tax consequences of the merger.  Tax matters can be complicated and the tax consequences of the merger to you will depend on your particular tax situation.  You should consult your tax advisor to determine the specific tax consequences of the merger to you.

Q:           If I am a holder of BCB common stock, can I change or revoke my vote?

A:           Yes.  You may revoke any proxy at any time before it is voted in any of the following ways: (1) by personally appearing and choosing to vote at the special meeting, if you are the shareholder of record, or you obtain and bring a broker representation letter in your name from your bank, broker or the holder of record and, in all cases, you bring proof of identity; (2) by written notification to BCB which is received prior to the exercise of the proxy; or (3) by a subsequent proxy executed by the person executing the prior proxy and presented at the special meeting.  BCB shareholders may send their written revocation letter to BCB Holding Company, Inc., Attention: Corporate Secretary, 6140 Airport Blvd, Mobile, Alabama 36608.

Any shareholder entitled to vote in person at the BCB special meeting may vote in person regardless of whether a proxy previously has been given, but the mere presence of a shareholder at the special meeting will not constitute revocation of a previously given proxy.

Q:           Should I send in my BCB stock certificates now?

A:           No.  You should not send in your BCB stock certificates at this time.  After completion of the merger, First Bancshares will cause instructions to be sent to you for exchanging BCB stock certificates for shares of First Bancshares common stock and/or cash to be paid in lieu of a fractional share of First Bancshares common stock.  The shares of First Bancshares common stock that holders of BCB common stock will receive in the merger will be issued in book-entry form unless you specifically elect to receive your shares of First Bancshares common stock in certificated form (the instructions that First Bancshares provides you will give you the option to elect to receive certificated shares).  Please do not send in your stock certificates with your proxy card.

Q:           Whom can I contact if I cannot locate my BCB stock certificate(s)?

A:           If you are unable to locate your original BCB stock certificate(s), you should contact Gayle Dunning, Corporate Secretary of BCB at (251) 341-3565.  Generally, merger consideration for lost certificates cannot be  delivered except upon the making of an affidavit claiming such certificate to be lost, stolen or destroyed and the posting of a bond in such amount as First Bancshares may determine is reasonably necessary as indemnity against any claim that may be made with respect to such lost certificate.

Q:           When do you expect to complete the merger?

A:           We currently expect to complete the merger during the second quarter of 2014. However, we cannot assure you when or if the merger will occur.  We must, among other things, first obtain the approvals of holders of BCB common stock at its special meeting and the required regulatory approvals described below in “The Merger—Regulatory and Third Party Approvals” beginning on page ___.

Q:           Whom should I call with questions?

A:           BCB shareholders should contact W. Rich Campbell, BCB’s President, by telephone at (251) 341-3565.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus and the documents that are made part of this proxy statement/prospectus by reference to other documents filed with the Securities and Exchange Commission, which is sometimes referred to as the SEC, include various forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about First Bancshares and BCB that are subject to risks and uncertainties.  Congress passed the Private Securities Litigation Reform Act of 1995 in an effort to encourage corporations to provide information about companies’ anticipated future financial performance.  This act provides a safe harbor for such disclosure, which protects the companies from unwarranted litigation if actual results are different from management expectations.  This document reflects management’s current views and estimates of future economic circumstances, industry conditions, company performance, and financial results.  These forward-looking statements are subject to a number of factors and uncertainties which could cause First Bancshares’, BCB’s or the combined company’s actual results and experience to differ from the anticipated results and expectations expressed in such forward-looking statements.  Forward-looking statements speak only as of the date they are made and neither First Bancshares nor BCB assumes any duty to update forward-looking statements.

In addition to factors previously disclosed in reports filed with the SEC and those identified elsewhere herein, forward-looking statements include, but are not limited to, statements about (1) the expected benefits of the transaction between First Bancshares and BCB and between The First and Bay Bank, including future financial and operating results, cost savings, enhanced revenues and the expected market position of the combined company that may be realized from the transaction, and (2) First Bancshares’ and BCB’s plans, objectives, expectations and intentions and other statements contained herein that are not historical facts.  Other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “targets,” “projects” or words of similar meaning generally are intended to identify forward-looking statements.  The statements are based upon the current beliefs and expectations of First Bancshares’ and BCB’s management and are inherently subject to significant business, economic and competitive risks and uncertainties, many of which are beyond their respective control.  In addition, the forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.  Actual results may differ materially from those indicated or implied in the forward-looking statements.

The following risks, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

•	the businesses of First Bancshares and BCB may not be integrated successfully or the integration may be more difficult, time-consuming or costly than expected;
•	the expected growth opportunities or costs savings from the transaction may not be fully realized or may take longer to realize than expected;
•	revenues following the transaction may be lower than expected as a result of losses of customers or other reasons;
•	deposit attrition, operating costs, customer loss and business disruption following the transaction, including difficulties in maintaining relationships with employees, may be greater than expected;
•	governmental approvals of the transaction may not be obtained on the proposed terms or expected timeframe;
•	the terms of the proposed transaction may need to be modified to satisfy such approvals or conditions;
•	BCB common stock shareholders may fail to approve the transaction;
•	reputational risks and the reaction of the companies’ customers to the transaction;
•	diversion of management time on merger related issues;
•	changes in asset quality and credit risk;
•	inflation;
•	customer acceptance of the combined company’s products and services;
•	customer borrowing, repayment, investment and deposit practices;
•	the introduction, withdrawal, success and timing of business initiatives;
•	the impact, extent, and timing of technological changes;
•	a weakening of the economies in which the combined company will conduct operations may adversely affect its operating results;
•
the U.S. legal and regulatory framework, including those associated with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, could adversely affect the operating results of the combined company;

•	the interest rate environment may compress margins and adversely affect net interest income; and
•	competition from other financial services companies in the combined company’s markets could adversely affect operations.

Additional factors that could cause First Bancshares’, BCB’s or the combined company’s results to differ materially from those described in the forward-looking statements can be found in First Bancshares’ reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s website (www.sec.gov) and BCB’s audited financial statements.  All subsequent written and oral forward-looking statements concerning First Bancshares, BCB or the proposed merger or other matters and attributable to First Bancshares, BCB or any person acting on either of their behalf are expressly qualified in their entirety by the cautionary statements above.  First Bancshares and BCB do not undertake any obligation to update any forward-looking statement, whether written or oral, to reflect circumstances or events that occur after the date the forward-looking statements are made.

SUMMARY

This summary highlights the material information from this document. It may not contain all of the information that is important to you.  We urge you to carefully read the entire document and the other documents to which we refer in order to fully understand the merger and the related transactions, including the risk factors set forth on page __.  See “Where You Can Find More Information” on page __.  We have included page references parenthetically to direct you to a more complete description of the topics presented in this summary.

In the Merger, Holders of BCB Common Stock Issued Prior to August 1, 2013, Will Have a Right to Receive Cash and/or Shares of First Bancshares Common Stock, a Contingent Value Right per Share of BCB Common Stock, and a Beneficial Interest in a Liquidating Trust (page __) Subject to Certain Conditions

First Bancshares and BCB are proposing the merger of BCB with First Bancshares. If the merger is completed, BCB will merge with and into First Bancshares, with First Bancshares being the surviving company, and BCB common stock will no longer be outstanding.  Under the terms of the merger agreement, holders of BCB common stock outstanding prior to August 1, 2013, will have a right to receive for each share of BCB common stock held immediately prior to the merger (x) $3.60 in cash and/or First Bancshares common stock, (y) one CVR, and (z) a beneficial interest in a trust liquidating BCB’s claims arising out of the 2010 Deepwater Horizon oil spill. Holders of BCB common stock held immediately prior to August 1, 2013 may elect to receive cash or stock or some combination of cash and stock.  If the holders of such BCB common stock do not elect to receive at least 30% of the aggregate consideration to which they are entitled in First Bancshares common stock, First Bancshares may pro rata increase such percentage of the consideration received until 30% is obtained. The First Bancshares common stock to be issued pursuant to this election is subject to further adjustment in accordance with the merger agreement.  If, on the date that is five business days prior to the closing date of the merger, the 30 trading day average price of First Bancshares common stock is greater than $15.81, then the number of shares of First Bancshares common stock to be issued will be calculated based on $15.81 rather than the higher price. Further, if, on the date that is five business days prior to the closing date of the merger, the 30 trading day average price of First Bancshares common stock is less than $12.93, then the number of shares of First Bancshares common stock to be issued will be calculated based on $12.93 rather than the lower price.

First Bancshares will not issue any fractional shares of First Bancshares common stock in the merger.  Instead, a holder of BCB common stock who otherwise would have received a fraction of a share of First Bancshares common stock will receive an amount in cash.  This cash amount will be determined by multiplying the fraction of a share of First Bancshares common stock to which the holder would otherwise be entitled by the average closing price of one share of First Bancshares common stock as reported on the NASDAQ for the 30 trading days prior to the 5th business day prior to the date on which the merger is completed, and then rounded to the nearest cent.

Each CVR is worth up to $0.40 depending on the resolution of certain identified loans of Bay Bank over a three-year time period.

As a portion of the merger consideration, each holder of BCB Common Stock issued prior to August 1, 2013 will receive a beneficial interest in a trust (the “Deepwater Horizon Trust”) which will be assigned all claims of BCB and Bay Bank for loss or damages, if any, arising out of or related to the April 2010 Deepwater Horizon incident against B.P. Exploration and Production, Inc. and any other parties responsible therefor, including those described in the complaints filed by the federal District Court for the Eastern District of Louisiana, case numbers 2:13-cv-02304 and 2:13-cv-0241.

Holders of BCB common stock issued on or after August 1, 2013, will receive $2.25 plus 3.00% simple interest from August 1, 2013, in cash only for each share of such BCB common stock outstanding.

The merger agreement between First Bancshares and BCB governs the merger.  The merger agreement is included in this document as Annex A.  Please read the merger agreement carefully.  All descriptions in this summary and elsewhere in this document of the terms and conditions of the merger are qualified by reference to the merger agreement.

Treatment of BCB Preferred Stock (page __)

The merger agreement provides that each outstanding share of BCB’s Fixed Rate Cumulative Perpetual Preferred Stock, Series 2009A and 2009AW, stated liquidation amount $1,000 per share, issued to the U.S. Department of the Treasury, which we refer to as the U.S. Treasury, under its Capital Purchase Program (the “BCB CPP Preferred Stock”) will be either redeemed by BCB or purchased by First Bancshares prior to the effective time of the merger.  In the event this does not occur, then each share of BCB CPP Preferred Stock issued and outstanding prior to the effective time of the merger will be converted into the right to receive one share of preferred stock, par value $0.01 per share, of First Bancshares to be designated, prior to the closing date of the merger, as Fixed Rate Cumulative Perpetual Preferred Stock, Series 2009 and 2009AW, stated liquidation amount $1,000 per share.

The Merger Will Be a Taxable Transaction to BCB Shareholders (page __)

First Bancshares and BCB anticipate that the Merger will be a taxable transaction to BCB’s shareholders.  BCB shareholders’ gains or losses on the sale of their BCB common stock will generally be treated as capital gain or loss, and will be long-term capital gain or loss if, as of the effective date of the merger, the holding period for such shares of BCB common stock is more than one year.  BCB shareholders’ capital gains or losses will be in an amount equal to the difference between their basis in the common stock of BCB and the merger consideration received by such shareholder for his or her BCB common stock.

This consideration for said shares includes BCB’s claim against BP Oil Company and a Contingent Value Right (see page __ for definitions).  Because the value of the BP Oil Claims and Contingent Value Rights are not readily ascertainable, it is likely that the transaction will be construed and reported as an open transaction, which will impact both the amount of any potential capital gains and losses and the timing of recognition of the gain. It is also possible that the IRS may take the position that any proceeds received through either the BP Oil Claim or the Contingent Value Rights are ordinary income, rather than capital gains. Each holder of BCB common stock is urged to consult his or her tax advisor regarding the manner in which gain or loss should be calculated among different blocks of BCB common stock surrendered in the merger. See “United States Federal Income Tax Consequences of the Merger” on page ___.

The United States federal income tax consequences described above may not apply to all holders of BCB common stock.  Your tax consequences will depend on your individual situation.  Accordingly, BCB strongly urges you to consult your tax advisor for a full understanding of the particular tax consequences of the merger to you.

Accounting Treatment of Merger (page __)

The merger will be accounted for as an “acquisition,” as that term is used under accounting principles generally accepted in the United States of America, for accounting and financial reporting purposes.

Comparative Market Prices and Share Information (pages __and __)

First Bancshares common stock is listed on the NASDAQ under the symbol “FBMS.”  The following table shows the closing sale prices of First Bancshares common stock as reported on the NASDAQ on March 5, 2014, the last trading day before we announced the merger, and on [________] [__], 2014, the last practicable trading day before the distribution of this document.
First Bancshares Common Stock
March 5, 2014	$14.00
[________] [__], 2014	$____

The market price of First Bancshares common stock will fluctuate prior to the merger.  BCB shareholders are urged to obtain current market quotations for the shares prior to making any decision with respect to the merger.

National Capital LLC Has Provided an Opinion to the BCB Board of Directors Regarding the Merger Consideration (page __ and Annex B)

On March 3, 2014, National Capital LLC, sometimes referred to as National Capital, rendered its oral opinion to the board of directors of BCB, subsequently confirmed in writing, that, as of such date and based upon and subject to the factors and assumptions described to the BCB board of directors during its presentation and set forth in its written opinion, the consideration to be paid to the holders of BCB common stock in the proposed merger was fair, from a financial point of view, to holders of BCB common stock. The full text of National Capital’s written opinion, which sets forth the assumptions made, matters considered and limits on the review undertaken in connection with the opinion, is attached as Annex B to this proxy statement/prospectus and is incorporated by reference herein. BCB shareholders are urged to read the opinion in its entirety. Pursuant to an engagement letter between BCB and National Capital, BCB has agreed to pay National Capital a customary transaction fee in connection with the merger, which is payable upon completion of the merger. National Capital’s written opinion is addressed to the board of directors of BCB, is directed only to the consideration to be paid in the merger and does not constitute a recommendation as to how any holder of BCB common stock should vote with respect to the merger or any other matter.  National Capital has consented to the use of its opinion letter dated April 13, 2014, and the references to such letter in this proxy statement/prospectus.

Chaffe & Associates, Inc. Has Provided an Opinion to First Bancshares Board of Directors Regarding the Merger Consideration (page __)

In deciding to approve the merger, First Bancshares board of directors considered the opinion of its financial advisor, Chaffe & Associates, Inc., sometimes referred to as Chaffe, provided to First Bancshares board of directors on February 20, 2014, (subsequently confirmed in writing) that as of the date of the opinion, and based upon and subject to the various assumptions, considerations, qualifications and limitations set forth in its written opinion, the merger consideration payable to holders of BCB common stock pursuant to the merger agreement was fair from a financial point of view to First Bancshares.  The opinion of Chaffe will not reflect any developments that may occur or may have occurred after the date of its opinion and prior to the completion of the merger.  Pursuant to an engagement letter between First Bancshares and Chaffe, First Bancshares has agreed to pay Chaffe fees in connection with the merger, none of which are contingent upon completion of the merger, and a fee for rendering its fairness opinion, which was due upon issuing its fairness opinion.  Chaffe addressed its opinion to First Bancshares board of directors, and the opinion is not a recommendation as to any action that a shareholder should take relating to the merger.

The BCB Board of Directors Recommends that Holders of BCB Common Stock Vote “FOR” the Adoption and Approval of the Merger Agreement (page __)

The BCB board of directors believes that the merger is in the best interests of BCB and its shareholders and has unanimously approved the merger and the merger agreement. The BCB board of directors unanimously recommends that holders of BCB common stock vote “FOR” the adoption and approval of the merger agreement. In reaching its decision, the BCB board of directors considered a number of factors, which are described in more detail in “The Merger—BCB’s Reasons for the Merger; Recommendation of the BCB Board of Directors” on page __.  The BCB board of directors did not assign relative weights to the factors described in that section or the other factors considered by it.  In addition, the BCB board of directors did not reach any specific conclusion on each factor considered, but conducted an overall analysis of these factors.  Individual members of the BCB board of directors may have given weights to different factors.

BCB’s Directors and Executive Officers May Receive Additional Benefits from the Merger (page __)

When considering the information contained in this proxy statement/prospectus, including the recommendation of BCB’s board of directors to vote to adopt and approve the merger agreement, holders of BCB common stock should be aware that BCB’s executive officers and members of BCB’s board of directors may have interests in the merger that are different from, or in addition to, those of BCB shareholders generally.  BCB’s board of directors was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger (to the extent these interests were in existence at the time of the evaluation and negotiation of the merger agreement and the merger), and in recommending that the merger agreement be adopted and approved by holders of BCB common stock. For information concerning these interests, please see the discussion under the caption “The Merger—Interests of BCB’s Directors and Executive Officers in the Merger” on page __.

Holders of BCB Common Stock Have Appraisal Rights (page __)

Appraisal rights, also referred to as dissenters’ rights, are statutory rights that, if applicable under law, enable shareholders to dissent from an extraordinary transaction, such as a merger, and to demand that the corporation pay the fair cash value for their shares instead of receiving the consideration offered to shareholders in connection with the extraordinary transaction.  The holders of BCB common stock are entitled to appraisal rights in the merger under the Alabama Business Corporation Act, which we refer to herein as the ABCL.  For more information, see “The Merger—BCB Shareholders Have Appraisal Rights in the Merger” beginning on page __.

Conditions Exist That Must Be Satisfied or Waived for the Merger to Occur (page __)

Currently, First Bancshares and BCB expect to complete the merger during the second quarter of 2014.  As more fully described in this document and in the merger agreement, the completion of the merger depends on a number of conditions being satisfied or, where legally permissible, waived.  These conditions include, among others, receipt of the requisite approvals of holders of BCB common stock, the receipt of all required regulatory approvals (including approval by the Board of Governors of the Federal Reserve System (the “Federal Reserve”) and the Office of the Comptroller of the Currency (the “OCC”).

First Bancshares and BCB cannot be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.

BCB or First Bancshares May Terminate the Merger Agreement Under Certain Circumstances (page __)

BCB and First Bancshares may mutually agree to terminate the merger agreement before completing the merger, even after BCB shareholder approval, as long as the termination is approved by each of the BCB and First Bancshares boards of directors.

The merger agreement may also be terminated by either party in the following circumstances:

•
if the merger has not been completed on or before June 30, 2014, unless the required regulatory approvals are pending and have not been finally resolved, in which event such date shall be automatically extended 60 days, unless the failure to complete the merger by that date is due to the breach of the merger agreement by the party seeking to terminate;

•	if there has been a final, non-appealable denial of required regulatory approvals or an injunction prohibiting the transactions contemplated by the merger agreement;

•
if the requisite shareholder vote in connection with the merger agreement is not obtained at the BCB shareholder meeting (or any adjournment or postponement thereof), unless the failure to obtain the requisite shareholder vote shall be due to the failure of the applicable party to perform or observe its agreements set forth in the merger agreement;

•
if there is a breach of the merger agreement that would result in the failure of any of the closing conditions or a material breach of a representation, warranty, covenant or other agreement and such failure or breach cannot or has not been cured within 30 days after the breaching party receives written notice of such breach;

•
by the First Bancshares board of directors, if prior to receipt of the BCB’s shareholder approval, the BCB board of directors (1) withdraws or fails to make, the recommendation that its shareholders approve the merger agreement or (2) adopts, approves, recommends, endorses or otherwise declares advisable certain business combination proposals; or

•
by the First Bancshares board of directors, if the BCB shareholders exercising dissenter’s rights represent more than 10% in the aggregate of the BCB common stock immediately prior to the record date for the BCB shareholders’ meeting.

For a further description of these provisions see page __.

Expenses and Termination Fees (page __)

In general, each of BCB and First Bancshares will be responsible for all expenses incurred by it in connection with the negotiation and completion of the transactions contemplated by the merger agreement, subject to specific exceptions discussed in this document.  Upon termination of the merger agreement under specified circumstances, BCB may be required to pay First Bancshares a termination fee of $350,000.  See “The Merger Agreement—Termination Fee” beginning on page __ for a complete discussion of the circumstances under which the termination fee will be required to be paid.

Regulatory Approvals Required for the Merger (page __)

BCB and First Bancshares have agreed to use their reasonable best efforts to obtain all regulatory approvals required to complete the transactions contemplated by the merger agreement.  The required regulatory approvals include approval from the Federal Reserve, the OCC, the United States Department of Justice, state securities authorities, and various other federal and state regulatory authorities and self-regulatory organizations.  BCB and First Bancshares have filed all applications and notifications believed to be necessary to obtain the required regulatory approvals.

Although we do not know of any reason why we cannot obtain the required regulatory approvals in a timely manner, we cannot be certain when or if we will obtain them.

The Rights of Holders of BCB Common Stock Will Change as a Result of the Merger (page __)

The rights of holders of BCB common stock are governed by Alabama law, as well as BCB’s Articles of Incorporation, as amended (which we refer to as the BCB Articles), and BCB’s Amended and Restated Bylaws (or, the BCB Bylaws).  After completion of the merger, the rights of former BCB shareholders will be governed by Mississippi law and by First Bancshares’ Articles of Incorporation, as amended (which we refer to as the First Bancshares Articles), and First Bancshares’ Bylaws, as amended (or, the First Bancshares Bylaws).  This document contains descriptions of the material differences in shareholder rights beginning on page __.

BCB Will Hold its Special Meeting on May 29, 2014 (page __)

The BCB special meeting will be held on May 29, 2014, at the Bay Bank, located at 6140 Airport Blvd., Mobile, Alabama 36608 at 5:30 p.m., local time. At the special meeting, holders of BCB common stock will be asked to:

•	adopt and approve the merger agreement;

•
approve the establishment of  the Deepwater Horizon Trust, the assignment of BCB’s and Bay Bank’s claims arising out of the April 2010 Deepwater Horizon incident to the Deepwater Horizon Trust, and the appointment of  three trustees to manage the Deepwater Horizon Trust;

•	approve the adjournment of the special meeting, if necessary or appropriate, in the event that there are not sufficient votes at the time of the special meeting to approve the foregoing proposal; and

•	vote on any other business properly brought before the special meeting or any adjournment or postponement thereof.

Record Date. Only holders of record of BCB common stock at the close of business on May 1, 2014, will be entitled to vote at the special meeting.  Each share of BCB common stock is entitled to one vote.  As of the record date of May 1, 2014, there were 1,018,568 shares of BCB common stock entitled to vote at the special meeting.

Required Vote. Approval of the merger agreement requires the affirmative vote of two-thirds of the votes cast, and the other proposals require the affirmative vote of a majority of the votes cast, in all cases assuming that a quorum is present.

All of the directors of BCB have entered into agreements with First Bancshares pursuant to which they have agreed, in their capacity as holders of BCB common stock, to vote all of their shares in favor of the adoption and approval of the merger agreement.  As of the record date, these directors of BCB and their affiliates had the right to vote approximately 366,103 shares of BCB common stock, or approximately 35.9% of the outstanding BCB shares entitled to be voted at the special meeting.  We expect these individuals to vote their BCB common stock in favor of the approval of the merger agreement in accordance with those agreements.

Information about the Companies (page __)

BCB Holding Company, Inc.

BCB is an Alabama corporation incorporated in 1998 that is the owner of Bay Bank, an Alabama-chartered bank established in 1999.  As of March 31, 2014, BCB had total assets of approximately $77.8 million, deposits of approximately $56.8 million and total stockholders’ equity of approximately $5.2 million.  BCB operates four (4) banking offices in Mobile County, Alabama.  Bay Bank’s deposits are insured by the FDIC.

The principal executive offices of BCB are located at 6140 Airport Blvd., Mobile, Alabama 36608, and its telephone number is (251)341-3565.  Additional information about BCB and its subsidiaries is included in documents incorporated by reference in this document. See “Where You Can Find More Information” on page __.

The First Bancshares, Inc.

First Bancshares is a Mississippi corporation incorporated in 1995 that is the owner of, The First, A National Banking Association, incorporated in 1996. As of December 31, 2013, First Bancshares had total assets of approximately $941 million, deposits of approximately $780 million and total shareholders’ equity of approximately $85 million.  First Bancshares operates 24 banking (including loan production) offices throughout south Mississippi, Louisiana and south Alabama.  The First’s deposits are insured by the FDIC.

The principal executive offices of First Bancshares are located at 6480 U.S. Hwy. 98 West, Hattiesburg, Mississippi 39402, and its telephone number is (601) 268-8998.  Additional information about First Bancshares and The First is included in documents incorporated by reference in this document. See “Where You Can Find More Information” on page __.

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF FIRST BANCSHARES
 (In Thousands, Except Share Data) (Unaudited)
				December 31,
	2013	2012	2011	2010	2009
Earnings:
Net interest income	$28,401	$22,194	$19,079	$16,334	$14,390
Provision for loan
losses	1,076	1,228	1,468	983	1,206

Noninterest income	7,083	6,324	4,598	3,895	4,397
Noninterest expense	28,165	22,164	18,870	15,843	15,323
Net income	4,639	4,049	2,871	2,549	1,743
Net income
applicable to common
stockholders	4,215	3,624	2,529	2,233	1,461

Per common share data:
Basic net income per
Share	$.98	$1.17	$.83	$.74	$.49
Diluted net income per
Share	.96	1.16	.82	.74	.49
Per share data:
Basic net income
per share	$1.07	$1.31	$.94	$.84	$.58
Diluted net income
per share	1.06	1.29	.93	.84	.58

Selected Year End
Balances:

Total assets	$940,890	$721,385	$681,413	$503,045	$477,552
Securities	258,023	226,301	221,176	107,136	114,618
Loans, net of
allowance	577,574	408,970	383,418	327,956	314,033
Deposits	779,971	596,627	573,394	396,479	383,754
Stockholders’ equity	85,108	65,885	60,425	57,098	43,617

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF BCB

In Thousands, Except Share Data) (Unaudited)
			December 31,
	2013	2012	2011	2010	2009
Earnings:
Net interest income	$2,417	$2,464	$2,634	$2,909	$2,555
Provision for loan
losses	-	236	-	1,193	3,153

Noninterest income	756	1,084	1,093	198	1,516
Noninterest expense	3,181	3,314	3,790	4,567	4,031
Net income (loss)	(7)	-	(63)	(2,562)	(3,112)
Net income (loss)
applicable to common
stockholders	(7)	-	(86)	(1,907)	(2,218)

Per common share data:
Basic net income (loss) per
share	$(.01)	$-	$(0.11)	$(2.63)	$(3.06)

Selected Year End
Balances:

Total assets	$78,818	$81,624	$86,774	$89,094	$89,384
Securities	19,726	24,121	31,052	27,148	23,668
Loans, net of allowance	44,512	44,403	45,218	46,125	52,089
Deposits	58,485	59,890	64,920	67,771	65,054
Stockholders’ equity	5,109	5,746	5,680	4,878	7,134

UNAUDITED SELECTED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following table shows unaudited pro forma condensed combined financial information about the financial condition and results of operations after giving effect to the merger and the planned redemption by BCB (or assumption by First Bancshares) of the BCB CPP Preferred Stock from the U.S. Treasury.  The unaudited pro forma condensed combined financial information assumes that the merger is accounted for under the acquisition method of accounting, and that First Bancshares will record the assets and liabilities of BCB at their respective fair values as of the date the merger is completed.  The unaudited pro forma condensed combined balance sheets give effect to the transactions as if the transactions had occurred on December 31, 2013.  The unaudited pro forma condensed combined income statements for the year ended December 31, 2013, give effect to the transactions as if the transactions had become effective at January 1, 2013.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not indicate the financial results of the combined company had the companies actually been combined at the beginning of the period presented, nor the impact of possible business model changes.  The unaudited pro forma condensed combined financial information also does not consider any potential impacts of current market conditions on revenues, expense efficiencies, asset dispositions and share repurchases, among other factors.  In addition, as explained in more detail in the accompanying notes to the unaudited pro forma condensed combined financial information, the preliminary determinations of the fair value of assets acquired and liabilities assumed reflected in the unaudited pro forma condensed combined financial information is subject to adjustment and may vary significantly from the actual fair values that will be recorded upon completion of the merger.

Income Statement (dollars in thousands)	Year Ended December 31,2013
Net interest income	$30,818
Noninterest income	7,839
Total revenue	38,657
Provision for loan losses	1,076
Noninterest expense	31,346
Income before income taxes	6,235
Provision for income taxes	1,604
Net income	4,631

Balance Sheet (in thousands)
Cash and due from banks	$46,345
Net loans	616,624
Total assets	1,013,554
Total deposits	837,751
Total borrowed funds	79,100
Total shareholders’ equity	$86,248

Regulatory Capital Ratios
Tier 1 capital to average assets (leverage)	8.13%
Tier 1 capital to risk-weighted assets	11.35%
Total capital to risk-weighted assets	12.15%

COMPARATIVE PER SHARE DATA

The following table sets forth for First Bancshares common stock and BCB common stock certain historical, pro forma and pro forma-equivalent per share financial information.  The pro forma and pro forma-equivalent per share information gives effect to the merger and the planned redemption by BCB (or assumption by First Bancshares) of the BCB CPP Preferred Stock from the U.S. Treasury as if the transactions had been effective as of the dates presented, in the case of the book value data, and as if the transactions had become effective on January 1, 2013, in the case of the net income and dividends declared data.  The unaudited pro forma data in the table assumes that the merger is accounted for using the acquisition method of accounting and represents a current estimate based on available information of the combined company’s results of operations.  The pro forma financial adjustments record the assets and liabilities of BCB at their estimated fair values and are subject to adjustment as additional information becomes available and as additional analyses are performed.  See “Unaudited Pro Forma Condensed Combined Financial Information” on page __.

We anticipate that the merger will provide the combined company with financial benefits that include reduced operating expenses and revenue enhancement opportunities.  The unaudited pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the impact of possible business model changes as a result of current market conditions which may impact revenues, expense efficiencies, asset dispositions, share repurchases and other factors.  It also does not necessarily reflect what the historical results of the combined company would have been had the companies been combined during these periods nor is it indicative of the results of operations in future periods or the future financial position of the combined company.  The Comparative Per Share Data table for the year ended December 31, 2013, combines the historical income per share data of First Bancshares and subsidiaries and BCB and subsidiaries giving effect to the transactions as if the merger, using the acquisition method of accounting, and the planned redemption by BCB (or assumption by First Bancshares) of the BCB CPP Preferred Stock from the U.S. Treasury had become effective on January 1, 2013.  The pro forma adjustments are based upon available information and certain assumptions that First Bancshares’ management believes are reasonable.  Upon completion of the merger, the operating results of BCB will be reflected in the consolidated financial statements of First Bancshares on a prospective basis.

	December 31, 2013
	(12 months)
	Income*	Book Value – Common	Cash Dividends – Common
(Unaudited)

First Bancshares Historical	$0.96	$13.27	$0.15
BCB Historical	(0.01)	3.07	-
Pro Forma Combined*	$0.94	$13.33	$0.15

* Assumes a 50%-50% split in the election of the merger consideration by holders of BCB common stock outstanding prior to August 1, 2013, and a price per share of First Bancshares common stock of $14.51.

COMPARATIVE PER SHARE MARKET PRICE INFORMATION

First Bancshares common stock trades on the NASDAQ under the symbol “FBMS.” The following table sets forth, for the periods indicated, the high and low sales prices of shares of First Bancshares common stock, as reported on the NASDAQ and the quarterly cash dividends declared per share.  As of of May __, 2014, the last date prior to the printing of this document for which it was practicable to obtain this information, there were _________________ shares of First Bancshares common stock issued and outstanding, and approximately _________ shareholders of record.

	High	Low	First Bancshares Common Stock Dividends
2014
1st Quarter	$14.85	$13.83	$0.0375

2013
4th Quarter	$16.60	$13.02	$0.0375
3rd Quarter	14.96	11.55	0.0375
2nd Quarter	15.40	11.50	0.0375
1st Quarter	12.49	9.55	0.0375

2012
4th Quarter	$10.96	$9.13	$0.0375
3rd Quarter	10.52	8.99	0.0375
2nd Quarter	9.25	8.54	0.0375
1st Quarter	11.02	7.10	0.0375

There is no established public trading market in which shares of BCB common stock are regularly traded, nor are there any uniformly quoted prices for shares of BCB common stock. The last sale of BCB common stock (other than the sale of BCB common stock to certain directors and executive officers on July 31, 2013) prior to the execution of the merger agreement known to BCB management occurred on February 15, 2012, at $4.00 per share. BCB has not paid any cash dividends on its shares of common stock.

RISK FACTORS

In addition to the other information included in or incorporated by reference into this proxy statement/prospectus, including the matters addressed under the heading “Special Note Regarding Forward-Looking Statements” on page __ of this proxy statement/prospectus and the matters discussed under the caption “Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 201,3 filed by First Bancshares (as updated by subsequently filed Forms 10-Q and other reports filed with the SEC), holders of BCB common stock should consider the matters described below in determining whether to adopt and approve the merger agreement.  If any of the following risks or other risks, which have not been identified or which First Bancshares and BCB may believe are immaterial or unlikely, actually occur, the business, financial condition and results of operations of the combined company could be harmed.  Many factors, including those described below, could cause actual results to differ materially from those discussed in forward-looking statements.

Holders of BCB common stock will have a reduced ownership and voting interest after the merger and will exercise less influence over management.

Holders of BCB common stock currently have the right to vote in the election of the BCB board of directors and on other matters affecting BCB.  When the merger occurs, each holder of BCB common stock that receives shares of First Bancshares common stock will become a shareholder of First Bancshares with a percentage ownership of the combined organization that is smaller than such shareholder’s current percentage ownership of BCB.  Because of this, holders of BCB common stock will have less influence on the management and policies of First Bancshares than they now have on the management and policies of BCB.

First Bancshares may not be able to successfully integrate BCB or realize the anticipated benefits of the merger.

First Bancshares’ merger with BCB involves the combination of two bank holding companies that previously have operated independently.  A successful combination of the operations of the two entities will depend substantially on First Bancshares’ ability to consolidate operations, systems and procedures and to eliminate redundancies and costs.  First Bancshares may not be able to combine the operations of BCB with its operations without encountering difficulties, such as:

•	the loss of key employees and customers;
•	the disruption of operations and business;
•	inability to maintain and increase competitive presence;
•	deposit attrition, customer loss and revenue loss;
•	possible inconsistencies in standards, control procedures and policies;
•	unexpected problems with costs, operations, personnel, technology and credit; and/or
•	problems with the assimilation of new operations, sites or personnel, which could divert resources from regular banking operations.

Additionally, general market and economic conditions of governmental actions affecting the financial industry generally may inhibit First Bancshares’ successful integration of BCB.

Further, First Bancshares entered into the merger agreement with the expectation that the merger will result in various benefits including, among other things, benefits relating to enhanced revenues, a strengthened market position for the combined company throughout First Bancshares’ footprint, cross-selling opportunities, technology, cost savings and operating efficiencies.  Achieving the anticipated benefits of the merger is subject to a number of uncertainties, including whether First Bancshares integrates BCB in an efficient and effective manner, and general competitive factors in the marketplace.  First Bancshares also believes that its ability to successfully integrate BCB with its operations will depend to a large degree upon its ability to retain BCB’s existing management personnel.  Although First Bancshares has entered into retention agreements with certain key employees of BCB since the merger agreement was signed, there can be no assurances that these key employees will not depart.  See “The Merger—Interests of Certain BCB Directors and Executive Officers in the Merger” beginning on page ___.

First Bancshares’ failure to achieve these anticipated benefits could result in increased costs, decreases in the amount of expected revenues and diversion of management’s time and energy and could materially impact its business, financial condition and operating results.  In addition, the attention and effort devoted to the integration of BCB with First Bancshares’ existing operations may divert management’s attention from other important issues and could seriously harm its business.  Finally, any cost savings that are realized may be offset by losses in revenues or other charges to earnings.

The market price of First Bancshares common stock after the merger may be affected by factors different from those currently affecting the shares of BCB or First Bancshares common stock.

The businesses of First Bancshares and BCB differ in important respects and, accordingly, the results of operations of the combined company and the market price of the combined company’s shares of common stock may be affected by factors different from those currently affecting the independent results of operations of First Bancshares and BCB.  For a discussion of the businesses of First Bancshares and BCB and of certain factors to consider in connection with those businesses, see the documents incorporated by reference in this document and referred to under “Where You Can Find More Information” beginning on page __.

The merger agreement limits BCB’s ability to pursue an alternative acquisition proposal and requires BCB to pay a termination fee of $350,000 under limited circumstances relating to alternative acquisition proposals.

The merger agreement prohibits BCB from soliciting, initiating, encouraging or facilitating certain alternative acquisition proposals with any third party, unless the directors determine in good faith (after consultation with legal and financial advisors) that (1) a proposed acquisition transaction with an entity other than First Bancshares would be required in order for its directors to comply with their fiduciary duties and (2) that such alternative transaction is reasonably likely to be consummated and would result in a transaction more favorable to BCB’s shareholders from a financial point of view than the merger with First Bancshares.  See “The Merger Agreement—No Solicitation” on page __.  The merger agreement also provides for the payment by BCB to First Bancshares of a termination fee in the amount of $350,000 in the event that BCB terminates the merger agreement for certain reasons.  These provisions might discourage a potential competing acquiror that might have an interest in acquiring all or a significant part of BCB from considering or proposing such an acquisition. See “The Merger Agreement—Termination Fee” on page __.

BCB has not obtained an updated fairness opinion from National Capital reflecting changes in circumstances that may have occurred since the signing of the merger agreement.

BCB has not obtained an updated opinion as of the date of this document from National Capital, which is BCB’s financial advisor, regarding the fairness, from a financial point of view, of the consideration to be paid in connection with the merger.  Changes in the operations and prospects of First Bancshares or BCB, general market and economic conditions and other factors which may be beyond the control of First Bancshares and BCB, and on which the fairness opinion was based, may have altered the value of First Bancshares or BCB or the prices of shares of First Bancshares common stock and shares of BCB common stock as of the date of this document, or may alter such values and prices by the time the merger is completed.  The opinion does not speak as of any date other than the date of that opinion.  For a description of the opinion BCB received from its financial advisor, please refer to “The Merger—Opinion of BCB’s Financial Advisor” beginning on page __.  For a description of the other factors considered by BCB’s board of directors in determining to approve the merger, please refer to “The Merger—BCB’s Reasons for the Merger; Recommendation of the BCB Board of Directors” beginning on page __.

The merger is subject to the receipt of consents and approvals from government entities that may impose conditions that could have an adverse effect on the combined company following the merger.

Before the merger may be completed, various approvals or consents must be obtained from the Federal Reserve, the OCC, and various bank, securities, antitrust and other regulatory authorities.  These government entities, including the Federal Reserve, may impose conditions on the completion of the merger or require changes to the terms of the merger.  Although First Bancshares and BCB do not currently expect that any material conditions or changes would be imposed, there can be no assurances that they will not be.  Such conditions or changes could have the effect of delaying completion of the merger or imposing additional costs on or limiting the revenues of the combined company following the merger, any of which might have an adverse effect on the combined company following the merger.

If the merger is not completed, First Bancshares and BCB will have incurred substantial expenses without realizing the expected benefits of the merger.

Each of First Bancshares and BCB has incurred substantial expenses in connection with the negotiation and completion of the transactions contemplated by the merger agreement, as well as the costs and expenses of filing, printing and mailing this proxy statement/prospectus and all filing and other fees paid to the SEC in connection with the merger.  If the merger is not completed, First Bancshares and BCB would have to recognize these expenses without realizing the expected benefits of the merger.  However, in the event that First Bancshares willfully breaches certain of its obligations under the merger agreement, BCB will be entitled to reimbursement of its reasonable expenses in an amount not to exceed $250,000.

BCB’s Directors and certain executive officers have interests in the merger that may differ from the interests of BCB’s shareholders including, if the merger is completed, the receipt of financial and other benefits.

BCB’s directors and certain of BCB’s executive officers have interests in the merger that are in addition to, and may be different from, the interests of BCB shareholders generally. In the case of directors, they will receive ongoing indemnification for their acts as directors.  In the case of certain executive officers, these interests are one year employment agreements to continue their employment under certain circumstances.  See “The Merger—Interests of Certain BCB Directors and Executive Officers in the Merger” beginning on page __ for a discussion of these interests.

The shares of First Bancshares common stock to be received by BCB shareholders as a result of the merger will have different rights from the shares of BCB common stock.

Upon completion of the merger, BCB shareholders may become First Bancshares shareholders and, in such event, their rights as shareholders will be governed by First Bancshares Articles and First Bancshares Bylaws.  The rights associated with BCB common stock are different from the rights associated with First Bancshares common stock.  Please see “Comparison of Shareholders’ Rights” beginning on page __ for a discussion of the different rights associated with First Bancshares common stock.

Like most banking organizations, First Bancshares’ business is highly susceptible to credit risk.

As a lender, First Bancshares is exposed to the risk that First Bancshares’ customers will be unable to repay their loans according to their terms and that the collateral securing the payment of their loans (if any) may not be sufficient to assure repayment. Credit losses could have a material adverse effect First Bancshares’ operating results. First Bancshares’ credit risk with respect to its consumer installment and commercial loan portfolios relates principally to the general creditworthiness of individuals and businesses within First Bancshares’ local market areas. First Bancshares’ credit risk with respect to First Bancshares’ residential and commercial real estate mortgage and construction loan portfolios relates principally to the general creditworthiness of individuals and businesses and the value of real estate serving as security for the repayment of the loans. A related risk in connection with loans secured by commercial real estate is the effect of unknown or unexpected environmental contamination, which could make the real estate effectively unmarketable or otherwise significantly reduce its value as security, or could expose First Bancshares to remediation liabilities as the lender.

First Bancshares’ allowance for loan losses may not be sufficient to cover actual loan losses, which could adversely affect its earnings.

First Bancshares maintains an allowance for loan losses in an attempt to cover loan losses inherent in First Bancshares’ loan portfolio. Additional loan losses will likely occur in the future and may occur at a rate greater than First Bancshares has experienced to date.

The determination of the allowance for loan losses, which represents management’s estimate of probable losses inherent in First Bancshares’ credit portfolio, involves a high degree of judgment and complexity. First Bancshares’ policy is to establish reserves for estimated losses on delinquent and other problem loans when it is determined that losses are expected to be incurred on such loans. Management’s determination of the adequacy of the allowance is based on various factors, including an evaluation of the portfolio, past loss experience, current economic conditions, the volume and type of lending conducted by First Bancshares, composition of the portfolio, the amount of First Bancshares’ classified assets, seasoning of the loan portfolio, the status of past due principal and interest payments and other relevant factors. Changes in such estimates may have a significant impact on First Bancshares’ financial statements. If First Bancshares’ assumptions and judgments prove to be incorrect, First Bancshares’ current allowance may not be sufficient and adjustments may be necessary to allow for different economic conditions or adverse developments in its loan portfolio. Federal regulators also periodically review First Bancshares’ allowance for loan losses and may require First Bancshares to increase its provision for loan losses or recognize further loan charge-offs, based on judgments different than those of its management. Any increase in First Bancshares’ allowance for loan losses would have an adverse effect on its operating results and financial condition.

Commercial and commercial real estate loans generally are viewed as having more risk of default than residential real estate loans or other loans or investments. These types of loans also typically are larger than residential real estate loans and other consumer loans. Because the loan portfolio contains a significant number of commercial and commercial real estate loans with relatively large balances, the deterioration of a material amount of these loans may cause a significant increase in nonperforming assets. An increase in nonperforming loans could result in a loss of earnings from these loans, an increase in the provision for loan losses or an increase in loan charge-offs, which would have an adverse impact on First Bancshares’ results of operations and financial condition.

Changes in interest rates and other factors beyond First Bancshares’ control may adversely affect its earnings and financial condition.

First Bancshares’ net income depends to a great extent upon the level of its net interest income. Changes in interest rates can increase or decrease net interest income and net income. Net interest income is the difference between the interest income First Bancshares earns on loans, investments and other interest-earning assets, and the interest First Bancshares pays on interest-bearing liabilities, such as deposits and borrowings. Net interest income is affected by changes in market interest rates, because different types of assets and liabilities may react differently, and at different times, to market interest rate changes. When interest-bearing liabilities mature or reprice more quickly than interest-earning assets in a period, an increase in market rates of interest could reduce net interest income. Similarly, when interest-earning assets mature or reprice more quickly than interest-bearing liabilities, falling interest rates could reduce net interest income.

Changes in market interest rates are affected by many factors beyond First Bancshares’ control, including inflation, unemployment, the money supply, international events, and events in world financial markets. First Bancshares attempts to manage its risk from changes in market interest rates by adjusting the rates, maturity, repricing, and balances of the different types of interest-earning assets and interest-bearing liabilities, but interest rate risk management techniques are not exact. As a result, a rapid increase or decrease in interest rates could have an adverse effect on First Bancshares’ net interest margin and results of operations. Changes in the market interest rates for types of products and services in First Bancshares’ markets also may vary significantly from location to location and over time based upon competition and local or regional economic factors.

If First Bancshares or The First were unable to borrow funds through access to capital markets, The First may not be able to meet the cash flow requirements of its depositors and borrowers, or the operating cash needs to fund corporate expansion and other corporate activities.

Liquidity is the ability to meet cash flow needs on a timely basis at a reasonable cost.  The First’s liquidity primarily is used to make loans and leases to repay deposit liabilities as they become due or are demanded by customers.  Liquidity policies and limits are established by First Bancshares’ board of directors.  Management regularly monitors the overall liquidity position of The First and First Bancshares to ensure that various alternative strategies exist to cover unanticipated events that could affect liquidity.  Management also establishes policies and monitors guidelines to diversify The First’s funding sources to avoid concentrations in any one market source.  Funding sources include Federal funds purchased, securities sold under repurchase agreements, non-core deposits, and short- and long-term debt.  The First is also a member of the Federal Home Loan Bank, or FHLB, System which provides funding through advances to members that are collateralized with mortgage-related assets.

The First maintains a portfolio of securities that can be used as a secondary source of liquidity.  There are other sources of liquidity available to The First should they be needed.  These sources include sales or securitizations of loans, The First’ ability to acquire additional national market, non-core deposits, additional collateralized borrowings such as FHLB advances, the issuance and sale of debt securities, and the issuance and sale of preferred or common securities in public or private offerings.  The First also can borrow from the FRB’s discount window.

If The First is unable to access any of these funding sources when needed, The First might be unable to meet customers’ needs, which could adversely impact The First’s financial condition, results of operations, cash flows, and level of regulatory-qualifying capital.

First Bancshares faces risks related to its operational, technological and organizational infrastructure.

First Bancshares’ ability to grow and compete is dependent on its ability to build or acquire the necessary operational and technological infrastructure and to manage the cost of that infrastructure as First Bancshares expands. Similar to other large corporations, in First Bancshares’ case, operational risk can manifest itself in many ways, such as errors related to failed or inadequate processes, faulty or disabled computer systems, fraud by employees or outside persons and exposure to external events. As discussed below, First Bancshares is dependent on its operational infrastructure to help manage these risks. In addition, First Bancshares is heavily dependent on the strength and capability of its technology systems which it uses both to interface with customers and to manage internal financial and other systems.  First Bancshares’ ability to develop and deliver new products that meet the needs of its existing customers and attract new ones depends on the functionality of First Bancshares’ technology systems. Additionally, First Bancshares’ ability to run its business in compliance with applicable laws and regulations is dependent on these infrastructures.

First Bancshares continuously monitors its operational and technological capabilities and make modifications and improvements when First Bancshares believes it will be cost effective to do so. In some instances, First Bancshares may build and maintain these capabilities itself. First Bancshares also outsources some of these functions to third parties. These third parties may experience errors or disruptions that could adversely impact First Bancshares and over which it may have limited control. First Bancshares also faces risk from the integration of new infrastructure platforms and/or new third party providers of such platforms into its existing businesses.

A failure in First Bancshares’ operational systems or infrastructure, or those of third parties, could impair its liquidity, disrupt its businesses, result in the unauthorized disclosure of confidential information, damage its reputation and cause financial losses.

First Bancshares’ business is dependent on its ability to process and monitor, on a daily basis, a large number of transactions, many of which are highly complex, across numerous and diverse markets.  These transactions, as well as the information technology services First Bancshares provides to clients, often must adhere to client-specific guidelines, as well as legal and regulatory standards. Due to the breadth of First Bancshares’ client base and its geographical reach, developing and maintaining First Bancshares’ operational systems and infrastructure is challenging, particularly as a result of rapidly evolving legal and regulatory requirements and technological shifts. First Bancshares’ financial, accounting, data processing or other operating systems and facilities may fail to operate properly or become disabled as a result of events that are wholly or partially beyond First Bancshares’ control, such as a spike in transaction volume, cyber attack or other unforeseen catastrophic events, which may adversely affect First Bancshares’ ability to process these transactions or provide services.

In addition, First Bancshares operations rely on the secure processing, storage and transmission of confidential and other information on its computer systems and networks. Although First Bancshares takes protective measures to maintain the confidentiality, integrity and availability of its clients’ information across all geographic and product lines, and endeavor to modify these protective measures as circumstances warrant, the nature of the threats continues to evolve. As a result, its computer systems, software and networks may be vulnerable to unauthorized access, loss or destruction of data (including confidential client information), account takeovers, unavailability of service, computer viruses or other malicious code, cyber attacks and other events that could have an adverse security impact.  Despite the defensive measures First Bancshares takes to manage its internal technological and operational infrastructure, these threats may originate externally from third parties such as foreign governments, organized crime and other hackers, and outsource or infrastructure-support providers and application developers, or may originate internally from within First Bancshares’ organization. Given the increasingly high volume of our transactions, certain errors may be repeated or compounded before they can be discovered and rectified.

First Bancshares also faces the risk of operational disruption, failure, termination or capacity constraints of any of the third parties that facilitate our business activities, including exchanges, clearing agents, clearing houses or other financial intermediaries. Such parties could also be the source of an attack on, or breach of, its operational systems, data or infrastructure. In addition, as interconnectivity with its clients grows, First Bancshares increasingly faces the risk of operational failure with respect to its clients’ systems.

Although First Bancshares has not experienced a cyber incident, if one or more of these events occurs, it could potentially jeopardize the confidential, proprietary and other information processed and stored in, and transmitted through, its computer systems and networks, or otherwise cause interruptions or malfunctions in it, as well as its clients’ or other third parties’ operations, which could result in damage to our reputation, substantial costs, regulatory penalties and/or client dissatisfaction or loss.  Potential costs of a cyber incident may include, but would not be limited to, remediation costs, increased protection costs, lost revenue from the unauthorized use of proprietary information or the loss of current and/or future customers, and litigation.

The loss of certain key personnel could negatively affect First Bancshares’ operations.

First Bancshares depends in large part on the retention of a limited number of key executive management, lending and other banking personnel. First Bancshares could undergo a difficult transition period if it were to lose the services of any of these individuals.  First Bancshares’ success also depends on the experience of its banking facilities’ managers and lending officers and on their relationships with the customers and communities they serve. The loss of these key persons could negatively impact the affected banking operations. The unexpected loss of key senior managers, or the inability to recruit and retain qualified personnel in the future, could have an adverse effect on its business, financial condition, or operating results.

Changes in government regulations and legislation could limit First Bancshares’ future performance and growth.

The banking industry is heavily regulated.  First Bancshares is subject to examination, supervision and comprehensive regulation by various federal and state agencies. First Bancshares’ compliance is costly and restricts certain of its activities. Banking regulations are primarily intended to protect the federal deposit insurance fund and depositors, not shareholders. The burdens imposed by federal and state regulations put banks at a competitive disadvantage compared to less regulated competitors, such as finance companies, mortgage banking companies and leasing companies. Changes in the laws, regulations and regulatory practices affecting the banking industry may increase First Bancshares’ costs of doing business or otherwise adversely affect it and create competitive advantages for others. Regulations affecting banks and financial services companies undergo continuous change, and First Bancshares cannot predict the ultimate effect of these changes, which could have a material adverse effect on its profitability or financial condition. Federal economic and monetary policies may also affect First Bancshares’ ability to attract deposits and other funding sources, make loans and investments, and achieve satisfactory interest spreads.

The geographic concentration of First Bancshares’ markets makes its business highly susceptible to local economic conditions.

Unlike larger organizations that are more geographically diversified, First Bancshares’ offices are primarily concentrated in selected markets in Louisiana, Alabama, and Mississippi. As a result of this geographic concentration, First Bancshares’ financial results depend largely upon economic conditions in these market areas.  Deterioration in economic conditions in the markets First Bancshares serves could result in one or more of the following:

•	an increase in loan delinquencies;

•	an increase in problem assets and foreclosures;

•	a decrease in the demand for First Bancshares products and services; and

•	a decrease in the value of collateral for loans, especially real estate, in turn reducing customers’ borrowing power, the value of assets associated with problem loans and collateral coverage.

THE BCB SPECIAL MEETING

This section contains information about the special meeting of BCB shareholders that has been called to consider and approve the merger agreement and the Deepwater Horizon Trust.  Together with this document, BCB also is sending you a notice of the special meeting and a form of proxy that the BCB board of directors is soliciting.  The BCB special meeting will be held on May 29, 2014, at Bay Bank, located at 6140 Airport Blvd., Mobile, Alabama 36608 at 5:30 p.m., local time.

Matters to Be Considered

The purpose of the special meeting is to vote on:

•	a proposal to adopt and approve the merger agreement;

•
assuming approval of the merger agreement, a proposal to establish the BCB Shareholder Trust (the “Deepwater Horizon Trust”), to assign BCB’s and Bay Bank’s claims arising out of the April 2010 Deepwater Horizon incident to the Deepwater Horizon Trust, and appoint three trustees to manage the Deepwater Horizon Trust;

•
a proposal to approve the adjournment of the special meeting, if necessary or appropriate, in the event that there are not sufficient votes at the time of the special meeting to approve the foregoing proposal; and

•	any other business properly brought before the special meeting or any adjournment or postponement thereof.

Proxies

Each copy of this document mailed to holders of BCB common stock is accompanied by a form of proxy with instructions for voting by mail.  If you hold stock in your name as a shareholder of record and are voting by mail, you should complete, sign, date and return the proxy card accompanying this document in the enclosed postage-paid return envelope to ensure that your vote is counted at the special meeting, or at any adjournment or postponement of the special meeting, regardless of whether you plan to attend the special meeting.

If you hold your stock in “street name” through a bank or broker, you must direct your bank or broker to vote in accordance with the instructions you have received from your bank or broker.

If you hold common stock in your name as a shareholder of record, you may revoke any proxy at any time before it is voted by signing and returning a proxy card with a later date, delivering a written revocation letter to the BCB Corporate Secretary, or by attending the special meeting in person and voting by ballot at the special meeting.

Any shareholder entitled to vote in person at the special meeting may vote in person regardless of whether a proxy previously has been given, but the mere presence of a shareholder at the special meeting will not constitute revocation of a previously given proxy.

Written notices of revocation and other communications about revoking your proxy should be addressed to:

BCB Holding Company, Inc.
Attn: Corporate Secretary
6140 Airport Blvd., Mobile, Alabama 36608

If your shares are held in “street name” by a bank or broker, you should follow the instructions of your bank or broker regarding the revocation of proxies.  All shares represented by valid proxies that BCB receives through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card.  If you make no specification on your proxy card as to how you want your shares voted before signing and returning it, your proxy will be voted “FOR” approval of the merger agreement and merger, “FOR” the establishment of the Deepwater Horizon Trust, assignment of BCB’s and Bay Bank’s claims arising out of the April 2010 Deepwater Horizon incident to the Deepwater Horizon Trust, and appointment of  three trustees to manage the Deepwater Horizon Trust; and “FOR” approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.  According to the BCB Bylaws, business to be conducted at the special meeting must be confined to the subjects stated in BCB’s notice of the special meeting.

Solicitation of Proxies

BCB will bear the entire cost of soliciting proxies from holders of BCB common stock.  In addition to solicitation of proxies by mail, BCB will request that banks, brokers, and other record holders send proxies and proxy material to the beneficial owners of BCB common stock and secure their voting instructions.  If necessary, BCB may use several of its regular employees, who will not be specially compensated, to solicit proxies from holders of BCB common stock, either personally or by telephone, facsimile, letter or other electronic means.

Record Date

The close of business on May 1, 2014 has been fixed as the record date for determining the BCB shareholders entitled to receive notice of and to vote at the special meeting.  At that time, 1,018,568 shares of BCB common stock were outstanding, held by approximately 297 holders of record.

Quorum

In order to conduct voting at the special meeting, there must be a quorum.  A quorum is the number of shares that must be present at the meeting, either in person or by proxy.  To have a quorum at the special meeting requires the presence of holders of BCB common stock or their proxies who are entitled to cast at least a majority of the votes that all holders of common stock are entitled to cast.

Votes Required

Approval of the merger agreement requires the affirmative vote of two-thirds of the votes cast by holders of BCB common stock, assuming that a quorum is present.  You are entitled to one vote for each share of BCB common stock you hold as of the record date.

Approval of the proposal to establish the Deepwater Horizon Trust, to assign BCB’s and Bay Bank’s claims arising out of the April 2010 Deepwater Horizon incident to the Deepwater Horizon Trust, and to appoint three trustees to manage the Deepwater Horizon Trust, requires the affirmative vote of a majority of the votes cast by holders of BCB common stock, assuming that a quorum is present.

Approval of the proposal to adjourn the special meeting if necessary or appropriate in order to solicit additional proxies requires the affirmative vote of a majority of the votes cast, assuming that a quorum is present.  Assuming there is a quorum, your failure to vote, an abstention or a broker non-vote will have no effect on either proposal.

Holders of BCB CPP Preferred Stock are not entitled to vote on the adoption and approval of the merger agreement or otherwise at the special meeting.

The BCB board of directors urges BCB shareholders to promptly vote by completing, dating, and signing the accompanying proxy card and returning it promptly in the enclosed postage-paid envelope.  If you hold your stock in “street name” through a bank or broker, please vote by following the voting instructions of your bank or broker.

If you are the registered holder of your BCB common stock or you obtain a broker representation letter from your bank, broker or other holder of record of your BCB common stock and in all cases you bring proof of identity, you may vote your BCB common stock in person by ballot at the special meeting.  Votes properly cast at the special meeting, in person or by proxy, will be tallied by BCB’s inspector of elections.

As of the record date, directors of BCB had the right to vote approximately 366,103 shares of BCB common stock, or approximately 35.9% of the outstanding BCB shares entitled to vote at the special meeting.  All of the directors of BCB and Bay Bank have entered into agreements with First Bancshares pursuant to which they have agreed, in their capacity as holders of BCB common stock, to vote all of their shares in favor of the adoption and approval of the merger agreement.  We expect these individuals to vote their BCB common stock in accordance with these agreements.

Recommendation of the BCB Board of Directors

The BCB board of directors has unanimously adopted and approved the merger agreement and the transactions it contemplates, including the merger.  The BCB board of directors determined that the merger, merger agreement and the transactions contemplated by the merger agreement are advisable and in the best interests of BCB and its shareholders and recommends that you vote “FOR” approval of the merger agreement,  “FOR” the establishment, assignment and appointments relating to the Deepwater Horizon Trust, and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies. See “The Merger—BCB’s Reasons for the Merger; Recommendation of the BCB Board of Directors” on page __ for a more detailed discussion of the BCB board of directors’ recommendation.

Attending the Special Meeting

All holders of BCB common stock, including shareholders of record and shareholders who hold their shares through banks, brokers, nominees or any other holder of record, are invited to attend the special meeting.  BCB reserves the right to refuse admittance to anyone without proper proof of share ownership and without proper photo identification.  Everyone who attends the special meeting must abide by the rules for the conduct of the meeting.  Even if you plan to attend the special meeting, we encourage you to vote by mail proxy so your vote will be counted if you later decide not to attend the special meeting.

Selecting a portion of the Merger Consideration

Under the terms of the merger agreement, holders of BCB common stock outstanding prior to August 1, 2013, will have a right to receive for each share of BCB common stock held immediately prior to the merger (x) $3.60 in either cash or First Bancshares common stock, (y) one contingent value right (which is referred to as a “CVR”), and (z) a beneficial interest in a trust liquidating BCB’s claims arising out of the 2010 Deepwater Horizon oil spill.  If the holders of such BCB common stock do not elect to receive at least 30% of the aggregate consideration to which they are entitled in First Bancshares common stock, First Bancshares may pro rata increase such percentage of the consideration received until 30% is obtained. The First Bancshares common stock to be issued pursuant to this election is subject to further adjustment in accordance with the merger agreement.  If, on the date that is five business days prior to the closing date of the merger, the 30 trading days average price of First Bancshares common stock is greater than $15.81, then the number of shares of First Bancshares common stock to be issued will be calculated based on $15.81 rather than the higher price. Further, if, on the date that is five business days prior to the closing date of the merger, the 30 trading days average price of First Bancshares common stock is less than $12.93, then the number of shares of First Bancshares common stock to be issued will be calculated based on $12.93 rather than the lower price.

Included with the proxy attached to this proxy statement/prospectus is a form on which you may elect what percentage of cash and/or stock you would like to receive in exchange for your shares of BCB common stock which were outstanding prior to August 1, 2013, if the merger is approved.  If you do not elect a percentage, or you do not return a proxy and/or the form at or before the special meeting, you will receive only shares of First Bancshares common stock as your pro rata share of the merger consideration.  If the amount  of First Bancshares common stock selected by BCB shareholders as merger consideration is less than 30% of the total merger consideration, First Bancshares may adjust the composition of the consideration to ensure that at least 30% of the aggregate merger consideration consists of First Bancshares common stock.

Logistics of the “$3.60”  election.  Included with the proxy attached to this proxy statement/prospectus is a form on which you may elect what percentage of cash and stock you would like to receive in exchange for your shares of BCB common stock which were outstanding prior to August 1, 2013, if the merger is approved.  If you do not elect a percentage, or you do not return a proxy and/or the form at or before the special meeting, you will receive $3.60 worth, as described above, of  shares of First Bancshares common stock instead of $3.60 of cash for the $3.60 “(x)” portion of the merger consideration.  If the amount  of First Bancshares common stock selected by BCB shareholders as portions of merger consideration is less than 30% of the total merger consideration, First Bancshares may adjust the composition of the consideration to ensure that at least 30% of the aggregate merger consideration consists of First Bancshares common stock.

Valuation of the First Bancshares common stock for conversion purposes.  The First Bancshares common stock to be issued pursuant to this election is subject to further adjustment in accordance with the merger agreement.  If, on the date that is five business days prior to the closing date of the merger, the 30 trading days average price of First Bancshares common stock is greater than $15.81, then the number of shares of First Bancshares common stock to be issued will be calculated based on $15.81 rather than the higher price. Further, if, on the date that is five business days prior to the closing date of the merger, the 30 trading days average price of First Bancshares common stock is less than $12.93, then the number of shares of First Bancshares common stock to be issued will be calculated based on $12.93 rather than the lower price.

Possible Forced Proration of the First Bancshares common stock. If the holders of such BCB common stock do not elect to receive at least 30% of the aggregate consideration to which they are entitled in First Bancshares common stock, First Bancshares may pro rata increase such percentage of the consideration to each shareholder received until 30% is cumulatively obtained.

CERTAIN INFORMATION CONCERNING FIRST BANCSHARES

Description of Business

General

The First Bancshares, Inc. was incorporated on June 23, 1995, to serve as a bank holding company for The First (which may be referred to herein as the “Bank”) located in Hattiesburg, Mississippi.  The First began operations on August 5, 1996, from its main office in the Oak Grove community, which was on the outskirts of Hattiesburg but now is included in the city of Hattiesburg.  The First currently operates its main office and two branches in Hattiesburg, one in Laurel, one in Purvis, one in Picayune, one in Pascagoula, one in Bay St. Louis, one in Wiggins, four in Gulfport, one in Biloxi, one in Long Beach and one in Diamondhead, Mississippi, as well as one branch in Bogalusa, Louisiana, a loan production office in Baton Rouge, Louisiana and five branches in Baldwin County, Alabama.  The First Bancshares and its subsidiary bank engage in a general commercial and retail banking business characterized by personalized service and local decision-making, emphasizing the banking needs of small to medium-sized businesses, professional concerns and individuals. The First is a wholly-owned subsidiary bank of the First Bancshares.

Location and Service Area

The First serves the cities of Hattiesburg, Laurel, Purvis, Picayune, Pascagoula, Bay St. Louis, Wiggins, Gulfport, Biloxi, Long Beach and Diamondhead, Mississippi; Bogalusa and Baton Rouge, Louisiana; Daphne, Fairhope, Foley, Gulf Shores and Orange Beach, Alabama, and the surrounding areas of Lamar, Forrest, Jones, Pearl River ,Jackson, Hancock, Stone and Harrison Counties in  Mississippi; Washington Parish in Louisiana; and Baldwin County in Alabama.  The main office primarily serves the area in and around the northern portion of Lamar County.  The Purvis office primarily serves the area in and around Purvis, Mississippi, which is in the east-central part of Lamar County and is the county seat.  Lamar County is located in the southeastern section of Mississippi.  Hattiesburg, one of the largest cities in Mississippi, is located in Forrest and Lamar Counties.  Major employers located in the Lamar and Forrest County areas include Forrest General Hospital, the University of Southern Mississippi, Wesley Medical Center, Camp Shelby, the Hattiesburg Public Schools, the Hattiesburg Clinic, the City of Hattiesburg, and Marshall Durbin Poultry.  The principal components of the economy of the Lamar and Forrest County areas include service industries, wholesale and retail trade, manufacturing, and transportation and public utilities.  The Laurel office serves the city of Laurel and the surrounding area of Jones County, Mississippi, with the majority of its retail business coming from the local area and the remaining business coming from other areas of Jones County, as well as portions of Jasper County, Wayne County, Smith County, and Covington County.  Major employers in the Jones County area include Howard Industries, Sanderson Farms, Inc., and South Central Regional Medical Center.  The Picayune office primarily serves the area in and around Picayune, Mississippi, including areas of north Hancock County and Pearl River, LA and Slidell, LA.  Picayune is located in the southern part of Pearl River County.  Pearl River County is located in the southern section of Mississippi.  Major employers in the Pearl River County area include Stennis Space Center, Chevron, Texaco, Arizona Chemical, American Crescent Elevator Co., City of Picayune, Crosby Memorial Hospital and the public schools.  The principal components of the economy of the Pearl River County area include timber, service industries, wholesale and retail trade, manufacturing, and transportation and public utilities.  The Pascagoula and Ocean Springs offices primarily serve the area in and around Pascagoula and Ocean Springs, Mississippi, including areas of Jackson County.  Major employers in the Jackson County area include Northrop Grumman, Singing River Hospital, and Shell Oil Company.  The Bay St. Louis and Diamondhead offices serve the city of Bay St. Louis, Diamondhead and the surrounding area of Hancock County, Mississippi.  Major employers in the Hancock County area include the City of Bay St. Louis, Hancock County, and Stennis Space Center.  The Wiggins office serves the city of Wiggins and the surrounding area of Stone County, Mississippi.  Stone County is south of Forrest County and north of Harrison County.  The Gulfport, Biloxi, and Long Beach offices serve the city of Gulfport and the surrounding area of Harrison County, Mississippi.  Major employers in the Harrison County area include Keesler Air Force Base and a vast array of casinos.  The Bogalusa office serves the city of Bogalusa and the surrounding area of Washington Parish, Louisiana.  The major employers in the Washington Parish area include Temple-Inland, the Bogalusa School System, and LSU-Washington/St. Tammany Regional Medical Center.  The Fairhope, Daphne, Foley, Gulf Shores and Orange Beach offices serve their respective cities, as well as the surrounding area of Baldwin County, Alabama.  Major employers in the Baldwin County area include Baldwin County Board of Education, Wal-Mart Super Centers, Infirmary Health, UTC Aerospace Systems, and South Baldwin Regional Medical Center.

Banking Services

The First Bancshares strives to provide its customers with the breadth of products and services comparable to those offered by large regional banks, while maintaining the quick response and personal service of a locally owned and managed bank.  In addition to offering a full range of deposit services and commercial and personal loans, The First offers products such as mortgage loans.  The following is a description of the products and services offered or planned  to be offered by the Bank.

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Deposit Services.  The Bank offers a full range of deposit services that are typically available in most banks and savings and loan associations, including checking accounts, NOW accounts, savings accounts, and other time deposits of various types, ranging from daily money market accounts to longer-term certificates of deposit.  The transaction accounts and time certificates are tailored to the Bank's principal market area at rates competitive to those offered by other banks in the area.  All deposit accounts are insured by the Federal Deposit Insurance Corporation (the "FDIC") up to the maximum amount allowed by law.  The Bank solicits these accounts from individuals, businesses, associations and organizations, and governmental authorities. In addition, the Bank offers certain retirement account services, such as Individual Retirement Accounts (IRAs).

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Loan Products.  The Bank offers a full range of commercial and personal loans.  Commercial loans include both secured and unsecured loans for working capital (including loans secured by inventory and accounts receivable), business expansion (including acquisition of real estate and improvements), and purchase of equipment and machinery.  Consumer loans include equity lines of credit and secured and unsecured loans for financing automobiles, home improvements, education, and personal investments.  The Bank also makes real estate construction and acquisition loans.  The Bank’s lending activities are subject to a variety of lending limits imposed by federal law.  While differing limits apply in certain circumstances based on the type of loan or the nature of the borrower (including the borrower's relationship to the Bank), in general the Bank is subject to a loans-to-one-borrower limit of an amount equal to 15% of the Bank's unimpaired capital and surplus.  The Bank may not make any loans to any director, executive officer, or 10% shareholder unless the loan is approved by the Board of Directors of the Bank and is made on terms not more favorable to such a person than would be available to a person not affiliated with the Bank.

!	Mortgage Loan Divisions. The Bank has mortgage loan divisions which originate loans to purchase existing or construct new homes and to refinance existing mortgages.

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Other Services.  Other Bank services include on-line internet banking services, voice response telephone inquiry service, commercial sweep accounts, cash management services, safe deposit boxes, travelers checks, direct deposit of payroll and social security checks, and automatic drafts for various accounts.  The Bank is associated with the Interlink, Plus, Pulse, Star, and Community Cash networks of automated teller machines that may be used by the Bank’s customers throughout Mississippi and other regions.  The Bank also offers VISA and MasterCard credit card services through a correspondent bank.

Competition

The Bank generally competes with other financial institutions through the selection of banking products and services offered, the pricing of services, the level of service provided, the convenience and availability of services, and the degree of expertise and the personal manner in which services are offered.  Mississippi law permits statewide branching by banks and savings institutions, and many financial institutions in the state have branch networks.  Consequently, commercial banking in Mississippi is highly competitive.  Many large banking organizations currently operate in the First Bancshares’ market area, several of which are controlled by out-of-state ownership.  In addition, competition between commercial banks and thrift institutions (savings institutions and credit unions) has been intensified significantly by the elimination of many previous distinctions between the various types of financial institutions and the expanded powers and increased activity of thrift institutions in areas of banking which previously had been the sole domain of commercial banks.  Federal legislation, together with other regulatory changes by the primary regulators of the various financial institutions, has resulted in the almost total elimination of practical distinctions between a commercial bank and a thrift institution.  Consequently, competition among financial institutions of all types is largely unlimited with respect to legal ability and authority to provide most financial services.

The First Bancshares faces increased competition from both federally-chartered and state-chartered financial and thrift institutions, as well as credit unions, consumer finance companies, insurance companies, and other institutions in the First Bancshares’ market area.  Some of these competitors are not subject to the same degree of regulation and restriction imposed upon the First Bancshares.  Many of these competitors also have broader geographic markets and substantially greater resources and lending limits than the First Bancshares and offer certain services such as trust banking that the First Bancshares does not currently provide.  In addition, many of these competitors have numerous branch offices located throughout the extended market areas of the First Bancshares that may provide these competitors with an advantage in geographic convenience that the First Bancshares does not have at present.

Currently there are numerous other commercial banks, savings institutions, and credit unions operating in The First's primary service area.

Employees

As of March 20, 2014, the First Bancshares had 257 full-time employees and 9 part-time employees.

Supervision And Regulation

The First Bancshares and the Bank are subject to state and federal banking laws and regulations which impose specific requirements or restrictions on and provide for general regulatory oversight with respect to virtually all aspects of operations.  These laws and regulations are generally intended to protect depositors, not shareholders.  To the extent that the following summary describes statutory or regulatory provisions, it is qualified in its entirety by reference to the particular statutory and regulatory provisions.  Any change in applicable laws or regulations may have a material effect on the business and prospects of the First Bancshares.  Beginning with the enactment of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") and following with the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), and now, most recently the sweeping Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), numerous additional regulatory requirements have been placed on the banking industry in the past several years, and additional changes have been proposed.  The operations of the First Bancshares and the Bank may be affected by legislative changes and the policies of various regulatory authorities.  The First Bancshares is unable to predict the nature or the extent of the effect on its business and earnings that fiscal or monetary policies, economic control, or new federal or state legislation may have in the future.

Legislative and Regulatory Initiatives and First Bancshares Participation

The Congress, Treasury Department and the federal banking regulators, including the FDIC, have taken broad action since early September 2008 to address volatility in the U.S. banking system.  In October 2008, the Emergency Economic Stabilization Act of 2008 (“EESA”) was enacted. The EESA authorized the Treasury Department to purchase from financial institutions and their holding companies up to $700 billion in mortgage loans, mortgage-related securities and certain other financial instruments, including debt and equity securities issued by financial institutions and their holding companies in a troubled asset relief program (“TARP”).  The purpose of TARP was to restore confidence and stability to the U.S. banking system and to encourage financial institutions to increase their lending to customers and to each other.  The Treasury Department allocated $250 billion towards the TARP Capital Purchase Program (“CPP”), pursuant to which the Treasury Department  purchased debt or equity securities from participating institutions.  The TARP also included the Community Development Capital Initiative (“CDCI”), which was made available only to certified Community Development Financial Institutions (“CDFIs”) and imposed a lower dividend or interest rate, as applicable, than the CPP funding.  Participants in the TARP are subject to executive compensation limits and are encouraged to expand their lending and mortgage loan modifications.

On February 6, 2009, as part of the CPP, the First Bancshares entered into a Letter Agreement and Securities Purchase Agreement (collectively, the “Purchase Agreement”) with the Treasury Department, pursuant to which the First Bancshares sold (i) 5,000 shares of the First Bancshares’ Fixed Rate Cumulative Perpetual Preferred Stock, Series UST (the “CPP Preferred Stock”) and (ii) a warrant (the “Warrant”) to purchase 54,705 shares of the First Bancshares’ Common Stock for an exercise price of $13.71 per share.  On September 29, 2010, after successfully obtaining CDFI certification, the First Bancshares exited the CPP by refinancing its CPP funding into lower-cost CDCI funding and also accepted additional CDCI funding.  In connection with this transaction, the First Bancshares retired its CPP Preferred Stock and issued to the Treasury Department 17,123 shares of the First Bancshares’ Fixed Rate Cumulative Perpetual Preferred Stock, Series CD (the “CDCI Preferred Stock”).  Including refinanced funding and newly obtained funding, the First Bancshares’ total CDCI funding is $17,123,000.

The CDCI Preferred Stock qualifies as Tier 1 capital and, provided that the First Bancshares maintains its CDFI eligibility and certification, is entitled to cumulative dividends at a rate of 2% per annum until 2018, and 9% per annum thereafter. The Warrant has a 10-year term and is immediately exercisable upon its issuance, and its exercise price is subject to anti-dilution adjustments.

 In order to benefit from the lower dividend rate associated with the CDCI Preferred Stock, the First Bancshares is required to maintain compliance with the eligibility requirements of the CDFI Program.  These eligibility requirements include the following:

•	The First Bancshares must have a primary mission of promoting community development, based on criteria set forth in 12 C.F.R. 1805.201(b)(1);

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The First Bancshares must provide Financial Products, Development Services, and/or other similar financing as a predominant business activity in arm’s-length transactions, as provided in 12 C.F.R. 1805.201(b)(2);

•	The First Bancshares must serve a Target Market by serving one or more Investment Areas and/or Targeted Populations, substantially in the manner set forth in 12 C.F.R. 1805.201(b)(3);

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The First Bancshares must provide Development Services in conjunction with its Financial Products, either directly, through an Affiliate, or through a contract with a third-party provider, as provided in 12 C.F.R. 1805.201(b)(4);

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The First Bancshares must maintain accountability to residents of the applicable Investment Area(s) and/or Targeted Population(s) through representation on its governing Board of Directors or otherwise, as provided in 12 C.F.R. 1805.201(b)(5); and

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The First Bancshares must remain a non-governmental entity, which is not an agency or instrumentality of the United States of America, or any State or political subdivision thereof, as described in 12 C.F.R. 1805.201(b)(6) and within the meaning of any supplemental regulations or interpretations of 12 C.F.R. 1805.201(b)(6) or such supplemental regulations published by the Fund.

As used in the discussion above, the terms “Affiliate,” “Financial Products,” “Development Services,” “Target Market,” “Investment Area(s),” and “Targeted Population(s)” have the meanings ascribed to such terms in 12 C.F.R. 1805.104.

American Reinvestment and Recovery Act of 2009. The America Reinvestment and Recovery Act of 2009 (“ARRA”) contained expansive new restrictions on executive compensation for financial institutions and other companies participating in the TARP.  These restrictions apply to First Bancshares’ and are further detailed in implementing regulations found at 31 CFR Part 30.  (Any reference to “ARRA” herein includes a reference to the implementing regulations.)

           ARRA prohibits bonus and similar payments to the most highly compensated employee of the First Bancshares. The prohibition does not apply to bonuses payable pursuant to “employment agreements”  in effect prior to February 11, 2009. “Long-term” restricted stock is excluded from ARRA’s bonus prohibition, but only to the extent the value of the stock does not exceed one-third of the total amount of annual compensation of the employee receiving the stock, the stock does not “fully vest” until after all TARP-related obligations have been satisfied, and any other conditions which the Treasury may specify have been met.

ARRA prohibits any payment to the principal executive officer, the principal financial officer, and any of the next eight most highly compensated employees upon departure from the First Bancshares for any reason for as long as any TARP-related obligations remain outstanding.

           Under ARRA TARP-participating companies are required to recover any bonus or other incentive payment paid to the principal executive officer, the principal financial officer, or any of the next 23 most highly compensated employees on the basis of materially inaccurate financial or other performance criteria.

ARRA prohibits TARP participants from implementing any compensation plan that would encourage manipulation of the reported earnings of the First Bancshares in order to enhance the compensation of any of its employees.

ARRA requires the principal executive officer and the principal financial officer of any publicly-traded TARP-participating company to provide a written certification of compliance with the executive compensation restrictions in ARRA in the First Bancshares’ annual filings with the SEC beginning in 2010.

           ARRA requires each TARP-participating company to implement a company-wide policy regarding excessive or luxury expenditures, including excessive expenditures on entertainment or events, office and facility renovations, aviation or other transportation services.

           ARRA directs the Treasury to review bonuses, retention awards, and other compensation paid to the principal executive officer and the next four other highest paid executive officer of  the First Bancshares and the next 20 most highly compensated employees of each company receiving TARP assistance before ARRA was enacted, and to “seek to negotiate” with the TARP recipient and affected employees for reimbursement if it finds any such payments were inconsistent with TARP or otherwise in conflict with the public interest.

ARRA also prohibits the payment of tax gross-ups; required disclosures related to perquisite payments and the engagement, if any, by the TARP participant of a compensation consultant; and prohibits the deduction for tax purposes of executive compensation in excess of $500,000 for each applicable senior executive.

These standards could change based on subsequent guidance issued by the Treasury or the Internal Revenue Service.  As long as the Treasury continues to hold equity interests in the First Bancshares issued under the TARP, the First Bancshares will monitor its compensation arrangements and modify such compensation arrangements, agree to limit and limit its compensation deductions, and take such other  actions as may be necessary to comply with the standards discussed above, as they may be modified from time to time.  The First Bancshares does not anticipate that any material changes to its existing executive compensation structure will be required to comply with the executive compensation standards included in the TARP.

Dodd-Frank Act.  The enactment during 2010 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) has resulted in increased regulation for the financial services industry.  Provisions affecting the activities of the First Bancshares and the Bank include, without limitation, the following:

•	Asset-based deposit insurance assessments. FDIC deposit insurance premium assessments are based on bank assets rather than domestic deposits.

•	Deposit insurance limit increase. The deposit insurance coverage limit has been permanently increased from $100,000 to $250,000.

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Limitation on federal preemption.  Limitations have been imposed on the ability of national bank regulators to preempt state law.  Formerly, the national bank and federal thrift regulators possessed preemption powers with regard to transactions, operating subsidiaries and attorney general civil enforcement authority.  These preemption requirements have been limited by the Dodd-Frank Act, which will likely impact state banks by affecting activities previously permitted through parity with national banks.

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Changes to regulation of bank holding companies.  Under Dodd-Frank, bank holding companies must be well-capitalized and well-managed to engage in interstate transactions.  In the past, only the subsidiary banks were required to meet those standards.  The Federal Reserve Board’s “source of strength doctrine” has now been codified, mandating that bank holding companies, such as the First Bancshares, serve as a source of strength for their subsidiary banks, meaning that the bank holding company must be able to provide financial assistance in the event the subsidiary bank experiences financial distress.

•	Executive compensation limitations. The Dodd-Frank Act codified executive compensation limitations similar to those previously imposed on TARP recipients.

Summary.  The foregoing is a brief summary of certain statutes, rules and regulations affecting the First Bancshares and the Bank. It is not intended to be an exhaustive discussion of all the statutes and regulations having an impact on the operations of such entities.   Additional bills may be introduced in the future in the United States Congress and state legislatures to alter the structure, regulation and competitive relationships of financial institutions. It cannot be predicted whether and what form any of these proposals will be adopted or the extent to which the business of the First Bancshares and the Bank may be affected thereby.

First Bancshares

Because it owns the outstanding capital stock of the Bank, the First Bancshares is a bank holding company within the meaning of the Federal Bank Holding Company Act of 1956 (the "BHCA").

The BHCA.  Under the BHCA, the First Bancshares is subject to periodic examination by the Federal Reserve and is required to file periodic reports of its operations and such additional information as the Federal Reserve may require.  The First Bancshares’ and the Bank’s activities are limited to banking, managing or controlling banks, furnishing services to or performing services for its subsidiaries, and engaging in other activities that the Federal Reserve determines to be so closely related to banking or managing or controlling banks as to be a proper incident thereto.

The Dodd-Frank Act removed many limitations on the Federal Reserve Board’s authority to make examinations of banks that are subsidiaries of bank holding companies.  Under the Dodd-Frank Act, the Federal Reserve Board is generally permitted to examine bank holding companies and their subsidiaries, provided that the Federal Reserve Board must rely on reports submitted directly by the institution and examination reports of the appropriate regulators (such as the OCC) to the fullest extent possible; must provide reasonable notice to, and consult with, the appropriate regulators before commencing an examination of a bank holding company subsidiary; and, to the fullest extent possible, must avoid duplication of examination activities, reporting requirements, and requests for information.

Investments, Control, and Activities.  With certain limited exceptions, the BHCA requires every bank holding company to obtain the prior approval of the Federal Reserve before (i) acquiring substantially all the assets of any bank, (ii) acquiring direct or indirect ownership or control of any voting shares of any bank if after such acquisition it would own or control more than 5% of the voting shares of such bank (unless it already owns or controls the majority of such shares), or (iii) merging or consolidating with another bank holding company.

In addition, and subject to certain exceptions, the BHCA and the Change in Bank Control Act, together with regulations thereunder, require Federal Reserve approval (or, depending on the circumstances, no notice of disapproval) prior to any person or company acquiring "control" of a bank holding company, such as the First Bancshares.  Control is conclusively presumed to exist if an individual or company acquires 25% or more of any class of voting securities of the bank holding company.  Control is rebuttably presumed to exist if a person acquires 10% or more but less than 25% of any class of voting securities and either the First Bancshares has registered securities under Section 12 of the Exchange Act (which the First Bancshares has done) or no other person owns a greater percentage of that class of voting securities immediately after the transaction.  The regulations provide a procedure for challenge of the rebuttable control presumption.

Under the BHCA, a bank holding company is generally prohibited from engaging in, or acquiring direct or indirect control of more than 5% of the voting shares of any company engaged in nonbanking activities, unless the Federal Reserve Board, by order or regulation, has found those activities to be so closely related to banking or managing or controlling banks as to be a proper incident thereto.  Some of the activities that the Federal Reserve Board has determined by regulation to be proper incidents to the business of a bank holding company include making or servicing loans and certain types of leases, engaging in certain insurance and discount brokerage activities, performing certain data processing services, acting in certain circumstances as a fiduciary or investment or financial adviser, owning savings associations, and making investments in certain corporations or projects designed primarily to promote community welfare.

The Federal Reserve Board has imposed certain capital requirements on the First Bancshares under the BHCA, including a minimum leverage ratio and a minimum ratio of "qualifying" capital to risk-weighted assets.  These requirements are described below under "Capital Regulations."  Subject to its capital requirements and certain other restrictions, the First Bancshares may borrow money to make a capital contribution to the Bank, and such loans may be repaid from dividends paid from the Bank to the First Bancshares (although the ability of the Bank to pay dividends is subject to regulatory restrictions as described below in "The Bank - Dividends").  The First Bancshares is also able to raise capital for contribution to the Bank by issuing securities without having to receive regulatory approval, subject to compliance with federal and state securities laws.

Source of Strength; Cross-Guarantee.  In accordance with Federal Reserve Board policy, the First Bancshares is expected to act as a source of financial strength to the Bank and to commit resources to support the Bank in circumstances in which the First Bancshares might not otherwise do so.  Under the BHCA, the Federal Reserve Board may require a bank holding company to terminate any activity or relinquish control of a nonbank subsidiary (other than a nonbank subsidiary of a bank) upon the Federal Reserve Board's determination that such activity or control constitutes a serious risk to the financial soundness or stability of any subsidiary depository institution of the bank holding company.  Further, federal bank regulatory authorities have additional discretion to require a bank holding company to divest itself of any bank or nonbank subsidiary if the agency determines that divestiture may aid the depository institution's financial condition.

The Bank

The Bank operates as a national banking association incorporated under the laws of the United States and subject to examination by the Office of Comptroller of the Currency ("OCC").  Deposits in the Bank are insured by the FDIC up to a maximum amount (generally $250,000 per depositor, subject to aggregation rules).  The OCC and the FDIC regulate or monitor virtually all areas of the Bank’s operations, including security devices and procedures, adequacy of capitalization and loan loss reserves, loans, investments, borrowings, deposits, mergers, issuances of securities, payment of dividends, interest rates payable on deposits, interest rates or fees chargeable on loans, establishment of branches, corporate reorganizations, maintenance of books and records, and adequacy of staff training to carry on safe lending and deposit gathering practices.  The OCC requires the Bank to maintain certain capital ratios and imposes limitations on the Bank’s aggregate investment in real estate, bank premises, and furniture and fixtures.  The Bank is required by the OCC to prepare quarterly reports on their financial condition and to conduct an annual audit of their financial affairs in compliance with minimum standards and procedures prescribed by the OCC.

Under FDICIA, all insured institutions must undergo regular on-site examinations by their appropriate banking agency.  The cost of examinations of insured depository institutions and any affiliates may be assessed by the appropriate agency against each institution or affiliate as it deems necessary or appropriate.  Insured institutions are required to submit annual reports to the FDIC and the appropriate agency (and state supervisor when applicable).  FDICIA also directs the FDIC to develop with other appropriate agencies a method for insured depository institutions to provide supplemental disclosure of the estimated fair market value of assets and liabilities, to the extent feasible and practicable, in any balance sheet, financial statement, report of condition, or any other report of any insured depository institution.  FDICIA also requires the federal banking regulatory agencies to prescribe, by regulation, standards for all insured depository institutions and depository institution holding companies relating, among other things, to: (i) internal controls, information systems, and audit systems; (ii) loan documentation; (iii) credit underwriting; (iv) interest rate risk exposure; and (v) asset quality.

National banks and their holding companies which have been chartered or registered or undergone a change in control within the past two years or which have been deemed by the OCC or the Federal Reserve Board, respectively, to be troubled institutions must give the OCC or the Federal Reserve Board, respectively, thirty days prior notice of the appointment of any senior executive officer or director.  Within the thirty day period, the OCC or the Federal Reserve Board, as the case may be, may approve or disapprove any such appointment.

Deposit Insurance.  The FDIC establishes rates for the payment of premiums by federally insured banks and thrifts for deposit insurance.  A Deposit Insurance Fund ("DIF") is maintained for commercial banks and thrifts, with insurance premiums from the industry used to offset losses from insurance payouts when banks and thrifts fail.  Since 1993, insured depository institutions like the Bank have paid for deposit insurance under a risk-based premium system.  Assessments are calculated based on the depository institution’s average consolidated total assets, less its average amount of tangible equity.

Transactions With Affiliates and Insiders.  The Bank is subject to Section 23A of the Federal Reserve Act, which places limits on the amount of loans to, and certain other transactions with, affiliates, as well as on the amount of advances to third parties collateralized by the securities or obligations of affiliates.  The aggregate of all covered transactions is limited in amount, as to any one affiliate, to 10% of the Bank's capital and surplus and, as to all affiliates combined, to 20% of the Bank's capital and surplus.   Furthermore, within the foregoing limitations as to amount, each covered transaction must meet specified collateral requirements.

The Bank is also subject to Section 23B of the Federal Reserve Act, which prohibits an institution from engaging in certain transactions with affiliates unless the transactions are on terms substantially the same, or at least as favorable to such institution, as those prevailing at the time for comparable transactions with nonaffiliated companies.  The Bank is subject to certain restrictions on extensions of credit to executive officers, directors, certain principal shareholders, and their related interests.  Such extensions of credit (i) must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with third parties and (ii) must not involve more than the normal risk of repayment or present other unfavorable features.

Dividends.  A national bank may not pay dividends from its capital.  All dividends must be paid out of undivided profits then on hand, after deducting expenses, including reserves for losses and bad debts.  In addition, a national bank is prohibited from declaring a dividend on its shares of common stock until its surplus equals its stated capital, unless the bank has transferred to surplus no less than one-tenth of its net profits of the preceding two consecutive half-year periods (in the case of an annual dividend).  The approval of the OCC is required if the total of all dividends declared by a national bank in any calendar year exceeds the total of its net profits for that year combined with its retained net profits for the preceding two years, less any required transfers to surplus.  In addition, under FDICIA, the banks may not pay a dividend if, after paying the dividend, the bank would be undercapitalized.  See "Capital Regulations" below.

Branching.  National banks are required by the National Bank Act to adhere to branch office banking laws applicable to state banks in the states in which they are located.  Under current Mississippi, Alabama and Louisiana law, banks may open branches throughout these states with the prior approval of the OCC or other primary federal regulator.  In addition, with prior regulatory approval, banks are able to acquire existing banking operations in Mississippi, Alabama and Louisiana.  Furthermore, federal legislation has recently been passed which permits interstate branching.  The new law permits out of state acquisitions by bank holding companies (subject to veto by new state law), interstate branching by banks if allowed by state law, interstate merging by banks, and de novo branching by national banks if allowed by state law.  See "Recent Legislative Developments."

Community Reinvestment Act.  The Community Reinvestment Act requires that, in connection with examinations of financial institutions within their respective jurisdictions, the Federal Reserve, the FDIC, the OCC, or the Office of Thrift Supervision shall evaluate the record of the financial institutions in meeting the credit needs of their local communities, including low and moderate income neighborhoods, consistent with the safe and sound operation of those institutions.  These factors are also considered in evaluating mergers, acquisitions, and applications to open a branch or facility.

Other Regulations.  Interest and certain other charges collected or contracted for by the Bank are subject to state usury laws and certain federal laws concerning interest rates.  The Bank’s loan operations are subject to certain federal laws applicable to credit transactions, such as the federal Truth-In-Lending Act, governing disclosures of credit terms to consumer borrowers; the Home Mortgage Disclosure Act of 1975, requiring financial institutions to provide information to enable the public and public officials to determine whether a financial institution is fulfilling its obligation to help meet the housing needs community it serves; the Equal Credit Opportunity Act, prohibiting discrimination on the basis of creed or other prohibited factors in extending credit; the Fair Credit Reporting Act of 1978, governing the use and provision of information to credit reporting agencies; the Fair Debt Collection Practices Act, concerning the manner in which consumer debts may be collected by collection agencies; and the rules and regulations of the various federal agencies charged with the responsibility of implementing such federal laws.  The deposit operations of the Bank also are subject to the Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records, and the Electronic Funds Transfer Act and Regulation E issued by the Federal Reserve Board to implement that Act, which governs automatic deposits to and withdrawals from deposit accounts and customers' rights and liabilities arising from the use of automated teller machines and other electronic banking services.

Capital Regulations.  The federal bank regulatory authorities have adopted risk-based capital guidelines for banks and bank holding companies that are designed to make regulatory capital requirements more sensitive to differences in risk profile among banks and bank holding companies, account for off-balance sheet exposure, and minimize disincentives for holding liquid assets.  The resulting capital ratios represent qualifying capital as a percentage of total risk-weighted assets and off-balance sheet items.  The guidelines are minimums, and the federal regulators have noted that banks and bank holding companies contemplating significant expansion programs should not allow expansion to diminish their capital ratios and should maintain ratios well in excess of the minimums.  The current guidelines require all bank holding companies and federally-regulated banks to maintain a minimum risk-based total capital ratio equal to 8%, of which at least 4% must be Tier 1 capital.  Tier 1 capital includes common shareholders' equity, qualifying perpetual preferred stock, and minority interests in equity accounts of consolidated subsidiaries, but excludes goodwill and most other intangibles and excludes the allowance for loan and lease losses.  Tier 2 capital includes the excess of any preferred stock not included in Tier 1 capital, mandatory convertible securities, hybrid capital instruments, subordinated debt and intermediate term-preferred stock, and general reserves for loan and lease losses up to 1.25% of risk-weighted assets.

Under the guidelines, banks' and bank holding companies' assets are given risk-weights of 0%, 20%, 50% and 100%.  In addition, certain off-balance sheet items are given credit conversion factors to convert them to asset equivalent amounts to which an appropriate risk-weight will apply.  These computations result in the total risk-weighted assets.  Most loans are assigned to the 100% risk category, except for first mortgage loans fully secured by residential property and, under certain circumstances, residential construction loans, both of which carry a 50% rating.  Most investment securities are assigned to the 20% category, except for municipal or state revenue bonds, which have a 50% rating, and direct obligations of or obligations guaranteed by the United States Treasury or United States Government agencies, which have a 0% rating.

The federal bank regulatory authorities have also implemented a leverage ratio, which is Tier 1 capital as a percentage of average total assets less intangibles, to be used as a supplement to the risk-based guidelines.  The principal objective of the leverage ratio is to place a constraint on the maximum degree to which a bank holding company may leverage its equity capital base.  The minimum required leverage ratio for top-rated institutions is 3%, but most institutions are required to maintain an additional cushion of at least 100 to 200 basis points.

FDICIA established a capital-based regulatory scheme designed to promote early intervention for troubled banks and requires the FDIC to choose the least expensive resolution of bank failures.  The capital-based regulatory framework contains five categories of compliance with regulatory capital requirements, including "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized," and "critically undercapitalized."  To qualify as a "well capitalized" institution, a bank must have a leverage ratio of no less than 5%, a Tier 1 risk-based ratio of no less than 6%, and a total risk-based capital ratio of no less than 10%, and the Bank must not be under any order or directive from the appropriate regulatory agency to meet and maintain a specific capital level.  As of December 31, 2013, the First Bancshares and The First, were qualified as "well capitalized."

Under the FDICIA regulations, the applicable agency can treat an institution as if it were in the next lower category if the agency determines (after notice and an opportunity for hearing) that the institution is in an unsafe or unsound condition or is engaging in an unsafe or unsound practice.  The degree of regulatory scrutiny of a financial institution will increase, and the permissible activities of the institution will decrease, as it moves downward through the capital categories.  Institutions that fall into one of the three undercapitalized categories may be required to (i) submit a capital restoration plan; (ii) raise additional capital; (iii) restrict their growth, deposit interest rates, and other activities; (iv) improve their management; (v) eliminate management fees; or (vi) divest themselves of all or part of their operations.  Bank holding companies controlling financial institutions can be called upon to boost the institutions' capital and to partially guarantee the institutions' performance under their capital restoration plans.

These capital guidelines can affect the First Bancshares in several ways.  If the First Bancshares continues to grow at a rapid pace, a premature "squeeze" on capital could occur making a capital infusion necessary.  The requirements could impact the First Bancshares’ ability to pay dividends.  The First Bancshares’ present capital levels are more than adequate; however, rapid growth, poor loan portfolio performance, or poor earnings performance could change the First Bancshares’ capital position in a relatively short period of time.

Failure to meet these capital requirements would mean that a bank would be required to develop and file a plan with its primary federal banking regulator describing the means and a schedule for achieving the minimum capital requirements.  In addition, such a bank would generally not receive regulatory approval of any application that requires the consideration of capital adequacy, such as a branch or merger application, unless the Bank could demonstrate a reasonable plan to meet the capital requirement within a reasonable period of time.

Enforcement Powers.  FIRREA expanded and increased civil and criminal penalties available for use by the federal regulatory agencies against depository institutions and certain "institution-affiliated parties" (primarily including management, employees, and agents of a financial institution, independent contractors such as attorneys and accountants, and others who participate in the conduct of the financial institution's affairs).  These practices can include the failure of an institution to timely file required reports; the filing of false or misleading information; or the submission of inaccurate reports.  Civil penalties may be as high as $1,000,000 a day for such violations.  Criminal penalties for some financial institution crimes have been increased to twenty years.  In addition, regulators are provided with greater flexibility to commence enforcement actions against institutions and institution-affiliated parties.  Possible enforcement actions include the termination of deposit insurance.  Furthermore, FIRREA expanded the appropriate banking agencies' power to issue cease and desist orders that may, among other things, require affirmative action to correct any harm resulting from a violation or practice, including restitution, reimbursement, indemnifications, or guarantees against loss.  A financial institution may also be ordered to restrict its growth, dispose of certain assets, rescind agreements or contracts, or take other actions as determined by the ordering agency to be appropriate.

Effect of Governmental Monetary Policies.  The earnings of the Bank are affected by domestic economic conditions and the monetary and fiscal policies of the United States government and its agencies.  The Federal Reserve Board's monetary policies have had, and are likely to continue to have, an important impact on the operating results of commercial banks through its power to implement national monetary policy in order, among other things, to curb inflation or combat a recession.  The monetary policies of the Federal Reserve Board have major effects upon the levels of bank loans, investments, and deposits through its open market operations in United States government securities and through its regulation of the discount rate on borrowings of member banks and the reserve requirements against member bank deposits.  It is not possible to predict the nature or impact of future changes in monetary and fiscal policies.

Significant Legislation.  The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Interstate Banking Act") permits eligible bank holding companies in any state, with regulatory approval, to acquire banking organizations in any other state. The Interstate Banking Act allows banks with different home states to merge, unless a particular state opts out of the statute.  In addition, the Interstate Banking Act permits national and state banks to establish de novo branches in another state if there is a law in that state which applies equally to all banks and expressly permits all out-of-state banks to establish de novo branches.

The Gramm-Leach-Bliley Act of 1999 (the "Financial Services Modernization Act") repealed the two affiliation provisions of the Glass-Steagall Act: Section 20, which restricted the affiliation of Federal Reserve Member Banks with firms "engaged principally" in specified securities activities; and Section 32, which restricts officer, director, or employee interlocks between a member bank and any company or person "primarily engaged" in specified securities activities.  In addition, the Financial Services Modernization Act also contains provisions that expressly preempt any state law restricting the establishment of financial affiliations, primarily related to insurance.  The general effect of the law is to establish a comprehensive framework to permit affiliations among commercial banks, insurance companies, securities firms, and other financial service providers by revising and expanding the BHCA framework to permit a holding company system to engage in a full range of financial activities through a new entity known as a Financial Holding Company.  "Financial activities" is broadly defined to include not only banking, insurance, and securities activities, but also merchant banking and additional activities that the Federal Reserve, in consultation with the Secretary of the Treasury, determines to be financial in nature, incidental to such financial activities, or complementary activities that do not pose a substantial risk to the safety and soundness of depository institutions or the financial system generally.

Generally, the Financial Services Modernization Act:

!	Repeals historical restrictions on, and eliminates many federal and state law barriers to, affiliations among banks, securities firms, insurance companies, and other financial service providers;

!	Provides a uniform framework for the functional regulation of the activities of banks, savings institutions, and their holding companies;

!	Broadens the activities that may be conducted by national banks, banking subsidiaries of bank holding companies, and their financial subsidiaries;

!	Provides an enhanced framework for protecting the privacy of consumer information;

!	Adopts a number of provisions related to the capitalization, membership, corporate governance, and other measures designed to modernize the Federal Home Loan Bank system;

!	Modifies the laws governing the implementation of the Community Reinvestment Act ("CRA"); and

!	Addresses a variety of other legal and regulatory issues affecting both day-to-day operations and long-term activities of financial institutions.

In order for a bank holding company to take advantage of the ability to affiliate with other financial services providers, that company must become a "Financial Holding Company" as permitted under an amendment to the BHCA.  To become a Financial Holding Company, a company would file a declaration with the Federal Reserve, electing to engage in activities permissible for Financial Holding Companies and certifying that it is eligible to do so because all of its insured depository institution subsidiaries are well-capitalized and well-managed.  In addition, the Federal Reserve must also determine that each insured depository institution subsidiary of a company has at least a "satisfactory" CRA rating.

The Financial Services Modernization Act also permits national banks to engage in expanded activities through the formation of financial subsidiaries.  A national bank may have a subsidiary engaged in any activity authorized for national banks directly or any financial activity, except for insurance underwriting, insurance investments, real estate investment or development, or merchant banking, which may only be conducted through a subsidiary of a Financial Holding Company.  Financial activities include all activities permitted under new sections of the BHCA or permitted by regulation.

A national bank seeking to have a financial subsidiary, and each of its depository institution affiliates, must be "well-capitalized" and "well-managed." The total assets of all financial subsidiaries may not exceed the lesser of 45% of a bank's total assets, or $50 billion.  A national bank must exclude from its assets and equity all equity investments, including retained earnings, in a financial subsidiary.  The assets of the subsidiary may not be consolidated with the bank's assets. The bank must also have policies and procedures to assess financial subsidiary risk and protect the bank from such risks and potential liabilities.

The Financial Services Modernization Act amended the Federal Deposit Insurance Act governing subsidiaries of state banks that engage in "activities as principal that would only be permissible" for a national bank to conduct in a financial subsidiary.  It expressly preserves the ability of a state bank to retain all existing subsidiaries.  Because Mississippi permits commercial banks chartered by the state to engage in any activity permissible for national banks, the state bank competitors of The First are permitted to form subsidiaries to engage in the activities authorized by the Financial Services Modernization Act, to the same extent as The First.  In order to form a financial subsidiary, a state bank must be well-capitalized, and the state bank would be subject to the same capital deduction, risk management and affiliate transaction rules as applicable to national banks.

The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA Patriot Act) broadened the application of anti-money laundering regulations to apply to additional types of financial institutions, such as broker-dealers, and strengthened the ability of the U.S. Government to detect and prosecute international money laundering and the financing of terrorism. The principal provisions of Title III of the USA Patriot Act require that regulated financial institutions, including state member banks: (i) establish an anti-money laundering program that includes training and audit components; (ii) comply with regulations regarding the verification of the identity of any person seeking to open an account; (iii) take additional required precautions with non-U.S. owned accounts; and (iv) perform certain verification and certification of money laundering risk for their foreign correspondent banking relationships. The USA Patriot Act also expanded the conditions under which funds in a U.S. interbank account may be subject to forfeiture and increased the penalties for violation of anti-money laundering regulations. Failure of a financial institution to comply with the USA Patriot Act’s requirements could have serious legal and reputational consequences for the institution. The Bank has adopted policies, procedures and controls to address compliance with the requirements of the USA Patriot Act under the existing regulations and will continue to revise and update its policies, procedures and controls to reflect changes required by the USA Patriot Act and implementing regulations.

The Sarbanes-Oxley Act of 2002 addresses, among other issues, corporate governance, auditing and accounting, executive compensation, and enhanced and timely disclosure of corporate information.  Section 404 of the Sarbanes-Oxley Act, and regulations adopted by the SEC require the First Bancshares to include in its Annual Report, a report stating management’s responsibility to establish and maintain adequate internal controls over financial reporting and management’s conclusion on the effectiveness of the internal controls at year end.  From time to time, various bills are introduced in the United States Congress with respect to the regulation of financial institutions.  Certain of these proposals, if adopted, could significantly change the regulation of banks and the financial services industry.  The First Bancshares cannot predict whether any of these proposals will be adopted or, if adopted, how these proposals would affect the First Bancshares.

Recent Legislative and Regulatory Initiatives

Mortgage Rules. During 2013, the CFPB finalized a series of rules related to the extension of residential mortgage loans made by banks. Among these rules, are requirements that a bank make a good faith determination that a borrower has the ability to repay a mortgage loan prior to extending such credit, a requirement that certain mortgage loans contain escrow payments, new appraisal requirements and specific rules regarding how loan originators may be compensated. The implementation of these new rules began in January 2014.

Volcker Rule. In December 2013, the Federal Reserve, the FDIC, the OCC, the SEC, and the CFTC issued the “Prohibitions And Restrictions On Proprietary Trading And Certain Interests In, And Relationships With, Hedge Funds And Private Equity Funds,” commonly referred to as the Volcker Rule, which regulates and restricts investments which may be made by banks. The Volcker Rule was adopted to implement a portion of the Dodd-Frank Act and new Section 13 of the Bank Holding Company which prohibits any banking entity from engaging in proprietary trading or from acquiring or retaining an ownership interest in, sponsoring, or having certain relationships with a hedge fund or private equity fund (“covered funds”), subject to certain exemptions.

Basel III. On July 2, 2013, the First Bancshares’ primary federal regulators—the Federal Reserve Board and the OCC – adopted final rules implementing the Basel III framework which substantially revised the risk-based capital requirements applicable to bank holding companies and depository institutions. These final rules are based on the international capital accords of the Basel Committee on Banking Supervision (Basel Committee).

The new rules address both the components of capital and other issues affecting the numerator in banking institutions’ regulatory capital ratios, as well as address risk weights and other issues affecting the denominator, replacing the existing Basel I-derived risk weighting approach with a more risk-sensitive approach based, in part, on the standardized approach in the Basel Committee’s 2004 “Basel II” capital accords. Such instruments issued prior to May 19, 2010, currently included in Tier 1 capital are grandfathered in, so long as they are limited to 25 percent of the institution’s Tier 1 capital elements. The final rules impose several new minimum capital ratios, including a common equity to risk-weighted assets minimum ratio of 4.5%, a Tier 1 capital to risk-weighted assets minimum ratio of 8%, and a capital conservation buffer of 2.5% added to the common equity Tier 1 capital, the Tier 1 capital and the total capital ratios. Each of the minimum capital ratios take effect in 2015, with the capital conservation buffer set to be phased in the beginning of 2016 and implemented in full by 2019.

Under the final rules, the treatment of residential mortgage exposures remains unchanged from current practice. First-lien, one-to-four family residential mortgage exposures that are not past due, non-accrual, or restructured will generally receive a 50 percent risk weight. All other residential mortgages receive a 100 percent risk weight. Under the final rules however, some banks are given a one-time “opt out” in which they may elect to filter certain volatile accumulated other comprehensive income (AOCI) components from inclusion in regulatory capital. The AOCI opt-out election must be made on the institution’s first Call Report, FR Y-9C or FR Y-9SP, as applicable, filed after January 1, 2015. Lastly, under the final rules, banks with less than $15 billion in total consolidated assets as of December 31, 2009, or organized in mutual form as of May 19, 2010, are exempt from the requirement that they phase out TruPS and cumulative perpetual preferred stock from Tier 1 capital.

Properties

The First Bancshares’ main office, which is the holding company headquarters, is located at 6480 U.S. Hwy 98 West in Hattiesburg, Mississippi.  The First Bancshares operates 23 full service banking and financial services offices and one motor bank facility as well as one loan production office.  The First Bancshares maintains leases on the Hardy Court Branch, the Gulfport Downtown Branch, the Pascagoula Branch, the Ocean Springs Branch, and the Fairhope Branch, as well as on the Bay Minette LPO. Management ensures that all properties, whether owned or leased, are maintained in suitable condition.

Legal Proceedings

From time to time the First Bancshares and/or the Bank may be named as defendants in various lawsuits arising out of the normal course of business.   At present, the First Bancshares is not aware of any legal proceedings that it anticipates may materially adversely affect its business.

Market Information

The First Bancshares’ common stock trades on the NASDAQ Global Market under the ticker symbol “FBMS”.
The following table sets forth the high and low sales price of the First Bancshares’ common stock as reported on the NASDAQ Global Market.  These prices do not reflect retail mark-ups, mark-downs or commissions.

				Cash
		High	Low	Dividends
		Sale	Sale	Paid
2013
	4th quarter	$16.60	$13.02	$0.0375
	3rd quarter	14.96	11.55	0.0375
	2nd quarter	15.40	11.50	0.0375
	1st quarter	12.49	9.55	0.0375

2012
	4th quarter	$10.96	$ 9.13	$0.0375
	3rd quarter	10.52	8.99	0.0375
	2nd quarter	9.25	8.54	0.0375
	1st quarter	11.02	7.10	0.0375

There were 1,146 registered shareholders and approximately 374 beneficial holders of the First Bancshares’common stock at March 20, 2014, and 5,149,280 shares outstanding.  On March 20, 2014, the high and low sale prices of the First Bancshares’ common stock as reported on the NASDAQ Global Market was $14.13 and $14.13, respectively.

The principal sources of funds to the First Bancshares to pay dividends are the dividends received from The First, National Banking Association, Hattiesburg, Mississippi.  Consequently, dividends are dependent upon the Bank’s earnings, capital needs, regulatory policies, as well as statutory and regulatory limitations.  Federal and state banking laws and regulations restrict the amount of dividends and loans a bank may make to its parent company.  Approval by The First Bancshares, Inc. regulators is required if the total of all dividends declared in any calendar year exceed the total of its net income for that year combined with its retained net income of the preceding two years.

Stock Performance Graph

The following performance graph and related information are neither “soliciting material” nor “filed’ with the SEC, nor shall such information be incorporated by reference into any future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, except to the extent the First Bancshares specifically incorporates it by reference to such filing.

The performance graph compares the cumulative five-year shareholder return on the First Bancshares’ common stock, assuming an investment of $100 on December 31. 2008, and the reinvestment of dividends thereafter, to that of the common stocks of United States companies reported in the NASDAQ Composite-Total Returns Index and the common stocks of the NASDAQ OMX Banks Index.  The NASDAQ OMX Banks Index contains securities of NASDAQ-listed companies classified according to the Industry Classification Benchmark as Banks.  They include banks providing a broad range of financial services, including retail banking, loans and money transmissions.

Total Returns Index For:	2008	2009	2010	2011	2012	2013
The First Bancshares, Inc.	100.00	77.65	95.77	87.46	109.98	165.78
NASDAQ Composite-Total Returns	100.00	145.34	171.70	170.34	200.57	281.14
NASDAQ OMX Banks Index	100.00	83.70	95.54	85.51	101.50	143.84

Notes:
A.	The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B.	The indexes are reweighted daily, using the market capitalization on the previous trading day.
C.	If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
  D. The index level for all series was set to $100.00 on 12/31/2008.

Description of First Bancshares Common Stock

First Bancshares has 10,000,000 shares of authorized common stock, $1.00 par value, and authority to issue up to 10,000,000 shares of preferred stock, $1.00 par value, with such preferences, limitations, and relative rights as determined by the Board of Directors.  As of March 20, 2014, there were 5,149,280 shares of First Bancshares common stock issued and outstanding.

Voting Rights; Cumulative Voting

Pursuant to the MBCA and the First Bancshares Bylaws, each outstanding share of the First Bancshares common stock is entitled to one vote on each matter submitted to a vote. Holders of the First Bancshares’s common stock do not have cumulative voting rights. Article 2.6 of the First Bancshares Bylaws provides that unless otherwise required by the MBCA or the Articles, all classes or series of the First Bancshares shares entitled to vote generally on a matter shall for that purpose be considered a single voting group.

Limitations on Directors’ and Officers’ Liability

Article 7 of the First Bancshares Articles of Incorporation provide that no director of the First Bancshares shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for any appropriation in violation of fiduciary duties of any business opportunity; for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, under Section 79-4-8.33 of the MBCA, or for any transaction from which the director derived an improper personal benefit. Article 8 of the First Bancshares Bylaws provide for indemnification of Directors and Officers as discussed below under the caption “Indemnification.”

Supermajority Voting Requirements; Business Combinations or Control Share Acquisition

The MBCA states that in the absence of a greater requirement in the articles of incorporation, a sale, lease, exchange, or other disposition of all, or substantially all, a corporation’s property requires approval by a majority of the shares entitled to vote on the transaction. The First Bancshares Articles of Incorporation do not provide for a greater than majority vote on such a transaction.

The First Bancshares Articles of Incorporation do include a control share acquisition provision requiring any person who plans to acquire a control block of stock (generally defined as 10%) to obtain approval by the majority vote of disinterested shareholders or the affirmative vote of 75% of eligible members of the Board of Directors in order to vote the control shares. If a control share is made without first obtaining this approval, all stock beneficially owned by the acquiring person in excess of 10% will be considered “excess stock” and will not be entitled to vote.

Any person who proposes to make or has made a control share acquisition may deliver a statement to the First Bancshares describing the person’s background and the control share acquisition and requesting a special meeting of shareholders of the First Bancshares to decide whether to grant voting rights to the shares acquired in the control share acquisition. The acquiring person must pay the expenses of this meeting. If no request is made, the voting rights to be accorded the shares acquired in the control share acquisition shall be presented to the next special or annual meeting of the shareholders. If the acquiring person does not deliver his or her statement to the First Bancshares, it may elect to repurchase the acquiring person’s shares at fair market value. Control shares acquired in a control share acquisition are not subject to redemption after an acquiring person’s statement has been filed unless the shares are not accorded full voting rights by the shareholders.

Removal of Directors

Article 11 of the First Bancshares Articles of Incorporation provide that no director of the First Bancshares may be removed except by the shareholders for cause, provided that directors elected by a particular voting group may be removed only by the shareholders in that voting group for cause. Article 3.3 of the First Bancshares Bylaws provide further that removal action may only be taken at a shareholders’ meeting for which notice of the removal action has been given. A removed director’s successor may be elected at the same meeting to serve the unexpired term.

Board of Directors

Under Article 10 of the First Bancshares’s Articles of Incorporation, the Board of Directors of the First Bancshares is divided into three classes — Class I, Class II, and Class III as nearly equal in numbers of directors as possible. Article 3.2 of the Bylaws establishes a minimum of 9 directors, and a maximum of 25 directors. At present there are  a total of 10 directors divided as follows:  3 Class I directors, 3 Class II directors, and 4 Class III directors.  The terms of the Class I directors will expire at the 2014 Annual Shareholders’ Meeting. The terms of the Class II directors will expire at the 2015 Annual Shareholders’ Meeting.  The terms of the Class III directors will expire at the 2016 Annual Shareholders’ Meeting.

Vacancies in the Board of Directors

Under the First Bancshares Bylaws, any vacancy, may be filled for the unexpired term by the affirmative vote of a majority of the remaining directors, provided that, if the vacant office was held by a director elected by a particular voting group, only the shares of that voting group or the remaining directors elected by that voting group shall be entitled to fill the vacancy; and further provided that, if the vacant office was held by a director elected by a particular voting group, the other remaining directors or director (elected by another voting group or groups) may fill the vacancy during an interim period before the shareholders of the vacated director’s voting group act to fill the vacancy.

Amendment of the Articles of Incorporation or Bylaws

Under the MBCA, the board of directors has the power to amend or repeal the bylaws of a Mississippi corporation such as the First Bancshares, unless such power is expressly reserved for the shareholders. Article 10 of the First Bancshares Bylaws provide that the Bylaws may be amended, altered, or repealed by the Board of Directors, except with regard to the provisions establishing the number of directors and process for removal of directors, which may only be amended by the affirmative vote of holders of outstanding shares entitled to more than 80% of the votes entitled to be cast on the alteration, amendment, or repeal.

Amendments to the Articles of Incorporation that result in dissenters’ rights require the affirmative vote of a majority of the outstanding shares entitled to vote on the amendment. Otherwise, the Articles of Incorporation may be amended by a majority vote of the shares present at a meeting where a quorum is present.

Special Meetings of Shareholders

Under the First Bancshares Bylaws, special meetings of the shareholders, for any purpose or purposes, may be called by the Chairman of the Board, the Chief Executive Officer, or the Board of Directors, or within 75 days of a written request of shareholders holding in the aggregate 10% or more of the total voting power entitled to vote on an issue. Such a request must state the purpose or purposes of the proposed special meeting.

Shareholder Proposals and Nominations

The First Bancshares Bylaws provide procedures that must be followed to properly nominate candidates for election as directors. At least 60 days prior to the Annual Meeting, or 10 days after notice of the Annual Meeting is provided to shareholders, notice must be given to the Secretary of the First Bancshares if a shareholder intends to nominate an individual for election to the Board of Directors or propose any shareholder action. These Bylaw provisions also require information to be supplied about both the shareholder making such nomination or proposal and the person nominated.

Indemnification

Section 79-4-8.50 through 79-4-8.59 of the MBCA provide the First Bancshares with broad powers and authority to indemnify its directors and officers and to purchase and maintain insurance for such purposes and mandate the indemnification of the First Bancshares’ directors under certain circumstances. the First Bancshares’s Articles of Incorporation also provide it with the power and authority, to the fullest extent legally permissible under the MBCA, to indemnify its directors and officers, persons serving at the request of the First Bancshares or for its benefit as directors or officers of another corporation, and persons serving as the First Bancshares  representatives or agents in certain circumstances. Pursuant to such authority and the provisions of the First Bancshares’ Articles of Incorporation, the First Bancshares intends to purchase insurance against certain liabilities that may be incurred by it and its officers and directors.

The Articles of Incorporation of First Bancshares contain a provision which, subject to certain exceptions described below, eliminates the liability of a director or officer to it or its shareholders for monetary damages for any breach of duty as a director or officer. This provision does not eliminate such liability to the extent the director or officer engaged in willful misconduct or a knowing violation of criminal law or of any federal or state securities law, including, without limitation, laws proscribing insider trading or manipulation of the market for any security.

Under its Bylaws, First Bancshares must indemnify any person who becomes subject to a lawsuit or proceeding by reason of service as a director of First Bancshares or The First or any other corporation which the person served as a director at the request of the First Bancshares. Except as noted in the next paragraph, directors are entitled to be indemnified against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director in connection with the proceeding. Directors are also entitled to have First Bancshares advance any such expenses prior to final disposition of the proceeding, upon delivery of (1) a written affirmation by the director of his good faith belief that the standard of conduct necessary for indemnification has been met, and (2) a written undertaking to repay the amounts advanced if it is ultimately determined that the standard of conduct has not been met.

Under the Bylaws, indemnification will be disallowed if it is established that the director appropriated, in violation of his duties, any business opportunity of the First Bancshares, engaged in acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, approved dividends or other distributions in violation of the MBCA, or engaged in any transaction in which the director derived an improper personal benefit. In addition to the Bylaws of First Bancshares, the MBCA requires that a corporation indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he is or was a director of the corporation against reasonable expenses incurred by him or her in connection with the proceeding. The MBCA also provides that, upon application of a director, a court may order indemnification if it determines that the director is entitled to such indemnification under the applicable standard of the MBCA.

The Board of Directors of First Bancshares also has the authority to extend to officers, employees, and agents the same indemnification rights held by directors, subject to all of the accompanying conditions and obligations. The Board of Directors has extended or intends to extend indemnification rights to all of its executive officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of First Bancshares pursuant to the Articles of Incorporation or Bylaws, or otherwise, First Bancshares has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Financial Statements

The financial statements of First Bancshares may be found on pages 29 through 72 of First Bancshares Annual Report to Shareholders for the year ended December 31, 2013, on Form 10-K which is attached hereto as Annex E.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

First Bancshares Management’s Discussion and Analysis of Financial Condition and Results of Operation is contained on pages 6 through 27 of First Bancshares Annual Report to Shareholders for the year ended December 31, 2013, which is attached hereto as Annex E.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

During 2013, there were no changes in or disagreements with First Bancshares’ accountants on Accounting and Financial Disclosures.

CERTAIN INFORMATION CONCERNING BCB HOLDING COMPANY, INC.

Business

BCB is a registered bank holding company and an Alabama corporation incorporated in 1998 that is the owner of Bay Bank, an Alabama-chartered bank established in 1999.  Its main office is located at 6140 Airport Blvd., Mobile, Alabama 36608   (Telephone Number: (251) 341-3565). As of March 31, 2014, BCB had total assets of approximately $77.8  million, deposits of approximately $56.8 million and total stockholders’ equity of approximately $5.2 million.  BCB operates four banking offices in Mobile County, Alabama.  Bay Bank’s deposits are insured by the FDIC.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

During 2013, there were no changes in or disagreements with BCB’s accountants on Accounting and Financial Disclosures.

THE MERGER

The discussion in this proxy statement/prospectus of the merger and the principal terms of the merger agreement is subject to, and qualified in its entirety by reference to, the merger agreement, a copy of which accompanies this proxy statement/prospectus as Annex A and is incorporated into this proxy statement/prospectus by reference. References in this discussion and elsewhere in this proxy statement/prospectus to the “merger” are to the merger of BCB into First Bancshares, unless the context clearly indicates otherwise.

General

On March 3 and February 20, 2014, BCB board of directors and First Bancshares’ board of directors, respectively, unanimously approved the merger agreement and the merger.  If all of the conditions set forth in the merger agreement are satisfied or waived (to the extent permitted by law) and if the merger is otherwise completed, BCB will merge with and into First Bancshares, and First Bancshares will be the surviving corporation.  Concurrently with the merger of BCB with and into First Bancshares, Bay Bank will merge with and into The First, and The First will be the surviving bank.

Under the terms of the merger agreement, holders of BCB common stock outstanding prior to August 1, 2013, will have a right to receive for each share of BCB common stock held immediately prior to the merger (x) $3.60 in either cash and/or First Bancshares common stock, (y) one CVR, and (z) a beneficial interest in a trust liquidating BCB’s claims arising out of the 2010 Deepwater Horizon oil spill.  If the holders of such BCB common stock do not elect to receive at least 30% of the aggregate consideration to which they are entitled in First Bancshares common stock, First Bancshares may pro rata increase such percentage of the consideration received until 30% is obtained. The First Bancshares common stock to be issued pursuant to this election is subject to further adjustment in accordance with the merger agreement.  If, on the date that is five business days prior to the closing date of the merger, the 30 trading day average price of First Bancshares common stock is greater than $15.81, then the number of shares of First Bancshares common stock to be issued will be calculated based on $15.81 rather than the higher price. Further, if, on the date that is five business days prior to the closing date of the merger, the 30 trading day average price of First Bancshares common stock is less than $12.93, then the number of shares of First Bancshares common stock to be issued will be calculated based on $12.93 rather than the lower price.

First Bancshares will not issue any fractional shares of First Bancshares common stock in the merger.  Instead, a holder of BCB common stock who otherwise would have received a fraction of a share of First Bancshares common stock will receive an amount in cash.  This cash amount will be determined by multiplying the fraction of a share of First Bancshares common stock to which the holder would otherwise be entitled by the average closing price of one share of First Bancshares common stock as reported on the NASDAQ for the 30 trading days prior to the 5th business day prior to the date on which the merger is completed, and then rounded to the nearest cent.

Each CVR is worth up to $0.40 depending on the resolution of certain identified loans of Bay Bank over a three-year time period.

As a portion of the merger consideration, each Holder of BCB Common Stock Issued prior to August 1, 2013, will receive a beneficial interest in the Deepwater Horizon Trust which will be assigned all claims of BCB and Bay Bank for loss or damages, if any, arising out of or related to the April 2010 Deepwater Horizon incident against B.P. Exploration and Production, Inc. and any other parties responsible therefor, including those described in the complaints filed by the Federal District Court for the Eastern District of Louisiana, case numbers 2:13-cv-02304 and 2:13-cv-02451.

Holders of BCB common stock issued on or after August 1, 2013 will receive $2.25 plus 3.00% simple interest from August 1, 2013, in cash only for each share of such BCB common stock outstanding.

In addition, in connection with the consummation of the merger, each outstanding share of BCB CPP Preferred Stock will be either redeemed by BCB or purchased by First Bancshares prior to the effective time of the merger.

Background of the Merger

As part of its ongoing consideration and evaluation of BCB’s long-term prospects and strategic plan, BCB board of directors and senior management regularly have reviewed and assessed BCB’s business strategies and objectives, including opportunities and challenges, all with the goal of enhancing shareholder value. The well-documented economic challenges that have faced the nation over the last few years and the economic fallout of the 2010 BP Oil Spill have had a negative impact on BCB. This has led to additional loan loss provisions, increases in total charge-offs, increases in expenses associated with problem assets, and diminished new loan demand from creditworthy borrowers, all of which impacted BCB’s earnings capacity and its capital strength.  Also, in 2009, Bay Bank entered into a Consent Order with the FDIC which obligated Bay Bank to increase capital.  In evaluating the availability and cost of raising capital for Bay Bank, BCB’s directors, with the advice of investment banking professionals, determined that a strategic transaction, such as the merger, was a superior course of action for its shareholders.  Since then, BCB has retained investment banking firms which have marketed BCB.  Several potential acquirors have confidentially conducted due diligence investigations evaluating BCB ranging from cursory to complete on-site reviews.  In connection therewith, several potential acquirors have made offers to purchase BCB in formats ranging from very informal to executed letters of intent to the negotiation of definitive agreements.

BCB’s Reasons for the Merger; Recommendation of the BCB Board of Directors

After careful consideration and conducting negotiations with several parties, the BCB board of directors determined that a merger with First Bancshares, the merger agreement and the transactions contemplated by the merger agreement were advisable and in the best interests of BCB and its shareholders and approved the merger agreement and the transactions contemplated by the merger agreement, including the merger. Accordingly, BCB’s board of directors recommends that holders of BCB common stock vote “FOR” adoption and approval of the merger agreement at the BCB special meeting.

In reaching its decision, the BCB board of directors consulted with its senior management team, as well as its outside legal and financial advisors, and considered a number of factors, including the following material factors (not in any relative order of importance):

•
the board of directors’ understanding of the business, operations, financial condition, asset quality, earnings and prospects of BCB, including its prospects as an independent entity, and management’s and the board of directors’ views and opinions on the current state of the financial services industry;

•
the board of directors’ understanding of First Bancshares’ business, operations, financial condition, asset quality, earnings and prospects, its view that the merger would result in a combined company with a diversified revenue stream, a well-balanced loan portfolio and an attractive funding base;

•
the board of directors’ belief that the merger is more favorable to BCB’s shareholders than the alternatives to the merger, including conducting a private or public “auction” or sale process, which belief was formed based on the board of directors’ review, with the assistance of National Capital, BCB’s financial advisor, of the strategic alternatives available to BCB;

•	BCB’s previous attempts to raise capital through several methods;

•	the market consensus on likely projected target earnings and the higher trading multiple assigned to First Bancshares common stock in comparison to BCB common stock;

•	the greater liquidity and per share market growth potential afforded by First Bancshares common stock;

The BCB board of directors also considered a variety of potentially negative factors in its deliberations concerning the merger agreement and the merger, including the following (not in any relative order of importance):

•
the fact that, because the merger consideration will partially consist of shares of First Bancshares common stock, BCB shareholders could be adversely affected by a decrease in the trading price of First Bancshares common stock after the merger;

•
the fact that, while BCB expects that the merger will be consummated, there can be no assurance that all conditions to the parties’ obligations to complete the merger agreement will be satisfied, including the risk that certain regulatory approvals, the receipt of which are conditions to the consummation of the merger, might not be obtained, and, as a result, the merger may not be consummated and BCB’s franchise value may suffer as a result;

•
the restrictions on the conduct of BCB’s business prior to the completion of the merger, which are customary for merger agreements involving financial institutions, but which, subject to specific exceptions, could delay or prevent BCB from undertaking business opportunities that may arise or any other action it would otherwise take with respect to the operations of BCB absent the pending completion of the merger;

•
the significant risks and costs involved in connection with entering into and completing the merger, or failing to complete the merger in a timely manner, or at all, including as a result of any failure to obtain required regulatory approvals, such as the risks and costs relating to diversion of management and employee attention, potential employee attrition, and the potential effect on business and customer relationships; and

•
the fact that BCB would be prohibited from affirmatively soliciting acquisition proposals after execution of the merger agreement, and the possibility that the $350,000 termination fee payable by BCB upon the termination of the merger agreement under certain circumstances, which feature was required by First Bancshares and agreed to by BCB after weighing against the positive features of First Bancshares’ offer, could discourage other potential acquirers from making a competing bid to acquire BCB.

The foregoing discussion of the information and factors considered by the BCB board of directors is not intended to be exhaustive but includes the material factors considered by the board of directors. In view of the variety of factors considered in connection with its evaluation of the merger, the BCB board of directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given different weights to different factors. The BCB board of directors did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. The BCB board of directors based its recommendation on the totality of the information presented.

The BCB board of directors unanimously recommends that you vote “FOR” the proposal to adopt the merger agreement, “FOR” the establishment of the Deepwater Horizon Trust, assignment of claims thereto and appointment of trustees therefor, and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

In considering the recommendation of the BCB board of directors with respect to the proposal to adopt the merger agreement, holders of BCB common stock should be aware that BCB’s directors and executive officers have interests in the merger that may be different from, or in addition to, those of other BCB shareholders. The board of directors was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger (to the extent such interests existed at that time), and in recommending that the merger agreement be adopted by the holders of BCB common stock. See “The Merger—Interests of Certain BCB Directors and Executive Officers in the Merger” beginning on page ___.

It should be noted that this explanation of the reasoning of BCB’s board of directors and other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Special Note Regarding Forward-Looking Statements” on page__.

Opinion of BCB’s Financial Advisor

Analyses of National Capital

In performing its analyses, National Capital made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of National Capital, BCB and First Bancshares. Any estimates contained in the analyses performed by National Capital are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which those businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. The National Capital opinion was among several factors taken into consideration by BCB board of directors in making its determination to adopt the merger agreement and the related transactions. Consequently, the analyses described below should not be viewed as determinative of the decision of BCB board of directors, or the decision of management, with respect to the fairness of the merger consideration to BCB shareholders.

The summary that follows is not a complete description of the analyses underlying the National Capital opinion or the presentation made by National Capital to BCB board of directors, but summarizes the material analyses performed and presented in connection with its opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description.

The following sections and tables present National Capital's financial analysis, including certain adjustments not reflected in BCB audited financial statements.  In arriving at its opinion, National Capital did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. National Capital believes that its analyses and the summary of its analyses must be considered as a whole, and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion. The tables alone do not constitute a complete description of the financial analyses.

Asset-based approaches.  Asset-based approaches presume that the value of the entity is represented by the market value of the assets owned by the entity, less the market value of any liabilities.  The net asset value method, an asset-based approach, assumes that the values of all assets are realized through the course of normal business operations while the liquidation method assumes that all assets are liquidated in an orderly fashion.  The net asset value method derives a value by determining the market value of the individual balance sheet components.  This method typically assumes liquidation of the entity’s property on the date of appraisal with recognition of securities gains or losses, real estate appreciation or depreciation and any adjustments to the loan loss reserve, discounts to the loan portfolio or changes in the net value of other assets.  National Capital did not believe that the net asset value method was appropriate to use in this transaction because the First Bancshares is a going concern and because the net asset value method is based on historical costs and varying accounting methods.  Even if the assets and liabilities are adjusted to reflect prevailing prices and yields (which is often of limited accuracy because readily available data is often lacking), the net asset value method results in a liquidation value for the First Bancshares and does not take into account the values attributable to the going concern, such as the interrelationship among the First Bancshares’ assets, liabilities, customer relations, market presence, image and reputation, and staff expertise and depth.  Therefore, National Capital gave no weight to the net asset value method of valuation in determining the fairness of the transaction consideration.

Market-based approaches.  In market-based approaches, financial characteristics and other information for publicly-traded companies and transactions on which public information is available are utilized as a basis for determining the value of the subject company.  Market-based approaches work on the financial theory of substitution or economic indifference.  That is, by obtaining financial information and other data regarding public companies or transactions on which public information is available, an appraiser may analyze the subject company and make appropriate adjustments to recognize differences between the subject company and comparable companies in order to make a determination as to value.  National Capital performed two analyses using the market value method.

Comparable whole bank transaction analysis.  In determining a range of values for BCB’s common stock and in rendering its fairness opinion, National Capital analyzed the consideration paid in selected financial institution merger transactions.  The objective of National Capital’s analysis was to determine an appropriate value by analyzing data related to actual sales transactions of similar entities and making appropriate adjustments to recognize the differences between our organization and comparable bank or bank holding companies that have recently been sold.

National Capital identified a group of 14 comparable financial institution acquisitions involving selling institutions with total assets between $40 million and $120 million announced between January 1, 2009 and February 20, 2014.  National Capital applied the transaction multiples of certain financial indicators to the related financial statistics of our organization to derive an implied value.  Terminated transactions, distressed institution sales and transactions where material data was unavailable were excluded from the analysis.  The following table sets forth the average, trimmed mean and median transaction multiples of selected financial indicators for the comparable financial institution acquisition group identified by National Capital, along with comparative balance sheet and earnings data.

	Average	Median	80% Trim Average	Subject (12/31/13)
Total Assets	73,132	67,541	71,955	78,679

Tangible Book Value Multiple	1.21	1.19	1.19
Bank Equity Capital / Assets(1)	7.51	7.62	7.58	7.80

Earnings Multiple	10.59	0	8.06
ROAA	0.03	(0.04)	0.04	0.06

Price to Deposits	9.44	10.12	9.41
Total Deposits	64,808	60,108	64,024	57,531
(1) Excludes unrealized securities gains/losses

In its analysis, National Capital weighted the various financial indicators in the manner that it determined appropriate, in its professional judgment, in light of the characteristics of our organization and the comparable financial institution data set.  By applying these key valuation indicators to the relevant financial statistics of its organization, and after consideration of all appropriate valuation adjustments described below, National Capital determined a fair market value of $3,215,362 ($3.46 per share) for the Class A common stock of BCB.

Comparable public company analysis.  Share exchange analysis is another market-based approach that assumes that a rational, publicly-traded bank or bank holding company would be willing to acquire another bank or bank holding company in a stock transaction only if the transaction would be non- or minimally dilutive to the acquirer’s pro forma per share earnings.

National Capital analyzed the earnings performance of BCB in light of the earnings performances and market values of several peer groups of publicly traded banks and bank holding companies in the United States.  By applying the price to earnings and price to deposit ratios of the comparable public company datasets, National Capital estimated a value based on the value of similarly situated publicly traded institutions.  National Capital determined a fair market value of $3,263,702 ($3.51 per share) under this method using the Regional Asset-Ranged Acquirer dataset.  The following tables show some of the characteristics of the various comparable datasets considered.

Comparative Statistics	Total Assets	Loans / Assets	ROAA	ROAE	Tangible Equity / Tangible Assets	Average Daily Stock Volume LTM	Number of Companies in Dataset
All Comps Trim Mean	459,859	63.42	0.77	7.53	9.71	564	366
Asset-Ranged Acquirer Comps Trim Mean	383,949	64.43	0.76	7.55	9.58	533	226
Regional Asset-Ranged Acquirer Comps Trim Mean	352,912	64.59	0.74	7.33	9.65	503	57
Asset-Ranged Target Comps Trim Mean	80,295	64.92	0.59	5.40	11.10	164	19
Regional Asset-Ranged Target Comps Trim Mean	---	---	---	---	---	---	0

Bay Bank	78,679	58.10	0.06	0.77	7.80	0

Valuation Metrics	Price / LTM Earnings (x)	Price / Book (%)	Price / Assets (%)	Price / Deposits (%)	Base Bank Value	Additional Capital & Other BHC Assets / Liabilities	First Bancshares Value
All Comps Trim Mean	13.46	97.78	9.53	11.05	6,355,021	(2,310,000)	4,045,021
Asset-Ranged Acquirer Comps Trim Mean	13.25	95.11	9.08	10.71	6,161,373	(2,310,000)	3,851,373
Regional Asset-Ranged Acquirer Comps Trim Mean	12.13	87.19	8.30	9.69	5,573,702	(2,310,000)	3,263,702
Asset-Ranged Target Comps Trim Mean	19.19	78.09	8.57	10.16	5,845,472	(2,310,000)	3,535,472
Regional Asset-Ranged Target Comps Trim Mean	---	---	---	---	---	---	---

Relative Weighting of Metrics	0%	0%	0%	100%

Income-based approaches.  Income-based approaches measure value by capitalizing or discounting the cash flow or earnings of the enterprise.  A discounted cash flow analysis measures enterprise value by discounting future cash flows to present value.  This analysis considers projected levels of asset growth, required regulatory capital, earnings, dividend paying capacity and future residual or terminal value.  A capitalization of historical earnings analysis measures enterprise value by capitalizing the subject company’s earnings stream.  Based on the volatility of our historical earnings and the uncertainty of future earnings, National Capital determined that income-based approaches were not an appropriate method for valuing our organization as a going concern.

Valuation adjustments.  The purpose of a valuation adjustment is to reflect differences between the characteristics of the subject company and those of the comparable datasets from which the indications of value are derived.  As valuations are based on the financial principle of substitution, these adjustments are an attempt to account for the varying degrees of risk associated with the subject company as measured against “comparable” similar investments.

For the value returned by the comparable whole bank transaction analysis, National Capital applied a downward adjustment of 13% to exclude the strategic control premium paid by purchasers of whole institutions.  This adjustment was derived from National Capital’s professional experience in analyzing the potential synergies of community bank acquisitions and reflects the reciprocal factor of a 15% synergistic acquisition premium.

Due to the nature of the subject transaction, National Capital determined that marketability and minority discounts should not be applied in reaching a determination of value.

Conclusion.  Based upon its review of the empirical information described in this information statement, the valuation and the fairness opinion, and all of the other relevant factors and information deemed appropriate in its professional judgment, National Capital advised BCB board of directors that, in its considered opinion, the consideration to be received as set forth in the proposed transaction, is fair, from a financial point of view, to all shareholders of BCB, including those shareholders who are not directors or executive officers of BCB.

The summary contained in this section provides a description of the material analyses prepared by National Capital and does not purport to be a complete description of the analyses prepared by National Capital in connection with the valuation analysis and in rendering the opinion.  The preparation of a valuation analysis and a fairness opinion is a complex process involving subjective judgments as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such a valuation or opinion is not necessarily susceptible to partial analysis or summary description.  National Capital believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses, without considering all analyses, or selecting part of the above summary, without considering all factors and analyses, would create an incomplete view of the processes underlying the analyses set forth in National Capital’s presentations to the board of directors and in the fairness opinion.

In its valuation and fairness opinion, National Capital made numerous assumptions with respect to industry performance, business and economic conditions and other matters.  While National Capital believes that these projections and the assumptions upon which they were based were reasonable, National Capital has no control over the future occurrence of any of the events upon which the projections were based.  Certain of the projections are based on factors, such as general and local economic conditions, that are beyond our control.  In addition, estimates of values of other companies used in rendering the appraisal and fairness opinion do not purport to be appraisals of those companies or necessarily reflect the prices at which those companies or their securities may actually be sold.  National Capital selected comparable public companies and comparable acquisitions on the basis of various factors, including the size and similarity of selected companies, their business mix and similar characteristics of the transactions; however, no company or transaction utilized as a comparison in these analyses summarized above is identical to BCB or the transaction.

Opinion of First Bancshares’ Financial Advisor

First Bancshares’ board of directors requested that Chaffe evaluate the fairness, from a financial point of view, to the shareholders of First Bancshares of the consideration to be paid by First Bancshares in connection with the proposed merger of BCB with and into First Bancshares pursuant and subject to the merger agreement.

At a February 20, 2014 meeting of First Bancshares’ board of directors, Chaffe provided the board an overview of its analyses performed as of the date of the meeting.  Chaffe advised the board of directors that its analyses were as of such date and based upon and subject to various qualifications and assumptions described in the meeting.  At this meeting, Chaffe rendered its fairness opinion to the board of directors of First Bancshares that, as of such date, the merger consideration was fair, from a financial point of view, to the common shareholders of First Bancshares.

The full text of the Chaffe opinion, dated February 20, 2014, which sets forth assumptions made, matters considered, and limits on the scope of review undertaken, is attached as Annex C to this registration statement.  The summary of the opinion set forth in this registration statement is qualified in its entirety by reference to the full text of such opinion.

In connection with rendering its opinion, Chaffe, among other things:

i.	reviewed the most recent draft of the merger agreement dated February 14, 2014;

ii.	reviewed the Consent Order entered into by Bay Bank with the Federal Deposit Insurance Corporation and the Alabama State Banking Department dated January 12, 2010;

iii.	reviewed and analyzed certain publicly available financial statements and other information of First Bancshares, Bay Bank and BCB;

iv.
reviewed and analyzed certain internal financial statements and other financial and operating data concerning First Bancshares, Bay Bank and BCB, including limited budgetary projections, and assumed such information was prepared on a reasonable basis upon which to evaluate the financial prospects of First Bancshares, Bay Bank and BCB for purposes of its analysis and opinion;

v.	discussed the past and current operations and financial condition and the prospects of BCB with its senior executives;

vi.	compared the financial performance of BCB and Bay Bank with that of certain other comparable publicly traded companies;

vii.	reviewed the financial terms of business combinations in the commercial banking industry, which Chaffe deemed generally comparable to the merger;

viii.	compared the financial performance of First Bancshares with that of certain other comparable publicly traded companies;

ix.	considered a number of valuation methodologies, including among others, those that incorporate book value, deposit base premium and capitalization of earnings; and

x.	performed such valuations and such other studies and analyses as Chaffe deemed appropriate to this opinion.

In this review, Chaffe has relied, without independent verification, upon the accuracy and completeness of the historical and projected financial information and all other information reviewed by Chaffe for purposes of this opinion.  Chaffe did not make an independent review of BCB’s assets or liabilities but was provided with certain appraisals of BCB’s assets and liabilities upon which it relied for this opinion.  Chaffe relied solely on First Bancshares and BCB for information as to the adequacy of BCB’s loan loss reserves and values of other real estate owned.  This opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date hereof.  In rendering this opinion, Chaffe has, with First Bancshares’ consent, assumed that in all respects material to its analysis the merger will be consummated in accordance with the terms described in the merger agreement it has examined, without any material waiver, amendment or delay of any terms, condition or agreement.  Chaffe also has assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the merger will be obtained without any material adverse effects on First Bancshares.

This fairness opinion has been approved and authorized for issuance by Chaffe’s Fairness Opinion Review Committee.  The opinion is provided solely for the benefit and use of the board of directors of First Bancshares, in their capacity as directors of First Bancshares, in connection with and for the purposes of their consideration of the proposed Merger.

The following summarizes the material financial analyses presented by Chaffe to First Bancshares’ board of directors at its meeting on February 20, 2014, which material was considered by Chaffe in rendering the opinion described below.

Transaction Overview

Based on the terms and conditions pursuant to the merger agreement, the Class A Consideration per share was $3.60.  Chaffe calculated the total Class A Consideration of BCB pursuant to the merger agreement to be approximately $3.3 million.  In addition, Chaffe considered the purchase, assumption and/or redemption of the Class B common stock, CPP Preferred Stock obligations, and AloStar Note of $200,000.25, $2.1 million, and $600,000, respectively, to arrive at total consideration of $6.2 million.  Contingent consideration of $0.40 per share was not included in total consideration given the payout of such contingent consideration is based on performance of certain classified assets on which First Bancshares has already marked at fair value.  A payout of all or a portion of the CVR, if any, would indicate the classified asset is performing better than anticipated and thus would have a net zero effect on total consideration paid, meaning the higher purchase price would exactly offset the lower tax-effected credit loss.

Chaffe used $3.60 per common share ($3.3 million in aggregate) when calculating multiples based on holding company level financials and total consideration of $6.2 million when calculating multiples based on bank level financials.  Based upon financial information for BCB and Bay Bank for the year ended December 31, 2013, Chaffe calculated the following transaction multiples:

Transaction Multiples
	BCB Holding
	Company, Inc.	Bay Bank
Price/Tangible Book Value per Share	104.2%	113.2%
Price/Last Twelve Months Earnings per Share	NM	NM
Price/Assets per Share	7.9%	7.9%
Price/Deposits per Share	9.8%	10.8%
Tangible Book Premium/Core Deposits per Share(1)	0.3%	1.6%
(1) Core deposits (defined as total deposits less time deposits > $100,000 and all brokered deposits) of $46.8 million.

Selected Public Companies Analysis
Chaffe used publicly available information to perform a comparison of BCB’s financial performance and condition to the following institutions traded on the New York Stock Exchange (“NYSE”), NYSE Market Equities, or NASDAQ and headquartered in Alabama, Arkansas, Florida, Georgia, Louisiana, Mississippi, South Carolina, and Tennessee with total assets less than $1.0 billion, a tangible common equity to tangible assets ratio less than 10.0%, and a nonperforming assets excluding restructured loans to assets ratio less than 3.0% as of February 14, 2014 (“Regional Public Peer Group”).  Chaffe noted that none of the companies reviewed was identical to BCB and that, accordingly, the analysis of such companies necessarily involved complex qualitative considerations and judgments concerning differences in the business, operating and financial characteristics of each company, and other factors that affect the public market values of such companies.  Companies included in this group were:

Auburn National Bancorporation, Inc.	Southern First Bancshares, Inc.
Citizens Holding Company	Southwest Georgia Financial Corporation
First Communty Corporation	The First Bancshares, Inc.

The analysis compared publicly available financial information for BCB and the 25th percentile, median, and 75th percentile financial performance and condition and market trading data for the Regional Public Peer Group as of and for the twelve months ended December 31, 2013.  The following table sets forth the data for BCB and the 25th percentile, median, and 75th percentile data for the Regional Public Peer Group as of and for the twelve months ended December 31, 2013 with pricing data as of February 14, 2014.

Regional Public Peer Group Analysis

		Regional Public	Regional Public	Regional Public
	BCB Holding	Peer Group	Peer Group	Peer Group
	Company, Inc.	25th Percentile	Median	75th Percentile
Total Assets ($000s)	$78,817	$662,818	$812,206	$886,391
LTM Return on Average Assets	(0.01%)	0.62%	0.71%	0.80%
LTM Return on Average Common Equity	(0.33%)	8.00%	8.97%	9.01%
LTM Net Interest Margin	4.11%	3.25%	3.47%	3.62%
LTM Efficiency Ratio	101.65%	67.08%	70.53%	73.56%
Tier 1 Leverage Ratio	4.38%	9.00%	9.38%	9.98%
Tangible Common Equity/Tangible Assets	3.59%	6.24%	7.74%	8.34%
NPAs ex. Restructured Loans/Assets	1.09%	1.07%	1.08%	1.31%
Price/Tangible Book Value per Share	NA	113.0%	124.5%	137.6%
Price/LTM Earnings per Share	NA	12.5x	13.5x	14.0x
Price/Assets per Share	NA	9.9%	10.3%	11.3%
Price/Deposits per Share	NA	11.0%	11.6%	13.0%

Chaffe then compared the transaction multiples implied in the acquisition with the corresponding trading multiples for the selected companies.  A summary of the implied multiples is provided in the following table:

	Implied Transaction	Regional Public	Regional Public	Regional Public
	Multiples	Peer Group	Peer Group	Peer Group
	per Share	25th Percentile	Median	75th Percentile
Price/Tangible Book Value per Share	104.2%	113.0%	124.5%	137.6%
Price/LTM Earnings per Share	NM	12.5x	13.5x	14.0x
Price/Assets per Share	7.9%	9.9%	10.3%	11.3%
Price/Deposits per Share	9.8%	11.0%	11.6%	13.0%

Chaffe calculated the implied per share value based on the trading multiples of the Regional Public Peer Group and compared such values to the per share value in the acquisition.  The implied per share values are summarized in the following table:

	Implied per Share Value Regional Public Peer Group
	25th Percentile	Median	75th Percentile
Price/Tangible Book Value per Share	$3.90	$4.30	$4.76
Price/LTM Earnings per Share	NM	NM	NM
Price/Assets per Share	$5.32	$5.65	$6.50
Price/Deposits per Share	$4.35	$4.72	$5.57

In addition to the Regional Public Peer Group analysis, Chaffe used publicly available information to perform a comparison of BCB’s financial performance and condition to the following institutions traded on the NYSE, NYSE Market Equities, or NASDAQ and under some form of regulatory enforcement action with total assets less than $2.0 billion, a tangible common equity to tangible assets ratio less than 10.0%, and a nonperforming assets excluding restructured loans to assets ratio less than 3.0% as of February 14, 2014 (“National Public Peer Group”).  Chaffe noted that none of the companies reviewed was identical to BCB and that, accordingly, the analysis of such companies necessarily involved complex qualitative considerations and judgments concerning differences in the business, operating and financial characteristics of each company, and other factors that affect the public market values of such companies.  Companies included in this group were:

Atlantic Coast Financial Corporation	Meta Financial Group, Inc.
C&F Financial Corporation	Orrstown Financial Sevices, Inc.
First Security Group, Inc.	Pacific Premier Bancorp, Inc.
First Financial Service Corporation	PNBK Sponsor LLC
MBT Financial Corp.	Shore Bancshares, Inc.

The analysis compared publicly available financial information for BCB and the 25th percentile, median, and 75th percentile financial performance and condition and market trading data for the National Public Peer Group as of and for the twelve months ended December 31, 2013.  The following table sets forth the data for BCB and the 25th percentile, median, and 75th percentile data for the National Public Peer Group as of and for the twelve months ended December 31, 2013 with pricing data as of February 14, 2014.

National Public Peer Group Analysis
		National Public	National Public	National Public
	BCB Holding	Peer Group	Peer Group	Peer Group
	Company, Inc.	25th Percentile	Median	75th Percentile
Total Assets ($000s)	$78,817	$890,581	$1,115,968	$1,290,053
LTM Return on Average Assets	(0.01%)	(1.23%)	0.17%	0.84%
LTM Return on Average Common Equity	(0.33%)	(15.21%)	(1.52%)	10.96%
LTM Net Interest Margin	4.11%	2.54%	3.03%	3.39%
LTM Efficiency Ratio	101.65%	74.02%	80.56%	104.55%
Tier 1 Leverage Ratio	4.38%	7.65%	8.98%	9.55%
Tangible Common Equity/Tangible Assets	3.59%	7.73%	8.25%	8.80%
NPAs ex. Restructured Loans/Assets	1.09%	0.77%	1.63%	2.23%
Price/Tangible Book Value per Share	NA	98.8%	132.0%	151.0%
Price/LTM Earnings per Share	NA	8.6x	13.3x	16.3x
Price/Assets per Share	NA	8.2%	11.0%	11.9%
Price/Deposits per Share	NA	9.8%	12.7%	13.5%

Chaffe then compared the transaction multiples implied in the acquisition with the corresponding trading multiples for the selected companies.  A summary of the implied multiples is provided in the following table:

	Implied Transaction	National Public	National Public	National Public
	Multiples	Peer Group	Peer Group	Peer Group
	per Share	25th Percentile	Median	75th Percentile
Price/Tangible Book Value per Share	104.2%	98.8%	132.0%	151.0%
Price/LTM Earnings per Share	NM	8.6x	13.3x	16.3x
Price/Assets per Share	7.9%	8.2%	11.0%	11.9%
Price/Deposits per Share	9.8%	9.8%	12.7%	13.5%

Chaffe calculated the implied per share value based on the trading multiples of the National Public Peer Group and compared such values to the per share value in the acquisition.  The implied per share values are summarized in the following table:

	Implied per Share Value National Public Peer Group
	25th Percentile	Median	75th Percentile
Price/Tangible Book Value per Share	$3.41	$4.56	$5.22
Price/LTM Earnings per Share	NM	NM	NM
Price/Assets per Share	$3.83	$6.18	$7.00
Price/Deposits per Share	$3.57	$5.40	$5.86

Selected Acquisition Transactions Analysis
Chaffe reviewed publicly available information related to selected acquisitions of national banks and thrifts announced between February 10, 2012 and February 10, 2014, with target total assets between $50 million and $250 million, a last twelve months return on average assets ratio between -1.00% and 1.25%, a tangible bank level equity to tangible assets ratio less than 9.0%, and a nonperforming assets to assets ratio between 0.25% and 4.0% at announcement (“National Peer Group A”).  Chaffe chose these acquisitions involving target companies that possessed general business, operating, and financial characteristics representative of companies in the industry in which BCB operates.  Chaffe noted that none of the acquisitions or subject target companies reviewed was identical to the acquisition of BCB, respectively, and that, accordingly, the analysis of such acquisitions necessarily involved complex qualitative considerations and judgments concerning differences in the business, operating, and financial characteristics of each subject target company and each acquisition and other factors that affect the values implied in such acquisitions.  The transactions included in the group were:

Acquiror:	Target:
Southern Missouri Bancorp, Inc.	Citizens State Bankshares of Bald Knob, Inc.
1st Constitution Bancorp	Rumson-Fair Haven Bank & Trust Co.
HomeStreet, Inc.	YNB Financial Services Corp.
Wildcat Bancshares, Inc.	CBR Bancshares Corp.
The First Bancshares, Inc.	First National Bank of Baldwin County
American Bancorporation, Inc.	Highland Ban-Corp., Inc.
Vision Bancshares, Inc.	Sulphur Community Bancshares, Inc.
Morrill Bancshares, Inc.	JTB Bancshares, Inc.
Mission Bancorp	Mojave Desert Bank, National Association
Reliable Community Bancshares, Inc.	First Southeast Missouri Bancorporation, Inc.

As illustrated in the following table, Chaffe compared the total consideration paid for Bay Bank to the 25th percentile, median, and 75th percentile bank level pricing multiples of the comparable transactions.

		National	National	National
		Peer Group A	Peer Group A	Peer Group A
	Bay Bank	25th Percentile	Median	75th Percentile
Total Assets ($000s)	$78,679	$72,817	$99,577	$122,397
LTM Return on Average Assets	0.06%	0.22%	0.42%	0.50%
LTM Return on Average Equity	0.80%	2.59%	4.42%	5.91%
LTM Efficiency Ratio	99.78%	77.69%	81.93%	91.75%
Tangible Equity/Tangible Assets	7.01%	7.60%	8.05%	8.32%
NPAs/Assets	2.91%	0.63%	0.84%	1.67%
Price/Tangible Book Value per Share (Bank Level)	NA	113.5%	128.1%	136.8%
Price/LTM Earnings per Share (Bank Level)	NA	15.1x	23.9x	30.6x
Price/Assets per Share (Bank Level)	NA	8.9%	10.7%	11.1%
Price/Deposits per Share (Bank Level)	NA	10.4%	11.6%	12.3%
Tangible Book Premium/Core Deposits (Bank Level)	NA	1.4%	3.5%	3.8%

Chaffe then compared the transaction multiples implied in the acquisition with the corresponding pricing multiples for the selected companies.  A summary of the implied multiples is provided in the following table:

		National	National	National
		Peer Group A	Peer Group A	Peer Group A
	Bay Bank	25th Percentile	Median	75th Percentile
Price/Tangible Book Value per Share (Bank Level)	113.2%	113.5%	128.1%	136.8%
Price/LTM Earnings per Share (Bank Level)	NM	15.1x	23.9x	30.6x
Price/Assets per Share (Bank Level)	7.9%	8.9%	10.7%	11.1%
Price/Deposits per Share (Bank Level)	10.8%	10.4%	11.6%	12.3%
Tangible Book Premium/Core Deposits (Bank Level)	1.6%	1.4%	3.5%	3.8%

In addition, Chaffe calculated the implied per share value for BCB based on the pricing multiples of the National Peer Group A and compared such values to the per share value in the acquisition.  In order to calculate the implied per share value for BCB, Chaffe subtracted the holding company leverage per share from the implied Bay Bank value per share.  The implied per share values for BCB are summarized in the following table:

	Implied per Share Value National Peer Group A
	25th Percentile	Median	75th Percentile
Price/Tangible Book Value per Share	$3.59	$4.42	$4.92
Price/LTM Earnings per Share	NM	NM	NM
Price/Assets per Share	$4.43	$5.91	$6.24
Price/Deposits per Share	$3.31	$4.08	$4.53
Tangible Book Premium/Core Deposits	$3.51	$4.58	$4.71

Chaffe also reviewed publicly available information related to selected acquisitions of national banks and thrifts announced between February 10, 2012 and February 10, 2014, where the target was under some form of regulatory enforcement action and had total assets less than $500 million, a last twelve months return on average assets ratio greater than -2.00%, a tangible bank level equity to tangible assets ratio less than 10.0%, and a nonperforming assets to assets ratio greater than 2.0% at announcement (“National Peer Group B”).  The transactions included in the group were:

Acquiror:	Target:
Independence Bank	Premier Service Bank
The First Bancshares, Inc.	First National Bank of Baldwin County
Central Valley Community Bancorp	Visalia Community Bank
Nicolet Bankshares, Inc.	Mid-Wisconsin Financial Services, Inc.
Perham State Bancshares, Inc.	Farmers State Bank of Dent
Adam Bank Group, Inc.	Brazos Valley Bank, National Association
Finlayson Bancshares, Inc.	First National Bank of the North
Carlile Bancshares, Inc.	Community State Bank
Investor Group	First National Bank of Scottsdale

As illustrated in the following table, Chaffe compared the total consideration paid for Bay Bank to the 25th percentile, median, and 75th percentile bank level pricing multiples of the comparable transactions.

		National	National	National
		Peer Group B	Peer Group B	Peer Group B
	Bay Bank	25th Percentile	Median	75th Percentile
Total Assets ($000s)	$78,679	$55,070	$123,281	$186,770
LTM Return on Average Assets	0.06%	(1.14%)	(0.10%)	0.08%
LTM Return on Average Equity	0.80%	(13.69%)	(1.40%)	0.84%
LTM Efficiency Ratio	99.78%	83.32%	86.15%	90.13%
Tangible Equity/Tangible Assets	7.01%	7.96%	8.60%	9.39%
NPAs/Assets	2.91%	3.00%	4.25%	5.25%
Price/Tangible Book Value per Share (Bank Level)	NA	94.4%	110.6%	118.8%
Price/LTM Earnings per Share (Bank Level)	NA	10.9x	10.9x	10.9x
Price/Assets per Share (Bank Level)	NA	6.7%	8.7%	10.6%
Price/Deposits per Share (Bank Level)	NA	7.8%	9.6%	12.2%
Tangible Book Premium/Core Deposits (Bank Level)	NA	(0.5%)	1.7%	2.0%

Chaffe then compared the transaction multiples implied in the acquisition with the corresponding pricing multiples for the selected companies.  A summary of the implied multiples is provided in the following table:

		National	National	National
		Peer Group B	Peer Group B	Peer Group B
	Bay Bank	25th Percentile	Median	75th Percentile
Price/Tangible Book Value per Share (Bank Level)	113.2%	94.4%	110.6%	118.8%
Price/LTM Earnings per Share (Bank Level)	NM	10.9x	10.9x	10.9x
Price/Assets per Share (Bank Level)	7.9%	6.7%	8.7%	10.6%
Price/Deposits per Share (Bank Level)	10.8%	7.8%	9.6%	12.2%
Tangible Book Premium/Core Deposits (Bank Level)	1.6%	(0.5%)	1.7%	2.0%

In addition, Chaffe calculated the implied per share for BCB value based on the pricing multiples of the National Peer Group B and compared such values to the per share value in the acquisition.  In order to calculate the implied per share value for BCB, Chaffe subtracted the holding company leverage per share from the implied Bay Bank value per share.  The implied per share values are summarized in the following table:

	Implied per Share Value National Peer Group B
	25th Percentile	Median	75th Percentile
Price/Tangible Book Value per Share	$2.50	$3.42	$3.89
Price/LTM Earnings per Share	NM	NM	NM
Price/Assets per Share	$2.56	$4.27	$5.87
Price/Deposits per Share	NM	$2.82	$4.44
Tangible Book Premium/Core Deposits	$2.56	$3.65	$3.85

Discounted Cash Flow Analysis

Chaffe performed a discounted cash flow analysis to estimate a range of implied per share values for BCB.  In this analysis Chaffe assumed discount rates ranging from 14.9% to 18.9% to derive: (i) the present value of the estimated free cash flows that Bay Bank could generate over the five-year period beginning June 30, 2014, including certain expenses and cost savings forecasted by First Bancshares’ Management as a result of the acquisition and (ii) the present value of Bay Bank’s terminal calculated in year five.  Terminal values for Bay Bank were calculated based on a range of 10.5x to 16.5x to Bay Bank’s net income for the trailing twelve months ending December 31, 2018.  After determining the present value of Bay Bank’s free cash flows and terminal value, Chaffe subtracted the holding company leverage to determine the discounted cash flow value for BCB.  In performing this analysis, Chaffe used First Bancshares and BCB managements’ standalone earnings, projected acquisition costs (including restructuring and transaction expenses) and cost savings estimates for Bay Bank for the five-year period.  The range of per share values of BCB is detailed in the following table:

	Earnings per Share Multiples
	(Values Shown in $ per Share)
Discount Rate	10.5x	12.0x	13.5x	15.0x	16.5x
14.9%	$6.22	$7.17	$8.13	$9.08	$10.04
15.9%	$5.86	$6.77	$7.68	$8.60	$9.51
16.9%	$5.51	$6.39	$7.26	$8.14	$9.01
17.9%	$5.18	$6.02	$6.86	$7.70	$8.54
18.9%	$4.87	$5.67	$6.48	$7.28	$8.09

Additional Considerations
Additionally, Chaffe used publicly available information to perform a comparison of First Bancshares’ financial performance and condition to the following institutions traded on the NYSE, NYSE Market Equities, or NASDAQ and headquartered in Alabama, Arkansas, Florida, Georgia, Louisiana, Mississippi, South Carolina, and Tennessee with total assets between $750 million and $3.0 billion, a tangible common equity to tangible assets ratio less than 9.0%, and a nonperforming assets excluding restructured loans to assets ratio less than 3.0% as of February 14, 2014 (“First Bancshares Public Peer Group”).  Companies included in this group were:

Auburn National Bancorporation, Inc.	MidSouth Bancorp, Inc.
Citizens Holding Company	Seacoast Banking Corporation of Florida
Heritage Financial Group, Inc.	Southern First Bancshares, Inc.

The analysis compared publicly available financial information for FBMS and the 25th percentile, median, and 75th percentile financial and market trading data for the FBMS Public Peer Group as of and for the twelve months ended December 31, 2013.  The following table sets forth the data for FBMS and the 25th percentile, median, and 75th percentile data for the FBMS Public Peer Group as of and for the twelve months ended December 31, 2013 with pricing data as of February 14, 2014.

First Bancshares Public Peer Group Analysis

	The First	Public Peer Group	Public Peer Group	Public Peer Group
	Bancshares, Inc.	25th Percentile	Median	75th Percentile
Total Assets ($000s)	$940,890	$877,510	$1,135,878	$1,733,601
LTM Return on Average Assets	0.49%	0.78%	0.84%	0.92%
LTM Return on Average Common Equity	7.00%	8.96%	9.18%	10.09%
LTM Net Interest Margin	3.44%	3.24%	3.58%	4.45%
LTM Efficiency Ratio	72.08%	67.08%	70.98%	74.44%
Tier 1 Leverage Ratio	8.95%	9.39%	9.55%	9.62%
Tangible Common Equity/Tangible Assets	5.90%	6.05%	7.92%	8.69%
NPAs ex. Restructured Loans/Assets	1.08%	0.88%	1.08%	1.41%
Price/Tangible Book Value per Share	132.8%	124.1%	134.3%	143.9%
Price/LTM Earnings per Share	14.9x	12.4x	12.9x	13.7x
Price/Assets per Share	10.6%	10.2%	12.1%	13.6%
Price/Deposits per Share	11.5%	13.5%	13.9%	14.1%

First Bancshares’ Board of Directors retained Chaffe to provide it with financial advisory services in connection with the merger and to render a fairness opinion in connection with the fairness of the merger consideration based upon Chaffe’s experience and qualifications in mergers and acquisitions in the banking industry.  Compensation for Chaffe’s services, including the preparation and delivery of this opinion, is not dependent or contingent upon the completion of the merger, and is not related to or based upon the nature of the findings made herein.  First Bancshares has agreed to reimburse Chaffe for its expenses and to indemnify it for certain liabilities that may arise in connection with the merger.  In the two years prior to the date hereof, Chaffe and its affiliates have provided other services to First Bancshares and The First and have received fees for those services.  Chaffe and its affiliates have provided services to BCB and Bay Bank within the last two years and have received fees for those services.  Chaffe or its affiliates may provide such services to those companies in the future, for which Chaffe would be paid fees.

Dissenters Appraisal Rights in the Merger

If the merger is consummated, holders of record of BCB common stock who follow the procedures specified by Article 13 of the ABCL will be entitled to determination and payment in cash of the “fair value” of their stock (as determined immediately before the effective time of the merger), excluding any appreciation or depreciation resulting from the anticipation of the merger, unless such exclusion would be inequitable, but including interest from the effective date of the merger until the date of payment. BCB shareholders who elect to follow these procedures are referred to as dissenting shareholders.

A vote in favor of the merger agreement by a holder of BCB common stock will result in a waiver of the shareholder’s right to demand payment for his or her shares.

The following summary of the provisions of Article 13 of the ABCL is not intended to be a complete statement of such provisions, the full text of which is attached as Annex D to this proxy statement/prospectus, and is qualified in its entirety by reference thereto.

A holder of BCB common stock electing to exercise dissenters’ rights (1) must deliver to BCB at 6140 Airport Blvd., Mobile, Alabama 36608, Attention: Gayle Dunning, Corporate Secretary, before the vote at the BCB special meeting, written notice of his or her intent to demand payment for his or her shares if the merger is effectuated, and (2) must not vote in favor of the merger agreement. The requirement of written notice is in addition to and separate from the requirement that such shares not be voted in favor of the merger agreement, and the requirement of written notice is not satisfied by voting against the merger agreement either in person or by proxy. The requirement that shares not be voted in favor of the merger agreement will be satisfied if no proxy is returned and the shares are not voted in person. Because a properly executed and delivered proxy which is left blank will, unless revoked, be voted “FOR” approval of the merger agreement, in order to be assured that his, her or its shares are not voted in favor of the merger agreement, the dissenting shareholders who vote by proxy must not leave the proxy blank but must (1) vote “AGAINST” the approval of the merger agreement or (2) affirmatively “ABSTAIN” from voting. Neither a vote against approval of the merger agreement nor an abstention will satisfy the requirement that a written notice of intent to demand payment be delivered to BCB before the vote on the merger agreement.

A record shareholder may assert dissenters’ rights as to fewer than all of the shares registered in his or her name only if he or she dissents with respect to all shares beneficially owned by any one person and notifies BCB in writing of the name and address of each person on whose behalf he or she asserts dissenters’ rights. A beneficial shareholder of BCB common stock may assert dissenters’ rights as to shares held on his or her behalf only if he or she submits to BCB the record shareholder’s written consent to the dissent prior to or contemporaneously with such assertion and he or she does so with respect to all shares of which he, she or it is the beneficial shareholder or over which he, she or it has the power to vote. Where no number of shares is expressly mentioned, the notice of intent to demand payment will be presumed to cover all shares held in the name of the record holder.

No later than ten days after the merger, First Bancshares, as surviving corporation of the merger, will send a written dissenters’ notice to each dissenting shareholder who did not vote in favor of the merger and who duly filed a written notice of intent to demand payment in accordance with the foregoing. The dissenters’ notice will specify, among other things, the deadline by which time First Bancshares must receive a payment demand from such dissenting shareholders and will include a form for demanding payment. The deadline will be no fewer than 30 days and no more than 60 days after the date the dissenters’ notice is delivered. It is the obligation of any dissenting shareholder to initiate all necessary action to perfect his or her dissenters’ rights within the time periods prescribed in Article 13 of the ABCL and the dissenters’ notice. If no payment demand is timely received from a dissenting shareholder, all dissenters’ rights of said dissenting shareholder will be lost, notwithstanding any previously submitted written notice of intent to demand payment. Each dissenting shareholder who demands payment retains all other rights of a shareholder unless and until those rights are cancelled or modified by the merger. A dissenting shareholder who demands payment in accordance with the foregoing may not thereafter withdraw that demand and accept the terms offered under the merger agreement unless First Bancshares consents thereto.

Within 20 days of a formal payment demand, a dissenting shareholder who has made a demand must submit his or her share certificate or certificates to First Bancshares so that a notation to that effect may be placed on such certificate or certificates and the shares may be returned to the dissenting shareholder with the notation thereon. A shareholder’s failure to submit shares for notation will, at First Bancshares’ option, terminate the holder’s rights as a dissenter, unless a court of competent jurisdiction determines otherwise.

Promptly after the merger, or upon receipt of a payment demand, First Bancshares shall offer to pay each dissenting shareholder who complied with Article 13 of the ABCL the amount First Bancshares estimates to be the fair value of such dissenting shareholder’s shares plus accrued interest. Each dissenting shareholder who agrees to accept the offer of payment in full satisfaction of his or her demand must surrender to First Bancshares the certificate or certificates representing his or her shares in accordance with the terms of the dissenters’ notice. Upon receiving the certificate or certificates, First Bancshares will pay each dissenting shareholder the fair value of his or her shares, plus accrued interest. Upon receiving payment, each dissenting shareholder ceases to have any interest in the shares.

Each dissenting shareholder who has made a payment demand may notify First Bancshares in writing of his or her own estimate of the fair value of his or her shares and the amount of interest due, and demand payment of his or her estimate, or reject the offer made to such shareholder and demand payment of the fair value of his or her shares and interest due, if: (1) the dissenting shareholder believes that the amount offered is less than the fair value of the shares or that the interest due is incorrectly calculated; (2) First Bancshares fails to make an offer as required by Article 13 of the ABCL within 60 days after the date set for demanding payment; or (3) BCB, having failed to consummate the merger, does not release the transfer restrictions imposed on the shares within 60 days after the date set for demanding payment; provided, however, that a dissenting shareholder waives the right to demand payment different from that offered unless he or she notifies First Bancshares of his or her demand in writing within 30 days after First Bancshares offered payment for the shares.

If a demand for payment remains unsettled, First Bancshares will commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the proceeding is not commenced within the 60-day period, each dissenting shareholder whose demand remains unsettled shall be entitled to receive the amount demanded. Such a proceeding will be filed in the Circuit Court of Mobile County, Alabama. Each dissenting shareholder made a party to the proceeding is entitled to judgment for the amount the court finds to be the fair value of the shares, plus accrued interest. Upon payment of the judgment and surrender to First Bancshares of the certificate or certificates representing the judicially appraised shares, a dissenting shareholder will cease to have any interest in the shares. The Court may assess costs incurred in such a proceeding against First Bancshares or may assess the costs against all or some of the dissenting shareholders, in amounts the court finds equitable, to the extent the Court finds that such dissenting shareholders acted arbitrarily, vexatiously or not in good faith in demanding payment different from that initially offered by First Bancshares. The Court may also assess the reasonable fees and expenses of counsel and experts against First Bancshares, if the Court finds that it did not substantially comply with its requirements regarding providing notice of dissenters’ rights and the procedures associated therewith under Article 13 of the ABCL or against either First Bancshares or all or some of the dissenting shareholders if the Court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided in Article 13 of the ABCL. If the Court finds that services of counsel for any dissenter were of substantial benefit to other similarly situated dissenters, and that fees for such services should not be assessed against First Bancshares, then the Court may award reasonable fees to such counsel that will be paid out of the amounts awarded to dissenters who benefited from such services.

Accounting Treatment of the Merger

First Bancshares will account for the merger using the acquisition method of accounting. The assets (including identifiable intangible assets) and liabilities (including executory contracts and other commitments) of BCB will be recorded, as of completion of the merger, at their respective fair values and added to those of First Bancshares.  Any excess of the purchase price over fair values will be recorded as goodwill.  Consolidated financial statements and reported results of operations of First Bancshares issued after completion of the merger will reflect these values but will not be restated retroactively to reflect the historical financial position or results of operations of BCB.

Regulatory and Third-Party Approvals

Completion of the merger is subject to prior receipt of all approvals and consents required to be obtained from applicable governmental and regulatory authorities.  First Bancshares and BCB also have agreed to cooperate and use all reasonable best efforts to prepare as promptly as possible all documentation, to make all requisite regulatory filings and to obtain any necessary permits, consents approvals or authorizations of governmental entities necessary to consummate the transactions contemplated by the merger agreement as soon as practicable.

There can be no assurance that regulatory approvals will be obtained, that such approvals will be received on a timely basis, or that such approvals will not impose conditions or requirements that, individually or in the aggregate, would or could reasonably be expected to have a material adverse effect on the financial condition, results of operations, assets or business of First Bancshares or BCB following completion of the merger.  There can likewise be no assurance that any state attorney general or other domestic regulatory authority will not attempt to challenge the merger on antitrust grounds or for other reasons, or, if such a challenge is made, as to the result thereof.  The merger is conditioned upon the receipt of all consents, approvals and actions of governmental authorities and the filing of all other notices with such authorities in respect to the merger.  See “The Merger Agreement—Conditions to the Completion of the Merger” on pages ___ through ___ of this proxy statement/prospectus.

Federal Reserve Approval.  The merger is subject to the prior approval of the Federal Reserve under Section 3(a)(5) of the Bank Holding First Bancshares Act of 1956, as amended, and related federal regulations, and First Bancshares and BCB must wait at least 15 days after the date of such approval before they may complete the merger.  In reviewing the transactions under the applicable statutes and regulations, the Federal Reserve will consider, among other factors, the competitive impact of the merger.  The Federal Reserve also will consider the financial and managerial resources of the companies and their subsidiary banks and the convenience and needs of the communities to be served as well as the companies’ effectiveness in combating money-laundering activities.  Furthermore, the Federal Reserve will take into consideration the extent to which the proposed acquisition would result in greater or more concentrated risks to the stability of the United States banking or financial system.  In connection with its review, the Federal Reserve will provide an opportunity for public comment on the application for the merger and is authorized to hold a public meeting or other proceeding if it determines that would be appropriate.

Under the Community Reinvestment Act of 1977, the Federal Reserve must take into account the record of performance of each of First Bancshares and BCB in meeting the credit needs of the entire communities, including low- and moderate-income neighborhoods, served by the companies and their subsidiaries. As of their last respective examinations, The First was rated “satisfactory” and Bay Bank was rated “satisfactory.” Applications or notifications may also be required to be filed with various other regulatory authorities in connection with the merger.

Office of the Comptroller of the Currency. Immediately following the merger, First Bancshares intends to merge Bay Bank with and into The First, with The First, A National Banking Association surviving. Consummation of the bank subsidiary merger is subject to receipt of the approval of the OCC under the Bank Merger Act. Application for approval of the bank merger will be subject to a 30-day public notice and comment period, as well as review and approval by the OCC. In evaluating an application filed under the Bank Merger Act, the OCC generally considers the financial and managerial resources of the banks, the convenience and needs of the community to be served, the banks’ effectiveness in combating money-laundering activities as well as the import of the transaction on financial stability. In connection with its review, the OCC will provide an opportunity for public comment on the application for the bank merger, and is authorized to hold a public meeting or other proceeding if they determine that would be appropriate.

State Bank Regulatory Approvals.  Under Alabama state law, First Bancshares must file an application with the Alabama Banking Department for approval of the bank merger. First Bancshares must also provide the Alabama Banking Department with notice of the proposed interstate merger of The First with and into Bay Bank, as well as a copy of the application filed with the OCC under the Bank Merger Act.

First Bancshares and BCB are not aware of any governmental approvals or compliance with banking laws and regulations that are required for the merger to become effective other than those described above.  First Bancshares and BCB intend to seek any other approval and to take any other action that may be required to complete the merger. There can be no assurance that any required approval or action can be obtained or taken prior to the meeting.

If the approval of the merger by any of the authorities mentioned above is subject to compliance with any conditions, there can be no assurance that the parties or their subsidiaries will be able to comply with such conditions or that compliance or non-compliance will not have adverse consequences for the combined company after consummation of the merger.  The parties believe that the proposed merger is compatible with such regulatory requirements.

Third-Party Approvals.  The merger is conditioned upon the receipt of all consents and approvals of third parties with respect to specified agreements, unless the failure to obtain any such consent or approval would not reasonably be expected to have a material adverse effect on First Bancshares or BCB.  Pursuant to the merger agreement, First Bancshares and BCB have agreed to use their reasonable best efforts to obtain all consents, approvals and waivers from third parties necessary in connection with the completion of the merger.

Interests of Certain BCB Directors and Executive Officers in the Merger

When considering the recommendation of BCB’s board of directors that are holders of BCB common stock and vote to approve the merger agreement, holders of BCB common stock should be aware that BCB’s executive officers and members of BCB’s board of directors may have interests in the merger that are different from, or in addition to, those of BCB shareholders generally.  BCB’s board of directors was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, to the extent these different interests existed at the time of the negotiation, evaluation and approval of the merger agreement, and in recommending that the merger agreement be approved by holders of BCB common stock.

Retention Agreements. During negotiations of the proposed merger, representatives of First Bancshares and BCB discussed certain executive officers of BCB remaining with the combined company in order to preserve the value of the proposed transaction.  The following individuals have agreed to enter into the retention agreements: Mr. Rich Campbell (President) and Chris Roberts.  These agreements, all of which are contingent on the completion of the merger, are intended to incent these BCB executive officers to continue their employment with First Bancshares following completion of the merger.

Indemnification of Directors and Officers; Insurance.  The merger agreement provides that for a period of three years following the closing date of the merger First Bancshares will indemnify and hold harmless from liability duly elected current or former directors and officers of BCB and Bay Bank (as well as their heirs and estates).  BCB directors and officers are entitled to indemnity if such persons allow First Bancshares to participate in or completely assume the defense of any claim for which indemnification may be sought.  The indemnification applies to acts or omissions occurring at, prior to or after the closing date of the merger.  First Bancshares will provide indemnification to the same extent as such BCB directors or officers would be indemnified under First Bancshares Articles or First Bancshares Bylaws as if they were directors or officers of First Bancshares.

BCB also has agreed to obtain a three year “tail” prepaid directors’ and officers’ liability insurance policy or policies.  The insurance policy(ies) must cover acts or omissions occurring prior to the closing date of the merger.  The policy(ies) must be on terms and in amounts substantially similar to those in effect for BCB on the date of the merger agreement.

Directors and Executive Officers Following the Merger, If Approved

If the merger agreement and the merger are approved, following the effective time of the merger, no directors or executive officers of BCB will be directors or executive officers of First Bancshares.

Restrictions on Resales by Affiliates

The shares of First Bancshares common stock to be issued to BCB shareholders in the merger have been registered under the Securities Act of 1933, as amended, or the Securities Act.  These shares may be traded freely and without restriction by those shareholders not deemed to be “affiliates” of BCB as that term is defined under the Securities Act.  An affiliate of a corporation, as defined by the rules promulgated under the Securities Act, is a person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, that corporation.  Affiliates generally include directors, executive officers and beneficial owners of 10% or more of a company’s capital stock.  Any shareholder deemed to be an affiliate of BCB may resell shares of First Bancshares common stock issued in the merger only in transactions permitted by Rule 145 promulgated under the Securities Act or as otherwise permitted under the Securities Act.  These restrictions are expected to apply to the BCB directors and specified executive officers of BCB as well as to other related individuals or entities.

Election by BCB Shareholders of Composition of a Portion of the Merger Consideration

Holders of BCB’s common stock outstanding prior to August 1, 2013, will have a right to receive for each share of BCB common stock held immediately prior to the merger (x) $3.60 in either cash or First Bancshares common stock, (y) one contingent value right (which is referred to as a “CVR”), and (z) a beneficial interest in a trust liquidating BCB’s claims arising out of the 2010 Deepwater Horizon oil spill.   With specific regard to the portion of the merger consideration described in “(x)” immediately above ($3.60 in either cash or First Bancshares common stock), holders will make an election to receive cash or First Bancshares common stock and this section describes the valuation of  the First Bancshares common stock for conversion purposes, and  the possible forced proration of First Bancshares common stock.

Valuation of the First Bancshares common stock for conversion purposes.  The First Bancshares common stock to be issued pursuant to this election is subject to further adjustment in accordance with the merger agreement.  If, on the date that is five business days prior to the closing date of the merger, the 30 trading days average price of First Bancshares common stock is greater than $15.81, then the number of shares of First Bancshares common stock to be issued will be calculated based on $15.81 rather than the higher price. Further, if, on the date that is five business days prior to the closing date of the merger, the 30 trading days average price of First Bancshares common stock is less than $12.93, then the number of shares of First Bancshares common stock to be issued will be calculated based on $12.93 rather than the lower price.

Possible Forced Proration of the First Bancshares common stock. If the holders of such BCB common stock do not elect to receive at least 30% of the aggregate consideration to which they are entitled in First Bancshares common stock, First Bancshares may pro rata increase such percentage of the consideration to each shareholder received until 30% is cumulatively obtained.

Receipt by certain BCB Shareholders of the Contingent Value Right

In addition to the right to receive for each share of BCB common stock held immediately prior to the merger (x) $3.60 in either cash or First Bancshares common stock, and (y) a beneficial interest in a trust liquidating BCB’s claims arising out of the 2010 Deepwater Horizon oil spill, holders of BCB common stock outstanding prior to August 1, 2013 will receive a (z) one contingent value right (which is referred to as a “CVR”).  Any term that is capitalized herein, but is not otherwise defined, has the meaning given to it in the merger agreement attached as Annex A.

First Bancshares and BCB have identified five loans (the “Identified Loans”)  which may or may not improve in quality over the three years after the Effective Date (the “Maturity Date”).  Due to bank customer privacy laws, these loans are not disclosed to shareholders, but are known to BCB and First Bancshares.  The agreement governing the CVRs has not been prepared; however an outline of the terms has been agreed.

On the Maturity Date or any Interim Payment Date, if the amount of Expected Losses is less than $371,872, then FBMS will pay to holders of the CVRs, in the aggregate on a pro rata basis (subject to adjustment to reflect dissenting shares, if any), within 30 days of such Maturity Date or Interim Payment Date, an amount equal to 100% of the excess if any of (i) $371,872 minus (ii) any prior payments under the agreement governing the CVR minus (iii) the amount of Expected Losses, up to a maximum of $0.40 per CVR in the aggregate.

 “Expected Losses” means the tax-effected losses identified in respect of the Identified Loans assuming an effective tax rate of 28% less any recoveries, principal payments, and, as determined by a special committee formed for purposes of determing the Expected Losses, improved credit metrics in respect of the Identified Loans.

“Interim Payment Date” means a date prior to the Maturity Date, the occurrence of either (A) the complete pay off of one or more of the Identified Loans, or (B) the receipt of additional collateral, guarantees or such other credit metrics as may allow the Special Committee, in its sole discretion, to re-classify any of such Identified Loans as nonclassified loans without any Expected Losses.

If the amount of Expected Losses equals or exceeds $371,872 on the Maturity Date, the CVRs will expire and FBMS shall not be required to make any payment with respect to them.

All determinations with respect to Credit Losses calculations for purposes of the Identified Loans and amounts payable in respect of the CVRs, if any, shall be made by the members of a Special Committee of FBMS’s board of directors following the Closing plus J. Farrell Morris, currently a director of BCB and Bay Bank.  Accordingly, because of the discretion vested in the Special Committee and the control of such committee by First Bancshares, BCB shareholders could expect that differences of opinion as to Expected Losses with respect to the Identified Loans may develop and, if so, will not be resolved in favor of the BCB shareholders and/or Mr. Morris.

Prior to or at the Effective Time, FBMS reserves the right to issue such CVRs to a trust or similar entity established for purposes of preserving certain assets of BCB Common Stockholders post-Closing, so long as such process does not reduce the gross consideration that would otherwise be owed by FBMS as set forth herein.  Such process shall be set forth in the CVR Agreement (as defined in the Agreement and Plan of Merger).

The Trust

The discussion in this proxy statement/prospectus of the Deepwater Horizon Trust and the principal terms of the same is subject to, and qualified in its entirety by reference to, the BCB Shareholder Trust Agreement, a copy of which accompanies this proxy statement/prospectus as Annex F and is incorporated into this proxy statement/prospectus by reference. References in this discussion and elsewhere in this proxy statement/prospectus to the “trust” or the “Deepwater Horizon Trust” are to the establishment of the Deepwater Horizon Trust and the terms thereof, unless the context clearly indicates otherwise.  Any discussion of the Deepwater Horizon Trust herein is qualified in its entirety by reference to the BCB Shareholder Trust Agreement. This summary may not contain all of the information about the BCB Shareholder Trust Agreement that may be important to you. We urge you to read the BCB Shareholder Trust Agreement, carefully and in its entirety, as it is the legal document governing the Deepwater Horizon Trust.

Assignment of BP Oil Spill Claims to Trust

In addition to the right to receive for each share of BCB common stock held immediately prior to the merger (x) $3.60 in either cash or First Bancshares common stock, and (y) one contingent value right (which is referred to as a “CVR”), holders of BCB common stock outstanding prior to August 1, 2013, will receive (z) a beneficial interest in a trust liquidating BCB’s claims arising out of the 2010 Deepwater Horizon oil spill. As additional consideration for the purchase of their respective shares of stock, the Shareholders will be assigned a pro rata share of those claims brought by BCB and Bay Bank, against B.P. Exploration and Production, Inc. and other parties arising out of the April 2010 Deepwater Horizon incident and oil spill.  Previously, BCB and Bay Bank have filed lawsuits in the federal District Court of the Eastern District of Louisiana, Case Nos., 2:13-cv-02304 and 2:13-cv-02451 pursuing these claims.   Neither BCB nor First Bancshares make any representation to the BCB Shareholders regarding the fair market value of these claims, although both are of the opinion that the value is uncertain and not readily ascertainable at this time

The Trust will be represented in the pending lawsuits after the Effective Date (as BCB and BayBank are now) by lawyers on a contingency fee basis.  Although the trust has the power to borrow money on certain bases, and although the trust will not, at the outset, have any assets other than the unliquidated claims, it is not expected that the Deepwater Horizon Trust will hold any material liquid assets for its operation.  The Deepwater Horizon Trust’s assets will initially consist solely of the unliquidated claims assigned to it.

After the effective date, the trustees are expected to communicate or report to the beneficial owners from time to time.  The trust agreement provides that such communications are to be conducted by email.

The Vote

As part of the proceedings at the Special Meeting of the Shareholders, assuming the Shareholders vote to approve the Merger, the Shareholders will next vote on establishing the Deepwater Horizon Trust for the benefit of certain shareholders of BCB, assign the claims to the Deepwater Horizon Trust, and elect Trustees of the Deepwater Horizon Trust, to prosecute said claims and to thereafter hold, apply and distribute any proceeds received for the benefit of the beneficiaries.

Proposed Trustees

The Trust Agreement provides for the appointment of three Trustees.  BCB is proposing that BCB shareholders Jack V. Greer, Jr., Lee A. Stassen and William H. Robinson serve as trustees.  Their business biographies are as follows:

Jack V. Greer, Jr., age 61, is vice president of Autry Greer and Sons, Inc.   He has been a director of BCB from 2000 to present and Bay Bank from 2007 to present.   He has served as past Chairman of the Board of the Mobile Museum of Art, Director of America’s Junior Miss Pageant and of Goodwill/Easter Seals, President of the Mobile Rotary Club and board member of St. Paul’s School and MARC. He graduated from Davidson College, N.C. and received his MBA from the University of Alabama.

Lee A. Stassen, age 58, is retired from C. H. Robinson Company, a transportation company.  He has been a director of BCB and Bay Bank from 2008 to present.  He graduated from Arizona State University and has a degree in Business Administration from W. P. Carey School of Business.  He resides in Daphne and is a member of St. James Episcopal Church.

William H. Robinson, age 76.  He was a founder of BCB and Bay Bank, serving as a director of both from 1999 to 2009, and as a director emeritus thereafter.  He graduated from Louisiana State University in 1959.  He has served as President of the Greater Mobile New Car Dealers Association, and member of Alabama Automobile Dealers Association, President of the Lions Club of Mobile, Chairman of the Better Business Bureau of Mobile, Chairman of the Annual Arthritis Foundation fund drive, and Chairman of the Annual Diabetes fund drive.  Currently, he is involved with investments.

The proposed trustees’ ownership of BCB common stock is disclosed in “Certain Beneficial Owners of BCB Common Stock,” page __, below.

COMPARISON OF RIGHTS OF SHAREHOLDERS OF BCB AND FIRST BANCSHARES

This section of the proxy statement/prospectus describes material differences between the current rights of the holders of BCB common stock and rights those shareholders will have as First Bancshares shareholders following the merger.  The rights of the holders of BCB common stock are governed by Alabama law (specifically, the ABCL), as well as the BCB Articles and the BCB Bylaws.  Upon completion of the merger, the rights of the holders of BCB common stock who become First Bancshares shareholders as a result of the merger will become governed by Mississippi law and the MBCA and will thenceforth be governed by the First Bancshares Articles and the First Bancshares Bylaws.

The following summary does not purport to be a complete statement of the provisions affecting the rights of a holder of BCB common stock and the rights of a First Bancshares shareholder.  Rather, it is intended only to highlight certain aspects of the MBCA and certain material differences between the rights of First Bancshares shareholders and the holders of BCB common stock.  Further, the identification of specific provisions or differences is not meant to indicate that other equally or more significant differences do not exist.  The summary is qualified in its entirety by reference to the ABCL, the MBCA, First Bancshares Articles and First Bancshares Bylaws, and BCB’s Articles and BCB’s Bylaws.

Authorized Capital Stock

First Bancshares

First Bancshares’ authorized capital stock consists of 10,000,000 shares of common stock, par value $1.00 per share, and 10,000,000 shares of preferred stock, par value $1.00 per share.  The First Bancshares Articles authorize First Bancshares’ board of directors to issue shares of preferred stock in one or more series and to fix the designations, preferences, rights, qualifications, limitations or restrictions of the shares of First Bancshares preferred stock in each series.  As of March 20, 2014, there were 5,149,280 shares of First Bancshares common stock outstanding and 17,123 shares of First Bancshares preferred stock outstanding.

BCB

BCB’s authorized capital stock consists of 8,000,000 shares of BCB common stock, par value $0.01 per share and 2,000,000 shares of preferred stock, $1.00 par value per share.  The BCB Articles authorize the BCB board of directors to issue shares of preferred stock in one or more series and to fix the designations, preferences, rights, qualifications, limitations or restrictions of the shares of BCB preferred stock in each series. As of April 14, 2014, there were 1,018,568 shares of BCB common stock outstanding and 1,791 shares of BCB preferred stock outstanding, 1,706 of which have been designated as Series 2009A and 85 of which have been designated as Series 2009AW.

Dividends and Other Distributions

First Bancshares

The MBCA prohibits a Mississippi corporation from making any distributions to its shareholders, including the payment of cash dividends, that would render the corporation unable to pay its debts as they become due in the usual course of business.  Also prohibited is any distribution that would result in the corporation’s total assets being less than the sum of its total liabilities plus the amount that would be needed, if it were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

BCB

The ABCL provides that no distribution may be made if, after giving it effect: (1) The corporation would not be able to pay its debts as they become due in the usual course of business; or (2) The corporation's total assets would be less than the sum of its total liabilities plus, unless the articles of incorporation permit otherwise, the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

The ability of First Bancshares and BCB to pay distributions to their respective shareholders depends to a large extent upon the amount of the dividends each company receives from its subsidiary bank.  The First must obtain the approval of the OCC prior to paying dividend.  Bay Bank remains under a Consent Order which prohibits it from paying any dividends without the approval of the FDIC and Alabama State Banking Department.

With respect to The First and BCB, each must also pay in full all dividends accrued on the First Bancshares CDCI Preferred Stock and the BCB CPP Preferred Stock, respectively, prior to paying any dividends on its common stock.  Subject to certain adjustments, dividends accrue on the First Bancshares CDCI Preferred Stock at a rate of 2% per year until September 29, 2018 (which is the eighth anniversary of the issuance of the First Bancshares CDCI Preferred Stock) and at a rate of 9% per year thereafter.  Subject to certain adjustments, dividends accrue on the BCB CPP Preferred Stock at a rate of 5% per year until April 2, 2014 and at a rate of 9% per year thereafter.  Only after all accrued dividends on the First Bancshares CDCI Preferred Stock and the BCB CPP Preferred Stock have been paid in full may First Bancshares and BCB, respectively, pay cash dividends to holders of its common stock, which are also limited under the terms of the First Bancshares CDCI Preferred Stock and BCB CPP Preferred Stock.

As discussed earlier, if for any reason the BCB CPP Preferred Stock is not redeemed by First Bancshares, then each share of BCB CPP Preferred Stock issued and outstanding prior to the effective time of the merger will be converted into First Bancshares CPP Preferred Stock.  If any First Bancshares CPP Preferred Stock is issued, the dividend restrictions described in the above paragraph would be equally applicable to First Bancshares.

Board of Directors; Election of Directors

The First Bancshares Bylaws provide for a board of directors consisting of between 9 and 25 directors as fixed from time to time by First Bancshares’ board, while the BCB Bylaws provide only that the BCB board of directors shall never be less than one, as fixed from time to time by BCB’s board.  Currently, there are 10 directors on First Bancshares’ board of directors and eight directors on BCB’s boards of directors.  The FBMS board of directors is classified into three classes, with approximately one-third of the directors elected at each year’s annual meeting of shareholders.  The BCB board of directors has only one class, elected annually at the meeting of BCB shareholders.

In the election of directors, First Bancshares  and BCB shareholders do not have the right to cumulate their votes.  The candidates in each class up for election who receive the highest number of votes cast, up to the number of directors to be elected in that class, are elected.

Shareholder Nominations and Proposals

Rule 14a-8 promulgated by the SEC under the Exchange Act establishes the rules for shareholder proposals intended to be included in a public company’s proxy statement.  Rule 14a-8 applies to First Bancshares.  Under the rule, a shareholder proposal must be received by the subject company at least 120 days before the anniversary of the date on which the company first mailed the previous year’s proxy statement to shareholders.  If, however, the annual meeting date has been changed by more than 30 days from the date of the prior year’s meeting, or for special meetings, the proposal must be submitted within a reasonable time before the subject company begins to print and mail its proxy materials.

First Bancshares

The First Bancshares Bylaws set forth advance notice procedures for the nomination, other than by First Bancshares’ board of directors or one of its committees, of candidates for election as directors and for other shareholder proposals.  The bylaws provide that, for any shareholder proposal to be presented in connection with an annual meeting, the shareholder must give timely written notice thereof to First Bancshares’ Secretary in compliance with the advance notice and eligibility requirements contained in the First Bancshares Bylaws. To be timely, a shareholder’s notice must be delivered to or mailed to and received by the Secretary at First Bancshares’ corporate headquarters on or before the later to occur of (i) 60 days prior to the annual meeting or (ii) 10 days after notice of the meeting is provided to the shareholders pursuant to the First Bancshares’ Bylaws.

First Bancshares Bylaws also provide that special meetings of the shareholders, for any purpose or purposes, may be called by the Chairman of the board of directors, the Chief Executive Officer, or the board of directors, or within 75 days of a written request of shareholders holding in the aggregate 10% or more of the total voting power entitled to vote on an issue.  Such request must state the purpose or purposes of the proposed special meeting.

The notice must contain the detailed information specified in the First Bancshares Bylaws about the shareholder making the nomination or proposal and, as applicable, each nominee or the proposed business.  Nominations that are not made in accordance with the foregoing provisions may be ruled out of order by the presiding officer or the chairman of the meeting.

BCB

Under the BCB Bylaws, any proposal to be brought before a meeting of the shareholders, including a nomination for the election of a director at an annual meeting may be made by a shareholder only if written notice of such nomination or proposal has been received by BCB’s Corporate Secretary not less than 10 days prior to the meeting. The notice must contain the detailed information specified in the BCB Bylaws.

Removal of Directors; Vacancies

Removal.  The First Bancshares Bylaws provide that a director may only be removed for cause at a meeting of the shareholders for which notice of the removal action has been given.

The BCB Bylaws provide that a director may be removed for any purpose at a meeting of the shareholders called for that purpose upon the majority vote of the shareholders so entitled to vote.

Vacancies.  Under the First Bancshares Bylaws, if during the year a vacancy in the board of directors should occur, the remaining directors on First Bancshares’ board may appoint a First Bancshares shareholder to serve until the next annual meeting of shareholders; provided however, that if the vacant director was elected by a particular voting group, then only the remaining directors elected by the voting group, or if none, the voting group, may elect the new director.

BCB treats vacancies differently.  Under the BCB Bylaws, if a vacancy occurs on the BCB board at any time, that vacancy may be filled by a majority vote of the remaining directors.

Special Meetings of Shareholders

The First Bancshares Bylaws provide that a special meeting of shareholders may be called by the First Bancshares board of directors, the Chairman of the board of directors, the Chief Executive Officer, or by First Bancshares shareholders owning at least 10% of First Bancshares’ stock entitled to be voted at such a meeting.

Under the BCB Bylaws, special meetings of shareholders may be called for any purpose by the president of BCB, or by a majority of the board, or by shareholders owning at least 10% of the capital stock of BCB entitled to vote on the matter proposed to be considered at the special meeting.

Indemnification

First Bancshares

The First Bancshares Bylaws require First Bancshares to indemnify its directors (referred to in this subsection as the indemnitees) against liability and reasonable expenses (including attorneys’ fees) incurred in connection with any proceeding an indemnitee is made a party to if he or she met the required standard of conduct.  To meet the standard of conduct, the indemnitee must have conducted himself or herself in good faith, and he or she must have reasonably believed that any conduct was in First Bancshares’ best interests, or in any criminal proceeding, the indemnitee had no reasonable cause to believe his or her conduct was unlawful.  Unless otherwise ordered by a court, First Bancshares is not obligated to indemnify an indemnitee in connection with (1) any appropriation, in violation of his duties, of any business opportunity of the Corporation, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 79-4-8.33 of the MBCA, or (d) any transaction from which the director derived an improper personal benefit.

The First Bancshares is allowed to extend its indemnification rights to any other officer, employee, or agent of the company upon a resolution of the board of directors to that effect.

An indemnitee may apply to the court conducting the proceeding, or to another court, for indemnification or advance for expenses.  The court shall (1) order indemnification if the court determines that the indemnitee is entitled to mandatory indemnification under applicable provisions of the MBCA or (2) order indemnification or advance for expenses if the court determines that (a) the indemnitee is entitled to indemnification or advance for expenses under the First Bancshares Bylaws or (b) in view of all relevant circumstances it is fair and reasonable to indemnify or advance expenses to such indemnitee even if he or she has not met the standard of conduct described above.  First Bancshares must indemnify an indemnitee who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which the indemnitee was a party against reasonable expenses incurred in the proceeding.  First Bancshares generally must advance funds to pay for or reimburse the reasonable expenses incurred by an indemnitee who is a party to a proceeding.

BCB

Under the BCB Articles, BCB must indemnify any director or officer in any proceeding against a director or officer if he acted in good faith and in a manner he reasonably believed, in the case of conduct in his official capacity, to be in the best interests of BCB, and, in all other cases, that the conduct was at least not opposed to its best interests, and, in any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.  However, no indemnification shall be made in respect of any claim, issue or matter as to which a director or officer shall have been adjudged to be liable to BCB; or in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in his or her official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by him or her. Further Alabama law limits indemnification of directors to reasonable expenses, and prohibits indemnification in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation;  or in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in his or her official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by him or her.

Limitations on Director Liability

The First Bancshares Articles provide that no director of the First Bancshares will be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, unless he or she has (i) appropriated any business opportunity that rightly belonged to First Bancshares, (ii) acted or omitted to act not in good faith or which involves the intentional misconduct or a knowing violation of law, (iii) provided under Section 79-4-8.33 of the MBCA, or (iv) derived an improper personal benefit for any transaction.

Under Miss. Code Ann. § 81-5-105(1), the duties of a director or officer of a bank or bank holding company to the bank or bank holding company and its shareholders are to discharge the director’s or officer’s duties in good faith and with the diligence, care, judgment and skill as provided in subsection (2).  Under Miss. Code Ann. § 81-5-105(2), a director or officer of a bank or bank holding company cannot be held personally liable for money damages to a corporation or its shareholder unless the officer or director acts in a grossly negligent manner or engages in conduct that demonstrates a greater disregard of the duty of care than gross negligence. In addition, Miss. Code Ann. § 81-5-105(4) provides that the provisions of Miss. Code Ann. § 81-5-105 are the sole and exclusive law governing the relation and liability of directors and officers to their bank or bank holding company, or their successor, or to the shareholders thereof, or to any other person or entity.

If the MBCA were applicable in defining the fiduciary duties of officers and directors, Miss. Code Ann. § 79-4-8.31 provides that a director is not liable to a corporation or its shareholders for any decision to take or not take action, or any failure to take any action, as a director, unless the party asserting liability proves certain matters.  The party must show that (1) the director was a party to or had a direct or indirect financial interest in a transaction, which transaction was not otherwise approved in accordance with the MBCA, and (2) the challenged conduct consisted or was a result of (a) action not in good faith; (b) a decision which the director did not reasonably believe to be in the best interests of the corporation or as to which the director was not appropriately informed; (c) a lack of objectivity, due to familial, financial or business relationships, or a lack of independence, due to the director’s domination or control by another interested person, where such relationship, domination or control could reasonably be expected to have affected the director’s judgment respecting the challenged conduct in a manner adverse to the corporation, and after a reasonable expectation to such effect has been established, the director cannot demonstrate that he reasonably believed the challenged conduct to be in the best interests of the corporation; (d) the director’s sustained failure to stay informed about the corporation’s business and affairs or otherwise discharge his oversight functions; or (e) receipt of a financial benefit to which the director was not entitled or any other breach of the director’s duty to deal fairly with the corporation and its shareholders that is actionable under law.

Vote on Extraordinary Corporate Transactions; Anti-Takeover Provisions

Under the MBCA, a merger, share exchange, sale, lease, exchange or other disposal of all or substantially all of a Mississippi corporation’s assets, or its dissolution, is approved if the votes cast in favor of the transaction exceed the votes cast against the transaction at a meeting of the shareholders of the corporation where a quorum is present and acting throughout, except approval of a merger by shareholders of the surviving corporation is not required in the instances specified in the MBCA. Unless the ABCL or the articles of incorporation require a greater or lesser vote or a vote by voting groups, or the board of directors requires a greater vote or a vote by voting groups, a plan of merger or share exchange to be authorized must be approved by each voting group entitled to vote separately on the plan by two thirds of all the votes entitled to be cast on the plan by that voting group; but in no case may the vote required for shareholder approval be set at less than a majority of the votes entitled to be cast on the plan by each voting group.

First Bancshares

The First Bancshares Articles do include a Control Share Acquisition provision requiring any person who plans to acquire a control block of stock (generally defined as 10%) to obtain approval by the majority vote of disinterested shareholders or the affirmative vote of 75% of eligible members of the board of directors in order to vote the control shares.  If a control share is made without first obtaining this approval, all stock beneficially owned by the acquiring person in excess of 10% will be considered “excess stock” and will not be entitled to vote.

Any person who proposes to make or has made a control share acquisition may deliver a statement to First Bancshares describing the person’s background and the control share acquisition and requesting a special meeting of shareholders of First Bancshares to decide whether to grant voting rights to the shares acquired in the control share acquisition. The acquiring person must pay the expenses of this meeting. If no request is made, the voting rights to be accorded the shares acquired in the control share acquisition shall be presented to the next special or annual meeting of the shareholders. If the acquiring person does not deliver his or her statement to First Bancshares, it may elect to repurchase the acquiring person’s shares at fair market value. Control shares acquired in a control share acquisition are not subject to redemption after an acquiring person’s statement has been filed unless the shares are not accorded full voting rights by the shareholders.

BCB

Alabama law does not provide any anti-takeover provisions as those terms are commonly used.

Amendments to Articles of Incorporation

The MBCA provides that a corporation’s articles of incorporation may be amended by the board of directors without shareholder approval: (1) if the corporation has only one class of shares outstanding, (a) to change each issued and unissued authorized share of the class into a greater number of whole shares of that class or (b) increase the number of authorized shares of the class to the extent necessary to permit the issuance of shares as a share dividend; or (2) to accomplish certain ministerial tasks.

The ABCL provides that a corporation’s board of directors may adopt one or more amendments to the corporation’s articles of incorporation without shareholder action to: (1) extend the duration of the corporation if it was incorporated at a time when limited duration was required by law; (2) delete the names and addresses of the initial directors; (3) delete the name and address of the initial registered agent or registered office, if a statement of change is on file with the Secretary of State; (4) change each issued and unissued authorized share of an outstanding class into a greater number of whole shares if the corporation has only shares of that class outstanding; (5) change the corporate name by substituting the word “corporation,” or “incorporated,” or an abbreviation of one of the words for a similar word or abbreviation in the name, or by adding, deleting, or changing a geographical attribution for the name; or (6) make any other change expressly permitted by the ABCL to be made without shareholder action.

Neither the First Bancshares governing documents nor the BCB governing documents amends the voting requirements set forth in the MBCA and ABCL, respectively.

THE MERGER AGREEMENT

The following is a summary of the material provisions of the merger agreement.  This description does not purport to be complete and is qualified in its entirety by reference to the agreement and plan of merger, a copy of which is attached as Annex A to this proxy statement/prospectus and incorporated by reference herein.  This summary may not contain all of the information about the agreement and plan of merger that may be important to you. We urge you to read the agreement and plan of merger carefully and in its entirety, as it is the legal document governing the merger.

Terms of the Merger

Each of the First Bancshares board of directors and the BCB board of directors has unanimously approved the merger agreement, which provides for the merger of BCB with and into First Bancshares.  First Bancshares will be the surviving corporation in the merger.  The First Bancshares Articles and First Bancshares Bylaws as in effect immediately prior to the completion of the merger will be the articles of incorporation and bylaws of the surviving corporation.

For each share of BCB common stock issued immediately prior to the completion of the merger, except for shares of BCB common stock held by BCB in its treasury and shares owned by First Bancshares (other than in a fiduciary capacity or as a result of debts previously contracted), a shareholder will receive (i) for the BCB common stock that was outstanding prior to August 1, 2013, (x) $3.60 per share which may be received in cash or First Bancshares common stock, provided that at least 30% of the aggregate consideration paid to such shareholders is in First Bancshares common stock, (y) one CVR, and (z) a beneficial interest in the Deepwater Horizon Trust and (ii) for the BCB common stock that was issued on or after August 1, 2013, $2.25 per share plus 3.00% simple interest from August 1, 2013, in cash.  Each CVR is eligible to receive a cash payment equal to up to $0.40, with the exact amount based on the resolution of certain identified loans of Bay Bank over a three-year period following the closing of the transaction.  Payout of the CVR, if any, will be overseen by a special committee of the First Bancshares Board of Directors.  First Bancshares also will assume BCB’s debt and preferred stock issued to the U.S. Treasury.   The total consideration to be paid in connection with the acquisition will range between approximately $6,239,890.25 and $6,611,762.25 (which total includes $3,346,848.00 payable to holders of BCB common stock outstanding prior to August 1, 2013, the assumption or redemption of BCB's preferred stock issued under the U.S. Treasury's Capital Purchase Program in the amount of approximately $2,096,231.83, the assumption of BCB's promissory note to Alostar Bank in the amount of approximately $600,000.00, the assumed full payout of the CVRs in the amount of approximately $371,872.00 and the cash consideration paid to shareholders of BCB common stock issued on or after August 1, 2013 in the amont of approximately $200,000.25, each as more specifically described in this document) depending upon the payout of the CVR, if any, as well as the price of the First Bancshares common stock on the closing of the transaction, which is subject to a floor ($12.93) and a ceiling ($15.98) regarding its price.

First Bancshares will not issue fractional shares of First Bancshares common stock in connection with the merger. Instead, First Bancshares will make a cash payment without interest to each BCB shareholder who would otherwise have received a fractional share of First Bancshares common stock.  The amount of this cash payment will be determined by multiplying the fraction of a share of First Bancshares common stock otherwise issuable to such shareholder by the average closing price of one share of First Bancshares common stock as reported on the NASDAQ for the thirty trading days immediately prior to the day that is five (5) trading days prior to the closing date of the merger.

The merger agreement allows First Bancshares to change the structure of the merger.  No such change may alter the amount or kind of merger consideration to be provided under the merger agreement, materially impede or delay consummation of the potential business combination or cause any of the closing conditions to the merger to not be capable of being fulfilled unless duly waived by the party entitled to the benefits thereof.

Effective Time of the Merger

The merger will be completed on the fifth business day, or such later date as the parties mutually agree, following the receipt of all necessary approvals and consents of all governmental entities, the expiration of all statutory waiting periods and the satisfaction or waiver of all other conditions to the merger set forth in the merger agreement.  See “Conditions to the Completion of the Merger” below.  Articles of Merger will be filed in the offices of the Mississippi and Alabama Secretaries of State as required under the corporation laws of Mississippi and Alabama and will establish the effective time of the merger.

Treatment of BCB Stock Options and Other Equity-Based Awards of BCB

The merger agreement provides that, upon completion of the merger, each outstanding option or similar right to purchase BCB common stock granted under BCB’s equity incentive plans (each of which we refer to as a BCB Stock Option) will be cancelled.

Bank Merger

Immediately after the merger, Bay Bank will merge with and into The First, with The First surviving the merger.

Conversion of Shares; Exchange of Certificates

The conversion of BCB common stock and (if not redeemed or purchased prior to closing) BCB CPP Preferred Stock, which we refer to herein as BCB capital stock, into the right to receive the applicable merger consideration will occur automatically upon completion of the merger.  At or promptly after the effective time of the merger, Depository Trust Company, which we refer to herein as the exchange agent, will exchange certificates representing shares of BCB capital stock for the merger consideration, without interest, to be received by holders of BCB capital stock in the merger pursuant to the terms of the merger agreement.

As soon as reasonably practicable after the completion of the merger, the exchange agent will mail a letter of transmittal to each holder of BCB capital stock at the effective time of the merger.  This mailing will contain instructions on how to surrender BCB capital stock in exchange for the applicable merger consideration.

If a certificate for BCB capital stock has been lost, stolen or destroyed, the exchange agent will issue the consideration properly payable under the merger agreement upon receipt of an affidavit of that fact by the claimant and the posting of a bond in such amount as First Bancshares or the exchange agent determine is reasonably necessary as indemnity.

Each of First Bancshares and the exchange agent will be entitled to deduct and withhold from the cash in lieu of fractional shares payable to any holder of BCB capital stock the amounts it is required to deduct and withhold under any federal, state, local or foreign tax law.  If First Bancshares or the exchange agent withholds any amounts, these amounts will be treated for all purposes as having been paid to the shareholders from whom they were withheld.

Dividends and Distributions

Until shares of BCB capital stock represented by certificates are surrendered for exchange, any dividends or other distributions with a record date on or after the effective time of the merger with respect to First Bancshares capital stock into which shares of BCB capital stock may have been converted will accrue but will not be paid.  First Bancshares will pay to former BCB shareholders any unpaid dividends or other distributions with respect to First Bancshares shares, without interest and less any taxes withheld, only after they have duly surrendered their BCB shares.

BCB has agreed that, prior to the completion of the merger, it will not declare or pay any dividend or distribution on its capital stock, other than the redemption of the BCB CPP Preferred Stock in accordance with the terms thereof.

Representations and Warranties

The representations, warranties and covenants described in this and the following section and included in the merger agreement were made only for purposes of the merger agreement and as of specific dates, are solely for the benefit of First Bancshares and BCB, may be subject to limitations, qualifications or exceptions agreed upon by the parties, including those included in confidential disclosures made for the purposes of, among other things, allocating contractual risk between First Bancshares and BCB rather than establishing matters as facts, and may be subject to standards of materiality that differ from those standards relevant to investors.  These descriptions are qualified in their entirety by reference to the merger agreement, a copy of which is attached to this proxy statement/prospectus as Annex A.  You should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of First Bancshares, BCB or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in public disclosures by First Bancshares or BCB.  The representations and warranties and other provisions of the merger agreement should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this proxy statement/prospectus and in the documents incorporated by reference into this proxy statement/prospectus. See “Where You Can Find More Information” on page __.

First Bancshares and BCB have made representations and warranties regarding, among other things:

•	corporate matters, including due organization and qualification;

•	capitalization;

•	authority relative to execution and delivery of the merger agreement and the absence of conflicts with, or violations of, organizational documents or other obligations as a result of the merger;

•	its subsidiaries;

•	required governmental filings and consents;

•	financial statements and the absence of undisclosed liabilities, and in the case of First Bancshares, SEC filings;

•	legal proceedings; and

•	broker’s fees payable in connection with the merger.

The merger agreement includes additional representations of BCB regarding, among other things:

•	the accuracy of information supplied for inclusion in this proxy statement/prospectus and other similar documents;

•	the absence of certain changes or events;

•	compliance with applicable laws and permits;

•	tax matters;

•	certain material contracts;

•	insurance matters;

•	real and personal property;

•	matters relating to loans, the allowance for loan losses and other real estate owned;

•	deposit insurance and other bank regulatory matters;

•	Community Reinvestment Act compliance;

•	employee and employee benefit matters;

•	labor matters;

•	environmental matters; and

•	intellectual property matters.

None of the parties’ representations and warranties in the merger agreement survive the effective time of the merger.

Certain representations and warranties of First Bancshares and BCB are qualified as to “materiality” or “material adverse effect.”  For purposes of the merger agreement, a “material adverse effect,” when used in reference to First Bancshares or BCB, means a material adverse effect on the business, operations, assets or financial condition of the applicable party and its subsidiaries, taken individually or as a whole.  In determining whether a material adverse effect has occurred or would reasonably be expected to occur, First Bancshares and BCB will disregard any effects resulting from:

•
the act of actions or omissions of BCB or First Bancshares or any of their respective subsidiaries taken with the prior written consent of the other party in contemplation of the transactions contemplated by the merger agreement;

•	changes in laws or interpretations thereof that are generally applicable to the banking industry;

•	changes in generally accepted accounting principles; and

•	expenses incurred in connection with the merger agreement and the merger.

The representations and warranties of BCB are generally contained in Article 5 of the merger agreement.  The representations and warranties of First Bancshares are generally contained in Article 6 of the merger agreement.

Covenants and Agreements

BCB has undertaken customary covenants that place restrictions on it and its respective subsidiaries until the completion of the merger.  BCB has agreed not to, and not permit its subsidiaries to, among other things:

•	amend their articles of incorporation, bylaws or other governing instruments;
•
incur any additional debt obligation or other obligation for borrowed money except in the ordinary course of business of BCB consistent with past practices (which shall include creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any asset of any BCB entity of any lien or permit any such lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, “treasury tax and loan” accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and liens in effect as of the date of the merger agreement);

•
repurchase, redeem, or otherwise acquire or exchange, directly or indirectly, any shares, or any securities convertible into any shares, of BCB’s capital stock, or declare or pay any dividend or make any other distribution in respect of BCB’s capital stock other than as set forth in the merger agreement;

•
issue, sell, pledge, encumber, authorize the issuance of, enter into any contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of BCB common stock or any other capital stock of any BCB entity, or any rights, or other equity right, or voting debt;

•
adjust, split, combine or reclassify any shares of BCB common stock or issue or authorize the issuance of any other securities in respect of or in substitution for shares of BCB common stock, or sell, lease, mortgage or otherwise dispose of or otherwise encumber any asset other than in the ordinary course of business for reasonable and adequate consideration;

•
purchase any securities or make any material investment, either by purchase of stock or securities, contributions to capital, asset transfers, or purchase of any assets, in any person, or otherwise acquire direct or indirect control over any person, other than in connection with foreclosures in the ordinary course of business;

•	enter into or amend any employment or change of control contract with any person (unless such amendment is required by law or the merger agreement);
•
adopt any new employee benefit plan or terminate or withdraw from, or make any change in or to, any existing employee benefit plans of any BCB entity other than any such change that is required by law or that, in the opinion of counsel, is necessary or advisable to maintain the tax-qualified status of any such plan, except as contemplated by the merger agreement;

•
make any significant change in any tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in tax laws or regulatory accounting requirements or GAAP;

•
increase (except for increases of not more than 5% consistent with past practices) the compensation including wages, salary, fees, bonuses, profit sharing, incentive, pension, retirement, severance of any such person whose work compensation would, following such increase, exceed $50,000;

•
commence any litigation other than in accordance with past practice, or settle any litigation involving any liability of any BCB entity for over $25,000 in money damages or any restrictions upon the operations of any BCB entity;

•
except in the ordinary course of business, enter into, modify, amend or terminate any contract (including any loan contract with an unpaid balance) or waive, release, compromise or assign any right or claim in an amount exceeding $25,000 or that would otherwise be considered material under the merger agreement;

•
change its existing deposit policy other than changes made in the ordinary course of business consistent with past practice with respect to interest rates paid on deposits; incur deposit liabilities, other than deposit liabilities incurred in the ordinary course of business consistent with past practice; or accept any brokered deposits;

•	make any unsecured extension of credit to a borrower in excess of $25,000 or make any secured extension of credit to a borrower in excess of $250,000;

•
permit the commencement of any construction of new structures or facilities upon, or purchase or lease any real property in respect of any branch or other facility, or file any application, or otherwise take any action, to establish, relocate or terminate the operation of any banking office of any BCB entity;

•
enter into any new line of business; introduce any new products or services; change its lending, investment, underwriting, pricing, servicing, risk and asset liability management and other material banking and operating policies or otherwise fail to follow such policies, except as required by applicable law, regulation or policies imposed by any regulatory authority, or the manner in which its investment securities or loan portfolio is classified or reported; or invest in any mortgage-backed or mortgage-related security that would be considered “high risk” under applicable regulatory guidance; or file any application or enter into any contract with respect to the opening, relocation or closing of, or open, relocate or close, any branch, office, service center or other facility;

•	introduce any marketing campaigns or any new sales compensation or incentive programs or arrangements;
•
take any action that is intended to, would or would be reasonably likely to result in any of the conditions set forth in Article 9 of the merger agreement not being satisfied or prevent or materially delay the consummation of the transactions contemplated thereby, except, in every case, as may be required by applicable law; or

•	agree to, or make any commitment to, take, or adopt any resolutions of board of directors of BCB in support of, any of the actions prohibited by the above.

In addition to the general covenants above, BCB has further agreed not to withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to First Bancshares, the approval of the merger agreement or the recommendation of the BCB board of directors, except as permitted under the merger agreement, principally in the exercise of the BCB board of directors’s fiduciary duty.

No Solicitation

BCB has agreed that neither it, nor any of its respective officers, directors, managers, employees, agents, representatives or affiliates, including any investment banker, attorney, financial advisor, accountant or other representative retained by BCB, will solicit or hold discussions or negotiations with, or provide any information to, any person, entity or group concerning any acquisition transaction.  An “acquisition transaction” is defined in the merger agreement to mean an offer or proposal by a person or entity other than First Bancshares or The First for (1) a merger, tender offer, recapitalization or consolidation or similar transaction involving BCB or Bay Bank, (2) a purchase, lease or other acquisition or assumption of all or a substantial portion of the assets of BCB or Bay Bank, (3) a purchase or other acquisition of beneficial ownership of securities representing 20% or more of the voting power of BCB or (4) any substantially similar transaction.

The merger agreement does not prevent BCB, or its board of directors, from, prior to the receipt of BCB shareholder approval:

•
providing information in response to a request by a person who has made an unsolicited bona fide written proposal to engage in any acquisition transaction (an “acquisition proposal”) after receipt from such person of an executed confidentiality agreement;

•	engaging in any negotiations or discussions with a person who has made an unsolicited bona fide acquisition proposal;

•	failing to recommend, or withdrawing its recommendation of, the merger agreement and the merger and/or failing to hold the special meeting to consider this agreement; or

•	recommending an acquisition proposal to the shareholders of BCB.

The board of directors of BCB, however, may only undertake any of the foregoing actions after it has determined in good faith, after consultation with outside legal counsel or its financial advisers, as appropriate, that (1) such action would be required in order for the directors to fulfill their fiduciary duties and (2) such acquisition proposal both is likely to be consummated, taking into account all aspects of the proposal and the person making the proposal, and, if consummated, would result in a transaction more favorable to BCB’s shareholders from a financial point of view than the merger with First Bancshares.  Any proposal satisfying (1) and (2) is a “superior proposal” under the merger agreement.

BCB must communicate in writing to First Bancshares the terms of any proposal it receives to engage in an acquisition transaction no more than 48 hours after receipt.  Within 5 days of receipt of such communication, First Bancshares has the right to match or better any superior proposal of which it has been notified.  Upon such amendment, BCB may not terminate the merger agreement and must notify the party making the superior proposal that such proposal has been matched or bettered and that the merger agreement has been amended to reflect this fact.  After such amendment to the merger agreement, BCB must, and must cause Bay Bank and its representatives to, cease and terminate all discussions and negotiations regarding the superior proposal that has been matched or bettered.  New proposals from the third party may be made, and First Bancshares retains the same rights set forth above regarding such new proposals.  If BCB determines that the acquisition proposal is still a superior proposal, BCB may terminate the merger agreement and proceed with the superior proposal but it will be obligated to pay a termination fee to First Bancshares in the amount of $350,000 upon the consummation of the transaction contemplated by the superior proposal.

Board Recommendation

Except to the extent as it would cause the directors on BCB’s board of directors to breach their fiduciary duties under applicable law (as determined after consultation with legal counsel), the BCB board of directors, and any committee of such board, shall not:

•
withdraw, modify or qualify in any manner adverse to First Bancshares the approval of the merger agreement and/or its recommendation to shareholders of the approval of the merger agreement, or publicly propose to do any of the foregoing, or take any action or make any statement in connection with the special meeting inconsistent with such approval or its recommendation to the shareholders of BCB (collectively, a “change in recommendation”)

•	approve or recommend, or publicly propose to approve or recommend, any acquisition proposal; or

•	cause BCB to enter into any letter of intent, agreement in principle or similar agreement related to an acquisition transaction.

A change in recommendation shall also include the failure by BCB’s board of directors to recommend against an unsolicited bona fide written proposal to engage in an acquisition transaction.

Reasonable Best Efforts

First Bancshares and BCB have agreed to use reasonable best efforts to take all actions that are necessary, proper or advisable under the merger agreement and applicable laws to consummate and make effective the merger and the other transactions contemplated by the merger agreement as promptly as practicable. First Bancshares and BCB have also agreed to cooperate and use all reasonable best efforts to prepare as promptly as possible all documentation, to make all requisite regulatory filings and to obtain any necessary permits, consents, approvals or authorizations of governmental entities necessary to consummate the transactions contemplated by the merger agreement as soon as practicable, except that neither First Bancshares nor BCB is required to take any such action if such action is reasonably likely to result in a material adverse effect.

Employee Matters

Employees of BCB and its subsidiaries immediately prior to the effective time of the merger who become employees of First Bancshares or its subsidiaries will be covered by the First Bancshares employee benefit plans on substantially the same basis as the other employees of First Bancshares and its subsidiaries performing services in a comparable position.  First Bancshares will recognize transferred employees’ service with Bay Bank as service with First Bancshares or The First, as the case may be, for purposes of eligibility to participate and vesting under the benefit plans, policies or arrangements, subject to applicable break-in-service rules.

BCB has agreed to (i) terminate any and all 401(k) Plans effective as of the date immediately preceding the date on which the Effective Time occurs; (ii) cease all contributions to any and all 401(k) Plans maintained or sponsored by BCB or any of its subsidiaries; (iii) fully vest the account balances of the participants and beneficiaries in the 401(k) Plans no later than the date of termination; (v) amend the 401(k) Plans, as necessary, to accomplish the termination and reserve the power to further amend the 401(k) Plans following the date of termination to the extent necessary to comply with applicable law or to facilitate the termination thereof; (v) to authorize the filing of the 401(k) Plans with the IRS for a determination letter as to the effect of the termination on the qualified status of the plans and to pay the application fee in connection therewith; and (vi) provide for the distribution of benefits from the 401(k) Plans upon receipt of the favorable determination letter in accordance with the terms of the 401(k) Plans and as permitted under applicable law.  The form and substance of such resolutions and any necessary amendments shall be subject to the review and approval of First Bancshares, which shall not be unreasonably withheld. BCB shall deliver to First Bancshares an executed copy of such resolutions and any necessary amendments as soon as practicable following their adoption by the board of directors of BCB and/or its subsidiaries and shall fully comply with such resolutions and any necessary amendments.

Directors’ and Officers’ Insurance and Indemnification

The merger agreement provides that First Bancshares will indemnify and hold harmless the duly elected current and former directors and officers of BCB and Bay Bank, and their heirs, personal representatives and estates, to the same extent as such persons would have been indemnified under the BCB Articles or the BCB Bylaws.  The indemnification applies to acts or omissions occurring at or prior to the closing date of the merger.  The agreement also requires such officer or director to cooperate in the defense of any action for which indemnification is sought.  First Bancshares will indemnify such individuals against, and shall advance or reimburse any and all costs and expenses of, any judgments, interest, fines, damages or other liabilities, or amounts paid in settlement, as such are incurred in connection with any claim, action, suit or proceeding based upon or arising from the indemnified party’s capacity as an officer or director of BCB or Bay Bank.

BCB has also agreed to obtain a three year “tail” prepaid directors’ and officers’ liability insurance policy(ies).  The insurance policy(ies) must cover acts or omissions occurring prior to the closing date of the merger.  The policy(ies) must be on terms and in amounts substantially similar to those in effect for BCB on the date of the merger agreement.

Other Agreements

BCB has agreed to use its best efforts to cause each “affiliate” of BCB to agree not to dispose of any shares of First Bancshares common stock received in the merger except in compliance with the Securities Act and the rules and regulations under such statute.  An “affiliate” of BCB is any person controlling, controlled by or under common control with BCB.

Each director of BCB signed an agreement with First Bancshares on or after the date of the merger agreement obligating such person, in his or her capacity as a holder of BCB common stock, to vote his or her shares of BCB common stock in favor of the merger agreement.

Conditions to the Completion of the Merger

First Bancshares’ and BCB’s respective obligations to complete the merger are subject, but not limited, to the fulfillment or, in certain cases, waiver of the following conditions:

•	The requisite shareholder approval of BCB shall have been obtained.

•
All consents of, filings and registrations with, and notifications to, all regulatory authorities required for consummation of the merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by law shall have expired.  No consent obtained from any regulatory authority that is necessary to consummate the transactions contemplated by the merger agreement shall be conditioned or restricted in a manner (including requirements relating to the raising of additional capital or the disposition of assets) which in the reasonable judgment of the board of directors of either party would so materially adversely impact the economic or business benefits of the transactions contemplated by the merger agreement that, had such condition or requirement been known, such party would not, in its reasonable judgment, have entered into the merger agreement.

•
Each party shall have obtained any and all consents required for consummation of the merger (other than as set forth otherwise in the merger agreement) or for the preventing of any default under any material contract or permit of such party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a material adverse effect on BCB or First Bancshares, as applicable.  No consent which is necessary to consummate the transactions contemplated under the merger agreement shall be conditioned or restricted in a manner which in the reasonable judgment of the board of directors of either party would so materially adversely impact the economic or business benefits of the transactions contemplated by the merger agreement that, had such condition or requirement been known, such party would not, in its reasonable judgment, have entered into the merger agreement.

•
No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law or order (whether temporary, preliminary or permanent) or taken any other action that prohibits, restricts or makes illegal consummation of the transactions contemplated by the merger agreement.

•
The Form S-4 shall have become effective under the Securities Act of 1933 and shall not be the subject of any stop order suspending the effectiveness of the Form S-4 nor shall proceedings for that purpose have been threatened.

The obligations of First Bancshares under the merger agreement to complete the merger also are subject, but not limited, to the fulfillment, on or prior to the closing date of the merger, of the following conditions (any one or more of which may be waived by First Bancshares to the extent permitted by law):

•	The representations and warranties of BCB being true and correct in all material respect as of the Effective Time.

•	All other agreements and covenants of BCB that are required to be fulfilled prior to the Effective Time have been so fulfilled.

•	First Bancshares shall have received lock-up agreements and employment agreements from the shareholders and employees, respectively, that they request such for.

•	First Bancshares shall have received a restrictive covenant agreement from each director of BCB and Bay Bank.

•	BCB shall have assumed, redeemed or caused the redemption by BCB of all of the BCB CPP Preferred Stock.

•	BCB’s classified assets shall not exceed $4,900,000 on the Effective Date.

•	BCB shall have obtained the tail coverage specified in the merger agreement.

We cannot provide assurance as to when or if all of the conditions to the merger can or will be satisfied or waived by the appropriate party. As of the date of this proxy statement/prospectus, we have no reason to believe that any of these conditions will not be satisfied.

Amendment, Waiver and Termination of the Merger Agreement

Subject to applicable law, the parties may amend the merger agreement by written agreement if so authorized by their respective boards of directors. However, after any approval of the transactions contemplated by the merger agreement by holders of BCB common stock, there may not be, without further shareholder approval, any amendment of the merger agreement that requires such further shareholder approval under applicable law. Either party to the merger agreement may, subject to applicable law, extend the time for performance of any obligation of the other party, waive any inaccuracies in the representations and warranties of the other party, or may waive compliance by the other party with any of the other agreements or conditions contained in the merger agreement.

Subject to certain limitations, the merger agreement may be terminated at any time prior to the closing date of the merger, whether before or after approval of the merger agreement by First Bancshares’ and/or BCB’s shareholders:

•	by mutual written consent of First Bancshares and BCB;

•	by First Bancshares or BCB if:

o
the closing date of the merger shall not have occurred on or prior to June 30, 2014, unless delayed because approval by a governmental entity is pending and has not been finally resolved, in which event such date shall be automatically extended for 60 days, unless the failure to complete the merger by that date is due to the breach of the merger agreement by the party seeking to terminate;

o	Holders of BCB common stock do not approve the merger agreement at the applicable special meeting;

o
any consent of any regulatory authority required for consummation of the merger and the other transactions contemplated thereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal;

o
any of the conditions precedent to the obligations of either party to consummate the merger cannot be satisfied or waived by June 30, 2014 (unless extended), provided that the failure to consummate the merger is not caused by the party electing to terminate; or

o
there has been a breach by the other party of (1) any covenant or undertaking in the merger agreement or (2) any representation or warranty of the other party contained in the merger agreement, where such breach prevents the breaching party from satisfying a condition to closing in the merger agreement and cannot be or has not been cured within 30 days following delivery of written notice of the breach.

•	by First Bancshares if:

o
BCB’s board of directors withdraws or qualifies the recommendation in this proxy statement/prospectus that BCB’s shareholders vote to adopt and approve the merger agreement, or resolves to do either of the foregoing;

o	BCB approves or recommends, or publicly proposes to approve or recommend, an acquisition proposal by a third party; or

o	if dissenting shares represent more than 10% in the aggregate of the BCB common stock outstanding immediately prior to the record date of the special meeting.

Termination Fee

In the event the following conditions are met, BCB will have to pay First Bancshares a termination fee of $350,000 by wire transfer of immediately available funds.  First, prior to any event allowing either party to terminate the merger agreement, an acquisition proposal must have been publicly announced or otherwise made known to BCB’s senior management, board of directors or shareholders generally.  Second, BCB’s shareholders fail to approve the merger agreement or BCB affirmatively approves an alternative transaction. Third, First Bancshares terminates the merger agreement because of a willful breach by BCB of any covenant, undertaking, representation or warranty contained in the merger agreement.  Fourth, prior to the date that is 12 months after the date of such termination, BCB consummates an alternative transaction or enters into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to an alternative transaction.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

The following is a summary description of the anticipated material U.S. federal income tax consequences of the merger generally applicable to holders of BCB common stock who hold the common stock as capital assets within the meaning of Section 1221 of the Code.  This summary description deals only with the U.S. federal income tax consequences of the merger.  No information is provided regarding the tax consequences of the merger under state, local, gift, estate, foreign or other tax laws.  The following is not intended to be a complete description of the U.S. federal income tax consequences of the merger to all holders of BCB common stock in light of their particular circumstances or to holders of BCB common stock subject to special treatment under U.S. federal income tax laws, such as:

•	Non-U.S. shareholders;

•
entities treated as partnerships for U.S. federal income tax purposes or holders of BCB common stock who hold their shares through entities treated as partnerships for U.S. federal income tax purposes;

•	qualified insurance plans;

•	tax-exempt organizations;

•	qualified retirement plans and individual retirement accounts;

•	brokers or dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting;

•	regulated investment companies;

•	real estate investment trusts;

•	persons whose functional currency is not the U.S. dollar;

•	shareholders who received their stock upon the exercise of employee stock options or otherwise acquired their stock as compensation;

•	persons who purchased or sell their shares of BCB common stock as part of a wash sale; or

•	shareholders who hold the common stock as part of a “hedge,” “straddle” or other risk reduction mechanism, “constructive sale,” or “conversion transaction,” as these terms are used in the Code.

This discussion is based upon, and subject to, the Code, the treasury regulations promulgated under the Code, as well as existing interpretations, administrative rulings and judicial decisions relating thereto, all of which are in effect as of the date of this proxy statement/prospectus, and all of which are subject to change, possibly with retroactive effect. Any such change could affect the continuing validity of this discussion. Tax laws are complex, and your individual circumstances may affect the tax consequences to you. We urge you to consult a tax advisor regarding the tax consequences of the merger to you.

The Merger Will Likely Be a Taxable Transaction to BCB Common Stock Holders

First Bancshares and BCB anticipate that the Merger will be a taxable transaction to BCB’s shareholders.  BCB shareholders’ gains or losses on the sale of their BCB common stock will generally be treated as capital gain or loss, and will be long-term capital gain or loss if, as of the effective date of the merger, the holding period for such shares of BCB common stock is more than one year.  BCB shareholders’ capital gains or losses will be in an amount equal to the difference between their basis in the common stock of BCB and the merger consideration received by such shareholder for his or her BCB common stock.  Each holder of BCB common stock is urged to consult his or her tax advisor regarding the manner in which gain or loss should be calculated among different blocks of BCB common stock surrendered in the merger.

The Merger will Likely be Considered an Open Transaction Due to the Uncertainty of the Value of the BP Oil Claim and Contingent Value Rights

A portion of the consideration for the common stock of the BCB Shareholders issued prior to August 1, 2013, is the assignment of the BP claims in trust and the issuance of a CVR, defined previously on page ___ herein.  This assignment is intended by First Bancshares and BCB as additional consideration for the stock of the BCB Shareholders as part of the Merger consideration.  Because the value of these assets is not readily ascertainable by the parties, the total value of the consideration paid for the shares of the BCB Shareholders will not be determinable at the time of Closing of the Merger, and it is more likely than not that this transaction will be considered open and uncompleted by the IRS, as the full value of the consideration paid for the stock will not be known until said assets are fully liquidated.

Because of the uncertainty of the tax treatment of these assets, each Shareholder is advised to seek advice from the tax advisor of their choice for a fuller explanation of the potential tax consequences of this transaction.

Backup Withholding and Information Reporting

In general, information reporting requirements may apply to the cash payments made to holders of BCB common stock in connection with the merger, unless an exemption applies. Backup withholding may be imposed on the above payments at a rate of 31% if a holder of BCB common stock (1) fails to provide a taxpayer identification number or appropriate certificates, or (2) otherwise fails to comply with all applicable requirements of the backup withholding rules.

Any amounts withheld from payments to holders of BCB common stock under the backup withholding rules are not an additional tax and will be allowed as a refund or credit against your applicable U.S. federal income tax liability, provided the required information is furnished to the Internal Revenue Service. Holders of BCB common stock should consult their own tax advisors regarding the application of backup withholding based on their particular circumstances and the availability and procedure for obtaining an exemption from backup withholding.

Recent Tax Legislation

Under recently enacted legislation, net long term capital gain and qualified dividend income recognized in taxable years beginning on or after January 1, 2013, are taxed generally at a maximum rate of 20% for taxpayers with taxable income that exceeds the following threshold amounts: $450,000 in the case of married individuals filing jointly; $225,000 in the case of married individuals filing separately; and $400,000 in the case of single individuals. Holders of BCB common stock should consult their own tax advisors regarding the availability of the preferential tax rates in light of such shareholders’ particular circumstances.  Previously, net long term capital gain and qualified dividend income was taxed at a maximum rate of 15%.

Beginning in 2013, certain taxpayers are subject to a 3.8% tax on net investment income.  For these purposes, net investment income generally includes a shareholder’s allocable share of income and gain realized by a shareholder from a sale of stock. In the case of an individual, the tax will be imposed on the lesser of (i) the shareholder’s net investment income, or (ii) the amount by which the shareholder’s modified adjusted gross income exceeds the following threshold amounts: $250,000 in the case of married individuals filing jointly; $125,000 in the case of married individuals filing separately; and $200,000 in all other cases.  Holders of BCB common stock should consult their own tax advisors regarding the applicability of the tax on net investment income in light of such shareholders’ particular circumstances.

THE FOREGOING SUMMARY IS NOT A SUBSTITUTE FOR AN INDIVIDUAL ANALYSIS OF THE TAX CONSEQUENCES OF THE MERGER TO YOU. WE URGE YOU TO CONSULT A TAX ADVISOR REGARDING THE PARTICULAR FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE MERGER TO YOU.

.

EXPERTS

The consolidated financial statements of The First Bancshares, Inc., appearing in The First Bancshares, Inc. Annual Report (Form 10-K) as of December 31, 2013, and for each of the years in the two-year period ended December 31, 2013, have been audited by T. E. Lott & Company, independent registered public accounting firm, as set forth in their report thereon, included therein, and included herein as Annex E.  Such consolidated financial statements have been so included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the First Bancshares common stock to be issued in connection with the merger will be passed upon for First Bancshares by Jones Walker LLP, Jackson, Mississippi, First Bancshares’ outside legal counsel.  Jones Walker LLP also provides legal advice to First Bancshares on a regular basis.

CERTAIN BENEFICIAL OWNERS OF BCB COMMON STOCK

As of March 31, 2014, BCB had 297 shareholders of record of its common stock. The following tables list the stock ownership of BCB’s directors, its executive officers, all directors and executive officers as a group, and those persons who, to BCB’s knowledge beneficially owned 5% or more of BCB’s common stock outstanding as of April 14, 2014. According to Securities and Exchange Commission rules, a “beneficial owner” of securities has or shares the power to vote securities or to direct their investment. The number of issued and outstanding shares used to calculate the percentage of total ownership for a given individual includes any shares covered by the exercisable options and warrants issued to that individual.

Names of Directors, Executive Officers and 5% Shareholders:	Amount, and Nature of Beneficial Ownership of BCB Common Stock (1)	Percent of Total Class
Directors:
Joe D. Dunnam	68,994	6.77%
John A. Gooding	39,083	3.84%
Jack V. Greer	18,043(2)	1.77%
Warren A. Hanson	45,165	4.43%
Donald L. Mohar	35,738	3.51%
J. Farrell Morris	55,119	5.41%
Lee A. Stassen	58,432	5.74%
Louie C. Wilson	45,529	4.47%
		%
Executive Officers who are not directors:
W. Richard Campbell, Jr.	-	-%

Other 5% Shareholders:
William H. Robinson	81,230(3)	7.97%

(1)
Under SEC rules for determination of “beneficial ownership,” shares are considered to be “beneficially owned” where a person has, either alone or together with others, the power to vote or to direct the vote of shares, or the power to dispose or to direct the disposition of shares, or where a person has the right to acquire any such power within 60 days after the date for the determination of beneficial ownership. Shares which a beneficial owner has the right to acquire within 60 days upon exercise of an option are considered outstanding for computing the percentage ownership, but not for the beneficial ownership of any other person. Shares set forth below also include as to each director the following presently exercisable stock options; however, under the terms of the merger agreement all options will be cancelled prior to the effective time of the merger.

Name of Director	Common Shares Underlying Outstanding Options and Warrants (1)
Joe D. Dunnam	1,700
John Gooding	501
Jack Greer, Jr.	2,900
Warren Hanson	5,100
Donald Mohar	3,664
J. Farrell Morris	1,767
Louie C. Wilson	4,600

(2)	Includes shares owned by Greer Realty LLC of which Mr. Greer is a minority member.

(3)	Includes 11,000 shares owned by Robinson Brothers, Inc.

OTHER MATTERS

Even though the BCB Bylaws limit business to be conducted at the special meeting  to the subjects stated in the notice of the special meeting, as of the date of this proxy statement/prospectus, management of BCB was unaware of any other matters to be brought before the BCB special meeting, other than those set forth herein.  However, if any other matters are nonetheless properly brought before the special meeting, the persons named in the enclosed form of proxy for BCB will have discretionary authority to vote all proxies with respect to such matters in accordance with their best judgment.

WHERE YOU CAN FIND MORE INFORMATION

First Bancshares has filed with the SEC a registration statement on Form S-4 that registers the distribution of the shares of First Bancshares common stock to holders of BCB common stock in connection with the merger.  This proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of First Bancshares and a proxy statement of BCB for the BCB special meetings.

First Bancshares files annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy this registration statement and any reports, statements or other information that First Bancshares files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.  First Bancshares’ SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov.  Reports, proxy statements and other information that First Bancshares files with the SEC are also found on its website, www.thefirstbank.com, under the link “Investor Relations.”

All documents filed by First Bancshares with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the initial filing date of this document and prior to the date of the special meeting of BCB shareholders to consider and vote on the adoption and approval of the merger agreement are incorporated by reference into this document and are a part of this document from the date of filing.  These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Except where otherwise indicated First Bancshares has supplied all information contained in this proxy statement/prospectus relating to First Bancshares as well as all pro forma financial information, and BCB has supplied all such information relating to BCB.

Documents are available from First Bancshares and BCB without charge. You can obtain documents by requesting them in writing or by telephone from the appropriate company at the following addresses:

The First Bancshares, Inc. 6480 U.S. Hwy. 98 West Hattiesburg, Mississippi 39402 Attn: Donna T. (Dee Dee) Lowery Tel: (601) 268-8998	BCB Holding Company, Inc. 6140 Airport Blvd. Mobile, Alabama 36608 Attn: Gayle Dunning Tel: (251) 341-3565

BCB shareholders requesting documents should do so by May 15, 2014, in order to receive them before the special meetings.  You will not be charged for any of these documents that you request.  If you request any incorporated documents from First Bancshares, First Bancshares will mail them to you by first class mail, or another equally prompt means after it receives your request.

______________________________

Neither First Bancshares nor BCB has authorized anyone to give any information or make any representation about the merger or our companies that is different from, or in addition to, that contained in this document or in any of the materials that have been incorporated in this document. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

The representations, warranties and covenants described in this document and included in the merger agreement were made only for purposes of the merger agreement and as of specific dates, are solely for the benefit of First Bancshares and BCB, may be subject to limitations, qualifications or exceptions agreed upon by the parties, including those included in confidential disclosures made for the purposes of, among other things, allocating contractual risk between First Bancshares and BCB rather than establishing matters as facts, and may be subject to standards of materiality that differ from those standards relevant to investors.  You should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of First Bancshares, BCB or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in public disclosures by First Bancshares or BCB.  The representations and warranties and other provisions of the merger agreement should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this proxy statement/prospectus and in the documents incorporated by reference into this proxy statement/prospectus.

Execution Version

ANNEX A

AGREEMENT AND PLAN OF MERGER

BY AND BETWEEN

THE FIRST BANCSHARES, INC.

AND

BCB HOLDING COMPANY, INC.

Dated as of March 3, 2014

Execution Version

TABLE OF CONTENTS

Page

Article 1 TRANSACTIONS AND TERMS OF MERGER		1
1.1	Merger	1
1.2	Time and Place of Closing	1
1.3	Effective Time	1
1.4	Effects of the Merger	2
1.5	Tax Consequences	2
1.6	Bank Merger	2
Article 2 MANAGEMENT AND GOVERNING DOCUMENTS FOLLOWING MERGER		2
2.1	Articles of Incorporation	2
2.2	Bylaws	2
2.3	Directors and Officers	2
Article 3 MERGER CONSIDERATION		3
3.1	Conversion of Shares	3
3.2	BCB Series 2009A and 2009AW Preferred Stock	4
3.3	Alostar Note	5
Article 4 EXCHANGE OF SHARES		5
4.1	Exchange Procedures	5
4.2	Rights of Former BCB Shareholders	7
Article 5 REPRESENTATIONS AND WARRANTIES OF BCB		7
5.1	Organization, Standing, and Power	7
5.2	Authority of BCB; No Breach By Agreement.	8
5.3	Capital Stock.	9
5.4	BCB Subsidiaries	9
5.5	Financial Statements	10
5.6	Absence of Undisclosed Liabilities	10
5.7	Loan and Investment Portfolios	10
5.8	Absence of Certain Changes or Events	12
5.9	Tax Matters.	13
5.10	Allowance for Possible Loan Losses	15
5.11	Assets.	16
5.12	Derivative Instruments	17
5.13	Intellectual Property	17
5.14	Environmental Matters.	18
5.15	Compliance with Laws.	18
5.16	Labor Relations	19
5.17	Employee Benefit Plans.	19
5.18	Material Contracts.	22
5.19	Legal Proceedings	24
5.20	Reports	24
5.21	Accounting, Tax and Regulatory Matters	25

5.22	Technology Systems.	25
5.23	BCB Disclosure Memorandum	25
5.24	[Reserved]	25
5.25	Board Recommendation	25
5.26	No Investment Adviser	25
5.27	[Reserved]	26
5.28	BCB Information	26
5.29	Brokers and Finders	26
5.30	BCB Adjusted Capital	26
Article 6 REPRESENTATIONS AND WARRANTIES OF FBMS		26
6.1	Organization, Standing and Power.	26
6.2	Authority; No Breach By Agreement.	27
6.3	Capital Stock.	28
6.4	SEC Filings; Financial Statements.	28
6.5	Absence of Undisclosed Liabilities	29
6.6	Absence of Certain Changes or Events	29
6.7	Legal Proceedings.	29
6.8	Brokers and Finders	29
Article 7 CONDUCT OF BUSINESS PENDING CONSUMMATION		30
7.1	Affirmative Covenants of BCB	30
7.2	Negative Covenants of BCB	30
7.3	Reports	32
Article 8 ADDITIONAL AGREEMENTS		32
8.1	Applications	32
8.2	Shareholder Approval and SEC Filings.	33
8.3	Agreement as to Efforts to Consummate	34
8.4	Access to Information and Confidentiality.	34
8.5	No Solicitations.	35
8.6	Press Releases	36
8.7	Indemnification and Insurance.	37
8.8	Employee Benefits and Contracts	38
8.9	Takeover Laws	38
8.10	BCB 401(k) Plan	38
8.11	Redemption of BCB Series 2009A Preferred Stock	39
8.12	Assignment of Rights Under Stock Purchase Agreement	39
8.13	Preservation of BP Oil Claim	39
8.14	Alostar Note	39
8.15	BCB Equity Rights Cancellation	40
8.16	Voting Support Agreements	40
Article 9 CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE		40
9.1	Conditions to Obligations of Each Party	40
9.2	Conditions to Obligations of FBMS	41
9.3	Conditions to Obligations of BCB	42
Article 10 TERMINATION		43
10.1	Termination	43
10.2	Effect of Termination	44
10.3	Non-Survival of Representations and Covenants	44
10.4	Termination Payment and Reimbursement of Expenses.	45
Article 11 MISCELLANEOUS		45
11.1	Definitions.	45

11.2	Expenses	55
11.3	Entire Agreement	56
11.4	Amendments	56
11.5	Waivers.	56
11.6	Assignment; Third Party Beneficiaries	56
11.7	Notices	57
11.8	Governing Law; Jurisdiction	58
11.9	Waiver of Jury Trial	58
11.10	Specific Performance	58
11.11	Alternative Structure	58
11.12	Counterparts	59
11.13	Captions; Articles and Sections	59
11.14	Interpretations	59
11.15	Severability	59

Execution Version

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of March 3, 2014, by and between THE FIRST BANCSHARES, INC. (“FBMS”), a corporation organized under the laws of the State of Mississippi, with its principal office located in Hattiesburg, Mississippi, and BCB HOLDING COMPANY, INC. (“BCB”), a corporation organized under the laws of the State of Alabama, with its principal office located in Mobile, Alabama.

Preamble

The respective Boards of Directors of BCB and FBMS are of the opinion that the transactions described herein are in the best interests of the Parties to this Agreement and their respective shareholders.  This Agreement provides for the merger of BCB with and into FBMS, with FBMS being the surviving corporation of the merger.

Certain terms used in this Agreement are defined in Section 11.1 of this Agreement.

NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the Parties agree as follows:

ARTICLE 1

TRANSACTIONS AND TERMS OF MERGER

1.1 Merger.  Subject to the terms and conditions of this Agreement, BCB shall be merged with and into FBMS in accordance with the provisions of Section 79-4-11 et seq. of the MBCA  and Section 10-2B-11.01, et seq. of the ABCA (the “Merger”).  FBMS shall be the surviving corporation resulting from the Merger and shall continue to be governed by the Laws of the State of Mississippi.

1.2 Time and Place of Closing.  On the terms and subject to the conditions set forth in this Agreement, the closing of the Merger (the “Closing”) shall take place at 10:00 a.m., Central Time, at the offices of Jones Walker LLP, 190 E. Capitol St., Suite 800, Jackson, Mississippi 39201, as soon as practicable (and, in any event, within five Business Days) after the satisfaction or waiver (subject to applicable Law) of the latest to occur of the conditions set forth in Article 9 (other than those conditions that by their nature are to be satisfied or waived at the Closing, but subject to the satisfaction of such conditions and the continued satisfaction or waiver of all other conditions set forth in Article 9), or such other date or location as mutually agreed to by the Parties (the “Closing Date”).

1.3 Effective Time.  The Merger and other transactions contemplated by this Agreement shall become effective on the date and at the time the Articles or Certificate of Merger reflecting the Merger shall become effective with the Secretary of State of Mississippi (the “Effective Time”).

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1.4 Effects of the Merger.  At and after the Effective Time, the Merger shall have the effects set forth in this Agreement and in the relevant provisions of the MBCA and ABCA.

1.5 Tax Consequences.  It is intended that the Merger shall qualify as a “reorganization” within the meaning of Code Section 368(a), and that this Agreement shall constitute a “plan of reorganization” for purposes of Code Sections 354 and 361.  From and after the date of this Agreement and until the Closing Date, each Party hereto shall use its reasonable best efforts to cause the Merger to qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action not to be taken, which action or failure to act could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Code Section 368(a).

1.6 Bank Merger. Immediately following the Merger, Bay Bank (“Bay Bank ”), an Alabama state chartered bank and wholly-owned Subsidiary of BCB, will merge (the “Bank Merger”) with and into The First, A National Banking Association, a wholly-owned Subsidiary of FBMS (“The First”).  The First shall be the surviving entity in the Bank Merger and shall continue its corporate existence under the name “The First, A National Banking Association”, and, following the Bank Merger, the separate corporate existence of Bay Bank shall cease.  The Bank Merger shall be implemented pursuant to a subsidiary plan of merger, in a form to be specified by FBMS in consultation with BCB (the “Subsidiary Plan of Merger”).  In order to obtain the necessary Regulatory Approvals for the Bank Merger, the Parties shall cause the following to be accomplished prior to the filing of applications for such Regulatory Approvals as to such Party: (a) BCB shall cause Bay Bank to approve the Subsidiary Plan of Merger, BCB, as the sole shareholder of Bay Bank , shall approve the Subsidiary Plan of Merger and BCB shall cause the Subsidiary Plan of Merger to be duly executed by Bay Bank and delivered to FBMS and (b) FBMS shall cause The First to approve the Subsidiary Plan of Merger, FBMS, as the sole shareholder of The First, shall approve the Subsidiary Plan of Merger and FBMS shall cause The First to duly execute and deliver the Subsidiary Plan of Merger to BCB. Prior to the Effective Time, BCB shall cause Bay Bank, and FBMS shall cause The First, to execute such certificates of merger and articles of combination and such other documents and certificates as are necessary to make the Bank Merger effective (“Bank Merger Certificates”) immediately following the Effective Time.

ARTICLE 2

MANAGEMENT AND GOVERNING DOCUMENTS FOLLOWING MERGER

2.1 Articles of Incorporation.  The Articles of Incorporation of FBMS in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the surviving corporation.

2.2 Bylaws.  The Bylaws of FBMS in effect immediately prior to the Effective Time shall be the Bylaws of the surviving corporation until duly amended or repealed.

2.3 Directors and Officers.  The directors and officers of FBMS and The First immediately prior to the Effective Time shall be the directors and officers of the surviving corporation and bank, respectively, in each case until their respective successors are duly elected or appointed and qualified.

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ARTICLE 3

MERGER CONSIDERATION

3.1 Conversion of Shares.  Subject to the provisions of this Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of FBMS, BCB, or the shareholders of either of the foregoing, the shares of the constituent corporations shall be converted as follows:

(a) Each share of capital stock of FBMS issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time and shall not be affected by the Merger.

(b) Subject to Sections 3.1(c) and Section 3.1(f) hereof, each share of BCB Common Stock outstanding immediately prior to the Effective Time, (other than (i) the shares that are cancelled pursuant to Section 3.1(d) and (ii) the shares with respect to which the holders thereof have perfected dissenters’ rights under Section 10-2B-13.01 et seq. of the ABCA (the “Dissenting Shares”)), shall automatically be converted at the Effective Time into the right to receive (i) for the BCB Class A Common Stock, a Pro Rata Share of the Class A Consideration, (ii) for the BCB Class A Common Stock, a Pro Rata Share of the CVR Consideration and (iii) for the BCB Class B Common Stock, a Pro Rate Share of the Class B Consideration.  Such shares of BCB Common Stock to be converted are sometimes referred to herein as the “Outstanding BCB Shares.”

For purposes of this Agreement:

“Class A Consideration” shall mean an amount equal to $3,346,848, no more than seventy percent (70%) of which, or $2,342,793.60, may be in cash and at least thirty percent (30%) of which, or $1,004,054.40, shall be in the FBMS Common Stock Consideration as provided below.

“Class B Consideration” shall mean an amount equal to $200,000.25 in cash;

“CVR Consideration” shall mean the total number of contingent value rights (individually, a “CVR”) issued pursuant to a Contingent Value Rights Agreement on substantially the terms set forth in Exhibit A (the “CVR Agreement”).

“FBMS Common Stock Consideration” shall mean the number of whole shares of FBMS Common Stock obtained by (i) dividing 30% (or such additional amount as may be transmitted to the Exchange Agent pursuant to the provisions set forth in Section 4.1) of such amount of BCB Class A Common Stockholder’s Pro Rata Share of the Class A Consideration by  (ii) the average of the closing prices of the FBMS Common Stock as reported on the Nasdaq Stock Market on each of the thirty (30) trading days ending five (5) Business Days prior to the Closing Date (the “Average Price”), provided however that (A) if the Average Price is greater than $15.81, the FBMS Common Stock Consideration shall equal the quotient obtained by dividing such amount of BCB Class A Common Stockholder’s Pro Rata Share of the Merger Consideration by $15.81 or (B) if the Average Price is less than $12.93, the FBMS Common Stock Consideration shall equal the quotient obtained by dividing such amount of BCB Class A Common Stockholder’s Pro Rata Share of the Merger Consideration by $12.93.

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“Pro Rata Share” shall mean the quotient obtained by dividing (i) the number one by (Y) for the BCB Class A Common Stock, the total number of shares of BCB Class A Common Stock outstanding as of the Effective Time and (Z) for the BCB Class B Common Stock, the total number of shares of BCB Class B Common Stock outstanding as of the Effective Time;

“Merger Consideration” in respect of the BCB Common Stock, shall mean the aggregate total of the Class A Consideration, the Class B Consideration, and the CVR Consideration.

(c) All shares of BCB Common Stock issued and outstanding immediately prior to the Effective Time that are owned by FBMS, BCB or any of their respective Subsidiaries (other than (i) shares of BCB Common Stock held in trust accounts, managed accounts and the like, or otherwise held in a fiduciary or agency capacity, that are beneficially owned by third parties and (ii) shares of BCB Common Stock held, directly or indirectly, by FBMS or BCB in respect of a debt previously contracted) shall be cancelled and shall cease to exist and no Merger Consideration shall be delivered in exchange therefor.

(d) No Dissenting Shares shall be converted in the Merger.  All such shares shall be canceled and the holders thereof shall thereafter have only such rights as are granted to dissenting shareholders under Section 10-2B-13.01 et seq. of the ABCA; provided, however, that if any such shareholder fails to perfect his or her rights as a dissenting shareholder with respect to his or her Dissenting Shares in accordance with Section 10-2B-13.01 et seq. of the ABCA or withdraws or loses such holder’s dissenter’s rights, such shares held by such shareholder shall be treated the same as all other holders of BCB Common Stock who at the Effective Time held BCB Common Stock.

(e) In the event FBMS or BCB changes the number of shares of FBMS Common Stock or BCB Common Stock, respectively, issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend or similar recapitalization with respect to such stock and the record date or effective date thereof is prior to the Effective Time, the Merger Consideration shall be proportionately adjusted.

3.2 BCB Series 2009A and 2009AW Preferred Stock.  At or prior to the Effective Time, FBMS shall assume, purchase or cause or facilitate the redemption by BCB (but in any case, FBMS shall provide the consideration for such redemption) of all of the outstanding shares of BCB Series 2009A and 2009AW Preferred Stock in accordance with the terms of any securities purchase and/or such other agreements required to be entered into by and between some combination of BCB, the U.S. Treasury and/or the holders of BCB Series 2009A or 2009AW Preferred Stock, in order to effect such redemption.

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3.3 Alostar Note.  At or prior to the Effective Time, FBMS or The First shall assume, or shall cause or facilitate the payoff of BCB’s liability with regard to the Alostar Note.

ARTICLE 4

EXCHANGE OF SHARES

4.1 Exchange Procedures.

(a) Prior to the Effective Time, FBMS shall select a transfer agent, bank or trust company to act as exchange agent (the “Exchange Agent”) to effect the delivery of the Merger Consideration to holders of BCB Common Stock.  Prior to the Effective Time, FBMS and BCB shall authorize, execute and deliver the CVR Agreement.  No later than five (5) Business Days prior to the Closing Date, BCB shall deliver to the Exchange Agent a preliminary list of all BCB shareholders entitled to receive the Merger Consideration, along with such shareholders’ selected percentages of such Class A Consideration portion of the Merger Consideration as provided in Section 8.2(c), in an electronic format compatible with the Exchange Agent’s systems. In the event the aggregate elections of BCB shareholders result in less than 30% of the Class A Consideration consisting of FBMS Common Stock, the Exchange Agent shall calculate the proration of the FBMS Common Stock to the BCB shareholders consistent with the method described in the proxy statement, to equal 30%.  At or prior to the Effective Time, FBMS shall deliver the Merger Consideration to the Exchange Agent (provided that it is understood by the parties that FBMS shall not be required to deposit any funds related to any CVR unless and until such deposit is required pursuant to the terms of the CVR Agreement).  Promptly following the Effective Time, the Exchange Agent shall send to each holder of BCB Common Stock immediately prior to the Effective Time a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates previously evidencing shares of BCB Common Stock (“Old Certificates”) shall pass, only upon delivery of the Old Certificates, or affidavits of loss in lieu thereof in form and substance satisfactory to the Exchange Agent, to the Exchange Agent) (the “Letter of Transmittal”) for use in exchanging Old Certificates.  The Letter of Transmittal will include instructions with respect to the surrender of Old Certificates and the distribution of the Merger Consideration.

(b) Upon surrender of an Old Certificate to the Exchange Agent for exchange, together with a duly executed Letter of Transmittal and such other documents as may be reasonably required by the Exchange Agent or FBMS, such Old Certificate shall be cancelled and the holder of such Old Certificate shall be entitled to receive, and the Exchange Agent shall in exchange therefor transfer to such holder the Merger Consideration, including any cash in lieu of fractional shares of FBMS Common Stock to be issued or paid in consideration therefor in respect of the shares of BCB Common Stock represented by such Old Certificate and for the CVR portion of the Merger Consideration, each holder of an Old Certificate shall be identified in the register maintained by the Exchange Agent or FBMS for the purposes of identifying such holders of the CVRs pursuant to the terms of the CVR Agreement as the holder of that number of CVRs such holder has the right to receive pursuant to the provisions of Section 3.1(b).

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(c) If any certificates or book-entry allocations for shares of FBMS Common Stock are to be issued in a name other than that for which an Old Certificate surrendered or exchanged is issued, the Old Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and the person requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificate surrendered or provide funds for their purchase or establish to the satisfaction of the Exchange Agent that such taxes are not payable.

(d) All Merger Consideration, if held by the Exchange Agent for payment or delivery to the holders of unsurrendered Old Certificates and unclaimed at the end of one year after the Effective Time, shall at such time be paid or redelivered by the Exchange Agent to FBMS, and after such time any holder of an Old Certificate who has not surrendered such certificate shall, subject to applicable laws and to the extent that the same has not yet been paid to a Regulatory Authority pursuant to applicable abandoned property laws, look as a general creditor only to FBMS for payment or delivery of such property.  Any Merger Consideration remaining unclaimed as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any Regulatory Authority shall, to the extent permitted by applicable Law, become the property of FBMS free and clear of any claims or interest of any Person previously entitled thereto.  Notwithstanding the foregoing, none of FBMS, BCB, the Exchange Agent or any other Person shall be liable to any former holder of shares of BCB Common Stock for any amount delivered in good faith to a Regulatory Authority pursuant to applicable abandoned property, escheat or similar Laws. In no event will any holder of BCB Common Stock exchanged in the Merger be entitled to receive any interest on any amounts held by the Exchange Agent or FBMS of the Merger Consideration.

(e) Any portion of the Merger Consideration made available to the Exchange Agent in respect of any Dissenting Shares shall be returned to FBMS upon demand.

(f) In the event that any Old Certificate shall have been lost, stolen or destroyed, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Old Certificate the Merger Consideration deliverable in respect thereof pursuant to this Agreement: upon the making of an affidavit of that fact by the Person claiming such Old Certificate to be lost, stolen or destroyed and, if reasonably required by FBMS or the Exchange Agent, the posting by such Person of a bond in such amount as FBMS may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Old Certificate.

(g) Each of FBMS or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code, or any provision of state, local or foreign Tax Law. To the extent that amounts are so deducted and withheld by the Exchange Agent or FBMS, as the case may be, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which the Exchange Agent or FBMS, as the case may be, made such deduction and withholding.

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(h) In the case of outstanding shares of BCB Common Stock that are not represented by physical certificates, the Parties shall make such adjustments to Article 4 as are necessary or appropriate to implement the same purpose and effect that Article 4 have with respect to shares of BCB Common Stock that are represented by physical certificates.

4.2 Rights of Former BCB Shareholders.  All Merger Consideration paid upon the surrender of Old Certificates in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of BCB Common Stock formerly represented by such Old Certificate.  At the Effective Time, the stock transfer books of BCB shall be closed as to holders of BCB Common Stock immediately prior to the Effective Time and no transfer of BCB Common Stock by any such holder shall thereafter be made or recognized.  Until surrendered for exchange in accordance with the provisions of Section 4.1, each Old Certificate representing BCB Common Stock shall from and after the Effective Time represent for all purposes only the right to receive the Merger Consideration provided in Section 3.1 in exchange therefor.  Whenever a dividend or other distribution is declared by FBMS on the FBMS Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of FBMS Common Stock issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of FBMS Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any Old Certificate representing BCB Common Stock until such holder surrenders such Old Certificate for exchange as provided in Section 4.1.  However, upon surrender of such Old Certificate representing BCB Common Stock, both the Merger Consideration and any undelivered dividends and cash payments payable hereunder (without interest) shall be delivered and paid with respect to each share represented by such Old Certificate.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF BCB

Except as disclosed in writing in the correspondingly enumerated section or subsection of BCB Disclosure Memorandum, BCB hereby represents and warrants to FBMS as follows:

5.1 Organization, Standing, and Power.  BCB is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Alabama and is duly registered as a bank holding company under the BHC Act, and Bay Bank is a wholly-owned Subsidiary of BCB and is a bank duly organized, validly existing and in good standing under the Laws of the State of Alabama.  Each of the BCB Entities has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets.  Each of the BCB Entities is duly qualified or licensed to transact business as a foreign corporation in good standing in the jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed.  The deposit accounts of Bay Bank are insured by the FDIC through the bank insurance fund to the fullest extent permitted by Law, and all premiums and assessments required in connection therewith have been paid by BCB or Bay Bank when due. Bay Bank is a member in good standing of the Federal Home Loan Bank of Atlanta and owns the requisite amount of stock therein.  True and complete copies of BCB’s articles of incorporation, and bylaws, and the articles or certificate of incorporation and bylaws (or comparable organizational documents) of each of the other BCB Entities, in each case as in effect as of the date of this Agreement, have previously been made available to FBMS.  None of the BCB Entities is in violation of any of the provisions of its articles of incorporation or bylaws (or comparable organizational documents), as applicable.  The minute book (except for portions redacted for preservation of the attorney-client privilege) and other organizational documents for each of the BCB Entities have been made available to FBMS for its review, and accurately reflect all amendments to such organizational documents and all proceedings of the Board of Directors and shareholders thereof.

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5.2 Authority of BCB; No Breach By Agreement.

(a) BCB has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, have been duly, validly approved by the Board of Directors of BCB, the Board of Directors of BCB has resolved to recommend to BCB’s shareholders approval and adoption of this Agreement and the transactions contemplated herein, and all necessary corporate action in respect thereof on the part of BCB has been taken, subject to the approval by the affirmative vote of the holders of a majority of the issued and outstanding shares of BCB Common Stock (the “Requisite Shareholder Approval”).  This Agreement has been duly and validly executed and delivered by BCB.  Assuming due authorization, execution and delivery by FBMS, this Agreement constitutes a valid and binding obligation of BCB, enforceable against BCB in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

(b) Neither the execution and delivery of this Agreement by BCB, nor the consummation by BCB of the transactions contemplated hereby, nor compliance by BCB with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of its articles of incorporation or bylaws or the articles of association or bylaws (or similar organizational documents) of any other  BCB Entity or any resolution adopted by the Board of Directors or the shareholders of BCB that is currently in effect, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any BCB Entity under, any Contract or Permit of the BCB Entities or, (iii) subject to receipt of the requisite Consents referred to in Section 9.1(b), constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to the BCB Entities or any of their Assets (including any FBMS Entity or BCB Entity becoming subject to or liable for the payment of any Tax or any of the Assets owned by any FBMS Entity or BCB Entity being reassessed or revalued by any Taxing authority).

(c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and other than Consents required from Regulatory Authorities, no notice to, filing with, or Consent of, any public body or Regulatory Authority is necessary for the consummation by BCB of the Merger and the other transactions contemplated in this Agreement.

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5.3 Capital Stock.

(a) The authorized capital stock of BCB consists of (i) 8,000,000 shares of BCB Common Stock, of which 1,018,569 shares are issued and outstanding as of the date of this Agreement and (ii) 2,000,000 shares of BCB Preferred Stock, of which 1,706 shares have been designated as Fixed Rate Cumulative Perpetual Preferred Stock, Series 2009A, $1,000 per share liquidation value, and of which 85 shares have been designated as Fixed Rate Cumulative Perpetual Preferred Stock, Series 2009AW, $1,000 per share liquidation value, and are issued and outstanding as of the date of this Agreement.  All of the issued and outstanding shares of capital stock of BCB are duly and validly issued and outstanding and are fully paid and nonassessable under the ABCA.  None of the outstanding shares of capital stock of BCB has been issued in violation of any preemptive rights of the current or past shareholders of BCB.

(b) The authorized capital stock of Bay Bank consists of 1,000 shares of $1.00 par value per share common stock, of which 1,000 shares are issued and outstanding.  All of the issued and outstanding shares of capital stock of Bay Bank are owned by BCB, are duly and validly issued and outstanding and are fully paid and nonassessable. None of the outstanding shares of capital stock of Bay Bank has been issued in violation of any preemptive rights.

(c) Except as set forth in Section 5.3(a) and (b) of this Agreement or in Section 5.3(c) of the BCB Disclosure Memorandum, there are no shares of capital stock, preferred stock or other equity securities of BCB or Bay Bank outstanding and no outstanding Equity Rights relating to the capital stock of BCB or Bay Bank .

(d) [Reserved]

(e) Except as set forth in Section 5.3(e) of the BCB Disclosure Memorandum, BCB does not have and is not bound by any outstanding subscriptions, options, calls, commitments or Contracts of any character calling for the purchase or issuance of, or securities or rights convertible into or exchangeable for, any shares of capital stock of BCB, Equity Rights relating to the capital stock of BCB, or any other equity securities of BCB or Voting Debt or any securities representing the right to purchase or otherwise receive any shares of capital stock of BCB (including any rights plan or agreement).

5.4 BCB Subsidiaries.  Section 5.4 of the BCB Disclosure Memorandum sets forth a complete and correct list of all the Subsidiaries of BCB.  Except as described in Section 5.4 of the BCB Disclosure Memorandum: (i) BCB has no other Subsidiaries and no BCB Entity owns, for its own account, any stocks, options, calls, warrants or rights to acquire stock or other equity in any partnership, limited liability company or corporation other than ownership of stock of, or membership interest in, the Federal Home Loan Bank of Atlanta, First National Bankers Bank and Central Alabama Title Center, LLC; (ii) BCB owns all of the issued and outstanding capital stock of each of its Subsidiaries, free and clear of any Lien; (iii) no capital stock (or other equity interest) or Voting Debt of any of the BCB Entities is or may become required to be issued by reason of any Equity Rights, and there are no Contracts by which any BCB Entity is bound to issue additional shares of its capital stock (or other equity interests), Equity Rights or Voting Debt or by which any BCB Entity is or may be bound to transfer any shares of the capital stock (or other equity interests) or Voting Debt of any BCB Entity.  There are no Contracts relating to the rights of any BCB Entity to vote or to dispose of any shares of the capital stock (or other equity interests) or Voting Debt of any BCB Entity.

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5.5 Financial Statements.  Each of the BCB Financial Statements (including, in each case, any related notes) made available to FBMS, including any BCB Financial Statements provided after the date of this Agreement until the Effective Time, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements), and fairly presented in all material respects the consolidated financial position of BCB and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim consolidated financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

5.6 Absence of Undisclosed Liabilities.  Except as set forth in Section 5.6 of the BCB Disclosure Memorandum, BCB has no Liabilities of a nature required to be reflected on a consolidated balance sheet prepared in accordance with GAAP, except Liabilities that are accrued or reserved against in the consolidated balance sheet of BCB as of December 31, 2012, included in the BCB Financial Statements or reflected in the notes thereto.  BCB has not incurred or paid any Liability since December 31, 2012, except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice and that are not reasonably likely to have, individually or in the aggregate, and BCB Material Adverse Effect or (ii) in connection with the transactions contemplated by this Agreement.

5.7 Loan and Investment Portfolios.

(a) Each loan agreement, note or borrowing arrangement (including leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, “Loans”) payable to BCB or any of its Subsidiaries (i) is evidenced by Loan Documentation that is true, genuine and what it purports to be and (ii) represents the valid and legally binding obligation of the obligor, maker, co-maker, guarantor, endorser or debtor (such person referred to as an “Obligor”) thereunder, and is, to the Knowledge of BCB, enforceable against the Obligor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles.  For the purposes of this Agreement, “Loan Documentation” means all Loan files and all documents included in BCB’s or any of its Subsidiaries’ file or imaging system with respect to a Loan, including loan applications, notes, security agreements, deeds of trust, collectors notes, appraisals, credit reports, disclosures, titles to collateral, verifications (including employment verification, deposit verification, etc.), mortgages, loan agreements, including building and loan agreements, guarantees, pledge agreements, financing statements, intercreditor agreements, participation agreements, sureties and insurance policies (including title insurance policies) and all modifications, waivers and consents relating to any of the foregoing.

(b) The information with respect to each Loan set forth in the electronic media produced by BCB from its management information systems regarding the Loans and delivered to FBMS prior to the date hereof (the “Loan Tape”), and to the Knowledge of BCB, any third-party information set forth in the Loan Tape, is true, correct and accurate as of the dates specified therein, or, if no such date is indicated therein, as of the date the information was entered into electronic media.

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(c) (i) Section 5.7(c) of the BCB Disclosure Memorandum sets forth a list of all Loans as of the date hereof by BCB and its Subsidiaries to any directors, executive officers and principal shareholders (as such terms are defined in Regulation O of the Federal Reserve (12 C.F.R. Part 215)) of BCB or any of its Subsidiaries, (ii) there are no employee, officer, director or other affiliate Loans on which the borrower is paying a rate other than that reflected in the note or other relevant credit or security agreement or on which the borrower is paying a rate that was below market at the time the Loan was originated, and (iii) all such Loans are and were originated in compliance in all material respects with all applicable Laws.

(d) Each Loan payable to BCB or any of its Subsidiaries (i) was originated or purchased by BCB or its Subsidiaries and its principal balance as shown on BCB’s books and records is true and correct as of the date indicated therein, (ii) to the Knowledge of BCB, contains customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for the practical realization against any collateral therefor, and (iii) complies, and at the time the Loan was originated or purchased by BCB or its Subsidiaries complied, including as to the Loan Document related thereto, in all material respects, with all applicable requirements of federal, state and local Laws.

(e) Each outstanding Loan (including Loans held for resale to investors) payable to BCB or any of its Subsidiaries has been solicited and originated and is administered and serviced (to the extent administered and serviced by BCB or any of its Subsidiaries), and during the period of time in which such Loan was originated, held or serviced by BCB or any of its Subsidiaries, the relevant Loan Documentation was being maintained, in all material respects in accordance with BCB’s or any of its Subsidiaries’ underwriting and servicing standards (and, in the case of Loans held for resale to investors, the underwriting standards, if any, of the applicable investors) and customary industry practices and with all applicable requirements of federal, state and local Laws.

(f) With respect to each Loan payable to BCB or any of its Subsidiaries that is secured, to the Knowledge of BCB, BCB or one of its Subsidiaries has a valid and enforceable Lien on the collateral described in the documents relating to such Loan, and each such Lien is assignable and has the priority described in the Loan Documentation (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the rights of creditors generally and except as the availability of equitable remedies may be limited by general principles of equity).

(g) Except as set forth in Section 5.7(g) of the BCB Disclosure Memorandum, none of the agreements pursuant to which BCB or any of its Subsidiaries has sold Loans or pools of Loans or participations in Loans or pools of Loans contains any obligation to repurchase such Loans or interests therein solely on account of a payment default by the Obligor on any such Loan.

(h) Section 5.7(h) of the BCB Disclosure Memorandum identifies each Loan payable to BCB or any of its Subsidiaries that (i) as of December 31, 2013 (A) was on non-accrual status, (B) where the interest rate terms had been reduced and/or the maturity dates had been extended subsequent to the agreement under which the Loan was originally created due to concerns regarding the borrower’s ability to pay in accordance with such initial terms, (C) where a specific reserve allocation existed in connection therewith, (D) which was required to be accounted for as a troubled debt restructuring in accordance with Statement of Financial Accounting Standards No. 15 or (E) that was contractually past due 90 days or more in the payment of principal and/or interest, or (ii) as of the date of this Agreement is classified as “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Watch List” or words of similar import.  For each Loan identified in response to clause (i) or (ii) above, Section 5.7(h) of the BCB Disclosure Memorandum sets forth the outstanding balance, including accrued and unpaid interest, on each such Loan and the identity of the borrower thereunder as of December 31, 2013.

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5.8 Absence of Certain Changes or Events.  Since December 31, 2012, except as disclosed in the BCB Financial Statements delivered prior to the date of this Agreement or as contemplated in this Agreement, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, an BCB Material Adverse Effect, (ii) BCB has not declared, set aside for payment or paid any dividend to holders of, or declared or made any distribution on, any shares of BCB Common Stock, and (iii)  the BCB Entities have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of the BCB Entities provided in Article 7.  Except as may result from the transactions contemplated by this Agreement, none of the BCB Entities have, since the date of the BCB Financial Statements delivered prior to the date of this Agreement:

(a) borrowed any money other than deposits or overnight fed funds or entered into any capital lease or leases; or, except in the ordinary course of business and consistent with past practices:  (i) lent any money or pledged any of its credit in connection with any aspect of its business whether as a guarantor, surety, issuer of a letter of credit or otherwise, (ii) mortgaged or otherwise subjected to any Lien any of its Assets, sold, assigned or transferred any of its Assets in excess of $50,000 in the aggregate or (iv) incurred any other Liability or loss representing, individually or in the aggregate, over $25,000;

(b) suffered over $25,000 in damage, destruction or loss to immovable or movable property, whether or not covered by insurance;

(c) experienced any material adverse change in Asset concentrations as to customers or industries or in the nature and source of its Liabilities or in the mix or interest-bearing versus noninterest-bearing deposits;

(d) except as set forth in Section 5.8(d) of the BCB Disclosure Memorandum  and except in the ordinary course of business and consistent with past practices, had any customer with a deposit balance of more than $100,000 terminate, or received notice of such customer’s intent to terminate, its entire deposit relationship with a BCB Entity;

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(e) failed to operate its business in the ordinary course consistent with past practices, or failed to use reasonable efforts to preserve its business or to preserve the goodwill of its customers and others with whom it has business relations;

(f) except as set forth in Section 5.8(f) of the BCB Disclosure Memorandum, forgiven any debt owed to it in excess of $25,000, or canceled any of its claims or paid any of its noncurrent obligations or Liabilities;

(g) except as set forth in Section 5.8(g) of the BCB Disclosure Memorandum, made any capital expenditure or capital addition or betterment in excess of $25,000;

(h) except as set forth in Section 5.8(h) of the BCB Disclosure Memorandum, entered into any agreement requiring the payment, conditionally or otherwise, of any salary, bonus, compensation (including payments for unused vacation or sick time), pension or severance payment to any of its present or former directors, officers, employees or contractors, except such agreements (i) as are terminable at will without any penalty or other payment by it or (ii) increase (except for increases of not more than 5% consistent with past practices) the compensation (including salaries, fees, bonuses, profit sharing, incentive, severance, pension, retirement or other similar payments) of any such person whose annual compensation would not, following such increase, exceed $50,000;

(i) except as set forth in Section 5.8(i) of the BCB Disclosure Memorandum, adopted, modified or amended any employee benefit plan other than as required by law.

(j) except as required in accordance with GAAP, changed any accounting practice followed or employed in preparing the BCB Financial Statements;

(k) entered into any agreement, contract or commitment to do any of the foregoing; or

(l) authorized or issued any additional shares of BCB Common Stock, preferred stock, Voting Debt or Equity Rights.

5.9 Tax Matters.

(a) All Tax Returns required to be filed by or on behalf of the BCB Entities have been timely filed or requests for extensions have been timely filed, granted, and have not expired for all periods ended on or before the date of the most recent fiscal year end immediately preceding the Effective Time.  All such Tax Returns are complete and accurate in all material respects and were prepared in substantial compliance with all applicable Laws.  All Taxes due and payable have been timely paid.  There is no audit examination, deficiency, or refund Litigation with respect to any Taxes, except as reserved against in the BCB Financial Statements delivered prior to the date of this Agreement.  None of the BCB Entities’ federal income Tax Returns have been audited by the IRS or any state or local jurisdiction, and no notices have been received indicating an intent to open an audit or other review.  All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.  There are no Liens with respect to Taxes upon any of the Assets of the BCB Entities.  The BCB Entities have withheld and paid over all Taxes required to have been withheld to all applicable Tax authorities.  The BCB Entities are not and have never been a party to any tax sharing agreement.  The BCB Entities do not have any liability for the Taxes of any person or entity other than itself either as a result of being a transferee or successor by contract or otherwise.  No claim has ever been made by a Regulatory Authority in a jurisdiction where any of the BCB Entities do not file Tax Returns that any of the BCB Entities may be subject to taxes in that jurisdiction.

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(b) The BCB Entities have not executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect.

(c) The provision for any Taxes due or to become due for BCB for the period or periods through and including the date of the respective BCB Financial Statements that has been made and is reflected on such BCB Financial Statements is sufficient to cover all such Taxes.

(d) Deferred Taxes of BCB have been provided for in accordance with GAAP.

(e) The BCB Entities are in compliance with, and their respective records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding (from any employee or other Person) requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Code Section 3406.

(f) None of the BCB Entities have experienced a change in ownership with respect to their respective stock, within the meaning of Code Section 382, other than the ownership change that will occur as a result of the transactions contemplated by this Agreement.

(g) The BCB Entities have not made any payments, the BCB Entities are not obligated to make any payments, nor are any of the BCB Entities a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G.   The BCB Entities have not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii).  The BCB Entities have disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662.

(h) The BCB Entities have no potential liability for any Tax under Code Section 1374.  The BCB Entities have not in the past 10 years: (A) acquired assets from another corporation in a transaction in which the BCB Entities’ tax basis for the acquired assets was determined, in whole or in part, by any reference to the tax basis of the acquired assets (or any other property) in the hands of the transferor, or (B) acquired the stock of any corporation which is a qualified subchapter S subsidiary under the Code.

(i) None of the BCB Entities will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any:

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(i) change in method of accounting for a taxable period ending on or prior to the Closing Date;

(ii) “closing agreement” as described in Code Section 7121 (or any corresponding or similar provision of state, local, or non-U.S. income Tax Law) executed on or prior to the Closing Date;

(iii) intercompany transaction or excess loss account described in Treasury Regulations under Code Section 1502 (or any corresponding or similar provision of state, local, or non-U.S. income Tax Law);

(iv) installment sale or open transaction disposition made on or prior to the Closing Date;

(v) prepaid amount received on or prior to the Closing Date; or

(vi) election under Code Section 108(i).

(j) None of the BCB Entities has received any private letter rulings from the IRS (or any comparable ruling from any other taxing authority).

(k) None of the BCB Entities (i) is or has ever been a member of an affiliated group (other than a group the common parent of which was BCB) filing a consolidated, combined or unitary Tax Return or (ii) has any liability for Taxes of any person (other than BCB or any of its Subsidiaries) arising from the application of Treasury Regulation Section 1.1502-6 or any analogous provision of state, local or foreign law, or as a transferee or successor, by contract, or otherwise.

(l) None of the BCB Entities is a party to or bound by or has any obligation under any Tax sharing, allocation or indemnification agreement or similar contract or arrangement or any agreement that obligates it to make any payment computed by reference to the Taxes, taxable income or taxable losses of any other person.

(m) None of the BCB Entities has been either a “distributing corporation” or a “controlled corporation” within the meaning of Code Section 355(a)(1)(A) in a distribution occurring during the last five years in which the parties to such distribution treated the distribution as qualifying for tax-free treatment under Code Section 355.

(n) None of the BCB Entities has been a party to any “reportable transaction” as defined in Code Section 6707A(c)(i) and Regulation Section 1.6011-4(b).

5.10 Allowance for Possible Loan Losses.  The allowance for possible loan or credit losses (the “Allowance”) shown on the consolidated balance sheets of BCB included in the BCB Financial Statements and the Allowance shown on the consolidated balance sheets of BCB as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for all known or reasonably anticipated losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of the BCB Entities and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by the BCB Entities as of the dates thereof.

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5.11 Assets.

(a) Except as disclosed in Section 5.11 of the BCB Disclosure Memorandum, to the Knowledge of BCB, the BCB Entities have good and marketable title, free and clear of all Liens, to their respective Assets, except for (i) mortgages and encumbrances that secure indebtedness that is properly reflected in the BCB Financial Statements or that secure deposits of public funds as required by law; (ii) Liens for taxes accrued but not yet payable; (iii) Liens arising as a matter of law in the ordinary course of business, provided that the obligations secured by such Liens are not delinquent or are being contested in good faith; (iv) such imperfections of title and encumbrances, if any, as do not materially detract from the value or materially interfere with the present use of any of such properties or Assets or the potential sale of any of such owned properties or Assets; and (v) capital leases and leases, if any, to third parties for fair and adequate consideration.  All tangible properties used in the business of the BCB Entities are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with such BCB Entity’s past practices.  All Assets which are material to the BCB Entities’ business on a consolidated basis, held under leases or subleases by any of the BCB Entities, are held under valid Contracts enforceable against the BCB Entities in accordance with their respective terms (except as enforceability may be limited by applicable Bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect.

(b) The BCB Entities have paid all amounts due and payable under any insurance policies and guarantees applicable to the BCB Entities and their Assets and operations; all such insurance policies and guarantees are in full force and effect, and all the BCB Entities’ material properties are insured against fire, casualty, theft, loss, and such other events against which it is customary to insure, all such insurance policies being in amounts and with deductibles that are adequate and are consistent with past practice and experience.  With respect to any policy of insurance in effect as of the date hereof, none of the BCB Entities have received written notice from any insurance carrier that, (i) any policy of insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will increase by more than 10%.  There are presently no claims for amounts exceeding in any individual case $10,000 pending under such policies of insurance and no notices of claims in excess of such amounts have been given by any BCB Entity under such policies.

(c) Section 5.11(c) of the BCB Disclosure Memorandum lists (i) all real property owned by any of the BCB Entities (the “Owned Real Property”); (ii) all leases, subleases, licenses or other contracts (including all amendments, modifications, and supplements thereto) pursuant to which any of the BCB Entities lease land and/or buildings, together with the real property rights (including security deposits), benefits and appurtenances pertaining thereto and rights in respect thereof, including ground leases (the “Real Property Leases”) and lists all parcels of real property leased to any BCB Entity pursuant to the Real Property Leases (the “Leased Premises”) and (iii) all leases, subleases, licenses or other use agreements between any BCB Entity, as landlord, sublandlord or licensor, and third parties with respect to Owned Real Property or Leased Premises, as tenant, subtenant or licensee  (“Tenant Leases”), in each case including all amendments, modifications, and supplements thereto, and all such documentation has been made available to FBMS on or prior to the date hereof.  None of the BCB Entities use in their businesses any real property other than the Owned Real Property and the Leased Premises.  Except as set forth in Section 5.11(c) of the BCB Disclosure Memorandum, no Person other than the BCB Entities has (or will have, at Closing) (i) any right in any of the Owned Real Property or any right to use or occupy any portion of the Owned Real Property or (ii) any right to use or occupy any portion of the Leased Premises.

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(d) BCB has good and marketable leasehold interests in the Leased Premises, free and clear of all Liens of any nature whatsoever, except for Permitted Encumbrances, and is in sole possession of the properties purported to be leased thereunder, subject and pursuant to the terms of the Real Property Leases. With respect to each lease of any real property or personal property to which any BCB Entity is a party (whether as lessee or lessor, including without limitation, the Real Property Leases and Tenant Leases) (i) such lease is in full force and effect in accordance with its terms by the BCB Entity; (ii) all rents and other monetary amounts that have become due and payable thereunder have been paid by the BCB Entity; (iii) there exists no Default under such lease by the BCB Entity or, to the Knowledge of BCB, with respect to the other parties thereto; and (iv) the Merger will not constitute a default or a cause for termination or modification of such lease.

(e) Except as contemplated by this Agreement, BCB has no legal obligation, absolute or contingent, to any other person to sell or otherwise dispose of any substantial part of its Assets or to sell or dispose of any of its Assets except in the ordinary course of business consistent with past practices.

(f) The BCB Entities’ Assets include all material Assets required to operate the business of the BCB Entities as presently conducted.

5.12 Derivative Instruments.  Except as disclosed in Section 5.12 of the BCB Disclosure Memorandum, neither BCB nor any of its Subsidiaries has engaged in or been party to any Derivative Transactions.

5.13 Intellectual Property.  The BCB Entities own or have a valid license to use all of the Intellectual Property used by the BCB Entities in the course of their business.  The BCB Entities are the owner of or have a license to any Intellectual Property sold or licensed to a third party by the BCB Entities in connection with the BCB Entities’ business operations, and the BCB Entities have the right to convey by sale or license any Intellectual Property so conveyed.  The BCB Entities have not received notice of Default under any of their Intellectual Property licenses.  No proceedings have been instituted, or are pending or overtly threatened, that challenge the rights of the BCB Entities with respect to Intellectual Property used, sold or licensed by the BCB Entities in the course of their business, nor has any person claimed or alleged any rights to such Intellectual Property.  The conduct of the BCB Entities’ business does not infringe any Intellectual Property of any other person.  The BCB Entities are not obligated to pay any recurring royalties to any Person with respect to any such Intellectual Property.  None of the BCB Entities is a party to any agreement to indemnify any Person against a claim of infringement of or misappropriation by any Intellectual Property.

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5.14 Environmental Matters.

(a) The BCB Entities, their Participation Facilities, and their Operating Properties are, and have been, to the Knowledge of BCB, in compliance with all Environmental Laws.

(b) There is no Litigation pending or overtly threatened before any court, governmental agency, or authority or other forum in which the BCB Entities or any of their Operating Properties or Participation Facilities (or BCB in respect of such Operating Property or Participation Facility) has been or, with respect to overtly threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the Release into the indoor or outdoor Environment of any Hazardous Material, whether or not occurring in, at, on, under, about, adjacent to, or affecting (or potentially affecting) an Asset currently or formerly owned, leased, or operated by the BCB Entities or any of their Operating Properties or Participation Facilities, nor is there any reasonable basis for any Litigation of a type described in this sentence.

(c) During the period of (i) the BCB Entities’ ownership or operation of any of its Assets, (ii) the BCB Entities’ participation in the management of any Participation Facility, or (iii) the BCB Entities’ holding of a security interest in an Operating Property, there has been no Release of any Hazardous Material in, at, on, under, about, adjacent to, or affecting (or potentially affecting) such properties.  Prior to the period of (i) the BCB Entities’ ownership or operation of any of its Assets, (ii) the BCB Entities’ participation in the management of any Participation Facility, or (iii) the BCB Entities’ holding of a security interest in an Operating Property, there was no Release of any Hazardous Material in, at, on, under, about, or affecting any such property, Participation Facility or Operating Property.  To the Knowledge of BCB, no lead based paint or asbestos in any form is present in, at, on, under, about, of affecting (or potentially affecting) any branch office of Bay Bank or, any other real estate owned by Bay Bank.

(d) Except as disclosed in Section 5.14(d) of the BCB Disclosure Memorandum, there are no reports, studies, analyses, tests, or monitoring possessed or initiated by BCB pertaining to Hazardous Materials in, at, on, under, about, or affecting (or potentially affecting) any Asset, or concerning compliance by the BCB Entities or any other Person for whose conduct they are or may be held responsible, with Environmental Laws.

5.15 Compliance with Laws.

(a) Each of the BCB Entities and each of their employees hold all licenses, registrations, franchises, certificates, variances, Permits and authorizations necessary for the lawful conduct of their respective businesses and properties and are and have been in compliance with, and are not and have not been in violation of, any applicable Law and none of the BCB Entities has Knowledge of, or has received notice of, any violations of any of the above.

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(b) Each of the BCB Entities has properly administered all accounts for which the BCB Entity acts as a fiduciary, including accounts for which the BCB Entity serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment adviser, in accordance with the terms of the governing documents and applicable Law in all material respects.  None of the BCB Entities, or any director, officer or employee of any of the BCB Entities, has committed any breach of trust with respect to any such fiduciary account and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect in all material respects the assets of such fiduciary account.

(c) As of its last written communication with its primary federal regulator, Bay Bank is “adequately-capitalized” and the rating of Bay Bank under the Community Reinvestment Act of 1997 (“CRA”) is no less than “satisfactory.”  Bay Bank has not been informed that its status as “adequately-capitalized” and “satisfactory” for CRA purposes will change within one year, nor does Bay Bank have Knowledge of any conditions or circumstances that are likely to result in a CRA rating of less than “satisfactory” or material criticism from regulators with respect to discriminatory lending practices.

(d) Except as set forth in Section 5.15(d) of the BCB Disclosure Schedule, none of the BCB Entities are in receipt of any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any BCB Entity is not in compliance with any of the Laws or Orders which such Regulatory Authority enforces, (ii) threatening to revoke any Permits or (iii) requiring any BCB Entity to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any board resolution or similar undertaking, which restricts materially the conduct of its respective business or in any manner relates to capital adequacy, credit or reserve policies or management.

5.16 Labor Relations.  The BCB Entities are not a party to any Litigation asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it to bargain with any labor organization or other employee representative to wages or conditions of employment, nor are the BCB Entities party to any collective bargaining agreement, nor is there any pending or threatened strike, slowdown, picketing, work stoppage or other labor dispute involving any BCB Entity.  To the Knowledge of BCB, there is no activity involving any of BCB Entities’ employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

5.17 Employee Benefit Plans.

(a) The BCB Entities have listed in Section 5.17 of the BCB Disclosure Memorandum, and have delivered or made available to FBMS prior to the execution of this Agreement complete and accurate copies in each case of, all pension, retirement, profit-sharing, employee stock ownership, deferred compensation, stock option, employee stock ownership, severance pay, vacation, cash or stock bonus, or other incentive plans, all employment, change in control, retention, executive compensation or severance arrangements, all other employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including without limitation all “employee benefit plans” as that term is defined in Section 3(3) of ERISA, adopted, maintained by, sponsored in whole or in part by, or contributed to by the BCB Entities or any ERISA Affiliate thereof for the benefit of any of their current or former officers, employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries or with respect to which any BCB Entity or any ERISA Affiliate thereof has any liability (whether actual or contingent), in each case, whether or not in writing and whether or not subject to ERISA (collectively, the “BCB Benefit Plans”).  Any of the BCB Benefit Plans that is an “employee pension benefit plan,” as that term is defined in Section 3(2) of ERISA, is referred to herein as a “BCB Pension Benefit Plan.”

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(b) Each BCB Pension Benefit Plan that is intended to meet the requirements of a “qualified plan” within the meaning of Code Section 401(a) is so qualified and its related trust is tax-exempt under Code Section 501(a), and no event has occurred and no condition exists that would cause the loss of such qualified or exempt status or the imposition of any liability, penalty or tax under ERISA, the Code or other applicable Law.  Each such BCB Pension Benefit Plan has either received a favorable determination letter from the IRS or is entitled to reply upon a letter issued to a prototype sponsor regarding its qualified status, or has applied to the IRS for a favorable determination letter within the applicable remedial amendment period under Code Section 401(b), and since the date of the letter no fact or event has occurred that could reasonably be expected to materially adversely affect the qualified status of any BCB Pension Benefit Plan.  No amount or any assets of a BCB Pension Benefit Plan is subject to tax as unrelated business taxable income.

(c) Each BCB Benefit Plan has been established, maintained, funded and administered in accordance with its terms and in compliance with applicable Law, including without limitation ERISA and the Code, and all regulations, rulings and announcements promulgated or issued thereunder.  Each BCB Benefit Plan that is a “group health plan” as defined in Section 607(1) of ERISA or Code Section 5000(b)(1) has been operated at all times in compliance with (i) the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, (ii) the provisions of the Code and ERISA enacted by the Health Insurance Portability and Accountability Act of 1996, as amended, including, without limitation, the privacy and security rules, (iii) the applicable requirements of the Family Medical Leave Act of 1993, (iv) the Americans with Disabilities Act, (v) the applicable provisions of the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010, and (vi) all other applicable Laws, including all regulations and rulings thereunder.

(d) All required contributions, premiums or payments which are due under each BCB Benefit Plan have been paid by the applicable due date, and all such contributions, premiums and payments for which the due date has not yet occurred are properly accrued and reflected on the BCB Financial Statements in accordance with GAAP.  Each of the BCB Entities has performed all obligations required to be performed by it under, is not in default under or in violation of, and has no Knowledge of any default or violation by any other party to, any of the BCB Benefit Plans.

(e) All filings required by ERISA and the Code as to each BCB Benefit Plan have been timely filed, and all notices and disclosures to participants required by either ERISA or the Code, including notice by any BCB Benefit Plan grandfathered under the Patient Protection and Affordable Care Act, have been timely provided.

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(f) No BCB Entity has ever sponsored, maintained or contributed to a plan which is a “defined benefit plan “within” the meaning of Section 3(35) of ERISA or that is subject to Title IV of ERISA, and none of the BCB Entities has any Knowledge of any facts, circumstances or reportable events that may give rise to any liability to the IRS or the Pension Benefit Guaranty Corporation under Title IV of ERISA.

(g) No BCB Entity has, or has ever had, any liability (actual or contingent) with respect to (i) a multiemployer plan as defined in Code Section 414(f) or Sections 3(37) or 4001(a)(3) of ERISA, (ii) a multiple employer welfare arrangement within the meaning of Section 3(40) of ERISA, (iii) a multiple employer plan within the meaning of Code Section 413(c) or Sections 4063, 4064 or 4066 of ERISA or (iv) an employee benefit plan that is subject to Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code.

(h) There are no (i) investigations or other proceedings by any Regulatory Authority with respect to any BCB Benefit Plan or any of the assets thereof pending or, to the Knowledge of BCB, threatened or (ii) pending or, to the Knowledge of BCB, threatened claims (other than routine claims for benefits in the ordinary course) against any BCB Benefit Plan or any of the assets thereof, and there exists no facts or circumstances that would give rise to or could be expected to give rise to any such investigations, proceedings or claims.

(i) Each BCB Benefit Plan that is subject to Code Section 409A is in written compliance, and has been operated in compliance, with Code Section 409A.  No violation of Code Section 409A has occurred with respect to any BCB Benefit Plan that is subject to Code Section 409A.

(j) Except as disclosed in Section 5.17 of the BCB Disclosure Memorandum, the consummation of the transactions contemplated by this Agreement (either alone or in combination with any other event, such as, but not limited to, termination of employment) will not (i) entitle any current or former employee, officer, retiree, director or independent contractor of any BCB Entity or their dependents, spouses, or beneficiaries to any severance pay, unemployment compensation or similar payments, (ii) accelerate the time of payment or vesting, require the funding of, or increase the amount of any compensation due to, or in respect of, any such current or former employee, officer, retiree, director or independent contractor of any BCB Entity or their dependents, spouses or beneficiaries or (iii) result in or satisfy any condition to the payment of compensation that would, alone or in combination with any other payment or event, result in an “excess parachute payment” within the meaning of Code Section 280(G).  No BCB Benefit Plan provides for any gross-up payments for any current or former employee, officer, retiree, director or independent contractor of any BCB Entity or their dependents, spouses or beneficiaries to cover any liability for tax under Code Section 4999 or 409A or similar laws, including state laws.

(k) No BCB Benefit Plan provides benefits, including, without limitation, death, medical, health, dental, vision or disability benefits (whether or not insured) with respect to any current or former employees, officers, retirees, directors or independent contractors of any BCB Entity or their dependents, spouses or beneficiaries after retirement or other termination of service (other than coverage mandated by Code Section 4980B or Section 601 of ERISA or any similar state law.  Each health or life insurance benefit plan may be amended or terminated at any time by a BCB Entity sponsoring such plan without incurring any liability thereunder other than in respect of claims incurred prior to such amendment or termination.

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(l) All service providers to any BCB Entity have been properly characterized as employees or independent contractors, and the BCB Entities have properly reported all payments of compensation on the applicable Forms W-2 or 1099.  None of the BCB Entities have any obligations to provide benefits to any service provider characterized as independent contractors under the BCB Benefit Plans.

(m) No one authorized to make any representation or communication on behalf of any BCB Entity has made any written or, to the Knowledge of BCB, oral representation or communication with respect to the participation, eligibility for benefits, vesting, benefit accrual or provisions of any BCB Benefit Plan to any current or former employee, retiree, director or independent contractor of any BCB Entity or their dependents, spouses or beneficiaries that is inconsistent with the terms of the applicable BCB Benefit Plan or would otherwise increase the benefits payable under the applicable BCB Benefit Plan beyond that intended by its terms.

(n) Each BCB Pension Benefit Plan that is not qualified under Code Section 401(a) is exempt from Parts 2, 3 and 4 of Title 1 of ERISA as an unfunded plan that is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees pursuant to Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.  No assets of any BCB Entity are allocated to or held in a “rabbi trust” or similar funding vehicle and all Liability under each such plan has been properly accrued in accordance with GAAP and is reflected on the BCB Financial Statements.  BCB or its applicable Subsidiary has complied with the alternative reporting and disclosure provisions under Department of Labor Regulations Section 2520.104-23 with respect to each such BCB Pension Benefit Plan, if applicable.

(o) No BCB Entity or any employee or director of any BCB Entity nor any trustee, administrator, or other fiduciary or any other “party in interest” or “disqualified person” with respect to any BCB Benefit Plan has engaged in a “prohibited transaction” as such term is defined in Code Section 4975 or Section 406 of ERISA that would result in any tax, penalty or liability on any BCB Benefit Plan or BCB Entity under Code Section 4975 or Section 502(i) or 4071 of ERISA.

5.18 Material Contracts.

(a) Except as disclosed in Section 5.18 of the BCB Disclosure Memorandum, none of the BCB Entities, nor any of their respective Assets, businesses, or operations is a party to, or is bound or affected by, or receives benefits under (each Contract, the type described in this Section 5.18(a) whether written or oral and whether or not set forth in the BCB Disclosure Memorandum, is referred to as a “BCB Contract”):

(i) any Contract entered into for the acquisition of the securities (other than the purchase of investment securities in the ordinary course of business) of or any material portion of the assets of any other Person;

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(ii) any trust indenture (including without limitation, those related to the Trust Preferred Securities), mortgage, promissory note, loan agreement or other Contract or instrument for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with GAAP, in each case, where a BCB Entity is a lender, borrower or guarantor other than agreements evidencing deposit liabilities, trade payables and Contracts relating to borrowings entered into in the ordinary course of business;

(iii) any Contract limiting (or purporting to limit) the freedom of any BCB Entity to engage in any line of business or to compete with any other Person or prohibiting any BCB Entity from soliciting customers, clients or employees, in each case whether in any specified geographic region or business or generally;

(iv) any Contract of guarantee, support or indemnification by a BCB Entity, assumption or endorsement by a BCB Entity of, or any similar commitment by a BCB Entity with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Person other than those entered into in the ordinary course of business;

(v) any Contract which would be terminable other than by a BCB Entity or any Contract under which a material payment obligation would arise or be accelerated, in each case as a result of the announcement or consummation of the transactions contemplated by this Agreement (either alone or upon the occurrence of any additional acts or events);

(vi) any alliance, cooperation, joint venture, shareholders’ partnership or similar Contract involving a sharing of profits or losses relating to a BCB Entity;

(vii) any employment, change of control, severance, termination, consulting, or retirement Contract;

(viii) any Contract, option or commitment or right with, or held by, any third party to acquire, use or have access to any Assets, or any interest therein, of a BCB Entity, other than in connection with the sale of Loans, Loan participations or investment securities in the ordinary course of business consistent with past practice;

(ix) any Contract that contains any (A) exclusive dealing obligation, (B) “clawback” or similar undertaking requiring the reimbursement or refund of any fees, (C) “most favored nation” or similar provision granted by a BCB Entity or (D) provision that grants any right of first refusal or right of first offer or similar right or that limits or purports to limit the ability of a BCB Entity to own, operate, sell, transfer, pledge or otherwise dispose of any Assets or business;

(x) any material Contract that would require any Consent or approval of a counterparty as a result of the consummation of the transactions contemplated by this Agreement;

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(xi) any lease or other contract (whether real, personal or mixed, tangible or intangible) pursuant to which the annualized rent or lease payments are, or are reasonably expected to be, in excess of $10,000;

(xii) any Contract for the use or purchase of materials, supplies, goods, services, equipment or other assets providing for aggregate annual payments by a BCB Entity in excess of $10,000;

(xiii) any Contract involving Intellectual Property (other than Contracts entered into in the ordinary course of business with customers);

(xiv) any Contract relating to the provision of data processing, network communication, or other technical services to or by a BCB Entity; and

(xv) any Contract not listed above that is material to the financial condition, results of operations or business of a BCB Entity.

(b) With respect to each BCB Contract and except as disclosed in Section 5.18 of the BCB Disclosure Memorandum: (i) the Contract is in full force and effect against the BCB Entity; (ii) the BCB Entity is not in Default thereunder; (iii) the BCB Entity has not repudiated or waived any material provision of any such Contract; and (iv) no other party to any such Contract is in Default in any respect, or has repudiated or waived any material provision thereunder.  All of the indebtedness of the BCB Entities for money borrowed is prepayable at any time by the BCB Entities without penalty or premium.  True, correct and complete copies of all BCB Contracts have been furnished or made available to FBMS.

5.19 Legal Proceedings.  Except as disclosed in Section 5.19 of the BCB Disclosure Memorandum, there is no Litigation instituted, pending or overtly threatened (or unasserted but to the Knowledge of BCB considered probable of assertion) against the BCB Entities, or against any employee benefit plan of the BCB Entities, or against any Asset, interest, or right of any of them, nor are there any Orders of any Regulatory Authorities outstanding against any BCB Entity.

5.20 Reports.  Since January 1, 2010, the BCB Entities have timely filed all reports and statements, together with any amendments required to be made with respect thereto, that they were required to file with Regulatory Authorities.  As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws.  As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.  Except for normal examinations conducted by a Regulatory Authority in the ordinary course of the business of the BCB Entities, there is no pending proceeding before, or, to the Knowledge of BCB, examination or investigation by, any Regulatory Authority into the business or operations of any of the BCB Entities.  There are no unresolved violations, criticisms or exceptions by any Regulatory Authority with respect to any Report relating to any examinations of any of the BCB Entities.

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5.21 Accounting, Tax and Regulatory Matters.  BCB has not taken or agreed to take any action and has no Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying as a reorganization within the meaning of Code Section 368(a), or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

5.22 Technology Systems.

(a) Except to the extent indicated in Section 5.22 of the BCB Disclosure Memorandum, no action will be necessary as a result of the transactions contemplated by this Agreement to enable use of the electronic data processing, information, record keeping, communications, telecommunications, hardware, third party software, networks, peripherals, portfolio trading and computer systems, including any outsourced systems and processes, and Intellectual Property that are used by the BCB Entities (collectively, the “Technology Systems”) to continue by the FBMS Entities to the same extent and in the same manner that it has been used by the BCB Entities.

(b) The Technology Systems (for a period of 24 months prior to the Effective Time) have not suffered unplanned disruption causing an BCB Material Adverse Effect.  Except for ongoing payments due under relevant third party agreements, the Technology Systems are free from any Liens.  Access to business critical parts of the Technology Systems is not shared with any third party.

(c) BCB’s written disaster recovery and business continuity plan has previously been provided to FBMS.

(d) The BCB Entities have not received notice of or are aware of any material circumstances including, without limitation, the execution of this Agreement, that would enable any third party to terminate any of the BCB Entities’ agreements or arrangements relating to the Technology Systems (including maintenance and support) other than rights contained in applicable contracts.

5.23 BCB Disclosure Memorandum.  All information set forth in the BCB Disclosure Memorandum shall be deemed for all purposes of this Agreement to constitute part of the representations and warranties of BCB under this Article 5.

5.24 [Reserved]

5.25 Board Recommendation.  The Board of Directors of BCB, at a meeting duly called and held, has by majority vote of the directors present (who constituted all of the directors then in office) resolved to recommend that the holders of the shares of BCB Common Stock approve this Agreement and accepted the opinion of its financial advisor that this Agreement and the transactions contemplated hereby, including the Merger, and the Voting and Support Agreements and the transactions contemplated thereby, taken together, are fair to and in the best interests of the shareholders.

5.26 No Investment Adviser. None of the BCB Entities serves in a capacity described in Section 9(a) or 9(b) of the Investment Company Act of 1940, as amended, nor acts as an “investment adviser” required to register as such under the Investment Advisers Act of 1940, as amended.

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5.27 [Reserved]

5.28 BCB Information.  None of the information to be supplied by BCB expressly for inclusion or incorporation by reference in the Proxy Statement and/or in the Form S-4, as applicable, or in any other application, notification or other document filed with any Regulatory Authority in connection with the transactions contemplated by this Agreement, in each case or in any amendment or supplement thereto will, at the time the Proxy Statement or any such supplement or amendment thereto is first mailed to the shareholders of BCB or at the time the BCB shareholders vote on the matters constituting the Requisite Shareholder Approval or, if applicable, at the time the Form S-4 or any such amendment or supplement thereto becomes effective under the 1933 Act or at the Effective Time, or at the time any such other applications, notifications or other documents or any such amendments or supplements thereto are so filed, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  If requested by FBMS and provided to BCB prior to filing,  BCB will review in good faith a form of Proxy Statement and/or Form S-4, as applicable, or any other application, notification or other document to be filed with any Regulatory Authority in connection with the transactions contemplated by this Agreement and provide FBMS with any corrections to information supplied by BCB contained in such document.   No representation or warranty is made by BCB in this Section 5.28 with respect to statements made or incorporated by reference therein based on information supplied by FBMS.   If at any time prior to the Effective Time any event should be discovered by BCB or any of its Subsidiaries which should be set forth in an amendment to the Form S-4 (if applicable) or a supplement to the Proxy Statement, or in any amendment or supplement to any such other applications, notifications or other documents, BCB shall promptly so inform FBMS.

5.29 Brokers and Finders. Except as set forth in Section 5.29 of the of the BCB Disclosure Memorandum, none of the BCB Entities or any of their respective officers, directors, employees or agents has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for any of the BCB Entities, in connection with this Agreement or the transactions contemplated hereby.

5.30 BCB Adjusted Capital. Section 5.30 of the BCB Disclosure Memorandum, contains a true, correct and complete copy of the calculation of the BCB Adjusted Capital as of the date of this Agreement.

ARTICLE 6
REPRESENTATIONS AND WARRANTIES OF FBMS

FBMS hereby represents and warrants to BCB as follows:

6.1 Organization, Standing and Power.

(a) FBMS is a corporation duly organized, validly existing, and in good standing under the laws of the State of Mississippi, and is duly registered as a bank holding company under the BHC Act.  FBMS has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets.  FBMS is duly qualified or licensed to transact business as a foreign corporation in good standing in the jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed.

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(b) The First is a national banking association duly organized, validly existing, and in good standing under the laws of the United States.  The First has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets.  The First is duly qualified or licensed to transact business as a foreign corporation in good standing in the jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed.  The deposit accounts of The First are insured by the FDIC through the bank insurance fund to the fullest extent permitted by Law, and all premiums and assessments required in connection therewith have been paid by The First when due.

6.2 Authority; No Breach By Agreement.

(a) FBMS has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of FBMS.   This Agreement has been duly and validly executed and delivered by FBMS.  Assuming due authorization, execution and delivery by BCB, this Agreement constitutes a valid and binding obligation of FBMS, enforceable against FBMS in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

(b) Neither the execution and delivery of this Agreement by FBMS, nor the consummation by FBMS of the transactions contemplated hereby, nor compliance by FBMS with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of FBMS’s articles of incorporation or bylaws or the certificate or articles of incorporation or articles of association or bylaws of any FBMS Subsidiary or any resolution adopted by the Board of Directors or the shareholders of any FBMS Entity that is currently in effect, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any FBMS Entity under, any Contract or Permit of any FBMS Entity or, (iii) subject to receipt of the requisite Consents referred to in Section 9.1(b), constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any FBMS Entity or any of their respective material Assets (including any FBMS Entity or BCB becoming subject to or liable for the payment of any Tax or any of the Assets owned by any FBMS Entity or BCB being reassessed or revalued by any Taxing authority).

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(c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of NASDAQ, and other than Consents required from Regulatory Authorities, no notice to, filing with, or Consent of any public body or authority is necessary for the consummation by FBMS of the Merger and the other transactions contemplated in this Agreement.

6.3 Capital Stock.

(a) The authorized capital stock of FBMS consists of 10,000,000 shares of FBMS Common Stock, of which 5,107,131 shares are issued and outstanding as of December 31, 2013, and 10,000,000 shares of FBMS Preferred Stock, of which 17,123 shares have been designated The Fixed Cumulative Perpetual Preferred Stock, Series CD, $1,000 per share liquidation value, and are issued and outstanding as of December 31, 2013.  All of the issued and outstanding shares of FBMS Common Stock are, and all of the shares of FBMS Common Stock to be issued in exchange for shares of BCB Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the MBCA.  None of the outstanding shares of FBMS Common Stock has been issued in violation of any preemptive rights of the current or past shareholders of FBMS.

(b) The authorized capital stock of The First consists of 10,000,000 shares of $1.00 par value per share common stock, of which 1,029,896 shares are issued and outstanding.  All of the issued and outstanding shares of capital stock of The First are owned by FBMS, are duly and validly issued and outstanding and are fully paid and nonassessable. None of the outstanding shares of capital stock of The First has been issued in violation of any preemptive rights.

6.4 SEC Filings; Financial Statements.

(a) FBMS has timely filed and made available to BCB all SEC Documents required to be filed by FBMS since December 31, 2009 (the “FBMS SEC Reports”).  The FBMS SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such FBMS SEC Reports or necessary in order to make the statements in such FBMS SEC Reports, in light of the circumstances under which they were made, not misleading.  No FBMS Subsidiary is required to file any SEC Documents.

(b) Each of the FBMS Financial Statements (including, in each case, any related notes) contained in the FBMS SEC Reports, including any FBMS SEC Reports filed after the date of this Agreement until the Effective Time, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the SEC), and fairly presented in all material respects the consolidated financial position of FBMS and its Subsidiaries as of the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim consolidated financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

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6.5 Absence of Undisclosed Liabilities.  No FBMS Entity has any Liabilities of a nature required to be reflected on a balance sheet prepared in accordance with GAAP, except Liabilities that are accrued or reserved against in the consolidated balance sheets of FBMS as of December 31, 2013, included in the FBMS Financial Statements delivered prior to the date of this Agreement or reflected in the notes thereto.  No FBMS Entity has incurred or paid any Liability since December 31, 2013, except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice and that are not reasonably likely to have, individually or in the aggregate, a FBMS Material Adverse Effect, or (ii) in connection with the transactions contemplated by this Agreement.

6.6 Absence of Certain Changes or Events.  Since September 30, 2013, except as disclosed in the FBMS Financial Statements delivered prior to the date of this Agreement or in the FBMS SEC Reports, (i) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, an FBMS Material Adverse Effect, and (ii) none of the FBMS Entities has taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of FBMS provided in Article 7.

6.7 Legal Proceedings.

(a) There is no Litigation instituted, pending or overtly threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any FBMS Entity, or against any director, employee or employee benefit plan of any FBMS Entity, or against any Asset, interest, or right of any of them, nor are there any Orders of any Regulatory Authorities outstanding against any FBMS Entity, that in any case would be required to be disclosed in a Form 8-K, Form 10-K or Form 10-Q pursuant to Item 103 of Regulation S-K that are not so disclosed.

(b) There are no material uncured violations, or violations with respect to which material refunds or restitution may be required, cited in any compliance report to any FBMS Entity as a result of examination by any bank or bank holding company Regulatory Authority.

(c) No FBMS Entity is subject to any written agreement, memorandum or order or decree with or by any bank or bank holding company Regulatory Authority, nor has any FBMS Entity been advised by any regulatory agency that it is considering issuing or requesting any such written agreement, memorandum, letter, order or decree.

6.8 Brokers and Finders. Except for Chaffe & Associates, Inc., none of the FBMS Entities or any of their respective officers, directors, employees or agents has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for any of the FBMS Entities, in connection with this Agreement or the transactions contemplated hereby.

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ARTICLE 7

CONDUCT OF BUSINESS PENDING CONSUMMATION

7.1 Affirmative Covenants of BCB.  From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of FBMS shall have been obtained, and except as otherwise expressly contemplated herein, BCB shall and shall cause each of its Subsidiaries to:

(a) operate its business only in the usual, regular, and ordinary course;

(b) preserve intact its business organization and material Assets and maintain its rights and franchises; and

(c) give written notice promptly to FBMS upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries that (i) is reasonably likely to have, individually or in the aggregate, an BCB Material Adverse Effect, or (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly remedy the same.

7.2 Negative Covenants of BCB.  From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of FBMS shall have been obtained, which consent shall not be unreasonably withheld, and except as otherwise expressly contemplated herein, BCB covenants and agrees that the BCB Entities will not do or agree or commit to do any of the following:

(a) amend their articles of incorporation, bylaws or other governing instruments;

(b) incur any additional debt obligation or other obligation for borrowed money except in the ordinary course of business of BCB consistent with past practices (which shall include creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any Asset of the BCB Entities of any Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, “treasury tax and loan” accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in the BCB Disclosure Memorandum);

(c) repurchase, redeem, or otherwise acquire or exchange, directly or indirectly, any shares, or any securities convertible into any shares, of BCB’s capital stock, or declare or pay any dividend or make any other distribution in respect of BCB’s capital stock other than as set forth in Section 3.2 of this Agreement;

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(d) issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of BCB Common Stock or any other capital stock of any BCB Entity, or any Rights, or other Equity Right, or Voting Debt;

(e) adjust, split, combine or reclassify any shares of BCB Common Stock or issue or authorize the issuance of any other securities in respect of or in substitution for shares of BCB Common Stock, or sell, lease, mortgage or otherwise dispose of or otherwise encumber any Asset other than in the ordinary course of business for reasonable and adequate consideration;

(f) purchase any securities or make any material investment, either by purchase of stock or securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person, or otherwise acquire direct or indirect control over any Person, other than in connection with foreclosures in the ordinary course of business;

(g) enter into or amend any employment or change of control Contract with any Person (unless such amendment is required by Law or this Agreement);

(h) adopt any new employee benefit plan or terminate or withdraw from, or make any change in or to, any existing employee benefit plans of the BCB Entities other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax-qualified status of any such plan, except as contemplated by this Agreement;

(i) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP;

(j) increase (except for increases of not more than 5% consistent with past practices) the compensation including wages, salary, fees, bonuses, profit sharing, incentive, pension, retirement, severance of any such person whose work compensation would, following such increase, exceed $50,000;

(k) commence any Litigation other than in accordance with past practice, or settle any Litigation involving any Liability of the BCB Entities for over $25,000 in money damages or any restrictions upon the operations of the BCB Entities;

(l) except in the ordinary course of business, enter into, modify, amend or terminate any Contract (including any loan Contract with an unpaid balance) or waive, release, compromise or assign any right or claim in an amount exceeding $25,000;

(m) enter into, modify, amend or terminate any Contract of the sort that is or would be considered a BCB Contract, Real Property Lease or Tenant Lease;

(n) change its existing deposit policy other than changes made in the ordinary course of business consistent with past practice with respect to interest rates paid on deposits; incur deposit liabilities, other than deposit liabilities incurred in the ordinary course of business consistent with past practice; or accept any brokered deposits;

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(o) make any unsecured extension of credit to a borrower in excess of $25,000 or make any secured extension of credit to a borrower in excess of $250,000;

(p) permit the commencement of any construction of new structures or facilities upon, or purchase or lease any real property in respect of any branch or other facility, or file any application, or otherwise take any action, to establish, relocate or terminate the operation of any banking office of the BCB Entities;

(q) enter into any new line of business; introduce any new products or services; change its lending, investment, underwriting, pricing, servicing, risk and asset liability management and other material banking and operating policies or otherwise fail to follow such policies, except as required by applicable law, regulation or policies imposed by any Regulatory Authority, or the manner in which its investment securities or loan portfolio is classified or reported; or invest in any mortgage-backed or mortgage-related security that would be considered “high risk” under applicable regulatory guidance; or file any application or enter into any contract with respect to the opening, relocation or closing of, or open, relocate or close, any branch, office, service center or other facility;

(r) introduce any marketing campaigns or any new sales compensation or incentive programs or arrangements;

(s) take any action that is intended to, would or would be reasonably likely to result in any of the conditions set forth in Article 9 not being satisfied or prevent or materially delay the consummation of the transactions contemplated hereby, except, in every case, as may be required by applicable Law; or

(t) agree to, or make any commitment to, take, or adopt any resolutions of Board of Directors of BCB in support of, any of the actions prohibited by this Section 7.2.

7.3 Reports.  Each Party and its Subsidiaries shall timely file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed.

ARTICLE 8
ADDITIONAL AGREEMENTS

8.1 Applications.  Each of FBMS and BCB shall, and shall cause their Subsidiaries to, as soon as practicable, but not later than 30 days following the date of this Agreement, prepare and file applications with the appropriate Regulatory Authorities seeking the approvals necessary to consummate the transactions contemplated by this Agreement. Each of FBMS and BCB shall have the right to review and approve in advance all characterizations of the information relating to that Party and any of its Subsidiaries that appear in any filing made in connection with the transactions contemplated by this Agreement with any Regulatory Authority. In addition, each of FBMS and BCB shall furnish to the other Party for review a copy of each such filing made in connection with the transactions contemplated by this Agreement with any Regulatory Authority prior to its filing. Each of FBMS and BCB shall provide copies of all such filings to each other after such filings are made and shall promptly inform each other of all substantive regulatory contacts concerning the transactions contemplated by this Agreement.

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8.2 Shareholder Approval and SEC Filings.

(a) BCB shall take all action necessary in accordance with the ABCA and its articles of incorporation and bylaws to duly call, give notice of, convene and hold a meeting of its shareholders as promptly as practicable for the purpose of obtaining the Requisite Shareholder Approval (such meeting or any adjournment or postponement thereof, the “BCB Shareholders’ Meeting”). Except in the case of a Change in Recommendation specifically permitted by Section 8.5(d), the Board of Directors of BCB shall (i) recommend to its shareholders the approval and adoption of this Agreement and the transactions contemplated herein (the “Board Recommendation”), (ii) include the Board Recommendation in the Proxy Statement and (iii) use its reasonable best efforts to obtain the Requisite Shareholder Approval. Notwithstanding any Change in Recommendation, this Agreement shall be submitted to the shareholders of the BCB at the BCB Shareholders’ Meeting for the purpose of voting on the approval of this Agreement and nothing contained herein shall be deemed to relieve BCB of such obligation; provided, however, that if the Board of Directors of the BCB shall have effected a Change in Recommendation, then the Board of Directors of BCB may submit this Agreement to the BCB’s shareholders without recommendation (although the resolutions adopting this Agreement as of the date hereof may not be rescinded or amended), in which event the Board of Directors of BCB may communicate the basis for its lack of a recommendation to BCB’s shareholders in the Proxy Statement or an appropriate amendment or supplement thereto to the extent required by applicable law. In addition to the foregoing, BCB shall not submit to the vote of its shareholders at the BCB Shareholders’ Meeting, or otherwise prior to the termination of this Agreement in accordance with its terms, any Acquisition Proposal other than this Agreement and the transactions contemplated hereby.

(b) Except as set forth in Section 8.5(d), neither the Board of Directors of the BCB nor any committee thereof shall withdraw, qualify or modify, in a manner adverse to FBMS, the Board Recommendation or take any action, or make any public statement, filing or release inconsistent with the Board Recommendation (any of the foregoing being a “Change in Recommendation”); provided that, for the avoidance of doubt, BCB may not effect a Change in Recommendation unless it has complied in all material respects with the provisions of Section 8.5(d).

(c) BCB and FBMS shall as promptly as practicable prepare a proxy statement relating to the BCB Shareholders’ Meeting (the “Proxy Statement”).  The Proxy Statement, and any amendment or supplement thereto, shall include the Board Recommendation.  Along with such Proxy Statement, BCB and FBMS shall prepare and transmit material providing for the election by the holders of BCB Class A Common Stock the percentage of Class A Consideration such holder desires in FBMS Common Stock.  If, at any time prior to the receipt of the Requisite Shareholder Approval, any event occurs with respect to BCB, FBMS or any of their respective Subsidiaries, or any change occurs with respect to other information supplied by a Party for inclusion in the Proxy Statement, which is required to be described in an amendment of, or a supplement to, the Proxy Statement, such Party shall promptly notify the other Party of such event, and BCB and FBMS shall cooperate to the extent required by applicable law, in disseminating the information contained in such amendment or supplement to the shareholders of BCB.

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(d) Upon determination that the issuance of the Stock Consideration requires registration under the 1933 Act, BCB and FBMS shall as promptly as practicable prepare, and FBMS shall file with the SEC, a registration statement on Form S-4 (the “Form S-4”) in which the Proxy Statement will be included as a prospectus, and BCB and FBMS shall use their respective reasonable best efforts to cause the Form S-4 to be declared effective by the SEC as promptly as practicable after filing.  If, at any time prior to the receipt of the Requisite Shareholder Approval, any event occurs with respect to BCB, FBMS or any of their respective Subsidiaries, or any change occurs with respect to other information supplied by a Party for inclusion in the Form S-4, which is required to be described in an amendment of, or a supplement to, the Form S-4, such Party shall promptly notify the other Party of such event, and BCB and FBMS shall cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Form S-4 and, to the extent required by applicable law, in disseminating the information contained in such amendment or supplement to the shareholders of BCB.

8.3 Agreement as to Efforts to Consummate.  Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 9; provided that nothing herein shall preclude either Party from exercising its rights under this Agreement.  Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

8.4 Access to Information and Confidentiality.

(a) Subject to the Confidentiality Agreement, BCB agrees to provide FBMS and its Representatives, from time to time prior to the Effective Time, such information as FBMS shall reasonably request with respect to BCB and its Subsidiaries and their respective businesses, financial conditions and operations and such access to the properties, books and records and personnel of BCB and its Subsidiaries as FBMS shall reasonably request, which access shall occur during normal business hours and shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of BCB or its Subsidiaries.

(b) FBMS and BCB shall comply with, and shall cause their respective Representatives, directors, officers and employees to comply with, all of their respective obligations under the Confidentiality Agreement, which shall survive the termination of this Agreement in accordance with the terms set forth therein.

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8.5 No Solicitations.

(a) BCB shall not, and shall cause each of its Subsidiaries and its and their Representatives not to, directly or indirectly (i) solicit, initiate, encourage or facilitate (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or proposals regarding any Acquisition Proposal, (ii) participate in any discussions or negotiations regarding an Alternative Transaction or Acquisition Proposal or (iii) enter into any agreement regarding any Alternative Transaction or Acquisition Proposal; provided, however, that if BCB is not otherwise in violation of this Section 8.5, nothing in this Agreement shall prevent the BCB Board of Directors from, pursuant to a customary confidentiality agreement that contains provisions that are no less favorable to BCB than those contained in the Confidentiality Agreement,  providing information to, and engaging in such negotiations or discussions with, a person who shall have made from and after the date of this Agreement a bona fide, unsolicited written Acquisition Proposal, with respect to such Acquisition Proposal, directly or through representatives, if the BCB Board of Directors, after consulting with and considering the advice of its outside counsel and financial advisor, determines in good faith that its failure to engage in any such negotiations or discussions would be reasonably likely to be a violation of its fiduciary duties under applicable Law.

(b) BCB shall notify FBMS promptly (but in no event later than 48 hours) after receipt of any Acquisition Proposal or any material modification of or material amendment to any Acquisition Proposal, or any request for nonpublic information relating to BCB or any of its Subsidiaries or for access to the properties, books or records of BCB or any of its Subsidiaries by any Person that has made, or to BCB’s Knowledge may be considering making, an Acquisition Proposal.  Such notice to FBMS shall be made orally and in writing, and shall indicate the identity of the Person making the Acquisition Proposal or intending to make or considering making an Acquisition Proposal or requesting non-public information or access to the books and records of BCB or any of its Subsidiaries, and the material terms of any such Acquisition Proposal or modification or amendment to an Acquisition Proposal and indicating whether any such Acquisition Proposal or modification or amendment to an Acquisition Proposal is a Superior Proposal.  BCB shall notify FBMS promptly (but in no event later than 24 hours) of any material changes in the status and any material changes or modifications in the terms of any such Acquisition Proposal, indication or request.

(c) BCB and its Subsidiaries shall immediately cease and cause to be terminated any existing discussions or negotiations with any Persons (other than FBMS) conducted heretofore with respect to any of the foregoing, and shall use reasonable best efforts to cause all Persons other than FBMS who have been furnished confidential information regarding BCB in connection with the solicitation of or discussions regarding an Acquisition Proposal or Alternative Transaction within the 12 months prior to the date hereof promptly to return or destroy such information.  BCB shall not, and shall cause its Subsidiaries not to, release any third party from, and shall enforce, the confidentiality and standstill provisions of any agreement to which BCB or its Subsidiaries is a party that remains in effect as of the date hereof, and shall immediately take all steps necessary to terminate any approval that may have been heretofore given under any such provisions authorizing any Person to make an Acquisition Proposal.

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(d) Notwithstanding anything herein to the contrary, at any time prior to the BCB Shareholders’ Meeting, if BCB has received a Superior Proposal (after giving effect to the terms of any revised offer by FBMS pursuant to this Section 8.5(d)), the Board of Directors of BCB may, in connection with such Superior Proposal, make a Change in Recommendation, if and only to the extent that the Board of Directors of BCB has determined in good faith, after consultation with outside counsel and its financial advisor, that the failure to take such action would cause it to violate its fiduciary duties under applicable law; provided, that the Board of Directors of BCB may not effect a Change in Recommendation unless:

(i) BCB shall have received a bona fide written Acquisition Proposal and the Board of Directors of BCB shall have concluded in good faith that such Acquisition Proposal is a Superior Proposal, after taking into account any amendment or modification to this Agreement agreed to by FBMS;

(ii) BCB shall have provided prior written notice to FBMS at least five Business Days in advance (the “Notice Period”) of taking such action, which notice shall advise FBMS that the Board of Directors of BCB has received a Superior Proposal, specify the material terms and conditions of such Superior Proposal (including the identity of the Person or group making the Superior Proposal);

(iii) during the Notice Period, BCB shall, and shall cause its financial advisor and outside counsel to, negotiate with FBMS in good faith (to the extent FBMS desires to so negotiate) to make such adjustments in the terms and conditions of this Agreement so that such Superior Proposal ceases to constitute a Superior Proposal; and

(iv) the Board of Directors of BCB shall have concluded in good faith that, after considering the results of such negotiations and giving effect to any proposals, amendments or modifications offered or agreed to by FBMS, if any, that such Acquisition Proposal continues to constitute a Superior Proposal.

If during the Notice Period any revisions are made to the Superior Proposal and such revisions are material, BCB shall deliver a new written notice to FBMS and shall comply with the requirements of this Section 8.5(d) with respect to such new written notice, except that the new Notice Period shall two Business Days. In the event that the Board of Directors of BCB does not make the determination referred to in clause (iv) of this paragraph and thereafter seeks to effect a Change in Recommendation, the procedures referred to above shall apply anew and shall also apply to any subsequent Change in Recommendation.

8.6 Press Releases.  Prior to the Effective Time, BCB and FBMS shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this Section 8.6 shall be deemed to prohibit any Party from making any disclosure its legal counsel deems necessary or advisable in order to satisfy such Party’s disclosure obligations imposed by Law, provided such Party shall have consulted in good faith with other prior to such disclosure.

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8.7 Indemnification and Insurance.

(a) FBMS covenants and agrees that:

(i) all rights to indemnification (including, without limitation, rights to mandatory advancement of expenses) and all limitations of liability existing in favor of indemnified parties under the BCB Entities’ articles of incorporation, and bylaws as in effect as of the date of this Agreement with respect to matters occurring prior to or at the Effective Time (an “Indemnified Party”) shall survive the Merger and shall continue in full force and effect, without any amendment thereto; provided, however, that all rights to indemnification in respect of any claim asserted or made as to which FBMS is notified in writing within such period shall continue until the final disposition of such claim.  Without limiting the foregoing, in any case in which approval is required to effect any indemnification, the determination of any such approval shall be made, at the election of the Indemnified Party, by independent counsel mutually agreed upon between FBMS and the Indemnified Party.

(ii) Promptly after receipt by an Indemnified Party of notice of the commencement of any action, such Indemnified Party shall, if a claim in respect thereof is to be made against FBMS under such subparagraph, notify FBMS in writing of the commencement thereof.  In case any such action shall be brought against any Indemnified Party, FBMS shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party, and, after notice from FBMS to such Indemnified Party of its election so to assume the defense thereof, FBMS shall not be liable to such Indemnified Party under such subparagraph for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Party; provided, however, if FBMS elects not to assume such defense or if counsel for the Indemnified Party advises FBMS in writing that there are material substantive issues that raise conflicts of interest between FBMS or a BCB Entity and the Indemnified Party, such Indemnified Party may retain counsel satisfactory to it, and FBMS shall pay all reasonable fees and expenses of such counsel for the Indemnified Party promptly as statements therefor are received.  Notwithstanding the foregoing, FBMS shall not be obligated to pay the fees and expenses of more than one counsel for all Indemnified Parties in respect of such claim unless in the reasonable judgment of an Indemnified Party a conflict of interest exists between an Indemnified Party and any other Indemnified Parties in respect to such claims.

(iii) If FBMS or any of its successors or assigns (A) shall consolidate with or merge into any corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (B) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case, proper provisions shall be made so that the successors and assigns of FBMS shall assume the obligations set forth in this Section 8.7(a).

(b) BCB covenants and agrees that BCB shall purchase for a period of not less than three (3) years after the Effective Time, past acts insurance coverage for no less than the three-year period immediately preceding the Effective Time under its (A) current directors and officers insurance policy (or comparable coverage), and (B) employment practices liability insurance for each of the directors and officers of the BCB Entities currently covered under comparable policies held by the BCB Entities.

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8.8 Employee Benefits and Contracts.  All employees of the BCB Entities immediately prior to the Effective Time who continue employment with FBMS or any of its Subsidiaries immediately following the Effective Time (“Transferred Employees”) shall receive credit for purposes of eligibility to participate and vesting, but not for purposes of determining of the level of benefits, under each employee benefit plan, program or arrangement established or maintained for employees of FBMS or any of FBMS Subsidiaries, for service accrued or deemed to accrue prior to and as of the Effective Time, to the same extent that such service was recognized for such employees for similar purposes under comparable benefit plans to which any BCB Entity was a party immediately prior to the Effective Time; provided, however, that such crediting of service shall not operate to duplicate any benefit or the funding of any such benefit.  In addition, such accrued service shall be credited for purposes of determining vacation benefits under and in accordance with the terms of the vacation policy of FBMS or any of FBMS Subsidiaries.  All Transferred Employees will be covered by the employee benefit plans of FBMS and/or FBMS Subsidiaries on substantially the same basis as other employees of FBMS and FBMS Subsidiaries performing services in a comparable position.  Notwithstanding the foregoing, FBMS may determine to continue any of the employee benefit plans of the BCB Entities for Transferred Employees in lieu of offering participation in the benefit plans of FBMS or Subsidiaries (e.g., medical or hospitalization benefits) for such period as FBMS shall determine.  Alternatively, after the Effective Time, FBMS may elect to terminate or amend any of the employee benefits plans of the BCB Entities or to merge any such benefit plans with the plans of FBMS or FBMS Subsidiaries or to require the BCB Entities to terminate such employee benefit plan immediately prior to the Effective Time.

8.9 Takeover Laws.  Each of BCB and FBMS and their respective Boards of Directors shall (a) take no action to cause any Takeover Law to become applicable to this Agreement, the Merger or any of the other transactions contemplated hereby and (b) if any Takeover Law is or becomes applicable to this Agreement, the Merger or any of the other transactions contemplated hereby, use reasonable best efforts to take all action necessary to ensure that the Merger and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such Takeover Law with respect to this Agreement, the Merger and the other transactions contemplated hereby.

8.10 BCB 401(k) Plan. If requested by FBMS in writing prior to the Closing, and subject to the occurrence of the Closing, BCB shall cause to be adopted prior to the Closing resolutions of the Board of Directors of BCB, or any BCB Entities as necessary, to (i) terminate any and all employee benefit plans intended to comply with Code Section 401(k) (“401(k) Plans”) effective as of the date immediately preceding the date on which the Effective Time occurs; (ii) cease all contributions to any and all 401(k) Plans maintained or sponsored by BCB or any of its Subsidiaries; (iii) fully vest the account balances of the participants and beneficiaries in the 401(k) Plans no later than the date of termination; (v) amend the 401(k) Plans, as necessary, to accomplish the termination and reserve the power to further amend the 401(k) Plans following the date of termination to the extent necessary to comply with applicable Law or to facilitate the termination thereof; (v) to authorize the filing of the 401(k) Plans with the IRS for a determination letter as to the effect of the termination on the qualified status of the plans and to pay the application fee in connection therewith; and (vi) provide for the distribution of benefits from the 401(k) Plans upon receipt of the favorable determination letter in accordance with the terms of the 401(k) Plans and as permitted under applicable Law.  The form and substance of such resolutions and any necessary amendments shall be subject to the review and approval of FBMS, which shall not be unreasonably withheld. BCB shall deliver to FBMS an executed copy of such resolutions and any necessary amendments as soon as practicable following their adoption by the Board of Directors of BCB and/or its Subsidiaries and shall fully comply with such resolutions and any necessary amendments.

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8.11 Redemption of BCB Series 2009A Preferred Stock.  As required by §3.2, each of FBMS and BCB and their respective Subsidiaries shall cooperate and use their respective commercially reasonable efforts to prepare all documentation, to effect all filings, to obtain all permits, consents, approvals and authorizations of all third parties and Regulatory Authorities necessary to assume, purchase, or redeem the BCB Series Preferred Stock as of or prior to the Effective Time.

8.12 Assignment of Rights Under Stock Purchase Agreement.  As of the Effective Time, BCB hereby assigns to FBMS all of its rights under each stock purchase agreement entered into by BCB in connection with the sale of BCB Common Stock to its shareholders on or about August 1, 2013 (the “2013 Stock Purchase Agreements”), including, but not limited to, the option of BCB found in Section 10 thereof to repurchase the common stock issued thereunder within one year of the date of such 2013 Stock Purchase Agreements in the event that BCB merges with another company.  As of the Effective Time, FBMS shall exercise such options assigned to it and shall repurchase such common stock pursuant to the terms and conditions contained in the 2013 Stock Purchase Agreements and as otherwise set forth in this Agreement.

8.13 Preservation of BP Oil Claim.  Prior to the Closing Date, BCB shall, or shall cause Bay Bank to, take such action so as to preserve any and all benefits accruing to BCB, Bay Bank, or either of their respective shareholders resulting from BCB’s pending claims arising out of the Oil Spill by the Oil Rig “Deepwater Horizon” in the Gulf of Mexico on and after April 20. 2010 and the lawsuits styled BCB Holding Company, Inc. v. BP Exploration & Production, Inc. et al, 2:13-cv-02304 (E.D. La.) and Bay Bank v. BP Exploration & Production, Inc. et al, 2:13-cv-02451 (E.D. La.) (together, “BP Oil Claim”) by assigning the BP Oil Claim (or if determined to be unassignable, then by assigning the proceeds of the BP Oil Claim) to a trust (or a single purpose entity) for the benefit of the holders of BCB Class A Common Stock, and such benefits shall not be assumed by FBMS nor shall such benefits be considered a part of this Agreement; provided however, that any such action taken shall be approved by FBMS in its reasonable discretion as to form and structure.  It is further understood and agreed to by the parties that neither FBMS, The First, nor any of its related entities or shareholders shall be responsible for any costs associated with the BP Oil Claim.

8.14 Alostar Note.  As required by §3.3, each of FBMS and BCB and their respective Subsidiaries shall cooperate and use their respective commercially reasonable efforts to prepare all documentation required to cause the payoff of BCB’s liability with regard to the Alostar Note.

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8.15 BCB Equity Rights Cancellation.  BCB shall enter into cancellation agreements effective no later than the Closing Date with all holders of BCB Equity Rights, or otherwise cancel all BCB Equity Rights.

8.16 Voting Support Agreements.  On or prior to the date that is 10 Business Days from the date hereof, each person set forth in Section 8.16 of the BCB Disclosure Memorandum shall execute and deliver to FBMS an agreement in substantially the form set forth in Exhibit B (collectively, the “Voting and Support Agreements”).

ARTICLE 9
CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

9.1 Conditions to Obligations of Each Party.  The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 11.5:

(a) Shareholder Approval.  The Requisite Shareholder Approval shall have been obtained.

(b) Regulatory Approvals.  All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired.  No Consent obtained from any Regulatory Authority that is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of the Board of Directors of either Party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, such Party would not, in its reasonable judgment, have entered into this Agreement.

(c) Consents and Approvals.  Each Party shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 9.1(b)) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, an BCB Material Adverse Effect or an FBMS Material Adverse Effect, as applicable.  No Consent so obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of either Party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, such Party would not, in its reasonable judgment, have entered into this Agreement.

(d) Legal Proceedings.  No court or governmental or Regulatory Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action that prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement.

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(e) Form S-4.  If required pursuant to Section 8.2(d), the Form S-4 shall have become effective under the 1933 Act and shall not be the subject of any stop order suspending the effectiveness of the Form S-4 nor shall proceedings for that purpose have been threatened.

9.2 Conditions to Obligations of FBMS.  The obligations of FBMS to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by FBMS pursuant to Section 11.5(a):

(a) Representations and Warranties.  The representations and warranties of BCB set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties that are confined to a specified date shall speak only as of such date) except for inaccuracies that are not reasonably likely to have a BCB Material Adverse Effect; provided, however, that the representations and warranties of BCB set forth in Sections 5.1, 5.2, 5.3 and 5.28 shall be true and correct in all material respects (without giving effect to any limitation as to materiality or “BCB Material Adverse Effect”) as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (except to the extent such representations and warranties speak as of a specific date, in which case, such representations and warranties shall be so true and correct as of such date).

(b) Performance of Agreements and Covenants.  Each and all of the agreements and covenants of BCB to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

(c) Certificates.  BCB shall have delivered to FBMS (i) a certificate, dated as of the Effective Time and signed on its behalf by its chairman  and president, to the effect that the conditions set forth in Section 9.2(a) and Section 9.2(b) have been satisfied, and (ii) certified copies of resolutions duly adopted by Bay Bank ’s Board of Directors, BCB’s Board of Directors and their respective shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as FBMS and its counsel shall request.

(d) Lock-Up Agreements.  If requested by FBMS, FBMS shall have received from each BCB shareholder listed on Section 9.2(d) of the BCB Disclosure Memorandum a signed Lock-Up Agreement in substantially the form attached hereto as Exhibit C.

(e) Employment Agreements. The First and each of the persons set forth on Section 9.2(e) of the BCB Disclosure Memorandum shall have entered into an employment agreement or consulting agreement on terms mutually satisfactory to the parties thereto.

(f) BCB Adjusted Capital Calculation. BCB shall have delivered to FBMS a true, correct and complete copy of the calculation of the BCB Adjusted Capital as of the Closing Date, including a certification signed by the chief executive officer and chief financial officer of BCB to the effect that such calculation is true, correct and complete as of such time and any supporting documentation for such calculation as FBMS may request in its discretion.  Such BCB Adjusted Capital as of the Closing Date shall not be less than the amount set forth on Section 9.2(f) of the BCB Disclosure Memorandum.

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(g) Restrictive Covenant Agreements.  FBMS shall have received from each director of BCB and Bay Bank a signed mutually satisfactory restrictive covenant agreement providing that for a period of two years after the Effective Time, such director will not, among other things, provide services to, or serve on the board of directors of, a competing financial institution located in certain counties in Alabama, Louisiana, and Mississippi.

(h) Redemption of the BCB Series 2009A and 2009AW Preferred Stock. FBMS shall have assumed, redeemed or FBMS shall have caused the redemption by BCB of all of the issued and outstanding shares of BCB Series 2009A and 2009AW Preferred Stock from the U.S. Treasury or other holders thereof, before or concurrently with the Effective Time.

(i) Fairness Opinion. BCB shall have received the opinion of National Capital LLC (and provided a copy of such opinion to FBMS) to the effect that, as of the date of this Agreement and based upon and subject to the qualifications and assumptions set forth therein, the Merger Consideration is fair, from a financial point of view, to the holders of shares of BCB Common Stock, and such opinion has not been withdrawn, revoked or modified.

(j) Classified Assets. BCB’s and Bay Bank’s aggregate Classified Assets, as defined below and as set forth on Section 5.7(h) of the BCB Disclosure Memorandum, shall not exceed $4,900,000 at the month-end that immediately precedes the Closing Date.  “Classified Assets” means the sum of (i) loans and leases on nonaccrual status, (ii) loans and lease that were contractually past due 90 days or more in the payment of principal and/or interest (iii) other real estate owned, (iv) loans and leases which were required to be accounted for as troubled debt restructuring in accordance with Statement of Accounting Standards No. 15, (v) loans made or guaranteed by a person or entity presently a debtor in a federal bankruptcy proceeding, and (vi) loans and leases classified as “Substandard,” “Doubtful,” “Loss,” “Classified,” or words of similar import.

(k) Tail Coverage.  The tail coverages referenced in Section 8.7(b) shall have been purchased.

(l) Option Cancellation.  BCB shall have entered into cancellation agreements effective no later than the Closing Date with all holders of BCB Equity Rights, or otherwise cancelled all BCB Equity Rights.

9.3 Conditions to Obligations of BCB.  The obligations of BCB to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by BCB pursuant to Section 11.5(b):

(a) Representations and Warranties.  The representations and warranties of FBMS set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties that are confined to a specified date shall speak only as of such date) except for inaccuracies that are not reasonably likely to have a FBMS Material Adverse Effect.

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(b) Performance of Agreements and Covenants.  Each and all of the agreements and covenants of FBMS to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

(c) Certificates.  FBMS shall have delivered to BCB (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 9.1 as relates to FBMS, Section 9.3(a) and Section 9.3(b) have been satisfied, and (ii) certified copies of resolutions duly adopted by FBMS’s Board of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as BCB and its counsel shall request.

(d) Redemption of the BCB Series 2009A and 2009AW Preferred Stock. FBMS shall have assumed, redeemed or FBMS shall have caused the redemption by BCB of all of the issued and outstanding shares of BCB Series 2009A and 2009AW Preferred Stock from the U.S. Treasury or other holders thereof, before or concurrently with the Effective Time.

(e) Alostar Note.  FBMS shall have assumed or repaid or FBMS shall have caused the repayment by BCB of the Alostar Note before or concurrently with the Effective Time.

(f) Fairness Opinion. BCB shall have received the opinion of National Capital LLC to the effect that, as of the date of this Agreement and based upon and subject to the qualifications and assumptions set forth therein, the Merger Consideration is fair, from a financial point of view, to the holders of shares of BCB Common Stock, and such opinion has not been withdrawn, revoked or modified.

(g) Tail Coverage.  The tail coverages referenced in Section 8.7(b) shall have been purchased.

ARTICLE 10
TERMINATION

10.1 Termination.  Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the shareholders of BCB, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

(a) By mutual written consent of the Boards of Directors of FBMS and BCB; or

(b) By the Board of Directors of either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any representation, warranty, covenant or agreement contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach (provided that the right to effect such cure shall not extend beyond the End Date) and which breach would constitute grounds for the conditions set forth in Section 9.2(a), 9.2(b), 9.3(a) or 9.3(b) not to be satisfied on the Closing Date; or

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(c) By the Board of Directors of either Party in the event any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal; or

(d) By the Board of Directors of either Party in the event that the Merger shall not have been consummated by the End Date, if the failure to consummate the transactions contemplated hereby on or before the End Date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(d); or

(e) By the Board of Directors of either Party in the event that any of the conditions precedent to the obligations of such Party to consummate the Merger cannot be satisfied or waived by the date specified in Section 10.1(d), provided that the failure to consummate the Merger is not caused by the Party electing to terminate pursuant to this Section 10.1(e); or

(f) By the Board of Directors of FBMS if the Board of Directors of BCB:

(i) withdraws or fails to give the BCB shareholders the Board Recommendation, effects a Change in Recommendation, whether or not permitted by the terms hereof, or resolves to do any of the foregoing; or

(ii) affirmatively approves any Alternative Transaction or Superior Proposal or makes any announcement of any agreement to enter into an Alternative Transaction or Superior Proposal; or

(g) By the Board of Directors of either Party if the Requisite Shareholder Approval shall not have been obtained at the BCB Shareholders’ Meeting; or

(h) By the Board of Directors of FBMS if the Dissenting Shares represent more than 10% in the aggregate of the BCB Common Stock outstanding immediately prior to the record date for the BCB Shareholders’ Meeting.

10.2 Effect of Termination.  In the event of the termination and abandonment of this Agreement pursuant to Section 10.1, this Agreement shall become void and have no effect, except that (i) the provisions of Sections 10.2 and 10.4 and Article 11 shall survive any such termination and abandonment.

10.3 Non-Survival of Representations and Covenants.  The respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time except Sections 8.7 and 8.8, this Article 10 and Articles 1, 2, 3, 4 and 11.

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10.4 Termination Payment and Reimbursement of Expenses.

(a) In the event that (i) an Acquisition Proposal shall have been made directly to BCB shareholders or communicated to or otherwise made known to the senior  management or Board of Directors of BCB, or any Person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal after the date of this Agreement, (ii) thereafter BCB (I) withdraws or fails to give the BCB shareholders the Board Recommendation, effects a Change in Recommendation, whether or not permitted by the terms hereof, or resolves to do any of the foregoing; or (II) affirmatively approves any Alternative Transaction or Superior Proposal or makes any announcement of any agreement to enter into an Alternative Transaction or Superior Proposal, (iii) this Agreement is terminated by FBMS pursuant to Section 10.1(f) or Section 10.1(d) as a result of BCB’s willful breach of its duties set forth in Section 8.3, and (iv) prior to the date that is 12 months after the date of such termination, BCB consummates an Alternative Transaction or enters into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to an Alternative Transaction, then BCB shall on the date an Alternative Transaction is consummated pay FBMS a fee equal to $350,000 (the “Termination Fee”) by wire transfer of immediately available funds.

(b) The Parties acknowledge that the agreements contained in this Section 10.4 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, neither Party would enter into this Agreement; accordingly, if a Party (the “Aggrieved Party”) fails promptly to pay the amount due pursuant to this Section 10.4, and, in order to obtain such payment, the Aggrieved Party commences a suit which results in a judgment against the other Party for the fee set forth in this Section 10.4, such other Party shall pay to the Aggrieved Party its fees and expenses (including attorneys’ fees and expenses) in connection with such suit, together with interest on the amount of the fee at a rate per annum equal to the prime rate published in The Wall Street Journal on the date such payment was required to be made plus 300 basis points.

(c) In the event this Agreement is terminated by BCB pursuant to Section 10.1(d) as a result of FBMS’s willful breach of its duties set forth in Section 8.3, FBMS shall promptly reimburse BCB for its reasonable documented out-of-pocket expenses relating to the Merger in an amount not to exceed $250,000; provided however, that this provision shall not apply in circumstances in which (i) FBMS is entitled to a Termination Fee, (ii) BCB is in material breach of any representation, warranty, covenant or other agreement by BCB and the time for cure under Section 10.1(b) has passed, or (iii) any of the conditions set forth in Section 9.1 or 9.2 which were due to be satisfied before the time the termination is effected shall not have been satisfied and such failure is not primarily caused by FBMS.

ARTICLE 11
MISCELLANEOUS

11.1 Definitions.

(a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

“1933 Act” shall mean the Securities Act of 1933, as amended.

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“1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

“ABCA” shall mean the Alabama Business Corporation Act.

“Acquisition Proposal” with respect to a Party shall mean any merger, share exchange, consolidation, sale of assets, sale of shares of capital stock (including, by way of a tender offer) or similar transactions involving BCB or any of its Subsidiaries that, if consummated, would constitute an Alternative Transaction.

“Affiliate” of a Person or Party shall mean:  (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person or Party; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person or Party; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

“Agreement” shall mean this Agreement and Plan of Merger, including the Exhibits delivered pursuant hereto and incorporated herein by reference.

“Alostar Note” shall mean that certain Promissory Note dated August 1, 2006, as amended, in original principal amount of $1,500,000 made by BCB and now held by Alostar Bank in its loan # 3000003197.

“Alternative Transaction” shall mean any transaction or series of transactions involving:

(a)           any merger, consolidation, reorganization, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer, or other similar transaction (i) in which BCB or any of its Subsidiaries is a constituent corporation, (ii) in which a Person or “group” (as defined in the 1934 Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 20% of the outstanding securities of any class of voting securities of BCB or any of its Subsidiaries, or (iii) in which BCB  or any of its Subsidiaries issues or sells securities representing more than 20% of the outstanding securities of any class of voting securities of BCB or any of its Subsidiaries; or

(b)           any sale, lease, exchange, transfer, license, acquisition, or disposition of any business or businesses or assets that constitute or account for 20% or more of the consolidated net revenues, net income, or assets of BCB and its Subsidiaries.

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“Assets” of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person’s business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

“BCB Adjusted Capital” shall equal the sum of BCB’s consolidated total common equity, including common stock, additional paid-in-capital, retained earnings and accumulated other comprehensive income (loss), but reduced by the sum of the following if not already incorporated pursuant to GAAP applied on a consistent basis: (i) goodwill, (ii) the after-tax amount of any fees and commissions payable to any broker, finder, financial advisor or investment banking firm in connection with this Agreement and the transactions contemplated hereby, (iii) the after-tax amount of any legal and accounting fees incurred in connection with the Merger, this Agreement and the transactions contemplated hereby, (iv) the after-tax premium or additional cost incurred to provide for the continuation of certain of the BCB’s insurance policies pursuant to Section 8.7(b), (v) the after-tax amount of any penalty or liquidated damages associated with the termination of the BCB Contracts identified by FBMS prior to Closing, whether or not such BCB Contracts are identified on Section 5.18(a) of the BCB Disclosure Memorandum, (vii) the after-tax amount of any payments to be made by BCB pursuant to any existing employment, change in control or other similar agreements or severance, retention or bonus arrangements between BCB and any other Person, (vii) the accrual through the Closing Date of any future benefit payments due under any salary continuation, deferred compensation or other similar agreements, including without limitation, as provided in Section 8.8(b), (viii) the accrual of the fees and expenses for the redemption of the BCB Series 2009A or 2009AW Preferred Stock as contemplated by Section 8.11, (ix) the accrual of fees and expenses for the payment of the Alostar Note, and, (x) such other amounts as are agreed upon by the Parties.  The BCB Adjusted Capital calculation shall be calculated on a consolidated basis, as determined pursuant to GAAP applied on a consistent basis as of the Closing Date.

“BCB Class A Common Stock” shall mean the $0.01 par value voting common stock of BCB.

“BCB Class B Common Stock” shall mean the $0.01 par value voting common stock of BCB that was issued pursuant to the 2013 Stock Purchase Agreements.

“BCB Common Stock” shall mean the BCB Class A Common Stock and the BCB Class B Common Stock, collectively.

“BCB Disclosure Memorandum” shall mean the written information entitled “BCB Disclosure Memorandum” delivered prior to the date of this Agreement to FBMS describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made.  Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto.

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“BCB Entity(ties)” shall mean, individually or collectively, BCB and each of its Subsidiaries as listed on Section 5.4 of the BCB Disclosure Memorandum.

“BCB Financial Statements” shall mean (i) the consolidated audited balance sheets (including related notes and schedules, if any) of BCB as of December 31, 2012 and 2011, and the related consolidated statements of income, changes in shareholders’ equity, and cash flows (including related notes and schedules, if any) as provided by BCB to FBMS, and (ii) the unaudited consolidated balance sheets (including related notes and schedules, if any) of BCB as of December 31, 2013, and the related consolidated statements of income, changes in shareholders’ equity, and cash flows (including related notes and schedules, if any) for the six month period ended December 31, 2013, as delivered by BCB to FBMS prior to execution of this Agreement.

“BCB Material Adverse Effect” shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of the BCB Entities, taken as a whole, or (ii) the ability of BCB to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that “Material Adverse Effect” shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpretations thereof by Regulatory Authorities, (b) changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies, (c) actions and omissions of BCB taken with the prior informed written Consent of FBMS in contemplation of the transactions contemplated hereby, and (d) the direct effects of compliance with this Agreement on the operating performance of BCB, including expenses incurred by BCB in consummating the transactions contemplated by this Agreement.

“BCB Series 2009A Preferred Stock” shall mean the Fixed Rate Cumulative Perpetual Preferred Stock, Series 2009A, of BCB.

“BHC Act” shall mean the federal Bank Holding Company Act of 1956, as amended.

“Closing Date” shall mean the date on which the Closing occurs.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

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“Confidentiality Agreement” shall mean the Confidentiality Agreement, dated September 3, 2013, by and between FBMS and BCB .

“Consent” shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

“Contract” shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

“Default” shall mean (i) any breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right of any Person to exercise any remedy or obtain any relief under, terminate or revoke, suspend, cancel, or modify or change the current terms of, or renegotiate, or to accelerate the maturity or performance of, or to increase or impose any Liability under, any Contract, Law, Order, or Permit.

“Derivative Transactions” means any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, prices, values, or other financial or non-financial assets, credit-related events or conditions or any indexes, or any other similar transaction or combination of any of these transactions, including any collateralized debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions.

“End Date” shall mean June 30, 2014; provided that such date shall be extended for an additional 60 days in the event that the regulatory approvals contemplated by Section 9.1(b) have not been obtained, or the Form S-4 (if required) shall have not been declared effective, by May 31, 2014 and neither Party has received notice from any applicable Regulatory Authority that any request for such regulatory approval has been denied.

“Environment” shall mean any soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, natural or artificial drainage systems, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, biota, and any other environmental media or natural resource.

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“Environmental Laws” shall mean any applicable Law, and any Order or binding agreement with any Regulatory Authority: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials. The term “Environmental Law” includes, without limitation, the following (including their implementing regulations and any state analogs): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq.

“Equity Rights” shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, script, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Equity Rights.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” shall mean any Person which is or has been a member of (i) a controlled group of corporations (as defined in Code Section 414(b)), (ii) a group of trades or business under common control (as defined in Code Section 414(c)), or (iii) an affiliated service group (as defined under Code Section 414(m)) any of which includes any BCB Entity, and any partnership in which any BCB Entity is or has been a general partner.

“Exhibits” shall mean the exhibits to this Agreement, copies of which are attached to this Agreement.  Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached thereto.

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“FBMS Common Stock” shall mean the $1.00 par value common stock of FBMS.

“FBMS Entities” shall mean, collectively, FBMS and all FBMS Subsidiaries.

“FBMS Financial Statements” shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of FBMS as of December 31, 2012 and 2011, and the related consolidated statements of income, changes in shareholders’ equity, and cash flows (including related notes and schedules, if any), as filed by FBMS in SEC Documents, and (ii) the unaudited consolidated balance sheets (including related notes and schedules, if any) of FBMS as of September 30, 2013, and the related consolidated statements of income, changes in shareholders’ equity, and cash flows (including related notes and schedules, if any), as delivered by FBMS to BCB prior to execution of this Agreement.

“FBMS Material Adverse Effect” shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of FBMS and its Subsidiaries, taken as a whole, or (ii) the ability of FBMS to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that “Material Adverse Effect” shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpretations thereof by Regulatory Authorities, (b) changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies, (c) actions and omissions of FBMS (or any of its Subsidiaries) taken with the prior informed written Consent of BCB in contemplation of the transactions contemplated hereby, and (d) the direct effects of compliance with this Agreement on the operating performance of FBMS, including expenses incurred by FBMS in consummating the transactions contemplated by this Agreement.

“FBMS Subsidiaries” shall mean the Subsidiaries of FBMS and any corporation, bank, savings association, or other organization acquired as a Subsidiary of FBMS in the future and held as a Subsidiary by FBMS at the Effective Time.

“FDIC” shall mean the Federal Deposit Insurance Corporation.

“GAAP” shall mean United States generally accepted accounting principles, consistently applied during the periods involved.

“Hazardous Material” shall mean any substance, whether solid, liquid or gaseous: (i) which is listed, defined or regulated as a “hazardous substance,” “hazardous waste,” “contaminant,” or “solid waste,” or otherwise classified as hazardous or toxic, in or pursuant to any Environmental Law; (ii) which is or contains asbestos, radon, any polychlorinated biphenyl, polybrominated diphenyl ether, urea formaldehyde foam insulation, explosive or radioactive material, or motor fuel, petroleum product, constituent or by-product, or other petroleum hydrocarbons; or (iii) which causes a contamination or nuisance, or a hazard, or threat of the same, to public health, human health or the Environment.

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“Intellectual Property” shall mean copyrights, patents, trademarks, service marks, service names, domain names, trade names, applications therefor, technology rights and licenses, computer software (including any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions, and other intellectual property rights.

“IRS” shall mean the Internal Revenue Service.

“Knowledge” as used with respect to a Person (including references to such Person being aware of a particular matter) shall mean (1) the personal knowledge after due inquiry of, and (2) the knowledge obtained or which would have been obtained from a reasonable investigation by, the Person or if a corporation, its Officers.  For the purpose of this definition, “Officers” shall be the following executive officers, if any, of a corporation: the chairman, president, chief financial officer, chief accounting officer, chief operating officer, chief credit officer, executive or other vice president.

“Law” shall mean any code, law (including common law), ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities, or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

“Liability” shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

“Lien” shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits and other Liens incurred in the ordinary course of the banking business, and (iii) Liens which do not materially impair the use of or title to the Assets subject to such Lien.

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“Litigation” shall mean any action, arbitration, cause of action, claim, charge, complaint, criminal prosecution, governmental or other examination or investigation, hearing, administrative or other proceeding relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

“Merger Consideration” shall mean the consideration described in Section 3.1 (b) with respect to each of the Outstanding BCB Shares (together with any cash in lieu of fractional shares as specified in Section 3.1(c)).

“MBCA” shall mean the Mississippi Business Corporation Act.

“OCC” shall mean the Office of the Comptroller of the Currency.

“Operating Property” shall mean any property owned, leased, or operated by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest or other interest (including an interest in a fiduciary capacity), and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

“Order” shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

“Participation Facility” shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

“Party” shall mean either BCB or FBMS, and “Parties” shall mean both BCB and FBMS.

“Permit” shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business.

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“Person” shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

“Proxy Statement” shall mean the proxy statement used by BCB to solicit the approval of its shareholders of the transactions contemplated by this Agreement.

“Regulatory Authorities” shall mean, collectively, the SEC, the NYSE MKT, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the OCC, the FDIC, the Mississippi Department of Banking and Consumer Finance, the Alabama State Banking Department, the Pension Benefit Guaranty Corporation and all other federal, state, county, local or other governmental or regulatory agencies, authorities (including self-regulatory authorities), instrumentalities, commissions, boards or bodies having jurisdiction over the Parties and their respective Subsidiaries.

“Release” or “Released” means any spilling, leaking, pumping, pouring, emptying, injecting, emitting, discharging, depositing, escaping, leaching, migration, filtration, pouring, seepage, disposal, dumping, or other releasing into the indoor or outdoor Environment, whether intentional or unintentional, including, without limitation, the movement of Hazardous Materials in, on, under or through the Environment.

“Representative” shall mean any investment banker, financial advisor, attorney, accountant, consultant, or other representative engaged by a Person.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“SEC Documents” shall mean all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

“Securities Laws” shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

“Subsidiaries” shall mean all those corporations, associations, or other business entities of which the entity in question either (i) owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent (provided, there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity), (ii) in the case of partnerships, serves as a general partner, (iii) in the case of a limited liability company, serves as a managing member, or (iv) otherwise has the ability to elect a majority of the directors, trustees or managing members thereof.

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“Superior Proposal” means a bona fide written Acquisition Proposal (with the percentages set forth in the definition of Alternative Transaction changed from 20% to 50%), that the BCB Board determines in good faith (after consultation with outside legal counsel and financial advisor) is more favorable from a financial point of view to the holders of BCB Common Stock than the transactions contemplated by this Agreement, taking into account (a) all financial considerations, (b) the identity of the third party making such Acquisition Proposal, (c) the anticipated timing, conditions (including any financing condition or the reliability of any debt or equity funding commitments) and prospects for completion of such Acquisition Proposal, (d) the other terms and conditions of such Acquisition Proposal and the implications thereof on BCB, including relevant legal, regulatory and other aspects of such Acquisition Proposal deemed relevant by the BCB Board and (e) any revisions to the terms of this Agreement and the Merger proposed by FBMS during the Notice Period set forth in Section 8.5(d).

“Tax” or “Taxes” shall mean any federal, state, county, local, or foreign taxes, charges, fees, levies, imposts, duties, or other assessments, including income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposes or required to be withheld by the United States or any state, county, local or foreign government or subdivision or agency thereof, including any interest, penalties, and additions imposed thereon or with respect thereto.

“Tax Return” shall mean any report, return, information return, or other information required to be supplied to a taxing authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.

(b) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.”

11.2 Expenses.  Except as otherwise provided in this Agreement, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel.

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11.3 Entire Agreement.  Except as otherwise expressly provided herein, this Agreement (including the CVR Agreement, Voting and Support Agreements, Confidentiality Agreement and the other documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral.

11.4 Amendments.  To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of each of the Parties, whether before or after shareholder approval of this Agreement has been obtained; provided, that after any such approval by the holders of BCB Common Stock, there shall be made no amendment that pursuant to the ABCA requires further approval by such shareholders without the further approval of such shareholders; and further provided, that after any such approval by the holders of BCB Common Stock, the provisions of this Agreement relating to the manner or basis in which shares of BCB Common Stock will be exchanged for the Merger Consideration shall not be amended after the BCB Shareholders’ Meeting in a manner adverse to the holders of BCB Common Stock without any requisite approval of the holders of the issued and outstanding shares of BCB Common Stock entitled to vote thereon.

11.5 Waivers.

(a) Prior to or at the Effective Time, FBMS, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by BCB, to waive or extend the time for the compliance or fulfillment by BCB of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of FBMS under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law.  No such waiver shall be effective unless in writing signed by a duly authorized officer of FBMS.

(b) Prior to or at the Effective Time, BCB, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by FBMS, to waive or extend the time for the compliance or fulfillment by FBMS of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of BCB under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law.  No such waiver shall be effective unless in writing signed by a duly authorized officer of BCB.

(c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement.  No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

11.6 Assignment; Third Party Beneficiaries.  Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party; provided, however, that FBMS may assign any of its rights under this Agreement to a direct or indirect wholly-owned Subsidiary of FBMS.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns. This Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the Parties hereto any rights or remedies hereunder

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11.7 Notices.  All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission to the telephone number listed below, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date actually delivered:

BCB:                                    BCB Holding Co., Inc.
6140 Airport Boulevard
Mobile, Alabama 36608
Attention: Rich Campbell, President
Facsimile: 251.344.3370

With a copy to:                   Thomas P. Oldweiler, Esq.
Armbrecht Jackson LLP
63 S. Royal St. – Suite 1300
Mobile, Alabama 36602

FBMS:                                The First Bancshares, Inc.
6480 HWY 98 West
P.O. Box 15549
Hattiesburg, MS 39404
Attention:   M. Ray (Hoppy) Cole, President & CEO
Facsimile: 601.268.0812

With a copy to:                   Craig N. Landrum, Esquire
Jones Walker LLP
190 East Capital Street – Suite 800
Jackson, Mississippi 39201

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11.8 Governing Law; Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the State of Mississippi applicable to contracts made and performed entirely within such state, without giving effect to its principles of conflicts of laws and the federal banking laws of the United States, as appropriate.  The Parties agree that any suit, action or proceeding brought by either Party to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal or state court located in the State of Mississippi.  Each of the Parties hereto submits to the jurisdiction of any such court in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Agreement or the transactions contemplated hereby and hereby irrevocably waives the benefit of jurisdiction derived from present or future domicile or otherwise in such action or proceeding.  Each Party hereto irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

11.9 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.9.

11.10 Specific Performance.  The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  Accordingly, each of the Parties shall be entitled to seek specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such Party is entitled at law or in equity.  Each of the Parties hereby further waives any requirement under any law to post security as a prerequisite to obtaining equitable relief.

11.11 Alternative Structure.  Notwithstanding anything to the contrary contained in this Agreement, before the Effective Time, FBMS may revise the structure of the Merger and/or the Bank Merger or otherwise revise the method of effecting the Merger and/or the Bank Merger and related transactions, provided that (a) such revision does not alter or change the kind or amount of the Merger Consideration, (b) such revised structure or method is reasonably capable of consummation without delay in relation to the structure contemplated herein and (c) such revision does not otherwise cause any of the conditions set forth in Article 9 not to be capable of being fulfilled unless duly waived by the Party entitled to the benefits thereof.  This Agreement and any related documents will be appropriately amended in order to reflect any revised structure or method as contemplated by this Section 11.11.

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11.12 Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

11.13 Captions; Articles and Sections.  The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.  Unless otherwise indicated, all references to particular Articles or Sections shall mean and refer to the referenced Articles and Sections of this Agreement.

11.14 Interpretations.  Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any Party, whether under any rule of construction or otherwise.  No Party to this Agreement shall be considered the draftsman. The Parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all Parties hereto.

11.15 Severability.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.  If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

[Signatures appear on next page]

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Execution Version

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

THE FIRST BANCSHARES, INC.

By:  /s/ Hoppy Cole________
Name: M. Ray “Hoppy” Cole
Title: President and Chief Executive Officer

BCB HOLDING COMPANY, INC.

By: /s/ Louie Wilson_______
Name: Louie C. Wilson, MD
Title: Chairman of the Board

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Execution Version

EXHIBIT A

TERM SHEET FOR CONTINGENT VALUE RIGHTS AGREEMENT

Recipients
Existing shareholders of BCB Class A Common Stock as of the Effective Time will be issued one right (a “CVR”) for each share of BCB Class A Common Stock owned by such shareholder.   Each CVR would entitle the holder to a cash payment(s) based on the amount of Expected Losses (as defined below) on either the Maturity Date or an Interim Payment Date, up to a maximum of $0.40 per CVR in the aggregate. Prior to or at the Effective Time, FBMS reserves the right to issue such CVRs to a trust or similar entity established for purposes of preserving certain assets of BCB Common Stockholders post-Closing, so long as such process does not reduce the gross consideration that would otherwise be owed by FBMS as set forth herein.  Such process shall be set forth in the CVR Agreement (as defined in the Agreement and Plan of Merger).

Commencement Date	Effective Time
Maturity Date	Three years from the Effective Time.
Interim Payment Date
Prior to the Maturity Date, the occurrence of either (A) the complete pay off of a loan identified on Section A of the BCB Disclosure Memorandum (the “Identified Loans”), or (B) the receipt of additional collateral, guarantees or such other credit metrics as may allow the Special Committee, in its sole discretion, to re-classify any of such Identified Loans as nonclassified loans without any Expected Losses.

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Settlement Obligation at Maturity Date or Interim Payment Date
On the Maturity Date or any Interim Payment Date, if the amount of Expected Losses is less than the Stipulated Amount, then FBMS will pay to holders of the CVRs, in the aggregate on a pro rata basis (subject to adjustment to reflect dissenting shares, if any), within 30 days of such Maturity Date or Interim Payment Date, an amount equal to 100% of the excess if any of (i) the Stipulated Amount minus (ii) any prior payments hereunder minus (iii) the amount of Expected Losses, up to a maximum of $0.40 per CVR in the aggregate.

If the amount of Expected Losses equals or exceeds the Stipulated Amount (as defined below) on the Maturity Date, the CVRs will expire and FBMS shall not be required to make any payment with respect to them.

Upon the payments to any holder of a CVR as set forth herein or to a trust set up for the benefit of the holder(s) of a CVR, FBMS shall be absolved of any further payment related to such CVRs and shall not be liable to any existing shareholders of BCB Class A Common Stock for costs incurred with the administration of any entity or trust used in connection with the distribution of the CVR payments provided for herein; nor shall FBMS be responsible for ensuring any existing shareholder of BCB Class A Common Stock receive any specific amount of net consideration after the payment of expenses related such entity or trust.

Expected Losses
“Expected Losses” means the tax-effected losses identified in respect of the Identified Loans assuming an effective tax rate of 28% less any recoveries, principal payments, and, as determined by the Special Committee, improved credit metrics in respect of the Identified Loans.

Stipulated Amount	$371,872
Determinations
All determinations with respect to Credit Losses calculations for purposes of the Identified Loans and amounts payable in respect of the CVRs shall be made by the members of a Special Committee of FBMS’s board of directors following the Closing plus Farrell Morris, a former director of BCB.  Farrell Morris shall be a member of the Special Committee.

Early Redemption	FBMS may redeem the CVRs at any time at a price of $0.40 per CVR.
Voting rights	Any modifications of the terms of the CVRs that are adverse to the holders will require the consent of the holders of a majority of the CVRs. Otherwise, no voting rights attach to the CVRs.
Dividend rights	None.

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Transferability; Attachment; Death
The rights of a holder of a CVR may not be assigned or transferred except by will or the laws of descent or distribution. The CVR shall not be subject, in whole or in part, to attachment, execution, or levy of any kind, and any attempt to sell, pledge, assign, hypothecate, transfer or otherwise dispose of the CVR shall be void. If a holder of a CVR should die, the designee, legal representative, or legatee, the successor trustee of such holder’s inter vivos trust or the person who acquired the right to the CVR by reason of the death of such holder shall succeed to such holder’s rights with respect to the CVR.

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Execution Version

EXHIBIT B

FORM OF
BCB HOLDING COMPANY VOTING AND SUPPORT AGREEMENT

This Voting and Support Agreement, dated as of March 3, 2014 (this “Agreement”), is entered into by and among The First Bancshares, Inc., a Mississippi corporation (“FBMS”), and __________________________, an individual resident of the State of _______ (“Stockholder”), with respect to shares of common stock, $0.01 par value per share (the “Common Stock”), of BCB Holding Company, Inc., an Alabama corporation (“BCB”), owned by Stockholder.

            WHEREAS, concurrently with the execution and delivery of this Agreement, BCB and FBMS are entering into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which (and on the terms and subject to the conditions set forth in therein), among other things, BCB shall be merged with and into FBMS, all as set forth in the Merger Agreement (the “Transaction”); and

WHEREAS, as of the date hereof, Stockholder is the Beneficial Owner (defined below) and the owner of record and has the power to vote such number of shares of Common Stock as is set forth by the name of Stockholder on the signature page hereto (the “Owned Shares,” and together with any shares of Common Stock of which Stockholder acquires Beneficial Ownership after the date hereof and prior to the termination hereof, whether upon purchase or otherwise, are collectively referred to herein as the “Covered Shares”); and

WHEREAS, as an inducement and condition to entering into the Merger Agreement, FBMS has required that Stockholder agree, and Stockholder has agreed, to enter into this Agreement.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

VOTING AGREEMENT

Section 1.01      Agreement to Vote.  (a)  Stockholder undertakes that, prior to any termination in accordance with Section 4.01 hereof, at such time as BCB conducts a meeting of, or otherwise seeks a vote or consent of, its stockholders in connection with the approval and adoption of the Transaction and the Merger Agreement (any such meeting or any adjournment thereof, or such consent process, the “Stockholders’ Meeting”), such Stockholder shall, and shall cause its Affiliates to, vote or provide a consent (or cause to be voted or to provide a consent) with respect to all Covered Shares Beneficially Owned by Stockholder or its Affiliates, as the case may be, and over which Stockholder or one of its Affiliates has voting power, in favor of the Transaction, the Merger Agreement and each of the other actions contemplated by the Merger Agreement and this Agreement and actions required in furtherance thereof and hereof.

(b)    Without limiting the foregoing, it is understood that the obligations under this Section 1.01 shall not be affected by any recommendation of the board of directors of BCB as to the Transaction at the time of any such meeting or consent solicitation.

(c)     Prior to any termination in accordance with Section 4.01 hereof, at any Stockholders’ Meeting or at any adjournment thereof or in any other circumstances upon which the vote, consent or other approval of BCB’s stockholders is sought, Stockholder shall, and shall cause its Affiliates to, vote or provide a consent (or cause to be voted or to provide a consent) with respect to all Covered Shares Beneficially Owned by Stockholder or its Affiliates, as the case may be, and over which Stockholder or one of its Affiliates has voting power, against (i) any Acquisition Proposal (as defined in the Merger Agreement) or Alternative Transaction (as defined in the Merger Agreement), including, without limitation, any merger, consolidation or exchange agreement or merger or exchange, consolidation, combination, sale of substantial assets (other than the Transaction, the Merger Agreement or the transactions contemplated thereby), reorganization, recapitalization, dissolution, liquidation or winding up of or by BCB, or (ii) any amendment of BCB’s articles of incorporation or bylaws or other proposal or transaction involving BCB, which amendment or other proposal or transaction would in any manner delay, impede, frustrate, prevent or nullify the Merger Agreement or the Transaction (each of the foregoing in clause (i) or (ii) above, a “Competing Transaction”).

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

Stockholder represents and warrants to FBMS as follows:

Section 2.01      Authority; Authorization.  (a)  Stockholder has all requisite power and authority to execute and deliver this Agreement and to perform Stockholder’s obligations hereunder.

(b)    This Agreement has been duly and validly authorized, executed and delivered by Stockholder and, assuming the authorization, execution and delivery of this Agreement by FBMS, constitutes a legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms.

(c)     If Stockholder is married and the Owned Shares set forth by the name of Stockholder on the signature page hereto constitute property owned jointly with Stockholder’s spouse, this Agreement constitutes the valid and binding agreement of Stockholder’s spouse.  If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into and perform this Agreement.

Section 2.02      Ownership of Securities.  (a)  Stockholder is, and at all times during the term of this Agreement will be, the record and Beneficial Owner of the Covered Shares set forth by the name of Stockholder on the signature page hereto, and Stockholder has, and at all times during the term of this Agreement will have, good and marketable title (which may include holding in nominee or “street name”) to all such Covered Shares, free and clear of any Lien and any other restriction (including any restriction on the right to vote or otherwise dispose of the Covered Shares) other than as created by this Agreement.

(b)      Except for the Covered Shares set forth by the name of Stockholder on the signature page hereto, Stockholder does not Beneficially Own any shares of the capital stock of BCB.

(c)       For the purposes of this Agreement, the following terms shall have the meanings assigned below:

(i)       “Beneficially Owned” or “Beneficial Ownership” has the meaning given to such term in Rule 13d-3 under the Exchange Act (disregarding the phrase “within 60 days” in paragraph (d)(1)(i) thereof).  Without limiting the generality of the foregoing, a person shall be deemed to be the Beneficial Owner of shares (A) which such person or any of its Affiliates or associates (as such term is defined in Rule 12b-2 under the Exchange Act) beneficially owns, directly or indirectly, (B) which such person or any of its Affiliates or associates (as such term is defined in Rule 12b-2 of the Exchange Act) has, directly or indirectly, (1) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants, options or otherwise, or (2) the right to vote pursuant to any agreement, arrangement or understanding or (C) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its Affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of such shares.

(ii)      “Beneficial Owner” means, with respect to any securities, a Person who has Beneficial Ownership of such securities.

Section 2.03      Non-Contravention.  (a)  The execution and delivery of this Agreement by Stockholder does not, and the performance of this Agreement by Stockholder will not, (i) violate, conflict with, or result in the breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Stockholder is a party or by which any of his properties (including the Covered Shares) may be bound, or (ii) violate or conflict with or require any consent, approval, or notice under, any Order or Law applicable to Stockholder or by which any of his respective properties may be bound.

(b)    There is no action pending or, to the knowledge of Stockholder, threatened against Stockholder that questions the validity of this Agreement or any action taken or to be taken by Stockholder in connection with this Agreement.

(c)    Without limiting the generality of the foregoing, all proxies or powers-of-attorney heretofore given by Stockholder in respect of any of the Owned Shares, if any, are not irrevocable and all such proxies and powers-of-attorney have been properly revoked or are no longer in effect as of the date hereof.

Section 2.04      Reliance by FBMS.  Stockholder understands and acknowledges that FBMS is entering into the Merger Agreement in reliance upon Stockholder’s execution, delivery and performance of this Agreement.

Section 2.05      No Broker.  No broker, investment banker, financial adviser or other Person is entitled to any broker’s, finder’s, financial adviser’s or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Stockholder in such capacity.

ARTICLE III

COVENANTS

Section 3.01      No Solicitation.  Stockholder shall not and shall cause its Affiliates not to directly or indirectly solicit, initiate or encourage any inquiries or proposals from, discuss or negotiate with, or provide any non-public information to, any Person relating to, or otherwise facilitate, any Acquisition Proposal other than the Transaction, the Merger Agreement and the transactions contemplated thereby.  Nothing in this Section 3.01 shall prohibit a Stockholder from (a) furnishing information (including non-public information) with respect to BCB to any Person in connection with an Acquisition Proposal or (b) participating in negotiations with any Person regarding an Acquisition Proposal, as permitted (but only as permitted) by Section 8.5(a) of the Merger Agreement.  In addition, Stockholder and its Affiliates shall not, directly or indirectly, make any proposal which constitutes, or could reasonably be expected to lead to, an Acquisition Proposal; provided that, nothing herein shall prevent Stockholder from presenting to the other stockholders of an Acquisition Proposal presented by any Person (other than Stockholder or its Affiliates).

Section 3.02      Restrictions on Transfer and Proxies; Non-Interference.  (a)  Stockholder undertakes that, except as contemplated by this Transaction or the Merger Agreement, Stockholder shall not and shall cause its Affiliates not to (i) grant or agree to grant any proxy or power-of-attorney with respect to any Covered Shares (except pursuant to this Agreement), (ii) deposit any Covered Shares into a voting trust or enter into any voting agreement or understanding with respect to any Covered Shares (except pursuant to this Agreement) or (iii) Transfer or agree to Transfer any Covered Shares other than with FBMS’s prior written consent.  For purposes of this Agreement, “Transfer” shall mean, with respect to a security, to offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise)), directly or indirectly, any shares of capital stock of BCB or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction.

(b)    Stockholder further agrees not to take any action that would or is reasonably likely to (i) make any representation or warranty contained herein untrue or incorrect in any material respect or (ii) have the effect of preventing Stockholder from performing its obligations under this Agreement.

(c)    Stockholder agrees that, upon the reasonable request of FBMS, Stockholder will tender to BCB any and all certificates and instruments representing Stockholder’s Covered Shares and BCB will inscribe upon the reverse of such certificates the following legend:

THE SHARES OF COMMON STOCK, $0.01 VALUE PER SHARE, OF BCB HOLDING COMPANY, INC. (THE “COMPANY”) REPRESENTED BY THIS CERTIFICATE OR HEREAFTER ACQUIRED IN RESPECT OF SUCH SHARES ARE SUBJECT TO AN AGREEMENT WITH THE FIRST BANCSHARES, INC. DATED AS OF _______ __, 2014, AND NONE OF SUCH SHARES, NOR ANY INTEREST THEREIN MAY BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED OR DISPOSED OF, EXCEPT IN ACCORDANCE THEREWITH.  COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.”

Section 3.03       Dissenters’ Rights.  Stockholder agrees not to exercise any dissenters’ or appraisal rights (including, without limitation, under any set forth in Alabama Business Corporations Act) as to any Covered Shares which may arise with respect to the Merger.

Section 3.04      Stop Transfer.  Stockholder agrees that it shall not request that BCB register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any Covered Shares, unless such transfer is made in compliance with this Agreement.

Section 3.05      Further Assurances; Cooperation.  (a)  Stockholder, without further consideration, will (provided that FBMS is not in material breach of the terms of the Merger Agreement), (i) use all reasonable efforts to cooperate with FBMS and BCB in furtherance of the transactions contemplated by the Merger Agreement, (ii) promptly execute and deliver such additional documents that may be reasonably necessary in furtherance of the transactions contemplated by the Merger Agreement, and take such reasonable actions as are necessary or appropriate to consummate such transactions and (iii) promptly provide any information, and make all filings, reasonably requested by BCB for any regulatory application or filing made or approval sought in connection with such transactions (including filings with any Regulatory Authority).

(b)   Stockholder hereby consents, and shall cause its Affiliates to consent, to the publication and disclosure in the proxy statement (and, as and to the extent otherwise required by law or any regulatory authority, in any other documents or communications provided by FBMS or BCB to any regulatory authority or to security holders of BCB or FBMS) of Stockholder’s identity and Beneficial Ownership of the Covered Shares, the nature of Stockholder’s commitments, arrangements and understandings under and relating to this Agreement and the Merger Agreement and any additional requisite information regarding the relationship of Stockholder and its Affiliates with FBMS and its Subsidiaries and/or BCB and its Subsidiaries.

ARTICLE IV

MISCELLANEOUS

Section 4.01      Termination.  This Agreement shall terminate and become null and void upon the earlier of (a) the Closing and (b) the termination of the Merger Agreement in accordance with its terms.  Any such termination shall be without prejudice to liabilities arising hereunder before such termination.

Section 4.02      Stockholder Capacity.  Notwithstanding anything herein to the contrary, Stockholder has entered into this Agreement solely in Stockholder’s capacity as the Beneficial Owner of Covered Shares and, if applicable, nothing herein shall limit or affect any actions taken or omitted to be taken at any time by Stockholder in his or her capacity as an officer or director of BCB.

Section 4.03      Amendment; Waivers.  This Agreement may not be amended, changed, supplemented, or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto; provided, that FBMS may waive compliance by Stockholder with any representation, agreement or condition otherwise required to be complied with by Stockholder under this Agreement or release Stockholder from its obligations under this Agreement, but any such waiver or release shall be effective only if in writing and executed by FBMS and only with respect to Stockholder.

Section 4.04      Expenses.  Subject to Section 4.10(c), all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

Section 4.05      Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)    if to Stockholder:                                                                The address provided on the signature page.

(b)    if to FBMS:                                              The First Bancshares, Inc.
6480 HWY 98 West
P.O. Box 15549
Hattiesburg, MS 39404
Attention:   M. Ray (Hoppy) Cole, President & CEO

With a copy to:                                  Craig N. Landrum, Esquire
Jones Walker LLP
190 East Capital Street – Suite 800
Jackson, Mississippi 39201

Section 4.06      Entire Agreement; Assignment.  This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.  Neither this Agreement, nor any of the rights and obligations under this Agreement, shall be transferred by any party without the prior written consent of the other parties hereto.

Section 4.07      Parties in Interest.  This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and permitted assigns.  Nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

Section 4.08      Severability.  Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

Section 4.09      Specific Performance; Remedies.  Stockholder acknowledges and agrees that in the event of any breach of this Agreement, FBMS would be irreparably and immediately harmed and could not be made whole by monetary damages.  It is accordingly agreed that (a) Stockholder will waive, in any action for specific performance, the defense of adequacy of a remedy at law, and (b) FBMS shall be entitled, in addition to any other remedy to which it may be entitled at law or in equity, to compel specific performance of this Agreement.  All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any right, power or remedy thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party; provided, however, FBMS shall have no right to consequential damages for any alleged breach of this Agreement by Stockholder.  The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

Section 4.10      Governing Law; Jurisdiction.   (a)  This Agreement shall be governed by and construed in accordance with the laws of the State of Alabama, without giving effect to the choice of law principles thereof.

(b)    Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the courts of the State of Alabama or the Federal courts of the United States of America located in the State of Alabama if any dispute arises under this Agreement or any transaction contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) waives any right to trial by jury with respect to any action, suit or proceeding related to or arising out of this Agreement or any transaction contemplated by this Agreement, (iv) waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or any transaction contemplated hereby in any such court, (v) waives and agrees not to plead or claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum and (vi) agrees that a final judgment in any such action, suit or proceeding in any such court shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by applicable Law.

(c)    Notwithstanding any other provision in this Agreement, in the event of any action arising out of or resulting from this Agreement, the prevailing party shall be entitled to recover its costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection therewith.

Section 4.11      Headings.  The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

Section 4.12      Counterparts.  This Agreement may be executed in one or more counterparts (including by facsimile), each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

Section 4.13                                Definitions. Capitalized terms not otherwise defined in this Agreement shall have meanings given to such terms in the Merger Agreement.

Execution Version

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed as of the day and year first above written.

THE FIRST BANCSHARES, INC.

By:

M. Ray (Hoppy Cole)

President and Chief Executive Officer

STOCKHOLDER

Print Name:

Shares of Common Stock

Beneficially Owned:

Address:

Phone Number:

Execution Version

EXHIBIT C

FORM OF

BCB HOLDING COMPANY, INC. LOCK-UP AGREEMENT

 [____________ __], 2014

The First Bancshares, Inc..

6480 HWY 98 West

P.O. Box 15549

Hattiesburg, MS 39404

Attention:   M. Ray (Hoppy) Cole, President & CEO

Re:           Merger between The First Bancshares, Inc. and BCB Holding Company, Inc.

This Lock-Up Agreement, dated as of [_________ __], 2014, is entered into by the undersigned, a shareholder of BCB Holding Company, Inc. a corporation organized under the laws of the State of Alabama (“BCB”). The undersigned understands that The First Bancshares, Inc., a Mississippi corporation (the “Company”), has entered into an Agreement and Plan of Merger (the “Merger Agreement”) with BCB providing for, among other things, the conversion of BCB Common Stock into shares of the Company’s common stock, $1.00 par value per share (the “Common Stock”) in addition to the other consideration provided pursuant to the Merger Agreement.  In recognition of the benefit that such consideration will confer upon the undersigned as a shareholder of BCB, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Company that, during a period of 180 days from the Effective Time of the Merger (as such terms are defined in the Merger Agreement), the undersigned will not, without the prior written consent of the Company, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

Notwithstanding the foregoing, to the extent allowed by applicable law, the undersigned may transfer the undersigned’s shares of Common Stock (i) as a bona fide gift or gifts, provided that, other than in connection with one or more gifts with aggregate value of less than $25,000 to a charitable organization exempt from taxation under Section 501(c)(3) of the Internal Revenue Code of 1986, the donee or donees agree to be bound in writing by the restrictions set forth herein, (ii) to any trust or family limited partnership for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust or general partner of the family limited partnership, as the case may be, agrees to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) pledged in a bona fide transaction outstanding as of the date hereof to a lender to the undersigned, which has been disclosed in writing to the Company, pursuant to the terms of such pledge, or (iv) with the prior written consent of the Company.  For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.  The undersigned now has and, except as contemplated by clauses (i) through (iv) above, for the duration of the Lock-Up Agreement, will have good and marketable title to the undersigned's shares of Common Stock, free and clear of all liens, encumbrances, and claims whatsoever, except with respect to any liens, encumbrances and claims that are in existence on the date hereof.

The undersigned also agrees and consents to the entry of stop transfer instructions with Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock, except in compliance with this Lock-Up Agreement.  In furtherance of the foregoing, Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

The undersigned represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement.  The undersigned agrees that the provisions of this Lock-Up Agreement shall be binding also upon the successors, assigns, heirs and personal representatives of the undersigned.

The undersigned understands that, if the Merger (as defined in the Merger Agreement) does not become effective, or if the Merger Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated in accordance with its terms, the undersigned shall be released from all obligations under this Lock-Up Agreement and this Lock-Up Agreement shall be deemed void ab initio.

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of Alabama.

[Signature appears on the following page.]

Very truly yours,

Signature:

Print Name:

[Signature page to BCB Lock-Up Agreement]

Annex A

ANNEX B

OPINION OF NATIONAL CAPITAL LLC

February 21, 2014

Board of Directors
BCB Holding Company, Inc.
6140 Airport Boulevard
Mobile, Alabama  36608

Members of the Board:

National Capital, L.L.C. (“National Capital”) has been engaged by the board of directors of BCB Holding Company, Inc. (“BCB”) to provide a fairness opinion on the consideration to be received under the Agreement and Plan of Merger (the “Agreement”) by and between The First Bancshares, Inc. (“FBMS”) and BCB in its final draft form dated February 19, 2014.

In rendering this fairness opinion, we reviewed, analyzed and relied upon certain financial and other factors as we deemed appropriate under the circumstances, including, among others:

1.
BCB’s historical and current financial position and results of operations, including information related to interest income, interest expense, net interest margin, net non-interest margin, provision for loan losses, non-interest income, non-interest expense, earnings, dividends, book value, intangible assets, return on assets, return on shareholders’ equity, capitalization, the amount and type of non-performing assets, loan losses and the reserve for loan losses, all as set forth in BCB’s financial statements;

2.	BCB’s assets and liabilities, including the loan, investment and mortgage portfolios, deposits, other liabilities, historical and current liability sources, costs and liquidity;

3.	results of BCB’s recent regulatory examinations;

4.	BCB’s future earnings and dividend paying capacity;

5.	certain other publicly available financial and other information concerning BCB;

6.	the general economic, market and financial conditions affecting BCB’s operations and business prospects;

7.	the competitive and economic outlook for BCB’s trade area and the banking industry in general;

8.	information on FBMS’s common stock, including historical and current pricing, earnings and book value multiples and expected future liquidity;

9.	FBMS’s historical and current financial position and results of operations; and

10.
publicly available information concerning certain other banks and bank holding companies, the trading markets and prevailing market prices for their securities, and the nature and terms of certain other merger or share exchange transactions involving banks or bank holding companies.

We also used our experience in securities valuation and knowledge of financial institutions, including banks and bank holding companies, in determining the fairness of the proposed transaction.  This opinion is based upon conditions as they existed, and could be evaluated, on the date of the opinion and upon information made available to National Capital through that date.

In rendering our appraisal and fairness opinion, we relied upon and assumed the accuracy and completeness of the financial and other information provided to us or publicly available, and did not attempt to independently verify the information.  National Capital is not an expert in the independent verification of the adequacy of loan and lease losses and assumed, without independent verification, that the aggregate allowance for loan and lease losses is adequate to cover the losses.  National Capital did not make or obtain any evaluations or appraisals of the properties of BCB, nor did we examine any individual loan credit files.

We have been retained by the board of directors of BCB to act as an independent financial advisor to BCB in connection with the proposed transaction and will receive a fee from BCB for our services, no portion of which is contingent upon the opinions or conclusions expressed in this letter.

Our opinion is necessarily based upon market, economic and other conditions as of the date set forth above, and on the information made available to us.  Our opinion does not address the merits of the underlying decision by BCB to engage in the proposed transaction and does not constitute a recommendation to any shareholder of BCB as to how such shareholder should vote on the transaction or any other matter related thereto.  We have not considered, nor are we expressing any opinion herein with respect to, the prices at which shares of BCB or FBMS stock will trade at any time prior to the completion of the transaction or the prices at which shares of FBMS stock will trade subsequent to the transaction.

On the basis of and subject to the foregoing, we are of the opinion that as of the date hereof, the consideration to be received as set forth in the Agreement, is fair, from a financial point of view, to all shareholders of BCB, including those shareholders who are not directors or executive officers of BCB.

This opinion is provided solely for the internal use of BCB’s board of directors.  An updated version of this opinion will be prepared for disclosure to the shareholders of BCB in conjunction with the proxy statement, based upon the final version of the Agreement.

Sincerely,

National Capital, L.L.C.

/s/ T. Jefferson Fair

T. Jefferson Fair, CVA
President

ANNEX C

OPINION OF CHAFFE & ASSOCIATES, INC.

CHAFFE SECURITIES, INC.
MEMBER FINRA/SIPC
201 ST. CHARLES AVENUE, SUITE 1410                                                                                                (504) 524-1801
NEW ORLEANS, LOUISIANA 70170
(504) 524-1801
February 20, 2014

The Board of Directors
The First Bancshares, Inc.
U.S. Highway 98 West
Hattiesburg, MS 39402

Members of the Board:

We understand that The First Bancshares, Inc. ("FBMS") is considering entering into an Agreement and Plan of Merger (the "Merger Agreement") with BCB Holding Company, Inc. ("BCB") which provides, among other things, for the merger of BCB with and into FBMS (the "Merger"). Immediately following the Merger, Bay Bank ("Bay Bank"), an Alabama state chartered bank and wholly-owned subsidiary of BCB, will merge (the "Bank Merger") with and into The First, A National Banking Association, a wholly-owned subsidiary of FBMS ("The First").

Pursuant to the Merger Agreement, each issued and outstanding share of BCB common stock, par value $1.00 per share ("BCB Common Stock") shall be converted into the right to receive (i) for the BCB Class A Common Stock, a Pro Rata Share of the Class A Consideration, (ii) for the BCB Class A Common Stock, a Pro Rata Share of the CVR Consideration and (iii) for the BCB Class B Common Stock, a Pro Rate Share of the Class B Consideration. According to the Merger Agreement, Class A Consideration equals $3,346,848, no more than seventy percent (70%) of which, or $2,342,793.60, may be in cash and at least thirty percent (30%) of which, or $1,004,054.40, shall be in the FBMS Common Stock Consideration; Class B Consideration equals $200,000,25 in cash; and CVR Consideration is the total number of contingent value rights issued pursuant to a Contingent Value Rights Agreement (the "CVR Agreement") and shall not exceed $0.40 per share of BCB Class A Common Stock. The Merger Consideration is the aggregate total of the Class A Consideration, the Class B Consideration, and the CVR Consideration.

FBMS Common Stock Consideration is the number of whole shares of FBMS Common Stock obtained by (i) dividing 30% (or such additional amount as the BCB shareholders may elect pursuant to the provisions of the Merger Agreement) of such amount of BCB Class A Common Stockholder's Pro Rata Share of the Class A Consideration by (ii) the average of the closing prices of the FBMS Common Stock as reported on the NASDAQ Stock Market on each of the thirty (30) trading days ending five (5) Business Days prior to the Closing Date (the "Average Price"), provided however that (A) if the Average Price is greater than $15.89, the FBMS Common Stock Consideration shall equal the quotient obtained by dividing such amount of BCB Class A Common Stockholder's Pro Rata Share of the Merger Consideration by $15.89 or (B) if the Average Price is less than $13.00, the FBMS Common Stock Consideration shall equal the quotient obtained by dividing such amount of BCB Class A Common Stockholder's Pro Rata Share of the Merger Consideration by $13.00.

Annex C

Execution Version

The Board of Directors                                                                                                           February 20, 2014
The First Bancshares, Inc.                                                                                                           Page 2

In addition, FBMS shall assume, purchase or cause or facilitate the redemption by BCB (but in any case, FBMS shall provide the consideration for such redemption) of all of the outstanding shares of BCB Series 2009A and 2009AW Preferred Stock in accordance with the terms of any securities purchase and/or such other agreements required to be entered into by and between some combination of BCB, the U.S. Treasury and/or the holders of BCB Series 2009A or 2009AW Preferred Stock, in order to effect such redemption. Further, FBMS shall assume, or shall cause or facilitate the payoff of BCB's liability with regard to the Alostar Note.

You have requested our opinion as to whether the Merger Consideration is fair, from a financial point of view, to the stockholders of FBMS.

Chaffe Securities, Inc. ("Chaffe"), as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, fairness opinions and valuations for estate, corporate, and various other purposes.

In connection with rendering its opinion, we, among other things:
i.	reviewed the most recent draft of the Merger Agreement dated February 14, 2014;
ii.	reviewed the Consent Order entered into by Bay Bank with the Federal Deposit Insurance Corporation and the Alabama State Banking Department dated January 12, 2010 (the "Order");
iii.	reviewed and analyzed certain publicly-available financial statements and other information of FBMS, Bay Bank and BCB;
iv.	reviewed and analyzed certain internal financial statements and other financial and operating data concerning FBMS, Bay Bank and BCB, including limited budgetary projections;
v.	discussed the past and current operations and financial condition and the prospects of BCB with its senior executives;
vi.	compared the financial performance of BCB and Bay Bank with that of certain other comparable publicly traded companies;
vii.	reviewed the financial terms of business combinations in the commercial banking industry, which Chaffe deemed generally comparable to the Merger;
viii.	compared the financial performance of FBMS with that of certain other comparable publicly traded companies;
ix.	considered a number of valuation methodologies, including among others, those that incorporate book value, deposit base premium and capitalization of earnings; and
x.	performed such valuations and such other studies and analyses as we deemed appropriate to this opinion.

In this review, we have relied, without independent verification, upon the accuracy and completeness of the historical and projected financial information and all other information reviewed by us for purposes of this opinion. We did not make an independent review of BCB's assets or liabilities but were provided with certain appraisals of BCB's assets and liabilities upon which we relied for this opinion. We relied solely on FBMS and BCB for information as to the adequacy of BCB's loan loss reserves and values of other real estate owned. This opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date hereof. We are acting as financial advisor to the Board of Directors of FBMS in connection with the fairness of the Merger Consideration. FBMS's Board

Annex C

Execution Version

The Board of Directors                                                                                                           February 20, 2014
The First Bancshares, Inc.                                                                                                           Page 3

of Directors retained Chaffe Securities to provide it with financial advisory services in connection with the Merger and to render a fairness opinion in connection with the fairness of the Merger Consideration. Compensation for our services, including the preparation and delivery of this opinion, is not dependent or contingent upon the completion of the Merger, and is not related to or based upon the nature of the findings made herein. FBMS has agreed to reimburse us for our expenses and to indemnify us for certain liabilities that may arise in connection with the Merger. In the two years prior to the date hereof, Chaffe and its affiliates have provided other services to FBMS and The First and have received fees for those services. Chaffe and its affiliates have provided services to BCB and Bay Bank within the last two years and have received fees for those services. Chaffe or its affiliates may provide such services to those companies in the future, for which Chaffe would be paid fees.

We express no view or opinion as to any terms or aspects of the Merger other than the Merger Consideration to the extent expressly specified herein, including, without limitation, the form or structure of the Merger or the Merger Consideration and the tax treatment of the Merger and Merger Consideration to various constituencies. We express no opinion with respect to the amount or nature of any compensation to any officer, director or employee of BCB or Bay Bank or with respect to the fairness of such compensation. In addition, we express no view or opinion as to: (i) the relative merits of the Merger in comparison to other potential transactions available to FBMS and its stockholders; or (ii) the underlying business decision of the Board of Directors of FBMS to vote in favor of the Merger or FBMS's decision to proceed with or effect the Merger.

This fairness opinion has been approved and authorized for issuance by Chaffe's Fairness Opinion Review Committee. The opinion is provided solely for the benefit and use of the Board of Directors of FBMS, in their capacity as directors of FBMS, in connection with and for the purposes of their consideration of the proposed Merger. Our opinion may not be reproduced, summarized, described or referred to, or given to any other person without our prior consent. Notwithstanding the foregoing, this opinion may be made public by FBMS, provided that this opinion will be reproduced in full, and any description of or reference to us or our actions, or any summary of the opinion in such information, will be in a form reasonably acceptable to us.

Based upon and subject to the foregoing and based upon such other matters as we considered relevant, it is our opinion on the date hereof that the Merger Consideration is fair, from a financial point of view, to the shareholders of FBMS Common Stock.

Very truly yours,

/s/ Chaffe Securities,  Inc.

CHAFFE SECURITIES, INC.

Annex C

ANNEX D

CODE OF ALABAMA

TITLE 10A. ALABAMA BUSINESS AND NONPROFIT ENTITIES CODE.

CHAPTER 2. BUSINESS CORPORATIONS.

ARTICLE 13. DISSENTERS' RIGHTS.

DIVISION A. RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES.

Current through Act 2013-301 of the 2013 Regular Session.

§ 10A-2-13.01. Definitions.

(1) "Corporate action" means the filing of articles of merger or share exchange by the judge of probate or Secretary of State, or other action giving legal effect to a transaction that is the subject of dissenters' rights.

(2) "Corporation" means the issuer of shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

(3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Section 10A-2-13.02 and who exercises that right when and in the manner required by Sections 10A-2-13.20 through 10A-2-13.28.

(4) "Fair Value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

(5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans, or, if none, at a rate that is fair and equitable under all circumstances.

(6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

(7) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

(8) "Shareholder" means the record shareholder or the beneficial shareholder.

§ 10A-2-13.02. Right to dissent.

(a) A shareholder is entitled to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

(1) Consummation of a plan of merger to which the corporation is a party (i) if shareholder approval is required for the merger by  Section 10A-2-11.03 or the articles of incorporation and the shareholder is entitled to vote on the merger or (ii) if the corporation is a subsidiary that is merged with its parent under  Section 10A-2-11.04;

(2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

(3) Consummation of a sale or exchange by all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

(4) To the extent that the articles of incorporation of the corporation so provide, an amendment of the articles of incorporation that materially and adversely affects rights in respect to a dissenter's shares because it:

(i) Alters or abolishes a preferential right of the shares;

(ii) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase of the shares;

(iii) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

(iv) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights;  or

(v) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under  Section 10A-2-6.04;  or

(5) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

(b) A shareholder entitled to dissent and obtain payment for shares under this chapter may not challenge the corporate action creating his or her entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

§ 10A-2-13.03. Dissent by nominees and beneficial owners.

(a) A record shareholder may assert dissenters' rights as to fewer than all of the shares registered in his or her name only if he or she dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he or she asserts dissenters' rights.  The rights of a partial dissenter under this subsection are determined as if the shares to which he or she dissents and his or her other shares were registered in the names of different shareholders.

(b) A beneficial shareholder may assert dissenters' rights as to shares held on his or her behalf only if:

(1) He or she submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights;  and

(2) He or she does so with respect to all shares of which he or she is the beneficial shareholder or over which he or she has power to direct the vote.

DIVISION B. PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS.

§ 10A-2-13.20. Notice of dissenters' rights.

(a) If proposed corporate action creating dissenters' rights under Section 10A-2-13.02 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

(b) If corporate action creating dissenters' rights under Section 10A-2-13.02 is taken without a vote of shareholders, the corporation shall (1) notify in writing all shareholders entitled to assert dissenters' rights that the action was taken; and (2) send them the dissenters' notice described in Section 10A-2-13.22.

§ 10A-2-13.21. Notice of intent to demand payment.

(a) If proposed corporate action creating dissenters' rights under Section 10A-2-13.02 is submitted to a vote at a shareholder's meeting, a shareholder who wishes to assert dissenters' rights (1) must deliver to the corporation before the vote is taken written notice of his or her intent to demand payment or his or her shares if the proposed action is effectuated; and (2) must not vote his or her shares in favor of the proposed action.

(b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for his or her shares under this article.

§ 10A-2-13.22. Dissenters' notice.

(a) If proposed corporate action creating dissenters' rights under Section 10A-2-13.02 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Section 10A-2-13.21.

(b) The dissenters' notice must be sent no later than 10 days after the corporate action was taken, and must:

(1) State where the payment demand must be sent;

(2) Inform holders of shares to what extent transfer of the shares will be restricted after the payment demand is received;

(3) Supply a form for demanding payment;

(4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the subsection (a) notice is delivered;  and

(5) Be accompanied by a copy of this article.

§ 10A-2-13.23. Duty to demand payment.

(a) A shareholder sent a dissenters' notice described in Section 10A-2-13.22 must demand payment in accordance with the terms of the dissenters' notice.

(b) The shareholder who demands payment retains all other rights of a shareholder until those rights are canceled or modified by the taking of the proposed corporate action.

(c) A shareholder who does not demand payment by the date set in the dissenters' notice is not entitled to payment for his or her shares under this article.

(d) A shareholder who demands payment under subsection (a) may not thereafter withdraw that demand and accept the terms offered under the proposed corporate action unless the corporation shall consent thereto.

 § 10A-2-13.24. Share restriction.

(a) Within 20 days after making a formal payment demand, each shareholder demanding payment shall submit the certificate or certificates representing his or her shares to the corporation for (1) notation thereon by the corporation that the demand has been made and (2) return to the shareholder by the corporation.

(b) The failure to submit his or her shares for notation shall, at the option of the corporation, terminate the shareholders' rights under this article unless a court of competent jurisdiction, for good and sufficient cause, shall otherwise direct.

(c) If shares represented by a certificate on which notation has been made shall be transferred, each new certificate issued therefor shall bear similar notation, together with the name of the original dissenting holder of the shares.

(d) A transferee of the shares shall acquire by the transfer no rights in the corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof.

§ 10A-2-13.25. Offer of payment.

(a) As soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall offer to pay each dissenter who complied with  Section 10A-2-13.23 the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

(b) The offer of payment must be accompanied by:

(1) The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of the offer, an income statement for that year, and the latest available interim financial statements, if any;

(2) A statement of the corporation's estimate of the fair value of the shares;

(3) An explanation of how the interest was calculated;

(4) A statement of the dissenter's right to demand payment under Section 10A-2-13.28; and

(5) A copy of this article.

(c) Each dissenter who agrees to accept the corporation's offer of payment in full satisfaction of his or her demand must surrender to the corporation the certificate or certificates representing his or her shares in accordance with terms of the dissenters' notice.  Upon receiving the certificate or certificates, the corporation shall pay each dissenter the fair value of his or her shares, plus accrued interest, as provided in subsection (a).  Upon receiving payment, a dissenting shareholder ceases to have any interest in the shares.

§ 10A-2-13.26. Failure to take corporate action.

(a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment, the corporation shall release the transfer restrictions imposed on shares.

(b) If, after releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Section 10A-2-13.22 and repeat the payment demand procedure.

§ 10A-2-13.28. Procedure if shareholder dissatisfied with offer to payment.

(a) A dissenter may notify the corporation in writing of his or her own estimate of the fair value of his or her shares and amount of interest due, and demand payment of his or her estimate, or reject the corporation's offer under Section 10A-2-13.25 and demand payment of the fair value of his or her shares and interest due, if:

(1) The dissenter believes that the amount offered under Section 10A-2-13.25 is less than the fair value of his or her shares or that the interest due is incorrectly calculated;

(2) The corporation fails to make an offer under  Section 10A-2-13.25 within 60 days after the date set for demanding payment;  or

(3) The corporation, having failed to take the proposed action, does not release the transfer restrictions imposed on shares within 60 days after the date set for demanding payment.

(b) A dissenter waives his or her right to demand payment under this section unless he or she notifies the corporation of his or her demand in writing under subsection (a) within 30 days after the corporation offered payment for his or her shares.

DIVISION C. JUDICIAL APPRAISAL OF SHARES.

§ 10A-2-13.30. Court action.

(a) If a demand for payment under Section 10A-2-13.28 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest.  If the corporation does not commence the proceeding within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(b) The corporation shall commence the proceeding in the circuit court of the county where the corporation's principal office, or, if none in this state, its registered office, is located.  If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

(c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares, and all parties must be served with a copy of the petition.  Nonresidents may be served by registered or certified mail or by publication as provided under the Alabama Rules of Civil Procedure.

(d) After service is completed, the corporation shall deposit with the clerk of the court an amount sufficient to pay unsettled claims of all dissenters party to the action in an amount per share equal to its prior estimate of fair value, plus accrued interest, under Section 10A-2-13.25.

(e) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive.  The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value.  The appraisers have the powers described in the order appointing them, or in any amendment to it.  The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

(f) Each dissenter made a party to the proceeding is entitled to judgment for the amount the court finds to be the fair value of his or her shares, plus accrued interest.  If the court's determination as to the fair value of a dissenter's shares, plus accrued interest, is higher than the amount estimated by the corporation and deposited with the clerk of the court pursuant to subsection (d), the corporation shall pay the excess to the dissenting shareholder.  If the court's determination as to fair value, plus accrued interest, of a dissenter's shares is less than the amount estimated by the corporation and deposited with the clerk of the court pursuant to subsection (d), then the clerk shall return the balance of funds deposited, less any costs under  Section 10A-2-13.31, to the corporation.

(g) Upon payment of the judgment, and surrender to the corporation of the certificate or certificates representing the appraised shares, a dissenting shareholder ceases to have any interest in the shares.

§ 10A-2-13.31. Court costs and counsel fees.

(a) The court in an appraisal proceeding commenced under Section 10A-2-13.30 shall determine all costs of the proceeding, including compensation and expenses of appraisers appointed by the court.  The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Section 10A-2-13.28.

(b) The court may also assess the reasonable fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of  Sections 10A-2-13.20 through  10A-2-13.28;  or

(2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefitted.

§ 10A-2-13.32. Status of shares after payment.

Shares acquired by a corporation pursuant to payment of the agreed value therefor or to payment of the judgment entered therefor, as in this chapter provided, may be held and disposed of by the corporation as in the case of other treasury shares, except that, in the case of a merger or share exchange, they may be held and disposed of as the plan of merger or share exchange may otherwise provide.

Annex D

ANNEX E

2013 ANNUAL REPORT OF THE FIRST BANCSHARES, INC.

SELECTED CONSOLIDATED FINANCIAL HIGHLIGHTS
(Dollars In Thousands, Except Per Share Data)

	December 31,
	2013	2012	2011	2010	2009
Earnings:
Net interest income	$ 28,401	$ 22,194	$ 19,079	$ 16,334	$ 14,390
Provision for loan
losses	1,076	1,228	1,468	983	1,206

Noninterest income	7,083	6,324	4,598	3,895	4,397
Noninterest expense	28,165	22,164	18,870	15,843	15,323
Net income	4,639	4,049	2,871	2,549	1,743
Net income applicable
to common
Stockholders	4,215	3,624	2,529	2,233	1,461

Per common share data:
Basic net income per
Share	$ .98	$ 1.17	$ .83	$ .74	$ .49
Diluted net income per
Share	.96	1.16	.82	.74	.49
Per share data:
Basic net income
per share	$ 1.07	$ 1.31	$ .94	$ .84	$ .58
Diluted net income
per share	1.06	1.29	.93	.84	.58

Selected Year End
Balances:

Total assets	$ 940,890	$ 721,385	$ 681,413	$ 503,045	$ 477,552
Securities	258,023	226,301	221,176	107,136	114,618
Loans, net of
allowance	577,574	408,970	383,418	327,956	314,033
Deposits	779,971	596,627	573,394	396,479	383,754
Stockholders’ equity	85,108	65,885	60,425	57,098	43,617

Annex E

Execution Version

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Purpose

The purpose of management's discussion and analysis is to make the reader aware of the significant components, events, and changes in the consolidated financial condition and results of operations of the Company and The First during the year ended December 31, 2013 when compared to the years 2012 and 2011. The Company's consolidated financial statements and related notes should also be considered.

Critical Accounting Policies

In the preparation of the Company's consolidated financial statements, certain significant amounts are based upon judgment and estimates.  The most critical of these is the accounting policy related to the allowance for loan losses.  The allowance is based in large measure upon management's evaluation of borrowers' abilities to make loan payments, local and national economic conditions, and other subjective factors.  If any of these factors were to deteriorate, management would update its estimates and judgments which may require additional loss provisions.

Companies are required to perform periodic reviews of individual securities in their investment portfolios to determine whether decline in the value of a security is other than temporary. A review of other-than-temporary impairment requires companies to make certain judgments regarding the materiality of the decline, its effect on the financial statements and the probability, extent and timing of a valuation recovery and the company’s intent and ability to hold the security. Pursuant to these requirements, Management assesses valuation declines to determine the extent to which such changes are attributable to fundamental factors specific to the issuer, such as financial condition, business prospects or other factors or market-related factors, such as interest rates. Declines in the fair value of securities below their cost that are deemed to be other-than-temporary are recorded in earnings as realized losses.

Goodwill is assessed for impairment both annually and when events or circumstances occur that make it more likely than not that impairment has occurred.  As part of its testing, the Company first assesses qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount.  If the Company determines the fair value of a reporting unit is less than its carrying amount using these qualitative factors, the Company then compares the fair value of goodwill with its carrying amount, and then measures impaired loss by comparing the implied fair value of goodwill with the carrying amount of that goodwill.  No impairment was indicated when the annual test was performed in 2013.

Overview

The First Bancshares, Inc. (the Company) was incorporated on June 23, 1995, and serves as a bank holding company for The First, A National Banking Association (“The First”), located in Hattiesburg, Mississippi.  The First began operations on August 5, 1996, from its main office in the Oak Grove community, which is on the western side of Hattiesburg.  The First has 25 locations in South Mississippi, South Alabama and Louisiana.  See Note C of Notes to Consolidated Financial Statements for information regarding branch acquisitions.  The Company and The First engage in a general commercial and retail banking business characterized by personalized service and local decision-making, emphasizing the banking needs of small to medium-sized businesses, professional concerns, and individuals.

The Company’s primary source of revenue is interest income and fees, which it earns by lending and investing the funds which are held on deposit.  Because loans generally earn higher rates of interest than investments, the Company seeks to employ as much of its deposit funds as possible in the form of loans to individuals, businesses, and other organizations.  To ensure sufficient liquidity, the Company also maintains a portion of its deposits in cash, government securities, deposits with other financial institutions, and overnight loans of excess reserves (known as “Federal Funds Sold”) to correspondent banks.  The revenue which the Company earns (prior to deducting its overhead expenses) is essentially a function of the amount of the Company’s loans and deposits, as well as the profit margin (“interest spread”) and fee income which can be generated on these amounts.

The Company increased from approximately $721.4  million in total assets, and $596.6 million in deposits at December 31, 2012 to approximately  $940.9 million in total assets, and $780.0 million in deposits at December 31, 2013.  Loans net of allowance for loan losses increased from $409.0 million at December 31, 2012 to approximately $577.6 at December 31, 2013.  The Company increased from $65.9 million in shareholders’ equity at December 31, 2012 to approximately $85.1 million at December 31, 2013. The First reported net income of $5,892,000  and $4,597,000 for the years ended December 31, 2013, and 2012, respectively.  For the years ended December 31, 2013 and 2012, the Company reported consolidated net income applicable to common stockholders of $4,215,000 and $3,624,000, respectively.  The following discussion should be read in conjunction with the “Selected Consolidated Financial Data” and the Company's Consolidated Financial Statements and the Notes thereto and the other financial data included elsewhere.

SELECTED CONSOLIDATED FINANCIAL HIGHLIGHTS
(Dollars In Thousands, Except Per Share Data)

	December 31,
	2013	2012	2011	2010	2009
Earnings:
Net interest income	$ 28,401	$ 22,194	$ 19,079	$ 16,334	$ 14,390
Provision for loan
losses	1,076	1,228	1,468	983	1,206

Noninterest income	7,083	6,324	4,598	3,895	4,397
Noninterest expense	28,165	22,164	18,870	15,843	15,323
Net income	4,639	4,049	2,871	2,549	1,743
Net income applicable
to common
Stockholders	4,215	3,624	2,529	2,233	1,461

Per common share data:
Basic net income per
Share	$ .98	$ 1.17	$ .83	$ .74	$ .49

Diluted net income per
Share	.96	1.16	.82	.74	.49
Per share data:
Basic net income
per share	$ 1.07	$ 1.31	$ .94	$ .84	$ .58
Diluted net income
per share	1.06	1.29	.93	.84	.58

Selected Year End
Balances:

Total assets	$ 940,890	$ 721,385	$ 681,413	$ 503,045	$ 477,552
Securities	258,023	226,301	221,176	107,136	114,618
Loans, net of
allowance	577,574	408,970	383,418	327,956	314,033
Deposits	779,971	596,627	573,394	396,479	383,754
Stockholders’ equity	85,108	65,885	60,425	57,098	43,617

Results of Operations

The following is a summary of the results of operations by The First for the years ended December 31, 2013 and 2012.

	2013	2012
	(In thousands)

Interest income	$ 31,312	$ 26,325
Interest expense	2,731	3,930
Net interest income	28,581	22,395

Provision for loan losses	1,076	1,228

Net interest income after
provision for loan losses	27,505	21,167

Other income	7,083	6,324

Other expense	26,578	21,647

Income tax expense	2,115	1,247

Net income	$ 5,895	$ 4,597

  The following reconciles the above table to the amounts reflected in the consolidated financial statements of the Company at December 31, 2013 and 2012:

	2013	2012
	(In thousands)

Net interest income:
Net interest income of The First	$ 28,581	$ 22,395
Intercompany eliminations	(180)	(201)
	$ 28,401	$ 22,194

Net income applicable to common
stockholders:
Net income of The First	$ 5,892	$ 4,597
Net loss of the Company, excluding
intercompany accounts	(1,677)	(973)
	$ 4,215	$ 3,624

Consolidated Net Income

The Company reported consolidated net income applicable to common stockholders of  approximately $4,215,067 for the year ended December 31, 2013, compared to a consolidated net income of $3,624,339 for the year ended December 31, 2012.  The increase in income was attributable to an increase in net interest income of $6.2 million or 28.0%, and an increase of $.8 million or 12.0% in other income which were offset by an increase in other expenses of $6.0 million or 27.1%.

 Consolidated Net Interest Income

The largest component of net income for the Company is net interest income, which is the difference between the income earned on assets and interest paid on deposits and borrowings used to support such assets.  Net interest income is determined by the rates earned on the Company’s interest-earning assets and the rates paid on its interest-bearing liabilities, the relative amounts of interest-earning assets and interest-bearing liabilities, and the degree of mismatch and the maturity and repricing characteristics of its interest-earning assets and interest-bearing liabilities.

Consolidated net interest income was approximately $28,401,000 for the year ended December 31, 2013, as compared to $22,194,000 for the year ended December 31, 2012.  This increase was the direct result of increased loan volumes and decreased rates paid on interest-bearing liabilities during 2013 as compared to 2012.  Average interest-bearing liabilities for the year 2013 were $728,322,000 compared to $534,998,000 for the year 2012.  At December 31, 2013, the net interest spread, the difference between the yield on earning assets and the rates paid on interest-bearing liabilities, was 3.25% compared to 3.29% at December 31, 2012.  The net interest margin (which is net interest income divided by average earning assets) was 3.31% for the year 2013 compared to 3.42% for the year 2012.  Rates paid on average interest-bearing liabilities decreased from .77% for the year 2012 to .40% for the year 2013.  Interest earned on assets and interest accrued on liabilities is significantly influenced by market factors, specifically interest rates as set by Federal agencies.  Average loans comprised 68.0% of average earning assets for the year 2013 compared to 59.8% for the year 2012.

Average Balances, Income and Expenses, and Rates.  The following tables depict, for the periods indicated, certain information related to the average balance sheet and average yields on assets and average costs of liabilities.  Such yields are derived by dividing income or expense by the average balance of the corresponding assets or liabilities.  Average balances have been derived from daily averages.

Average Balances, Income and Expenses, and Rates

		Years Ended December 31,
	2013			2012			2011
	Average Balance	Income/ Expenses	Yield/ Rate	Average Balance	Income/ Expenses	Yield/ Rate	Average Balance	Income/ Expenses	Yield/ Rate
Assets	(Dollars in thousands)
Earning Assets……………….......
Loans (1)(2)……..……………...	$583,200	$ 25,736	4.41%	$388,012	$ 21,412	5.52%	$354,295	$ 20,971	5.92%
Securities…………………….....	248,237	5,419	2.18%	235,833	4,785	2.03%	134,815	3,360	2.49%
Federal funds sold (3)…..….......	18,564	62.33%		19,670	51.26%		5,486	72	1.31%
Other……………………………	7,404	101	1.36%	4,845	83	1.71%	2,530	72	2.85%
Total earning assets…………….	857,405	31,318	3.65%	648,360	26,331	4.06%	497,126	24,475	4.92%

Cash and due from banks………	25,447			16,699			47,632
Premises and equipment…...…..	30,816			22,633			17,401
Other assets…………………….	33,314			32,337			21,613
Allowance for loan losses……...	(5,240)			(4,457)			(4,340)
Total assets.……………………...	$941,742			$715,572			$579,432

Liabilities
Interest-bearing liabilities……...	$728,322	$ 2,917.40%		$534,998	$ 4,137.77%		$445,893	$ 5,396	1.21%
Demand deposits (1)….………..	115,909			107,392			65,830
Other liabilities………………...	12,430			10,036			18,757
Shareholders’ equity…………...	85,081			63,146			48,952
Total liabilities and
shareholders’ equity………….	$941,742			$715,572			$579,432

Net interest spread……………..			3.25%			3.29%			3.71%
Net yield on interest-earning
assets…...……………………		$ 28,401	3.31%		$ 22,194	3.42%		$ 19,079	3.84%

____________________
(1)
All loans and deposits were made to borrowers in the United States.  Includes nonaccrual loans of $3,181, $3,589, and $5,125, respectively, during the periods presented.  Loans include held for sale loans.

(2)	Includes loan fees of $525, $430, and $418 respectively.
(3)	Includes EBA-MNBB and Federal Reserve – New Orleans.

Analysis of Changes in Net Interest Income.  The following table presents the consolidated dollar amount of changes in interest income and interest expense attributable to changes in volume and to changes in rate.  The combined effect in both volume and rate which cannot be separately identified has been allocated proportionately to the change due to volume and due to rate.

Analysis of Changes in Consolidated Net Interest Income

	Year Ended December 31,			Year Ended December 31,
	2013 versus 2012 Increase (decrease) due to			2012 versus 2011 Increase (decrease) due to
	Volume	Rate	Net	Volume	Rate	Net
	(Dollars in thousands)
Earning Assets
Loans	$ 10,774	$ (6,450)	$ 4,324	$ 1,993	$ (1,552)	$ 441
Securities	270	374	644	2,518	(1,093)	1,425
Federal funds sold	(3)	13	10	186	(207)	(21)
Other short-term investments	35	(26)	9	66	(55)	11
Total interest income	11,076	(6,089)	4,987	4,763	(2,907)	1,856
Interest-Bearing Liabilities
Interest-bearing transaction accounts	460	(748)	(288)	361	(785)	(424)
Money market accounts	123	(154)	(31)	116	(185)	(69)
Savings deposits	3	(10)	(7)	23	(9)	14
Time deposits	172	(886)	(714)	36	(683)	(647)
Borrowed funds	97	(277)	(180)	542	(675)	(133)
Total interest expense	855	(2,075)	(1,220)	1,078	(2,337)	(1,259)
Net interest income	$ 10,221	$ (4,014)	$ 6,207	$ 3,685	$ (570)	$ 3,115

Interest Sensitivity.  The Company monitors and manages the pricing and maturity of its assets and liabilities in order to diminish the potential adverse impact that changes in interest rates could have on its net interest income. A monitoring technique employed by the Company is the measurement of the Company's interest sensitivity "gap," which is the positive or negative dollar difference between assets and liabilities that are subject to interest rate repricing within a given period of time. The Company also performs asset/liability modeling to assess the impact varying interest rates and balance sheet mix assumptions will have on net interest income.  Interest rate sensitivity can be managed by repricing assets or liabilities, selling securities available-for-sale, replacing an asset or liability at maturity, or adjusting the interest rate during the life of an asset or liability.  Managing the amount of assets and liabilities repricing in the same time interval helps to hedge the risk and minimize the impact on net interest income of rising or falling interest rates.  The Company evaluates interest sensitivity risk and then formulates guidelines regarding asset generation and repricing, funding sources and pricing, and off-balance sheet commitments in order to decrease interest rate sensitivity risk.

The following tables illustrate the Company's consolidated interest rate sensitivity and consolidated cumulative gap position at December 31, 2011, 2012, and 2013.

	December 31, 2011
	Within Three Months	After Three Through Twelve Months	Within One Year	Greater Than One Year or Nonsensitive	Total
	(Dollars in thousands)
Assets
Earning Assets:
Loans	$ 72,117	$ 74,832	$ 146,949	$ 240,980	$ 387,929
Securities (2)	9,987	12,945	22,932	198,244	221,176
Funds sold and other	241	12,788	13,029	-	13,029
Total earning assets	$ 82,345	$ 100,565	$ 182,910	$ 439,224	$ 622,134
Liabilities
Interest-bearing liabilities:
Interest-bearing deposits:
NOW accounts (1)	$ -	$ 200,210	$ 200,210	$ -	$ 200,210
Money market accounts	43,296	-	43,296	-	43,296
Savings deposits (1)	-	45,644	45,644	-	45,644
Time deposits	39,411	87,259	126,670	50,445	177,115
Total interest-bearing deposits	82,707	333,113	415,820	50,445	466,265
Borrowed funds (3)	231	12,990	13,221	13,811	27,032
Total interest-bearing liabilities	82,938	346,103	429,041	64,256	493,297
Interest-sensitivity gap per period	$ (593)	$ (245,538)	$ (246,131)	$ 374,968	$ 128,837
Cumulative gap at December 31, 2011	$ (593)	$ (246,131)	$ (246,131)	$ 128,837	$ 128,837
Ratio of cumulative gap to total earning assets at December 31, 2011	(.09%)	(39.6%)	(39.6%)	20.7%

	December 31, 2012
	Within Three Months	After Three Through Twelve Months	Within One Year	Greater Than One Year or Nonsensitive	Total
	(Dollars in thousands)
Assets
Earning Assets:
Loans	$ 72,670	$ 78,168	$ 150,838	$ 262,859	$ 413,697
Securities (2)	11,185	15,504	26,689	199,612	226,301
Funds sold and other	1,064	9,588	10,652	-	10,652
Total earning assets	$ 84,919	$ 103,260	$ 188,179	$ 462,471	$ 650,650
Liabilities
Interest-bearing liabilities: Interest-bearing deposits:
NOW accounts (1)……………………….....	$ -	$ 230,588	$ 230,588	$ -	$ 230,588
Money market accounts	47,325	-	47,325	-	47,325
Savings deposits (1)	-	48,153	48,153	-	48,153
Time deposits	32,624	70,883	103,507	57,429	160,936
Total interest-bearing deposits	79,949	349,624	429,573	57,429	487,002
Borrowed funds (3)	20,000	1,771	21,771	15,000	36,771
Total interest-bearing liabilities	99,949	351,395	451,344	72,429	523,773
Interest-sensitivity gap per period	$ (15,030)	$ (248,135)	$ (263,165)	$ 390,042	$ 126,877
Cumulative gap at December 31, 2012………...	$ (15,030)	$ (263,165)	$ (263,165)	$ 126,877	$ 126,877
Ratio of cumulative gap to total earning assets at December 31, 2012………	(2.3%)	(40.4%)	(40.4%)	19.5%

	December 31, 2013
	Within Three Months	After Three Through Twelve Months	Within One Year	Greater Than One Year or Nonsensitive	Total
	(Dollars in thousands)
Assets
Earning Assets:
Loans	$ 89,314	$ 98,315	$ 187,629	$ 395,673	$ 583,302
Securities (2)	10,114	16,006	26,120	231,903	258,023
Funds sold and other	967	14,205	15,172	-	15,172
Total earning assets	$ 100,395	$ 128,526	$ 228,921	$ 627,576	$ 856,497
Liabilities
Interest-bearing liabilities: Interest-bearing deposits:
NOW accounts (1)………………………….	$ -	$ 240,513	$ 240,513	$ -	$ 240,513
Money market accounts	107,564	-	107,564	-	107,564
Savings deposits (1)	-	55,113	55,113	-	55,113
Time deposits	46,875	87,475	134,350	68,637	202,987
Total interest-bearing deposits	154,439	383,101	537,540	68,637	606,177
Borrowed funds (3)	37,000	4,000	41,000	11,000	52,000
Total interest-bearing liabilities	191,439	387,101	578,540	79,637	658,177
Interest-sensitivity gap per period	$ (91,044)	$ (258,575)	$ (349,619)	$ 547,939	$ 198,320
Cumulative gap at December 31, 2013…………	$ (91,044)	$ (349,619)	$ (349,619)	$ 198,320	$ 198,320
Ratio of cumulative gap to total earning assets at December 31, 2013………	(10.6%)	(40.8%)	(40.8%)	23.2%

______________

(1)
NOW and savings accounts are subject to immediate withdrawal and repricing.  These deposits do not tend to immediately react to changes in interest rates and the Company believes these deposits are a stable and predictable funding source.  Therefore, these deposits are included in the repricing period that management believes most closely matches the periods in which they are likely to reprice rather than the period in which the funds can be withdrawn contractually.

(2)	Securities include mortgage backed and other installment paying obligations based upon stated maturity dates.
(3)	Does not include subordinated debentures of $10,310,000.

The Company generally would benefit from increasing market rates of interest when it has an asset-sensitive gap and generally from decreasing market rates of interest when it is liability sensitive.  The Company currently is liability sensitive within the one-year time frame.  However, the Company's gap analysis is not a precise indicator of its interest sensitivity position.  The analysis presents only a static view of the timing of maturities and repricing opportunities, without taking into consideration that changes in interest rates do not affect all assets and liabilities equally.  For example, rates paid on a substantial portion of core deposits may change contractually within a relatively short time frame, but those rates are viewed by management as significantly less interest-sensitive than market-based rates such as those paid on non-core deposits.  Accordingly, management believes a liability sensitive-position within one year would not be as indicative of the Company’s true interest sensitivity as it would be for an organization which depends to a greater extent on purchased funds to support earning assets.  Net interest income is also affected by other significant factors, including changes in the volume and mix of earning assets and interest-bearing liabilities.

Provision and Allowance for Loan Losses

The Company has developed policies and procedures for evaluating the overall quality of its credit portfolio and the timely identification of potential problem loans.  Management’s judgment as to the adequacy of the allowance is based upon a number of assumptions about future events which it believes to be reasonable, but which may not prove to be accurate. Thus, there can be no assurance that charge-offs in future periods will not exceed the allowance for loan losses or that additional increases in the loan loss allowance will not be required.

The Company’s allowance consists of two parts. The first part is determined in accordance with authoritative guidance issued by the FASB regarding the allowance. The Company’s determination of this part of the allowance is based upon quantitative and qualitative factors. A loan loss history based upon the prior three years is utilized in determining the appropriate allowance. Historical loss factors are determined by criticized and uncriticized loans by loan type. These historical loss factors are applied to the loans by loan type to determine an indicated allowance. The loss factors of peer groups are considered in the determination of the allowance and are used to assist in the establishment of a long-term loss history for areas in which this data is unavailable and incorporated into the qualitative factors to be considered. The historical loss factors may also be modified based upon other qualitative factors including but not limited to local and national economic conditions, trends of delinquent loans, changes in lending policies and underwriting standards, concentrations, and management’s knowledge of the loan portfolio. These factors require judgment upon the part of management and are based upon state and national economic reports received from various institutions and agencies including the Federal Reserve Bank, United States Bureau of Economic Analysis, Bureau of Labor Statistics, meetings with the Company’s loan officers and loan committees, and data and guidance received or obtained from the Company’s regulatory authorities.

The second part of the allowance is determined in accordance with guidance issued by the FASB regarding impaired loans. Impaired loans are determined based upon a review by internal loan review and senior loan officers. Impaired loans are loans for which the Bank does not expect to receive contractual interest and/or principal by the due date. A specific allowance is assigned to each loan determined to be impaired based upon the value of the loan’s underlying collateral. Appraisals are used by management to determine the value of the collateral.

The sum of the two parts constitutes management’s best estimate of an appropriate allowance for loan losses. When the estimated allowance is determined, it is presented to the Company’s audit committee for review and approval on a quarterly basis.

Our allowance for loan losses model is focused on establishing a loss history within the Bank and relying on specific impairment to determine credits that the Bank feels the ultimate repayment source will be liquidation of the subject collateral.  Our model takes into account many other factors as well such as local and national economic factors, portfolio trends, non performing asset, charge off, and delinquency trends as well as underwriting standards and the experience of branch management and lending staff.   These trends are measured in the following ways:

Local Trends: (Updated quarterly usually the month following quarter end)
Local Unemployment Rate
Insurance issues (Windpool areas)
Bankruptcy Rates (increasing/declining)
Local Commercial R/E Vacancy rates
Established market/new market
Hurricane threat

National Trends: (Updated quarterly usually the month following quarter end)
Gross Domestic Product (GDP)
Home Sales
Consumer Price Index (CPI)
Interest Rate Environment (increasing/steady/declining)
Single Family construction starts
Inflation Rate
Retail Sales

Portfolio Trends: (Updated monthly as the ALLL is calculated)
Second Mortgages
Single Pay Loans
Non-Recourse Loans
Limited Guaranty Loans
Loan to Value Exceptions
Secured by Non-Owner Occupied property
Raw Land Loans
Unsecured Loans

Measurable Bank Trends: (Updated quarterly)
Delinquency Trends
Non-Accrual Trends
Net Charge Offs
Loan Volume Trends
Non-Performing Assets
Underwriting Standards/Lending Policies
Experience/Depth of Bank Lending Management

Our model takes into account many local and national economic factors as well as portfolio trends.  Local and national economic trends are measured quarterly, typically in the month following quarter end to facilitate the release of economic data from the reporting agencies.  These factors are allocated a basis point value ranging from -25 to +25 basis points and directly affect the amount reserved for each branch.  As of December 31, 2013, most economic indicators both local and national pointed to a weak economy thus most factors were assigned a positive basis point value. This increased the amount of the allowance that was indicated by historical loss factors.  Portfolio trends are measured monthly on a per branch basis to determine the percentage of loans in each branch that the Bank has determined as having more risk.  Portfolio risk is defined as areas in the Bank’s loan portfolio in which there is additional risk involved in the loan type or some other area in which the Bank has identified as having more risk.  Each area is tracked on bank-wide as well as on a branch-wide basis.  Branches are analyzed based on the gross percentage of concentrations of the Bank as a whole.  Portfolio risk is determined by analyzing concentrations in the areas outlined by determining the percentage of each branch’s total portfolio that is made up of the particular loan type and then comparing that concentration to the Bank as a whole. Branches with concentrations in these areas are graded on a scale from – 25 basis points to + 25 basis points. Second mortgages, single pay loans, loans secured by raw land, unsecured loans and loans secured by non owner occupied property are considered to be of higher risk than those of a secured and amortizing basis. LTV exceptions place the Bank at risk in the event of repossession or foreclosure.

Measurable Bank Wide Trends are measured on a quarterly basis as well. This consists of data tracked on a bank wide basis in which we have identified areas of additional risk or the need for additional allocation to the allowance for loan loss.   Data is updated quarterly, each area is assigned a basis point value from -25 basis points to + 25 basis points based on how each area measures to the previous time period.  Net charge offs, loan volume trends and non performing assets have all trended upwards therefore increasing the need for increased funds reserved for loan losses.  Underwriting standards/ lending standards as well as experience/ depth of bank lending management is evaluated on a per branch level.

Loans are reviewed for impairment when, in the Bank’s opinion, the ultimate source of repayment will be the liquidation of collateral through foreclosure or repossession.  Once identified updated collateral values are obtained on these loans and impairment worksheets are prepared to determine if impairment exists.  This method takes into account any expected expenses related to the disposal of the subject collateral.  Specific allowances for these loans are done on a per loan basis as each loan is reviewed for impairment.  Updated appraisals are ordered on real estate loans and updated valuations are ordered on non real estate loans to determine actual market value.

At December 31, 2013, the consolidated allowance for loan losses amounted to approximately $5.7 million, or .98% of outstanding loans or 1.21% of loans excluding those booked at fair value due to business combination.  At December 31, 2012, the allowance for loan losses amounted to approximately $4.7 million, which was 1.14% of outstanding loans.  The Company’s provision for loan losses was $1,076,000 for the year ended December 31, 2013, compared to $1,228,000 for the year ended December 31, 2012.

A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement.  Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due.  Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired.  Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed.  Impairment is measured on a loan by loan basis.  Impaired loans not deemed collateral dependent are analyzed according to the ultimate repayment source, whether that is cash flow from the borrower, guarantor or some other source of repayment.  Impaired loans are deemed collateral dependent if in the Bank’s opinion the ultimate source of repayment will be generated from the liquidation of collateral.

The Company discontinues accrual of interest on loans when management believes, after considering economic and business conditions and collection efforts, that a borrower’s financial condition is such that the collection of interest is doubtful.  Generally, the Company will place a delinquent loan in nonaccrual status when the loan becomes 90 days or more past due.  At the time a loan is placed in nonaccrual status, all interest which has been accrued on the loan but remains unpaid is reversed and deducted from earnings as a reduction of reported interest income.  No additional interest is accrued on the loan balance until the collection of both principal and interest becomes reasonably certain.

The following tables illustrate the Company’s past due and nonaccrual loans at December 31, 2013 and 2012.

	December 31, 2013
	(In thousands)
	Past Due 30 to 89 Days	Past Due 90 days or more and still accruing	Non-Accrual

Real Estate-construction	$ 478	$ -	$ 212
Real Estate-mortgage	4,696	143	2,453
Real Estate-non farm nonresidential	252	-	507
Commercial	12	-	9
Consumer	115	16	-
Total	$ 5,553	$ 159	$ 3,181

	December 31, 2012
	(In thousands)
	Past Due 30 to 89 Days	Past Due 90 days or more and still accruing	Non-Accrual

Real Estate-construction	$ 990	$ -	$ 1,667
Real Estate-mortgage	3,045	147	1,174
Real Estate-non farm nonresidential	389	-	608
Commercial	88	-	135
Consumer	132	11	5
Total	$ 4,644	$ 158	$ 3,589

Total nonaccrual loans at December 31, 2013 amounted to $3.2 million which was a decrease of $.2 million from the December 31, 2012 amount of $3.4 million.  Management believes these relationships were adequately reserved at December 31, 2013.  Restructured loans not reported as past due or nonaccrual at December 31, 2013 amounted to $1.6 million.

A potential problem loan is one in which management has serious doubts about the borrower’s future performance under the terms of the loan contract.  These loans are current as to principal and interest and, accordingly, they are not included in nonperforming asset categories.  The level of potential problem loans is one factor used in the determination of the adequacy of the allowance for loan losses.  At December 31, 2013 and December 31, 2012, The First had potential problem loans of $17,070,000 and $19,164,000, respectively.  This represents a decrease of $2,094,000.

Consolidated Allowance For Loan Losses
	Years Ended December 31,
	2013	2012	2011	2010	2009

Average loans outstanding	$ 583,200	$ 388,012	$ 354,295	$ 328,950	$ 320,495
Loans outstanding at year end	$ 583,302	$ 413,697	$ 387,929	$ 332,573	$ 318,795

Total nonaccrual loans	$ 3,181	$ 3,401	$ 5,125	$ 4,212	$ 4,367

Beginning balance of allowance	$ 4,727	$ 4,511	$ 4,617	$ 4,762	$ 4,785
Loans charged-off	(759)	(1,190)	(1,987)	(1,370)	(1,396)
Total loans charged-off	(759)	(1,190)	(1,987)	(1,370)	(1,396)
Total recoveries	684	178	413	242	167
Net loans charged-off	(75)	(1,012)	(1,574)	(1,128)	(1,229)
Acquisition	-	-	-	-	-
Provision for loan losses	1,076	1,228	1,468	983	1,206
Balance at year end	$ 5,728	$ 4,727	$ 4,511	$ 4,617	$ 4,762

Net charge-offs to average loans	.01%	.26%	.44%	.34%	.38%
Allowance as percent of total loans	.98%	1.14%	1.16%	1.39%	1.49%
Nonperforming loans as a percentage of total loans	.55%	.82%	1.32%	1.27%	1.37%
Allowance as a multiple of nonaccrual loans	1.8X	1.4X	.88X	1.1X	1.1X

At December 31, 2013, the components of the allowance for loan losses consisted of the following:

Allowance
(In thousands)
Allocated:
Impaired loans	$ 849
Graded loans	4,879
$ 5,728

Graded loans are those loans or pools of loans assigned a grade by internal loan review.

The following table represents the activity of the allowance for loan losses for the years 2013 and 2012.
Analysis of the Allowance for Loan Losses

	Years Ended December 31,
	2013	2012
	(Dollars in thousands)

Balance at beginning of year	$ 4,727	$ 4,511
Charge-offs:
Real Estate-construction	(305)	(102)
Real Estate-mortgage	(152)	(559)
Real Estate-nonfarm nonresidential	(-)	(160)
Commercial	(105)	(166)
Consumer	(197)	(203)
Total	(759)	(1,190)
Recoveries:
Real Estate-construction	133	14
Real Estate-mortgage	393	37
Real Estate-nonfarm nonresidential	74	32
Commercial	18	25
Consumer	66	70
Total	684	178
Net Charge-offs	(75)	(1,012)
Provision for Loan Losses	1,076	1,228
Balance at end of year	$ 5,728	$ 4,727

The following tables represent how the allowance for loan losses is allocated to a particular loan type as well as the percentage of the category to total loans at December 31, 2013 and 2012.

Allocation of the Allowance for Loan Losses

	December 31, 2013
	(Dollars in thousands)
	Amount	% of loans in each category to total loans

Commercial Non Real Estate	$ 582	14.0%
Commercial Real Estate	3,384	57.2%
Consumer Real Estate	1,427	25.4%
Consumer	173	3.4%
Unallocated	162	-
Total	$ 5,278	100%

	December 31, 2012
	(Dollars in thousands)
	Amount	% of loans in each category to total loans

Commercial Non Real Estate	$ 420	13.3%
Commercial Real Estate	3,338	63.7%
Consumer Real Estate	810	19.0%
Consumer	151	4.0%
Unallocated	8	-
Total	$ 4,727	100%

Noninterest Income and Expense

Noninterest Income. The Company’s primary source of noninterest income is service charges on deposit accounts.  Other sources of noninterest income include bankcard fees, commissions on check sales, safe deposit box rent, wire transfer fees, official check fees and bank owned life insurance income.

Noninterest income increased $760,000 or 12.0% during 2013 to $7,083,000 from   $6,324,000  for the year ended December 31, 2012.  The deposit activity fees were $3,979,000 for 2013 compared to $3,432,000 for 2012.  Other service charges decreased by $240,000 or 9.9% from $2,427,000 for the year ended December 31, 2012, to $2,187,000 for the year ended December 31, 2013.  Impairment losses on investment securities were $0 for 2013 as compared to $0 for 2012.

Noninterest expense increased from $22.2 million for the year ended December 31, 2012 to $28.2 million for the year ended December 31, 2013.  The Company experienced slight increases in most expense categories.  The largest increase was in salaries and employee benefits, which increased by $2.9 million  in 2013 as compared to 2012.  These increases were due in part to the addition of the Baldwin County branches and staff.

The following table sets forth the primary components of noninterest expense for the periods indicated:

Noninterest Expense
	Years ended December 31,
	2013	2012	2011
	(In thousands)

Salaries and employee benefits	$ 14,855	$ 12,001	$ 9,679
Occupancy	2,351	1,797	1,356
Equipment	1,568	1,435	1,114
Marketing and public relations	451	329	353
Data processing	169	85	46
Supplies and printing	455	425	416
Telephone	731	533	346
Correspondent services	74	96	105
Deposit and other insurance	834	734	865
Professional and consulting fees	2,433	747	1,825
Postage	303	252	236
ATM fees	575	434	310
Other	3,366	3,296	2,219
Total	$ 28,165	$ 22,164	$ 18,870

Income Tax Expense

Income tax expense consists of two components.  The first is the current tax expense which represents the expected income tax to be paid to taxing authorities.  The Company also recognizes deferred tax for future deductible amounts resulting from differences in the financial statement and tax bases of assets and liabilities.

Analysis of Financial Condition

Earning Assets

Loans.  Loans typically provide higher yields than the other types of earning assets, and thus one of the Company's goals is for loans to be the largest category of the Company's earning assets.  At December 31, 2013 and 2012, respectively, average loans accounted for 68.0% and 59.8% of average earning assets. Management attempts to control and counterbalance the inherent credit and liquidity risks associated with the higher loan yields without sacrificing asset quality to achieve its asset mix goals.  Loans averaged $583.2 million during 2013, as compared to $388.0 million during 2012, and $354.3 million during 2011.

The following table shows the composition of the loan portfolio by category:

Composition of Loan Portfolio
December 31,
	2013		2012		2011
	Amount	Percent Of Total	Amount	Percent of Total	Amount	Percent of Total
(Dollars in thousands)
Mortgage loans held for sale	$ 3,680	0.6%	$ 5,585	1.4%	$ 2,906	0.7%
Commercial, financial and agricultural	81,792	14.0%	53,234	12.9%	48,385	12.5%
Real Estate: Mortgage-commercial	212,388	36.4%	142,046	34.3%	138,943	35.8%
Mortgage-residential	202,343	34.7%	140,703	34.0%	117,692	30.3%
Construction	67,287	11.5%	57,529	13.9%	63,357	16.3%
Consumer and other	15,812	2.8%	14,600	3.5%	16,645	4.4%
Total loans	583,302	100%	413,697	100%	387,928	100%
Allowance for loan losses	(5,728)		(4,727)		(4,511)
Net loans	$ 577,574		$ 408,970		$ 383,417

In the context of this discussion, a "real estate mortgage loan" is defined as any loan, other than loans for construction purposes, secured by real estate, regardless of the purpose of the loan.  The Company follows the common practice of financial institutions in the Company’s market area of obtaining a security interest in real estate whenever possible, in addition to any other available collateral.  This collateral is taken to reinforce the likelihood of the ultimate repayment of the loan and tends to increase the magnitude of the real estate loan portfolio component.  Generally, the Company limits its loan-to-value ratio to 80%.  Management attempts to maintain a conservative philosophy regarding its underwriting guidelines and believes it will reduce the risk elements of its loan portfolio through strategies that diversify the lending mix.

Loans held for sale consist of mortgage loans originated by the Bank and sold into the secondary market.  Commitments from investors to purchase the loans are obtained upon origination.

           The following table sets forth the Company's commercial and construction real estate loans maturing within specified intervals at December 31, 2013.

Loan Maturity Schedule and Sensitivity to Changes in Interest Rates
	December 31, 2013
Type	One Year or Less	Over One Year Through Five Years	Over Five Years	Total
	(In thousands)

Commercial, financial and agricultural…………….	$ 49,237	$ 27,785	$ 4,770	$ 81,792
Real estate – construction………………………….	42,242	25,045	-	67,287
	$ 91,479	$ 52,830	$ 4,770	$ 149,079

Loans maturing after one year with:
Fixed interest rates……………………………………………………………………..				$ 43,826
Floating interest rates…………………………………………………………………..				13,774
				$ 57,600

The information presented in the above table is based on the contractual maturities of the individual loans, including loans which may be subject to renewal at their contractual maturity. Renewal of such loans is subject to review and credit approval, as well as modification of terms upon their maturity.

Investment Securities.  The investment securities portfolio is a significant component of the Company's total earning assets.  Total securities averaged $248.2 million in 2013, as compared to $235.8 million in 2012 and $134.8 million in 2011.  This represents 29.0%, 36.4%, and 27.1% of the average earning assets for the years ended December 31, 2013, 2012, and 2011, respectively.  At December 31, 2013, investment securities were $258.0 million and represented 30.1% of earning assets.  The Company attempts to maintain a portfolio of high quality, highly liquid investments with returns competitive with short-term U.S. Treasury or agency obligations.  This objective is particularly important as the Company focuses on growing its loan portfolio.  The Company primarily invests in securities of U.S. Government agencies, municipals, and corporate obligations with maturities up to five years.

The following table summarizes the carrying value of securities for the dates indicated.

Securities Portfolio

	December 31,
	2013	2012	2011
	(In thousands)
Available-for-sale
U. S. Government agencies…..…………………	$ 108,148	$ 98,326	$ 103,004
States and municipal subdivisions	108,079	98,910	94,258
Corporate obligations	26,852	16,187	14,293
Mutual finds	972	970	974
Total available-for-sale	244,051	214,393	212,529
Held-to-maturity
U.S. Government agencies	2,438	2,470	2
States and municipal subdivisions...…………...	6,000	6,000	6,000
Total held-to-maturity.………………………….	8,438	8,470	6,002
Total………………………………………………...	$ 252,489	$ 222,863	$ 218,531

The following table shows, at carrying value, the scheduled maturities and average yields of securities held at December 31, 2013.

Investment Securities Maturity Distribution and Yields (1)

	December 31, 2013
			After One But		After Five But
(Dollars in thousands)	Within One Year		Within Five Years		Within Ten Years		After Ten Years
	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield
Held-to-maturity:
U.S. Government agencies (2)…...	$ -	-	$ -	-	$ -	-	$ -	-
States and municipal subdivisions	-	-	-	-	-	-	6,000.93%
Total investment securities
held-to-maturity...........................	$ -		$ -		$ -		$ 6,000
Available-for-sale:
U.S. Government agencies (3)…...	$ 3,566.98%		$ 25,919	1.11%	$ 477	1.00%	$ -	-
States and municipal subdivisions.	12,662	2.70%	44,060	2.88%	30,738	4.05%	20,619	4.83%
Corporate obligations and other....	2,035	1.50%	11,368	1.92%	7,686	2.71%	6,734	1.76%
Total investment securities
available-for-sale…………………	$ 18,263		$ 81,347		$ 38,901		$ 27,353
_______________
(1)  Investments with a call feature are shown as of the contractual maturity date.
(2)  Excludes mortgage-backed securities totaling $2.4 million with a yield of 2.63%.
(3)  Excludes mortgage-backed securities totaling $78.2 million with a yield of 2.27% and mutual funds of $1.0  million.

Short-Term Investments.  Short-term investments, consisting of Federal Funds Sold, funds in due from banks and interest-bearing deposits with banks, averaged $18.6 million in 2013, $19.7 million in 2012, and $5.5 million in 2011.  At December 31, 2013, and December 31, 2012, short-term investments totaled $967,000 and $1,064,000, respectively. These funds are a primary source of the Company's liquidity and are generally invested in an earning capacity on an overnight basis.

Deposits

Deposits. Average total deposits increased $125.1 million, or 26.3% in 2012.  Average total deposits increased  $160.0 million, or 26.6%  in 2013.   At December 31, 2013, total deposits were $780.0 million, compared to $596.6 million a year earlier, an increase of $183.3 million, or 30.7%.

Execution Version

The following table sets forth the deposits of the Company by category for the period indicated.

                                          Deposits
	December 31,
(Dollars in thousands)	2013		2012		2011
		Percent of		Percent of		Percent of
	Amount	Deposits	Amount	Deposits	Amount	Deposits

Noninterest-bearing accounts...........	$173,793	22.3%	$109,624	18.4%	$107,129	18.7%
NOW accounts…………………….	240,514	30.8%	230,589	38.6%	200,210	34.9%
Money market accounts…………...	107,564	13.8%	47,325	7.9%	43,296	7.6%
Savings accounts………………......	55,113	7.1%	48,153	8.1%	45,644	8.0%
Time deposits less than $100,000....	86,363	11.1%	69,115	11.6%	77,569	13.5%
Time deposits of $100,000 or over..	116,624	14.9%	91,821	15.4%	99,546	17.3%
Total deposits…………………...	$779,971	100%	$596,627	100%	$573,394	100%

The Company’s loan-to-deposit ratio was 74.3% at December 31, 2013 and 68.4% at December 31, 2012.  The loan-to-deposit ratio averaged 76.6% during 2013.  Core deposits, which exclude time deposits of $100,000 or more, provide a relatively stable funding source for the Company's loan portfolio and other earning assets.  The Company's core deposits were $663.3 million at December 31, 2013 and $504.8 million at December 31, 2012. Management anticipates that a stable base of deposits will be the Company's primary source of funding to meet both its short-term and long-term liquidity needs in the future.  The Company has purchased brokered deposits from time to time to help fund loan growth.  Brokered deposits and jumbo certificates of deposit generally carry a higher interest rate than traditional core deposits.  Further, brokered deposit customers typically do not have loan or other relationships with the Company.  The Company has adopted a policy not to permit brokered deposits to represent more than 10% of all of the Company’s deposits.

The maturity distribution of the Company's certificates of deposit of $100,000 or more at December 31, 2013, is shown in the following table.  The Company did not have any other time deposits of $100,000 or more.

Maturities of Certificates of Deposit of $100,000 or More
After Three
	Within Three	Through	After Twelve
(In thousands)	Months	Twelve Months	Months	Total

December 31, 2013………………	$ 28,701	$ 49,487	$ 38,436	$ 116,624

Borrowed Funds

Borrowed funds consist of advances from the Federal Home Loan Bank of Dallas, federal funds purchased and reverse repurchase agreements.  At December 31, 2013, advances from the FHLB totaled $47.0 million compared to $31.8 million at December 31, 2012.  The advances are collateralized by a blanket lien on the first mortgage loans in the amount of the outstanding borrowings, FHLB capital stock, and amounts on deposit with the FHLB. There were no federal funds purchased at December 31, 2013 and December 31, 2012.

Reverse Repurchase Agreements consist of one $5,000,000 agreement.  The agreement is secured by securities with a fair value of $6,530,592 at December 31, 2013 and $6,421,762 at December 31, 2012. The maturity date of the remaining agreement is September 26, 2017 with a rate of 3.81%.

Subordinated Debentures

In 2006, the Company issued subordinated debentures of $4,124,000 to The First Bancshares, Inc. Statutory Trust 2 (Trust 2).  The Company is the sole owner of the equity of the Trust 2.  The Trust 2 issued $4,000,000 of preferred securities to investors.  The Company makes interest payments and will make principal payments on the debentures to the Trust 2.  These payments will be the source of funds used to retire the preferred securities, which are redeemable at any time beginning in 2011 and thereafter, and mature in 2036.  The Company entered into this arrangement to provide funding for expected growth.

In 2007, the Company issued subordinated debentures of $6,186,000 to The First Bancshares, Inc. Statutory Trust 3 (Trust 3).  The Company is the sole owner of the equity of the Trust 3.  The Trust 3 issued $6,000,000 of preferred securities to investors.  The Company makes interest payments and will make principal payments on the debentures to the Trust 3.  These payments will be the source of funds used to retire the preferred securities, which are redeemable at any time beginning in 2012 and thereafter, and mature in 2037.  The Company entered into this arrangement to provide funding for expected growth.

Capital

Total shareholders’ equity as of December 31, 2013, was $85.1 million, an increase of $19.2 million or approximately 29.2%, compared with shareholders' equity of $65.9 million as of December 31, 2012.

The Federal Reserve Board and bank regulatory agencies require bank holding companies and financial institutions to maintain capital at adequate levels based on a percentage of assets and off-balance sheet exposures, adjusted for risk weights ranging from 0% to 100%.  Under the risk-based standard, capital is classified into two tiers.  Tier 1 capital consists of common shareholders' equity, excluding the unrealized gain (loss) on available-for-sale securities, minus certain intangible assets.  Tier 2 capital consists of the general reserve for loan losses, subject to certain limitations.  An institution’s total risk-based capital for purposes of its risk-based capital ratio consists of the sum of its Tier 1 and Tier 2 capital.  The risk-based regulatory minimum requirements are 4% for Tier 1 and 8% for total risk-based capital.

Bank holding companies and banks are also required to maintain capital at a minimum level based on total assets, which is known as the leverage ratio.  The minimum requirement for the leverage ratio is 4%.  All but the highest rated institutions are required to maintain ratios 100 to 200 basis points above the minimum.  The Company and The First exceeded their minimum regulatory capital ratios as of December 31, 2013 and 2012.

Execution Version

Analysis of Capital

	Adequately	Well	The Company		The First
Capital Ratios	Capitalized	Capitalized	December 31,		December 31,
			2013	2012	2013	2012

Leverage………………………..	4.0%	5.0%	9.0%	8.6%	8.9%	8.4%
Risk-based capital:
Tier 1…………………………	4.0%	6.0%	12.5%	12.8%	12.4%	12.7%
Total………………………….	8.0%	10.0%	13.4%	13.8%	13.3%	13.6%

Ratios

	2013	2012	2011
Return on assets (net income applicable
to common stockholders divided by
average total assets)	.45%	.51%	.44%

Return on equity (net income applicable
to common stockholders divided by
average equity)	5.0%	5.7%	5.2%

Dividend payout ratio (dividends per
share divided by net income per
common share)	15.6%	12.9%	18.3%

Equity to asset ratio (average equity
divided by average total assets)	9.0%	8.8%	8.4%

Liquidity Management

Liquidity management involves monitoring the Company's sources and uses of funds in order to meet its day-to-day cash flow requirements while maximizing profits.  Liquidity represents the ability of a company to convert assets into cash or cash equivalents without significant loss and to raise additional funds by increasing liabilities.  Liquidity management is made more complicated because different balance sheet components are subject to varying degrees of management control.  For example, the timing of maturities of the investment portfolio is very predictable and subject to a high degree of control at the time investment decisions are made; however, net deposit inflows and outflows are far less predictable and are not subject to the same degree of control.  Asset liquidity is provided by cash and assets which are readily marketable, which can be pledged, or which will mature in the near future.  Liability liquidity is provided by access to core funding sources, principally the ability to generate customer deposits in the Company’s market area.

The Company's Federal Funds Sold position, which includes funds in due from banks and interest-bearing deposits with banks, is typically its primary source of liquidity, averaged $18.6 million during the year ended December 31, 2013 and totaled $10.9 million at December 31, 2013.  Also, the Company has available advances from the Federal Home Loan Bank.  Advances available are generally based upon the amount of qualified first mortgage loans which can be used for collateral.  At December 31, 2013, advances available totaled approximately $181.8 million of which $47.0 million had been drawn, or used for letters of credit.

Management regularly reviews the liquidity position of the Company and has implemented internal policies which establish guidelines for sources of asset-based liquidity and limit the total amount of purchased funds used to support the balance sheet and funding from non-core sources.

EESA also increased FDIC deposit insurance on most accounts from $100,000 to $250,000.  However, with the passage of the Dodd-Frank Act, this increase in the basic coverage limit has been made permanent.

Subprime Assets

The Bank does not engage in subprime lending activities targeted towards borrowers in high risk categories.

Accounting Matters

  Information on new accounting matters is set forth in Footnote B to the Consolidated Financial Statements included at Item 8 in this report.  This information is incorporated herein by reference.

Impact of Inflation

Unlike most industrial companies, the assets and liabilities of financial institutions such as the Company are primarily monetary in nature.  Therefore, interest rates have a more significant effect on the Company's performance than do the effects of changes in the general rate of inflation and change in prices.  In addition, interest rates do not necessarily move in the same direction or in the same magnitude as the prices of goods and services.  As discussed previously, management seeks to manage the relationships between interest sensitive assets and liabilities in order to protect against wide interest rate fluctuations, including those resulting from inflation.

Execution Version

REPORT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

The First Bancshares, Inc.
Hattiesburg, Mississippi

We have audited the accompanying consolidated balance sheets of The First Bancshares, Inc., as of December 31, 2013 and 2012, and the related consolidated statements of income, comprehensive income (loss), changes in stockholders' equity, and cash flows for each of the years in the two-year period ended December 31, 2013.  The management of The First Bancshares, Inc. is responsible for these financial statements.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of The First Bancshares, Inc., as of December 31, 2013 and 2012, and the consolidated results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

/s/ T. E. LOTT & COMPANY

Columbus, Mississippi
March 31, 2014

Execution Version

THE FIRST BANCSHARES, INC.
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2013 AND 2012
ASSETS	2013	2012

Cash and due from banks	$ 24,079,590	$ 20,225,123
Interest-bearing deposits with banks	14,205,335	9,587,601
Federal funds sold	967,000	1,064,000
Total cash and cash equivalents	39,251,925	30,876,724
Held-to-maturity securities (fair value of $9,624,427 in
2013 and $7,055,499 in 2012)	8,438,435	8,470,103
Available-for-sale securities	244,050,671	214,392,682
Other securities	5,533,850	3,437,750
Total securities	258,022,956	226,300,535
Loans held for sale	3,679,521	5,585,373
Loans, net of allowance for loan losses of $5,727,800
in 2013 and $4,726,618 in 2012	573,894,868	403,384,642
Interest receivable	3,291,887	2,887,287
Premises and equipment	32,071,741	22,242,838
Cash surrender value of life insurance	6,593,403	6,441,109
Goodwill	10,620,814	9,362,498
Other assets	13,462,960	14,304,274
Total assets	$ 940,890,075	$ 721,385,280

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits:
Noninterest-bearing	$ 173,793,894	$ 109,624,640
Interest-bearing	606,177,141	487,001,945
Total deposits	779,971,035	596,626,585
Interest payable	399,976	212,041
Borrowed funds	52,000,000	36,770,773
Subordinated debentures	10,310,000	10,310,000
Other liabilities	13,100,724	11,580,415
Total liabilities	855,781,735	655,499,814
Stockholders’ Equity:
Preferred stock, no par value, $1,000 per share liquidation,
10,000,000 shares authorized; 17,123 shares issued and
outstanding in 2013 and 2012, respectively	17,102,507	17,020,539
Common stock, par value $1 per share: 10,000,000 shares
authorized; 5,122,941 and 3,133,596 shares issued and
outstanding in 2013 and 2012, respectively	5,122,941	3,133,596
Additional paid-in capital	42,086,463	23,710,775
Retained earnings	22,508,918	19,951,173
Accumulated other comprehensive income (loss)	(1,248,844)	2,533,028
Treasury stock, at cost	(463,645)	(463,645)
Total stockholders’ equity	85,108,340	65,885,466
Total liabilities and stockholders’ equity	$ 940,890,075	$ 721,385,280

The accompanying notes are an integral part of these statements.

THE FIRST BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31, 2013 AND 2012

INTEREST INCOME	2013	2012
Interest and fees on loans	$ 25,736,169	$ 21,412,469
Interest and dividends on securities:
Taxable interest and dividends	3,279,367	2,744,643
Tax-exempt interest	2,140,084	2,040,412
Interest on federal funds sold	62,244	50,689
Interest on deposits in banks	100,169	82,716
Total interest income	31,318,033	26,330,929

INTEREST EXPENSE
Interest on time deposits of $100,000 or more	698,580	1,050,138
Interest on other deposits	1,601,024	2,016,490
Interest on borrowed funds	617,654	1,069,988
Total interest expense	2,917,258	4,136,616
Net interest income	28,400,775	22,194,313
Provision for loan losses	1,075,983	1,228,016
Net interest income after provision for loan losses	27,324,792	20,966,297

OTHER INCOME
Service charges on deposit accounts	3,979,159	3,431,579
Other service charges and fees	2,187,229	2,426,759
Bank owned life insurance income	152,294	170,918
Loss on sale of other real estate	(76,532)	(55,426)
Other	841,147	349,922
Total other income	7,083,297	6,323,752

OTHER EXPENSE
Salaries	12,216,098	10,059,380
Employee benefits	2,638,558	1,941,330
Occupancy	2,351,009	1,797,347
Furniture and equipment	1,568,113	1,435,153
Supplies and printing	455,443	425,086
Professional and consulting fees	2,433,111	746,941
Marketing and public relations	451,018	329,362
FDIC and OCC assessments	766,503	681,540
Other	5,285,148	4,747,764
Total other expense	28,165,001	22,163,903

THE FIRST BANCSHARES, INC. CONSOLIDATED STATEMENTS OF INCOME YEARS ENDED DECEMBER 31, 2013 AND 2012
Continued:	2013	2012

Income before income taxes	6,243,088	5,126,146
Income taxes	1,603,593	1,077,379

Net income	4,639,495	4,048,767
Preferred dividends and stock accretion	424,428	424,428
Net income applicable to common stockholders	$ 4,215,067	$ 3,624,339

Net income per share:
Basic	$ 1.07	$ 1.31
Diluted	1.06	1.29
Net income applicable to common stockholders:
Basic	$ .98	$ 1.17
Diluted	.96	1.16

The accompanying notes are an integral part of these statements.

Execution Version

THE FIRST BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
YEARS ENDED DECEMBER 31, 2013 AND 2012

	2013	2012

Net income	$ 4,639,495	$ 4,048,767

Other comprehensive income (loss):
Unrealized gains on securities:
Unrealized holding gains (losses) arising during the period	(5,676,942)	3,022,776
Plus reclassification adjustment for losses included in net income	-	-
	(5,676,942)	3,022,776

Unrealized holding losses on loans held for sale	(55,967)	(36,365)

Income tax benefit (expense)	1,951,037	(1,015,380)

Other comprehensive income (loss)	(3,781,872)	1,971,031

Comprehensive income	$ 857,623	$ 6,019,798

The accompanying notes are an integral part of these statements.

THE FIRST BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 2013 AND 2012

	Common Stock	Preferred Stock	Stock Warrants	Additional Paid-in Capital	Retained Earnings	Accum- ulated Other Compre- hensive Income (Loss)	Treasury Stock	Total
Balance,
January 1, 2012	$ 3,092,566	$16,938,571	$ 283,738	$ 23,220,493	$ 16,791,561	$ 561,997	$ (463,645)	$ 60,425,281

Net income 2012	-	-	-	-	4,048,767	-	-	4,048,767
Other
comprehensive
income						1,971,031		1,971,031
Dividends on
preferred stock	-	-	-	-	(342,460)	-	-	(342,460)
Cash dividend
declared, $.15 per
common share	-	-	-	-	(464,727)	-	-	(464,727)
Grant of restricted
stock	42,795	-	-	(42,795)	-	-	-	-
Compensation cost
on restricted stock	-	-	-	263,216	-	-	-	263,216
Preferred stock
accretion	-	81,968	-	-	(81,968)	-	-	-
Repurchase of
restricted stock for
payment of taxes	(1,765)	-	-	(13,877)	-	-	-	(15,642)
Balance,
December 31, 2012	$ 3,133,596	$17,020,539	$ 283,738	$ 23,427,037	$ 19,951,173	$ 2,533,028	$ (463,645)	$ 65,885,466

Net income 2013	-	-	-	-	4,639,495	-	-	4,639,495
Other
comprehensive
income	-	-	-	-	-	(3,781,872)	-	(3,781,872)
Dividends on
preferred stock	-	-	-	-	(342,460)	-	-	(342,460)
Cash dividend
declared, $.15 per
common share	-	-	-	-	(615,781)	-	-	(615,781)

Annex E

THE FIRST BANCSHARES, INC. CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY YEARS ENDED DECEMBER 31, 2013 AND 2012
Continued:	Common Stock	Preferred Stock	Stock Warrants	Additional Paid-in Capital	Retained Earnings	Accum- ulated Other Compre- hensive Income (Loss)	Treasury Stock	Total

Grant of restricted
stock	39,913	-	-	(39,913)	-	-	-	-
Compensation cost
on restricted stock	-	-	-	391,777	-	-	-	391,777
Preferred stock
accretion	-	81,968	-	-	(81,968)	-	-	-
Repurchase of
restricted stock for
payment of taxes	(1,788)	-	-	(24,961)	-	-	-	(26,749)
Issuance of
1,951,220 common
shares	1,951,220	-	-	18,048,785	(1,041,541)	-	-	18,958,464
Balance,
December 31, 2013	$ 5,122,941	$17,102,507	$ 283,738	$ 41,802,725	$ 22,508,918	$ (1,248,844)	$ (463,645)	$ 85,108,340

The accompanying notes are an integral part of these statements.

Annex E

THE FIRST BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2013 AND 2012

	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$ 4,639,495	$ 4,048,767
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,915,398	1,724,050
FHLB Stock dividends	(4,100)	(3,300)
Provision for loan losses	1,075,983	1,228,016
Deferred income taxes	1,707,403	(136,348)
Restricted stock expense	391,777	263,216
Increase in cash value of life insurance	(152,294)	(170,918)
Amortization and accretion, net	(107,170)	789,999
Writedown of bank property	193,073	-
Loss on sale/writedown of other real estate	350,023	526,957
Changes in:
Loans held for sale	2,671,885	(2,716,039)
Interest receivable	(54,600)	(115,611)
Other assets	4,412,575	3,255,806
Interest payable	(153,065)	(95,711)
Other liabilities	1,108,980	1,624,587
Net cash provided by operating activities	17,995,363	10,223,471

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of available-for-sale securities	(83,415,975)	(60,102,101)
Purchases of other securities	(2,780,100)	(1,409,300)
Purchases of held-to-maturity securities	-	(2,489,450)
Proceeds from maturities and calls of available-for-sale securities	52,237,989	59,198,136
Proceeds from redemption of other securities	788,200	620,100
Increase in loans	(50,100,144)	(29,994,973)
Net additions to premises and equipment	(746,724)	(448,274)
Cash received in excess of cash paid for acquisition	43,150,000	-
Net cash used in investing activities	(40,866,754)	(34,625,862)

CASH FLOWS FROM FINANCING ACTIVITIES
Increase (decrease) in deposits	(1,971,438)	23,170,427
Proceeds from borrowed funds	47,000,000	133,340,000
Repayment of borrowed funds	(31,770,773)	(123,601,058)
Dividends paid on common stock	(600,452)	(453,105)
Dividends paid on preferred stock	(342,460)	(342,460)
Repurchase of restricted stock for payment of taxes	(26,749)	(15,642)
Issuance of 1,951,220 common shares, net	18,958,464	-
Net cash provided by financing activities	31,246,592	32,098,162

The accompanying notes are an integral part of these statements.

Annex E

THE FIRST BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2013 AND 2012

Continued:	2013	2012

Net increase in cash and cash equivalents	8,375,201	7,695,771
Cash and cash equivalents at beginning of year	30,876,724	23,180,953
Cash and cash equivalents at end of year	$ 39,251,925	$ 30,876,724

Supplemental disclosures:

Cash paid during the year for:
Interest	$ 2,729,323	$ 4,232,327
Income taxes	980,490	1,562,850

Non-cash activities:
Transfers of loans to other real estate	2,136,687	6,198,006
Issuance of restricted stock grants	39,913	42,795

The accompanying notes are an integral part of these statements.

Annex E

THE FIRST BANCSHARES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A - NATURE OF BUSINESS

The First Bancshares, Inc. (the Company) is a bank holding company whose business is primarily conducted by its wholly-owned subsidiary, The First, A National Banking Association (the Bank).  The Bank provides a full range of banking services in its primary market area of South Mississippi, South Alabama, and Bogalusa, Louisiana.  The Company is regulated by the Federal Reserve Bank. Its subsidiary bank is subject to the regulation of the Office of the Comptroller of the Currency (OCC).

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company and the Bank follow accounting principles generally accepted in the United States of America including, where applicable, general practices within the banking industry.

1.            Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary.  All significant intercompany accounts and transactions have been eliminated.

     2.                 Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.  Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses and the valuation of deferred tax assets.

 3.            Cash and Due From Banks

Included in cash and due from banks are legal reserve requirements which must be maintained on an average basis in the form of cash and balances due from the Federal Reserve.  The reserve balance varies depending upon the types and amounts of deposits.  At December 31, 2013, the required reserve balance on deposit with the Federal Reserve Bank was approximately $8,706,000.

 4.            Securities

Investments in securities are accounted for as follows:

Available-for-Sale Securities

Securities classified as available-for-sale are those securities that are intended to be held for an indefinite period of time, but not necessarily to maturity.  Any decision to sell a security classified as available-for-sale would be based on various factors, including movements in interest rates, liquidity needs, security risk assessments, changes in the mix of assets and liabilities and other similar factors.  These securities are carried at their estimated fair value, and the net unrealized gain or loss is reported net of tax, as a component of accumulated other comprehensive income (loss) in stockholders' equity, until realized. Premiums and discounts are recognized in interest income using the interest method. Gains and losses on the sale of available-for-sale securities are determined using the adjusted cost of the specific security sold.

Securities to be Held-to-Maturity

Securities classified as held-to-maturity are those securities for which there is a positive intent and ability to hold to maturity.  These securities are carried at cost adjusted for amortization of premiums and accretion of discounts, computed by the interest method.

Trading Account Securities

Trading account securities are those securities which are held for the purpose of selling them at a profit. There were no trading account securities on hand at December 31, 2013 and 2012.

Other Securities

Other securities are carried at cost and are restricted in marketability.  Other securities consist of        investments in the Federal Home Loan Bank (FHLB), Federal Reserve Bank and First National Bankers’ Bankshares, Inc.  Management reviews for impairment based on the ultimate recoverability of the cost basis.

Other-than-Temporary Impairment

Management evaluates investment securities for other-than-temporary impairment on a quarterly basis.  A decline in the fair value of available-for-sale and held-to-maturity securities below cost that is deemed other-than-temporary is charged to earnings for a decline in value deemed to be credit related and a new cost basis for the security is established.  The decline in value attributed to non-credit related factors is recognized in other comprehensive income.

5.	Loans held for sale

The Bank originates fixed rate single family, residential first mortgage loans on a presold basis.  The Bank issues a rate lock commitment to a customer and concurrently “locks in” with a secondary market investor under a best efforts delivery mechanism.  Such loans are sold without the servicing retained by the Bank.  The terms of the loan are dictated by the secondary investors and are transferred within several weeks of the Bank initially funding the loan.  The Bank recognizes certain origination fees and service release fees upon the sale, which are included in other income on loans in the consolidated statements of income.  Between the initial funding of the loans by the Bank and the subsequent purchase by the investor, the Bank carries the loans held for sale at the lower of cost or fair value in the aggregate as determined by the outstanding commitments from investors.

6.	Loans

Loans are carried at the principal amount outstanding, net of the allowance for loan losses.  Interest income on loans is recognized based on the principal balance outstanding and the stated rate of the loan. Loan origination fees and certain direct origination costs are deferred and recognized as an adjustment of the related loan yield using the interest method.

A loan is considered impaired, in accordance with the impairment accounting guidance of Accounting Standards Codification (ASC) Section 310-10-35, Receivables, Subsequent Measurement, when--based upon current events and information--it is probable that the scheduled payments of principal and interest will not be collected in accordance with the contractual terms of the loan agreement.  Factors considered by management in determining impairment include payment status, collateral values, and the probability of collecting scheduled payments of principal and interest when due.  Generally, impairment is measured on a loan by loan basis using the fair value of the supporting collateral.

Loans are generally placed on a nonaccrual status when principal or interest is past due ninety days or when specifically determined to be impaired.  When a loan is placed on nonaccrual status, interest accrued but not received is generally reversed against interest income.  If collectibility is in doubt, cash receipts on nonaccrual loans are used to reduce principal rather than recorded in interest income. Past due status is determined based upon contractual terms.

     7.            Allowance for Loan Losses

For financial reporting purposes, the provision for loan losses charged to operations is based upon management's estimations of the amount necessary to maintain the allowance at an adequate level. Allowances for any impaired loans are generally determined based on collateral values.  Loans are charged against the allowance for loan losses when management believes the collectibility of the principal is unlikely.

Management evaluates the adequacy of the allowance for loan losses on a regular basis.  These evaluations are based upon a periodic review of the collectibility considering historical experience, the nature and value of the loan portfolio, underlying collateral values, internal and independent loan reviews, and prevailing economic conditions.  In addition, the OCC, as a part of the regulatory examination process, reviews the loan portfolio and the allowance for loan losses and may require changes in the allowance based upon information available at the time of the examination.  The allowance consists of two components: allocated and unallocated.  The components represent an estimation done pursuant to either ASC Topic 450, Contingencies, or ASC Subtopic 310-10, Receivables. The allocated component of the allowance reflects expected losses resulting from an analysis developed through specific credit allocations for individual loans, including any impaired loans, and historical loan loss history.  The analysis is performed quarterly and loss factors are updated regularly.

The unallocated portion of the allowance reflects management’s estimate of probable inherent but undetected losses within the portfolio due to uncertainties in economic conditions, changes in collateral values, unfavorable information about a borrower’s financial condition, and other risk factors that have not yet manifested themselves.  In addition, the unallocated allowance includes a component that explicitly accounts for the inherent imprecision in the loan loss analysis.

8.            Premises and Equipment

Premises and equipment are stated at cost, less accumulated depreciation.  The depreciation policy is to provide for depreciation over the estimated useful lives of the assets using the straight-line method. Repairs and maintenance expenditures are charged to operating expenses; major expenditures for renewals and betterments are capitalized and depreciated over their estimated useful lives.  Upon retirement, sale, or other disposition of property and equipment, the cost and accumulated depreciation are eliminated from the accounts, and any gains or losses are included in operations.

9.             Other Real Estate

Other real estate, carried in other assets in the consolidated balance sheets, consists of properties acquired through foreclosure and, as held for sale property, is recorded at the lower of the outstanding loan balance or current appraisal less estimated costs to sell. Any write-down to fair value required at the time of foreclosure is charged to the allowance for loan losses.  Subsequent gains or losses on other real estate are reported in other operating income or expenses.  At December 31, 2013 and 2012, other real estate totaled $4,470,249 and $6,782,422, respectively.

10.        Goodwill and Other Intangible Assets

Goodwill totaled $10,620,814 and $9,362,498 for the years ended December 31, 2013 and 2012, respectively.

Goodwill totaling $1,258,316 acquired during the year ended December 31, 2013 was a result of the acquisition of First National Bank of Baldwin County.  Footnote C to these consolidated financial statements provides additional information on the acquisition during 2013.

The Company performed the required annual impairment tests of goodwill as of December 1, 2013.  The Company’s annual impairment test did not indicate impairment as of the testing date, and subsequent to that date, management is not aware of any events or changes in circumstances since the impairment test that would indicate that goodwill might be impaired.

The Company’s acquisition method recognized intangible assets, which are subject to amortization, and included in other assets in the accompanying consolidated balance sheets, include core deposit intangibles, amortized on a straight-line basis, over a 10 year average life.  The definite-lived intangible assets had the following carrying values at December 31, 2013 and 2012.

	2013			2012
	Gross		Net	Gross		Net
	Carrying	Accumulated	Carrying	Carrying	Accumulated	Carrying
	Amount	Amortization	Amount	Amount	Amortization	Amount
(Dollars in thousands)

Core deposit intangibles	$ 3,775	$ (1,098)	$ 2,677	$ 3,095	$ (743)	$ 2,352

During 2013, the Company recorded $679,970 in core deposit intangible assets related to the deposits acquired in the Baldwin acquisition.

The related amortization expense of business combination related intangible assets is as follows:

(dollars in thousands)
Amount
Aggregate amortization expense for the year ended
December 31:

2012	$ 309
2013	355

Estimated amortization expense for the year ending
December 31:

2014	$ 377
2015	377
2016	360
2017	308
2018	308
Thereafter	947
$ 2,677
     11.   Other Assets and Cash Surrender Value

Financing costs related to the issuance of junior subordinated debentures are being amortized over the life of the instruments and are included in other assets.  The Company invests in bank owned life insurance (BOLI).  BOLI involves the purchasing of life insurance by the Company on a chosen group of employees.  The Company is the owner of the policies and, accordingly, the cash surrender value of the policies is reported as an asset, and increases in cash surrender values are reported as income.

12.	Stock Options

The Company accounts for stock based compensation in accordance with ASC Topic 718, Compensation - Stock Compensation.  Compensation cost is recognized for all stock options granted based on the weighted average fair value stock price at the grant date.

13.        Income Taxes

Income taxes are provided for the tax effects of the transactions reported in the financial statements and consist of taxes currently payable plus deferred taxes related primarily to differences between the bases of assets and liabilities as measured by income tax laws and their bases as reported in the financial statements.  The deferred tax assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

The Company and its subsidiary file consolidated income tax returns.  The subsidiary provides for income  taxes  on  a  separate return basis and remits to the Company amounts determined to be payable.

ASC Topic 740, Income Taxes, provides guidance on financial statement recognition and measurement of tax positions taken, or expected to be taken, in tax returns. ASC Topic 740 requires an evaluation of tax positions to determine if the tax positions will more likely than not be sustainable upon examination by the appropriate taxing authority.  The Company at December 31, 2013 and 2012, had no uncertain tax positions that qualify for either recognition or disclosure in the financial statements.

14.         Advertising Costs

Advertising costs are expensed in the period in which they are incurred.  Advertising expense for the years ended December 31, 2013 and 2012, was $419,873 and $278,330, respectively.

15.        Statements of Cash Flows

For purposes of reporting cash flows, cash and cash equivalents include cash, amounts due from banks, interest-bearing deposits with banks and federal funds sold.  Generally, federal funds are sold for a one to seven day period.

16.	Off-Balance Sheet Financial Instruments

In the ordinary course of business, the subsidiary bank enters into off-balance sheet financial instruments consisting of commitments to extend credit, credit card lines and standby letters of credit. Such financial instruments are recorded in the financial statements when they are exercised.

17.	Earnings Applicable to Common Stockholders

Per share amounts are presented in accordance with ASC Topic 260, Earnings Per Share. Under ASC Topic 260, two per share amounts are considered and presented, if applicable. Basic per share data is calculated based on the weighted-average number of common shares outstanding during the reporting period.  Diluted per share data includes any dilution from potential common stock, such as outstanding stock options.

The following table discloses the reconciliation of the numerators and denominators of the basic and diluted computations applicable to common stockholders:

         For the Year Ended            For the Year Ended
                             December 31, 2013                                                                             December 31, 2012
	Net Income (Numerator)	Shares (Denominator)	Per Share Amount	Net Income (Numerator)	Shares (Denominator)	Per Share Amount
Basic per common
share	$ 4,215,067	4,319,485	$ .98	$ 3,624,339	3,101,411	$ 1.17

Effect of dilutive shares:
Restricted Stock		53,445			23,856
	$ 4,215,067	4,372,930	$ .96	$ 3,624,339	3,125,267	$ 1.16

The diluted per share amounts were computed by applying the treasury stock method.

18.        Reclassifications

Certain reclassifications have  been made to  the 2012 financial statements to  conform  with  the  classi-fications used in 2013.  These reclassifications did not impact the Company's consolidated financial condition or results of operations.

    19.    Accounting Pronouncements

In December 2011, the FASB issued ASU No. 2011-11, “Balance Sheet Disclosures about Offsetting  Assets and Liabilities.”  The ASU amends ASC Topic 210 by requiring additional improved information to be disclosed regarding financial instruments and derivative instruments that are offset in accordance with the conditions under ASC 210-20-45 or ASC 815-10-45 or subject to an enforceable master netting arrangement or similar agreement.  The amendment is effective for annual and interim reporting periods beginning on or after January 1, 2013.  The disclosures required by the amendments should be applied retrospectively for all comparative periods presented.  In January 2013, the FASB issued ASU No. 2013-01, “Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities.”  The ASU clarifies that ordinary trade receivables and receivables are not in the scope of ASU 2011-11.  Only derivatives, repurchase agreements and reverse purchase agreements, and securities borrowing and securities lending transactions that are either offset in accordance with specific criteria contained in the Codification or subject to a master netting arrangement or similar agreement are applicable.  The amendments did not have a material impact on the financial statements.
In February 2013, the FASB issued ASU No. 2013-02, “Comprehensive Income – Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income.”  The amendments do not change the current requirements for reporting net income or other comprehensive income in financial statements.  These amendments require an entity to provide information about the amounts reclassified out of accumulated other comprehensive income by component.  In addition, an entity is required to present either on the face of the statement where net income is presented or in the notes, significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income but only if the amount reclassified is required under U. S. GAAP to be reclassified to net income in its entirety in the same reporting period.  For other amounts that are not required under U. S. GAAP to be reclassified in their entirety to net income, an entity is required to cross-reference to other disclosures required under U. S. GAAP that provide additional details about these amounts.  ASU 2013-02 was effective for interim and annual periods beginning after December 15, 2012.  The Company adopted this standard on January 1, 2013.  The effect of adopting this guidance increased the disclosures surrounding reclassification items, if any, out of accumulated other comprehensive income.

In February 2013, the FASB issued ASU No. 2013-04, “Liabilities – Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation is Fixed at the Reporting Date.”  The ASU requires entities to measure obligations resulting from joint and several liability arrangements for which the total amount of the obligation within the scope of this guidance is fixed at the reporting date.  The measurement is the sum of both the amount the reporting entity agreed to pay on the basis of its arrangement among its co-obligors and any additional amount the reporting entity expects to pay on behalf of its co-obligors.  Required disclosures include a description of the joint-and-several arrangement and the total outstanding amount of the obligation for all joint parties.  ASU 2013-04 is effective for interim and annual periods beginning on or after December 15, 2013.  The ASU should be applied retrospectively to obligations existing at the beginning of an entity’s fiscal year of adoption.  Early adoption is permitted.  The Company is currently evaluating the possible effects of this guidance on its financial statement disclosures.

 In July 2013, the FASB issued ASU No. 2013-11, “Income Taxes – Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists.”  The ASU requires an entity to present a unrecognized tax benefit, or a portion thereof, in the financial statements as a reduction to a deferred tax asset for an NOL carryforward, a similar tax loss, or a tax credit carryforward, except when the entity does not intend to use the deferred tax asset, or the item is not available as of the reporting date.  ASU 2013-11 is effective for interim and annual periods beginning after December 15, 2013.  Early adoption and retrospective application is permitted.  The Company is currently evaluating the possible effects of this guidance on its financial statements.

NOTE C – BUSINESS COMBINATION

On April 30, 2013, the Company completed the acquisition of all of the outstanding shares of First National Bank of Baldwin County, a wholly-owned subsidiary of First Baldwin Bancshares, Inc., an Alabama corporation, which included five (5) branches and (1) loan production office located on the Alabama Gulf Coast in Baldwin County, Alabama.

In connection with the acquisition, the Company recorded $1.3 million of goodwill and $.7 million of core deposit intangible.  The core deposit intangible will be expensed over 10 years.  The Company acquired the $124.2 million loan portfolio at a fair value discount of $.5 million.  The discount represents expected credit losses, adjustments to market interest rates and liquidity adjustments.

The amounts of the acquired identifiable assets and liabilities as of the acquisition date were as follows (dollars in thousands):

Purchase price:
Cash	$ 3,300
Total purchase price	3,300
Identifiable assets:
Cash and due from banks	46,450
Investments	2,508
Loans and leases	124,165
Other Real Estate	87
Core deposit intangible	680
Personal and real property	10,655
Deferred tax asset	2,969
Other assets	1,034
Total assets	188,548
Liabilities and equity:
Deposits	185,771
Other liabilities	736
Total liabilities	186,507
Net assets acquired	2,041
Goodwill resulting from acquisition	$ 1,259

Annex E

The outstanding principal balance and the carrying amount of these loans included in the consolidated balance sheet at December 31, 2013, are as follows (dollars in thousands):

Outstanding principal balance	$ 108,639
Carrying amount	108,441

    All loans obtained in the acquisition reflect no specific evidence of credit deterioration and very low            probability that the Company would be unable to collect all contractually required principal and interest      payments.

The amount of the revenue and earnings included in the Company’s consolidated income statement for the year ended December 31, 2013, reflect only amounts from the acquisition date of April 30, 2013, through December 31, 2013.  Historical financial information related to each loan and deposit acquired was impractical to determine due to retrospective application requiring significant estimates of amounts that cannot be independently substantiated.  Further, we believe it is impossible to distinguish objectively information about those estimates that provides evidence of circumstances that existed on the dates at which those amounts would be recognized and measured under retrospective application.

Expenses associated with the acquisition were $30,000 and $1,439,000 for the three and twelve month periods ended December 31, 2013, respectively.  These costs included system conversion and integrating operations charges as well as legal and consulting expenses, which have been expensed as incurred.

NOTE D – SECURITIES

    A summary of the amortized cost and estimated fair value of available-for-sale securities and held-to-maturity securities at December 31, 2013 and 2012, follows:

	December 31, 2013
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Available-for-sale securities:
Obligations of U.S. Government
Agencies	$ 29,963,634	$ 122,764	$ 124,491	$ 29,961,907
Tax-exempt and taxable
obligations of states and
municipal subdivisions	107,676,085	1,937,586	1,535,036	108,078,635
Mortgage-backed securities	78,770,400	810,370	1,394,067	78,186,703
Corporate obligations	28,210,148	223,776	1,582,001	26,851,923
Other	1,255,483	-	283,980	971,503
	$245,875,750	$ 3,094,496	$ 4,919,575	$244,050,671
Held-to-maturity securities:
Mortgage-backed securities	$ 2,438,435	$ -	$ 74,008	$ 2,364,427
Taxable obligations of states and
municipal subdivisions	6,000,000	1,260,000	-	7,260,000
	$ 8,438,435	$ 1,260,000	$ 74,008	$ 9,624,427

	December 31, 2012
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Available-for-sale securities:
Obligations of U.S. Government
agencies	$ 36,148,002	$ 231,810	$ 20,735	$ 36,359,077
Tax-exempt and taxable
obligations of states and
municipal subdivisions	95,113,063	3,823,242	26,121	98,910,184
Mortgage-backed securities	60,384,181	1,596,672	14,364	61,966,489
Corporate obligations	17,640,092	298,471	1,751,814	16,186,749
Other	1,255,483	-	285,300	970,183
	$210,540,821	$ 5,950,195	$2,098,334	$214,392,682
Held-to-maturity securities:
Mortgage-backed securities	$ 2,470,103	$ 84,796	$ -	$ 2,554,899
Taxable obligations of states and
municipal subdivisions	6,000,000	-	1,499,400	4,500,600
	$ 8,470,103	$ 84,796	$1,499,400	$ 7,055,499

The scheduled maturities of securities at December 31, 2013, were as follows:

	Available-for-Sale		Held-to-Maturity
	Amortized Cost	Estimated Fair Value	Amortized Cost	Estimated Fair Value

Due less than one year	$ 18,172,801	$ 18,263,173	$ -	$ -
Due after one year through five years	80,376,374	81,347,356	-	-
Due after five years through ten years	38,986,734	38,900,600	-	-
Due after ten years	29,569,441	27,352,839	6,000,000	7,260,000
Mortgage-backed securities	78,770,400	78,186,703	2,438,435	2,364,427
	$245,875,750	$244,050,671	$8,438,435	$9,624,427

Actual maturities can differ from contractual maturities because the obligations may be called or prepaid with or without penalties.

No gain or loss was realized from the sale of available-for-sale securities in 2013 or in 2012.  No other-than-temporary  impairment losses were recognized for the years ended 2013 and 2012.

Securities with a carrying value of $197,611,193 and $159,725,903 at December 31, 2013 and 2012, respectively, were pledged to secure public deposits, repurchase agreements, and for other purposes as required or permitted by law.

The details concerning securities classified as available-for-sale with unrealized losses as of December 31, 2013 and 2012, were as follows:

 2013
	Losses < 12 Months		Losses 12 Months or >		Total
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
Obligations of U.S.
government agencies	$ 6,898,945	$ 124,491	$ -	$ -	$ 6,898,945	$ 124,491
Tax-exempt and tax-
able obligations of
states and municipal
subdivisions	37,725,915	1,523,780	1,297,792	11,256	39,023,707	1,535,036
Mortgage-backed
securities	39,540,663	1,394,067	-	-	39,540,663	1,394,067
Corporate obligations	10,814,405	174,210	3,386,225	1,407,791	14,200,630	1,582,001
Other	-	-	971,503	283,980	971,503	283,980
	$94,979,928	$ 3,216,548	$ 5,655,520	$ 1,703,027	$100,635,448	$4,919,575

2012
	Losses < 12 Months		Losses 12 Months or >		Total
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
Obligations of U.S.
government agencies	$ 5,063,924	$ 20,735	$ -	$ -	$ 5,063,924	$ 20,735
Tax-exempt and tax-
able obligations of
states and municipal
subdivisions	4,556,699	26,000	254,605	121	4,811,304	26,121
Mortgage-backed
securities	-	-	236,886	14,364	236,886	14,364
Corporate obligations	978,600	1,764	2,668,168	1,750,050	3,646,768	1,751,814
Other	-	-	970,183	285,300	970,183	285,300
	$10,599,223	$ 48,499	$ 4,129,842	$ 2,049,835	$14,729,065	$2,098,334

Approximately 38% of the number of securities in the investment portfolio at December 31, 2013,    reflected an unrealized loss.  Management is of the opinion the Company has the ability to hold these       securities until such time as the value recovers or the securities mature.  Management also believes the   deterioration in value is attributable to changes in market interest rates and lack of liquidity in the credit markets.  We have determined that these securities are not other-than-temporarily impaired based upon   anticipated cash flows.

NOTE E - LOANS

Loans typically provide higher yields than the other types of earning assets, and thus one of the Company's goals is for loans to be the largest category of the Company's earning assets.  At December 31, 2013 and December 31, 2012, respectively, loans accounted for 68.1% and 63.6% of earning assets. The Company controls and mitigates the inherent credit and liquidity risks through the composition of its loan portfolio.

The following table shows the composition of the loan portfolio by category:

	December 31, 2013		December 31, 2012
	Amount	Percent of Total	Amount	Percent of Total
	(Dollars in Thousands)
Mortgage loans held for sale	$ 3,680	0.6%	$ 5,585	1.4%
Commercial, financial and agricultural	81,792	14.0	53,234	12.9
Real Estate: Mortgage-commercial	212,388	36.4	142,046	34.3
Mortgage-residential	202,343	34.7	140,703	34.0
Construction	67,287	11.5	57,529	13.9
Consumer and other	15,812	2.8	14,600	3.5
Total loans	583,302	100%	413,697	100%
Allowance for loan losses	(5,728)		(4,727)
Net loans	$ 577,574		$ 408,970

In the context of this discussion, a "real estate mortgage loan" is defined as any loan, other than a loan for construction purposes, secured by real estate, regardless of the purpose of the loan.  The Company follows the common practice of financial institutions in the Company’s market area of obtaining a security interest in real estate whenever possible, in addition to any other available collateral.  This collateral is taken to reinforce the likelihood of the ultimate repayment of the loan and tends to increase the magnitude of the real estate loan portfolio component.  Generally, the Company limits its loan-to-value ratio to 80%. Management attempts to maintain a conservative philosophy regarding its underwriting guidelines and believes it will reduce the risk elements of its loan portfolio through strategies that diversify the lending mix.

   Loans held for sale consist of mortgage loans originated by the Bank and sold into the secondary market.    Commitments from investors to purchase the loans are obtained upon origination.

Annex E

Activity in the allowance for loan losses for December 31, 2013 and 2012 is as follows:

(In thousands)

	2013	2012

Balance at beginning of period	$ 4,727	$ 4,511
Loans charged-off:
Real Estate	(457)	(821)
Installment and Other	(197)	(203)
Commercial, Financial and Agriculture	(105)	(166)
Total	(759)	(1,190)
Recoveries on loans previously charged-off:
Real Estate	600	83
Installment and Other	66	70
Commercial, Financial and Agriculture	18	25
Total	684	178
Net Charge-offs	(75)	(1,012)
Provision for Loan Losses	1,076	1,228
Balance at end of period	$ 5,728	$ 4,727

Annex E

The following tables represent how the allowance for loan losses is allocated to a particular loan type as well as the percentage of the category to total loans at December 31, 2013 and December 31, 2012.

Allocation of the Allowance for Loan Losses

	December 31, 2013
	(Dollars in thousands)
	Amount	% of loans in each category to total loans

Commercial Non Real Estate	$ 582	14.0%
Commercial Real Estate	3,384	57.2
Consumer Real Estate	1,427	25.4
Consumer	173	3.4
Unallocated	162	-
Total	$ 5,728	100%

	December 31, 2012
	(Dollars in thousands)
	Amount	% of loans in each category to total loans

Commercial Non Real Estate	$ 420	13.3%
Commercial Real Estate	3,338	63.7
Consumer Real Estate	810	19.0
Consumer	151	4.0
Unallocated	8	-
Total	$ 4,727	100%

The following table represents the Company’s impaired loans at December 31, 2013 and December 31, 2012. This table excludes performing troubled debt restructurings.

	December 31,	December 31,
	2013	2012
	(In thousands)
Impaired Loans:
Impaired loans without a valuation allowance	$ 759	$ 1,445
Impaired loans with a valuation allowance	4,071	2,144
Total impaired loans	$ 4,830	$ 3,589
Allowance for loan losses on impaired loans at period
End	849	936
Total nonaccrual loans	3,181	3,401

Past due 90 days or more and still accruing	159	158
Average investment in impaired loans	4,007	2,979

The following table is a summary of interest recognized and cash-basis interest earned on impaired loans for the years ended December 31, 2013 and December 31, 2012:

	2013	2012

Average of individually impaired
loans during period	$ 3,811	$ 2,979
Interest income recognized during
Impairment	-	-
Cash-basis interest income
Recognized	148	50

The gross interest income that would have been recorded in the period that ended if the nonaccrual loans had been current in accordance with their original terms and had been outstanding throughout the period or since origination, if held for part of the twelve months for the years ended December 31, 2013 and 2012, was $43,000  and $81,000, respectively.  The Company had no loan commitments to borrowers in non-accrual status at December 31, 2013 and 2012.

The following tables provide the ending balances in the Company's loans (excluding mortgage loans held for sale) and allowance for loan losses, broken down by portfolio segment as of  December 31, 2013 and December 31, 2012. The tables also provide additional detail as to the amount of our loans and allowance that correspond to individual versus collective impairment evaluation. The impairment evaluation corresponds to the Company's systematic methodology for estimating its Allowance for Loan Losses.

December 31,  2013

		Installment	Commercial,
	Real Estate	and Other	Financial and Agriculture	Total
(In thousands)
Loans
Individually evaluated	$ 4,709	$ 39	$ 82	$ 4,830
Collectively evaluated	473,832	19,725	81,236	574,793
Total	$ 478,541	$ 19,764	$ 81,318	$ 579,623

Allowance for Loan Losses
Individually evaluated	$ 804	$ 35	$ 10	$ 849
Collectively evaluated	4,007	300	572	4,879
Total	$ 4,811	$ 335	$ 582	$ 5,728

Annex E

 December 31, 2012

		Installment	Commercial,
	Real Estate	And Other	Financial and Agriculture	Total
(In thousands)
Loans
Individually evaluated	$ 4,111	$ 55	$ 221	$ 4,387
Collectively evaluated	333,298	16,401	54,025	403,724
Total	$ 337,409	$ 16,456	$ 54,246	$ 408,111

Allowance for Loan Losses
Individually evaluated	$ 917	$ 110	$ 76	$ 1,103
Collectively evaluated	3,231	49	344	3,624
Total	$ 4,148	$ 159	$ 420	$ 4,727

The following tables provide additional detail of impaired loans broken out according to class as of December 31, 2013 and 2012. The recorded investment included in the following table represents customer balances net of any partial charge-offs recognized on the loans, net of any deferred fees and costs. As nearly all of our impaired loans at December 31, 2013 are on nonaccrual status, recorded investment excludes any insignificant amount of accrued interest receivable on loans 90-days or more past due and still accruing. The unpaid balance represents the recorded balance prior to any partial charge-offs.

December 31, 2013

				Average	Interest
				Recorded	Income
	Recorded	Unpaid	Related	Investment	Recognized
	Investment	Balance	Allowance	YTD	YTD
	(In thousands)
Impaired loans with
no related allowance:
Commercial installment	$ 3	$ 3	$ -	$ 45	$ -
Commercial real estate	353	353	-	1,035	8
Consumer real estate	341	399	-	262	9
Consumer installment	4	4	-	5	-
Total	$ 701	$ 759	$ -	$ 1,347	$ 17
Impaired loans with
a related allowance:
Commercial installment	$ 79	$ 79	$ 10	$ 42	$ 6
Commercial real estate	2,685	2,685	400	2,147	100
Consumer real estate	1,202	1,272	404	1,019	21
Consumer installment	35	35	35	36	4
Total	$ 4,001	$ 4,071	$ 849	$ 3,244	$ 131

The following tables provide additional detail of troubled debt restructurings at December 31, 2013.

	Outstanding Recorded	Outstanding Recorded		Interest
	Investment Pre-Modification	Investment Post-Modification	Number of Loans	Income Recognized
	(in thousands except number of loans)

Commercial installment	$ -	$ -	-	$ -
Commercial real estate	858	858	3	53
Consumer real estate	66	65	1	2
Consumer installment	-	-	-	-
Total	$ 924	$ 923	4	$ 55

The balance of troubled debt restructurings at December 31, 2013 was $2.2 million, calculated for regulatory reporting purpose.  Of these amounts, $1.6 million were performing in accordance with the modified terms.  The remaining $.6 million are on non-accrual. There was $80,000 in specific reserves established with respect to these loans as of December  31, 2013.  As of December  31, 2013, the Company had no additional amount committed on any loan classified as troubled debt restructuring.

The recorded investment in loans for which the allowance for loan losses was previously measured under a general allowance for loan losses methodology and are now impaired under ASC Section 310-10-35 was $1,305,000.  The allowance for loan losses associated with those loans on the basis of a current evaluation of loss was $80,000.  All loans were performing as agreed with modified terms.

During the twelve month period ending December 31, 2013, the terms of 4 loans were modified as a TDRs. The modifications included one of the following or a combination of the following:  maturity date extensions, interest only payments, amortizations were extended beyond what would be available on similar type loans, and payment waiver.  No interest rate concessions were given on these nor were any of these loans written down.

Annex E

The following tables summarize by class our loans classified as past due in excess of 30 days or more in addition to those loans classified as non-accrual:
		December 31, 2013
	(In thousands)
	Past Due 30 to 89 Days	Past Due 90 Days or More and Still Accruing	Non-Accrual	Total Past Due and Non-Accrual	Total Loans

Real Estate-construction	$ 478	$ -	$ 212	$ 690	$ 67,287
Real Estate-mortgage	4,696	143	2,453	7,292	202,343
Real Estate-non farm nonresidential	252	-	507	759	212,388
Commercial	12	-	9	21	81,792
Consumer	115	16	-	131	15,813
Total	$ 5,553	$ 159	$ 3,181	$ 8,893	$ 579,623

		December 31, 2012
	(In thousands)
	Past Due 30 to 89 Days	Past Due 90 Days or More and Still Accruing	Non-Accrual	Total Past Due and Non-Accrual	Total Loans

Real Estate-construction	$ 990	$ -	$ 1,667	$ 2,657	$ 57,529
Real Estate-mortgage	3,045	147	986	4,178	140,702
Real Estate-non farm nonresidential	389	-	608	997	142,046
Commercial	88	-	135	223	53,234
Consumer	132	11	5	148	14,600
Total	$ 4,644	$ 158	$ 3,401	$ 8,203	$ 408,111

The Company categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt, such as: current financial information, historical payment experience credit documentation, public information, and current economic trends, among other factors. The Company uses the following definitions for risk ratings, which are consistent with the definitions used in supervisory guidance:

Special Mention.    Loans classified as special mention have a potential weakness that deserves management's close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or of the Company’s credit position at some future date.

Substandard.    Loans classified as substandard are inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not corrected.

Doubtful.    Loans classified as doubtful have all the weaknesses inherent in those classified as substandard, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable.

Loans not meeting the criteria above that are analyzed individually as part of the above described process are considered to be pass rated loans.

Annex E

As of December 31, 2013 and December 31, 2012, and based on the most recent analysis performed, the risk category of loans by class of loans (excluding mortgage loans held for sale) was as follows:

(In thousands)
December 31, 2013

				Commercial,
	Real Estate Commercial	Real Estate Mortgage	Installment and Other	Financial and Agriculture	Total

Pass	$ 316,573	$ 145,787	$ 19,725	$ 80,087	$ 562,172
Special Mention	4,084	32	-	1,033	5,149
Substandard	10,972	1,426	39	225	12,662
Doubtful	-	-	-	-	-
Subtotal	331,629	147,245	19,764	81,345	579,983
Less:
Unearned Discount	236	97	-	27	360
Loans, net of unearned discount	$ 331,393	$ 147,148	$ 19,764	$ 81,318	$ 579,623

December 31, 2012
				Commercial,
	Real Estate Commercial	Real Estate Mortgage	Installment and Other	Financial and Agriculture	Total

Pass	$ 241,926	$ 76,206	$ 16,426	$ 53,880	$ 388,438
Special Mention	5,653	144	17	-	5,814
Substandard	12,606	1,059	15	320	14,000
Doubtful	-	-	-	60	60
Subtotal	260,185	77,409	16,458	54,260	408,312
Less:
Unearned Discount	91	94	2	14	201
Loans, net of unearned discount	$ 260,094	$ 77,315	$ 16,456	$ 54,246	$ 408,111

Annex E

NOTE F - PREMISES AND EQUIPMENT

Premises and equipment are stated at cost, less accumulated depreciation and amortization as follows:

	2013	2012

Premises:
Land	$ 9,891,750	$ 7,226,252
Buildings and improvements	22,966,215	15,697,160
Equipment	9,558,090	6,954,110
Construction in progress	32,985	11,473
	42,449,040	29,888,995
Less accumulated depreciation and amortization	10,377,299	7,646,157
	$32,071,741	$22,242,838
The amounts charged to operating expense for depreciation were $1,379,748 and $1,195,877 in 2013 and 2012, respectively.

NOTE G - DEPOSITS

The aggregate amount of time deposits in denominations of $100,000 or more as of December 31, 2013 and 2012 was $116,623,516 and $91,821,044, respectively.

At December 31, 2013, the scheduled maturities of time deposits included in interest-bearing deposits were as follows (in thousands):

Year	Amount

2014	$134,350
2015	34,571
2016	12,972
2017	13,373
2018	7,721
Thereafter	-
$202,987

NOTE H - BORROWED FUNDS

Borrowed funds consisted of the following:
	December 31,
	2013	2012

Reverse Repurchase Agreement	$ 5,000,000	$ 5,000,000
FHLB advances	47,000,000	31,770,773
	$52,000,000	$36,770,773

Advances from the FHLB have maturity dates ranging from January 2014 through June, 2019. Interest is payable monthly at rates ranging from 0.13% to 2.22%.  Advances due to the FHLB are collateralized by a blanket lien on first mortgage loans in the amount of the outstanding borrowings, FHLB capital stock, and amounts on deposit with the FHLB.  At December 31, 2013, FHLB advances available and unused totaled $134,844,839.

Future annual principal repayment requirements on the borrowings from the FHLB at December 31, 2013, were as follows:
Year	Amount

2014	$ 41,000,000
2015	3,000,000
2016	-
2017	-
2018	-
2019	3,000,000
$47,000,000
Reverse Repurchase Agreements consist of one $5,000,000 agreement.  The agreement is secured by securities with a fair value of $6,530,592 at December 31, 2013 and $6,421,762 at December 31, 2012. The maturity date of the remaining agreement is September 26, 2017 with a rate of 3.81%.

NOTE I – LEASE OBLIGATIONS

The Company is committed under several long-term operating leases which provide for minimum lease payments.  Certain leases contain options for renewal.  Total rental expense under these operating leases amounted to $249,000 and $125,000 as of December 31, 2013 and 2012, respectively.

The Company is also committed under one long-term capital lease agreement.  The capital lease              agreement had an outstanding balance of $1,286,000 and $1,415,000 at December 31, 2013 and 2012, respectively (included in other liabilities).  This lease has a remaining term of 8 years at December 31, 2013.  Assets related to the capital lease are included in premises and equipment and the cost consists of $2.6 million less accumulated depreciation of approximately $605,712 and $346,110 at December 31, 2013 and 2012, respectively.

Annex E

Minimum future lease payments for the operating and capital leases at December 31, 2013 were as follows:
	Operating
	Leases	Capital Lease
	(In thousands)

2014	$ 265	$ 166
2015	236	166
2016	229	168
2017	167	191
2018	126	191
Thereafter	816	557

Total Minimum Lease Payments	$ 1,839	$ 1,439

Less: Amounts representing interest		(153)

Present value of minimum lease payments		$ 1,286

NOTE J - REGULATORY MATTERS

The Company and its subsidiary bank are subject to regulatory capital requirements administered by federal banking agencies.  Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s financial statements.  Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and its subsidiary bank must meet specific capital guidelines that involve quantitative measures of assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgment by regulators about components, risk weightings, and other related factors.
To ensure capital adequacy, quantitative measures have been established by regulators, and these require the Company and its subsidiary bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined) to risk-weighted assets (as defined), and of Tier I capital to adjusted total assets (leverage).  Management believes, as of December 31, 2013, that the Company and its subsidiary bank exceeded all capital adequacy requirements.

At December 31, 2013 and 2012, the subsidiary bank was categorized by regulators as well-capitalized under the regulatory framework for prompt corrective action.  A financial institution is considered to be well-capitalized if it has a total risk-based capital ratio of 10% or more, has a Tier I risk-based capital ratio of 6% or more, and has a Tier I leverage capital ratio of 5% or more.  There are no conditions or anticipated events that, in the opinion of management, would change the categorization.  The actual capital amounts and ratios at December 31, 2013 and 2012, are presented in the following table.  No amount was deducted from capital for interest-rate risk exposure.

Annex E

	Company		Subsidiary
	(Consolidated)		The First
	Amount	Ratio	Amount	Ratio
December 31, 2013
Total risk-based	$ 88,503	13.4%	$ 87,707	13.3%
Tier I risk-based	82,755	12.5%	81,979	12.4%
Tier I leverage	82,755	9.0%	81,979	8.9%

December 31, 2012
Total risk-based	$ 66,080	13.8%	$ 65,046	13.6%
Tier I risk-based	61,353	12.8%	60,319	12.7%
Tier I leverage	61,353	8.6%	60,319	8.4%

The minimum amounts of capital and ratios as established by banking regulators at December 31, 2013 and 2012, were as follows:

	Company		Subsidiary
	(Consolidated)		The First
	Amount	Ratio	Amount	Ratio
December 31, 2013
Total risk-based	$ 53,029	8.0%	$ 52,935	8.0%
Tier I risk-based	26,514	4.0%	26,467	4.0%
Tier I leverage	37,002	4.0%	36,956	4.0%

December 31, 2012
Total risk-based	$ 38,271	8.0%	$ 38,161	8.0%
Tier I risk-based	19,135	4.0%	19,080	4.0%
Tier I leverage	28,712	4.0%	28,661	4.0%

The Company’s dividends, if any, are expected to be made from dividends received from its subsidiary bank. The OCC limits dividends of a national bank in any calendar year to the net profits of that year combined with the retained net profits for the two preceding years.

NOTE K - INCOME TAXES

The components of income tax expense are as follows:
	Years Ended December 31,
	2013	2012
Current:
Federal (benefit)	$ (88,073)	$ 1,000,418
State (benefit)	(15,737)	213,309
Deferred (benefit)	1,707,403	(136,348)
	$ 1,603,593	$ 1,077,379

Annex E

The Company's income tax expense differs from the amounts computed by applying the federal income tax statutory rates to income before income taxes.  A reconciliation of the differences is as follows:

	Years Ended December 31,
	2013		2012
	Amount	%	Amount	%

Income taxes at statutory rate	$ 2,122,650	34%	$ 1,742,890	34%
Tax-exempt income	(797,167)	(13)%	(745,595)	(15)%
Nondeductible expenses	326,871	5%	233,006	5%
State income tax, net of federal
tax effect	(10,386)	-	92,156	2%
Tax credits	-	-	(295,800)	(6)%
Other, net	(38,375)	-	50,722	1%
	$1,603,593	26%	$1,077,379	21%

The components of deferred income taxes included in the consolidated financial statements were as follows:
	December 31,
	2013	2012
Deferred tax assets:
Allowance for loan losses	$ 1,980,194	$ 1,489,546
Net operating loss carryover	1,313,501	652,061
Unrealized loss on available-for-sale securities	620,527	-
Other	1,113,761	870,831
	5,027,983	3,012,438
Deferred tax liabilities:
Securities	(97,917)	(89,426)
Premises and equipment	(684,787)	(986,689)
Unrealized gain on available-for-sale securities	-	(1,309,633)
Core deposit intangible	(239,364)	(58,358)
Goodwill	(498,612)	(281,036)
	(1,520,680)	(2,725,142)
Net deferred tax asset, included in other assets	$ 3,507,303	$ 287,296

With the acquisition of Wiggins in 2006 and Baldwin in 2013, the Company assumed federal tax net  operating loss carryovers.  These net operating losses are available to the Company through the year 2023 and 2033, respectively.

The Company follows the guidance of ASC Topic 740, Income Taxes, which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  ASC Topic 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim  periods, disclosure and transition.  As of December 31, 2013, the Company had no uncertain tax positions that it believes should be recognized in the financial statements.  The tax years still subject to examination by taxing authorities are years subsequent to 2008.

NOTE L - EMPLOYEE BENEFITS

The Company and its subsidiary bank provide a deferred compensation arrangement (401(k) plan) whereby employees contribute a percentage of their compensation.  For employee contributions of six percent or less, the Company and its subsidiary bank provide a 50% matching contribution.  Contributions totaled $248,355 in 2013 and $189,519 in 2012.

The Company sponsors an Employee Stock Ownership Plan (ESOP) for employees who have completed one year of service for the Company and attained age 21.  Employees become fully vested after five years of service.  Contributions to the plan are at the discretion of the Board of Directors.  At December 31, 2013, the ESOP held 6,022 shares of Company common stock and had no debt obligation.  All shares held by the plan were considered outstanding for net income per share purposes.  Total ESOP expense was $22,785 for 2013 and $20,310 for 2012.

NOTE M - STOCK PLANS

In 2007, the Company adopted the 2007 Stock Incentive Plan.  The 2007 Plan provides for the issuance of up to 315,000 shares of Company Common Stock, $1.00 par value per share.  Shares issued under the 2007 Plan may consist in whole or in part of authorized but unissued shares or treasury shares.  Through the year ended December 31, 2009, no shares were issued under this Plan. During the year ended December 31, 2012, 42,785 nonvested restricted stock awards were granted under the Plan. During the year ended December 31, 2013, 52,653  nonvested restricted stock awards were granted under the Plan and 12,740 stock awards were forfeited due to separation. During 2013, 1,788 shares were repurchased for payment of taxes.  The weighted average grant-date fair value for these shares was $11.57 per share.  Compensation costs in the amount of $391,777 was recognized for the year ended December 31, 2013 and $263,216 for the year ended December 31, 2012.  Shares of restricted stock granted to employees under this stock plan are subject to restrictions as to the vesting period.  The restricted stock award becomes 100% vested on the earliest of 1) the three year vesting period provided the Grantee has not incurred a termination of employment prior to that date, 2) the Grantee’s retirement, or 3) the Grantee’s death.  During this period, the holder is entitled to full voting rights and dividends.  As of December 31, 2013, there was approximately $632,000 of unrecognized compensation cost related to this Plan.  The cost is expected to be recognized over the remaining term of the vesting period (approximately 2 years).

NOTE N - SUBORDINATED DEBENTURES

On June 30, 2006, the Company issued $4,124,000 of floating rate junior subordinated deferrable       interest debentures to The First Bancshares Statutory Trust 2 in which the Company owns all of the common equity.  The debentures are the sole asset of the Trust.  The Trust issued $4,000,000 of Trust Preferred Securities (TPSs) to investors.  The Company’s obligations under the debentures and related documents, taken together, constitute a full and unconditional guarantee by the Company of the Trust’s obligations under the preferred securities.  The preferred securities were redeemable by the Company in 2011, or earlier in the event the deduction of related interest for federal income taxes is prohibited, treatment as Tier I capital is no longer permitted, or certain other contingencies arise.  The preferred securities must be redeemed upon maturity of the debentures in 2036.  Interest on the preferred securities is the three month London Interbank Offer Rate (LIBOR) plus 1.65% and is payable quarterly.  The terms of the subordinated debentures are identical to those of the preferred securities.   On July 27, 2007, the Company issued $6,186,000 of floating rate junior subordinated deferrable  interest debentures to The First Bancshares Statutory Trust 3 in which the Company owns all of the common equity.  The debentures are the sole asset of Trust 3.  The Trust issued $6,000,000 of Trust Preferred Securities (TPSs) to investors.  The Company’s obligations under the debentures and related documents, taken together, constitute a full and unconditional guarantee by the Company of the Trust’s obligations under the preferred securities.  The preferred securities are redeemable by the Company in 2012, or earlier in the event the deduction of related interest for federal income taxes is prohibited, treatment as Tier 1 capital is no longer permitted, or certain other contingencies arise.  The preferred securities must be redeemed upon maturity of the debentures in 2037.  Interest on the preferred securities is the three month LIBOR plus 1.40% and is payable quarterly.  The terms of the subordinated debentures are identical to those of the preferred securities.   In accordance with the provisions of ASC Topic 810, Consolidation, the trusts are not included in the consolidated financial statements.

NOTE O - TREASURY STOCK

Shares held in treasury totaled 26,494 at December 31, 2013, and 2012.

NOTE P - RELATED PARTY TRANSACTIONS

In the normal course of business, the Bank makes loans to its directors and executive officers and to companies in which they have a significant ownership interest.  In the opinion of management, these loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other parties, are consistent with sound banking practices, and are within applicable regulatory and lending limitations.  Such loans amounted to approximately $8,977,000 and $9,683,000  at December 31, 2013 and 2012, respectively.  The activity in loans to current directors, executive officers, and their affiliates during the year ended December 31, 2013, is summarized as follows (in thousands):

Loans outstanding at beginning of year	$ 9,683
New loans	576
Repayments	(1,282)
Loans outstanding at end of year	$ 8,977

NOTE Q - COMMITMENTS, CONTINGENCIES, AND CONCENTRATIONS OF CREDIT RISK

In the normal course of business, there are outstanding various commitments and contingent liabilities, such as guaranties, commitments to extend credit, etc., which are not reflected in the accompanying financial statements.  The subsidiary bank had outstanding letters of credit of $675,000 and $574,000 at December 31, 2013 and 2012, respectively, and had made loan commitments of approximately $113,372,000  and $63,583,000 at December 31, 2013 and 2012, respectively.

Commitments to extend credit and letters of credit include some exposure to credit loss in the event of nonperformance of the customer.  Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract.  Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit policies and procedures for such commitments are the same as those used for lending activities.  Because these instruments have fixed maturity dates and because a number expire without being drawn upon, they generally do not present any significant liquidity risk.  No significant losses on commitments were incurred during the two years ended December 31, 2013, nor are any significant losses as a result of these transactions anticipated.

The primary market area served by the Bank is Forrest, Lamar, Jones, Pearl River, Jackson, Hancock, Stone, and Harrison Counties within South Mississippi, as well as Washington Parish and St. Tammany Parish in Louisiana and Baldwin County in South Alabama. Management closely monitors its credit concentrations and attempts to diversify the portfolio within its primary market area.  As of December 31, 2013, management does not consider there to be any significant credit concentrations within the loan portfolio. Although the Bank’s loan portfolio, as well as existing commitments, reflects the diversity of its primary market area, a substantial portion of a borrower's ability to repay a loan is dependent upon the economic stability of the area.

NOTE R - FAIR VALUES OF ASSETS AND LIABILITIES

The Company follows the guidance of ASC Topic 820, Fair Value Measurements and Disclosures, that establishes a framework for measuring fair value and expands disclosures about fair value measurements.

The guidance defines the fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. It also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

In accordance with the guidance, the Company groups its financial assets and financial liabilities measured at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value. These levels are:

Level 1:
Valuations for assets and liabilities traded in active exchange markets, such as the New York Stock Exchange. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.

Level 2:
Valuations for assets and liabilities traded in less active dealer or broker markets. Valuations are obtained from third party pricing services for identical or comparable assets or liabilities which use observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets and liabilities.

Level 3:	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Following is a description of the valuation methodologies used for instruments measured at fair value on a recurring basis and recognized in the accompanying consolidated balance sheets.

Available-for-Sale Securities

The fair value of available-for-sale securities is determined by various valuation methodologies. Where quoted market prices are available in an active market, securities are classified within Level 1. Level 1  securities include mutual funds. If quoted market prices are not available, then fair values are estimated by using pricing models or quoted prices of securities with similar characteristics. Level 2 securities      include U.S. Treasury securities, obligations of U.S. government corporations and agencies, obligations of states and political subdivisions, mortgage-backed securities and collateralized mortgage       obligations.  In certain cases where Level 1 or Level 2 inputs are not available, securities are classified within Level 3 of the hierarchy.

The following table presents the Company’s available-for-sale securities that are measured at fair value on a recurring basis and the level within the hierarchy in which the fair value measurements fell as of December 31, 2013 and December 31, 2012 (in thousands):

		Fair Value Measurements Using
		Quoted Prices in Active Markets For Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
	Fair Value	(Level 1)	(Level 2)	(Level 3)

December 31, 2013

Obligations of U.S.
Government agencies	$ 29,962	$ -	$ 29,962	$ -
Municipal securities	108,078	-	108,078	-
Mortgage-backed
securities	78,187	-	78,187	-
Corporate obligations	26,852	-	24,054	2,798
Other	972	972	-	-
Total	$ 244,051	$ 972	$ 240,281	$ 2,798

Annex E

		Fair Value Measurements Using
		Quoted Prices in Active Markets For Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
	Fair Value	(Level 1)	(Level 2)	(Level 3)

December 31, 2012

Obligations of U.S.
Government agencies	$ 36,359	$ -	$ 36,359	$ -
Municipal securities	98,910	-	98,910	-
Mortgage-backed
securities	61,967	-	61,967	-
Corporate obligations	16,187	-	13,519	2,668
Other	970	970	-	-
Total	$ 214,393	$ 970	$ 210,755	$ 2,668

The following is a reconciliation of activity for assets measured at fair value based on significant                  unobservable (non-market) information.

(In thousands)	Bank-Issued Trust Trust Preferred Securities
	2013	2012
Balance of recurring Level 3 assets at January 1	$ 2,668	$ 2,252
Transfers into Level 3	-	-
Transfers out of Level 3	-	-
Unrealized income included in comprehensive income	130	416
Balance of recurring Level 3 assets at December 31	$ 2,798	$ 2,668

The following table presents quantitative information about recurring Level 3 fair value measurements (in thousands):

Trust Preferred Securities	Fair Value	Valuation Technique	Significant Unobservable Inputs	Range of Inputs
December 31, 2013	$2,798	Discounted cash flow	Probability of default	0 – 100%
December 31, 2012	2,668	Discounted cash flow	Probability of default	0 – 100%

Following is a description of the valuation methodologies used for assets and liabilities measured at fair value on a non-recurring basis and recognized in the accompanying balance sheets, as well as the general classification of such assets and liabilities pursuant to the valuation hierarchy.

Impaired Loans

Loans for which it is probable that the Company will not collect all principal and interest due according to contractual terms are measured for impairment.  Allowable methods for estimating fair value include using the fair value of the collateral for collateral dependent loans or, where a loan is determined not to be collateral dependent, using the discounted cash flow method.

If the impaired loan is identified as collateral dependent, then the fair value method of measuring the amount of impairment is utilized. This method requires obtaining a current independent appraisal of  the collateral and applying a discount factor to the value. If the impaired loan is determined not to be collateral dependent, then the discounted cash flow method is used. This method requires the impaired loan to be recorded at the present value of expected future cash flows discounted at the loan’s effective interest rate. The effective interest rate of a loan is the contractual interest rate adjusted for any net deferred loan fees or costs, premiums or discounts existing at origination or acquisition of the loan. Impaired loans are classified within Level 2 of the fair value hierarchy.

Other Real Estate Owned

Other real estate owned consists of properties obtained through foreclosure.  The adjustment at the time of foreclosure is recorded through the allowance for loan losses. Fair value of other real estate owned is based on current independent appraisals.  Due to the subjective nature of establishing the fair value when the asset is acquired, the actual fair value of the other real estate owned or foreclosed asset could differ from the original estimate. If it is determined the fair value declines subsequent to foreclosure, a  valuation allowance is recorded through other income. Operating costs associated with the assets after acquisition are also recorded as non-interest expense. Gains and losses on the disposition of other real estate owned and foreclosed assets are netted and posted to other income. Other real estate owned measured at fair value on a non-recurring basis at December 31, 2013, amounted to $4.5 million.  Other real estate owned is classified within Level 2 of the fair value hierarchy.

Annex E

The following table presents the fair value measurement of assets and liabilities measured at fair value on a nonrecurring basis and the level within the fair value hierarchy in which the fair value measurements fell at December 31, 2013 and December 31, 2012 (in thousands).

		Fair Value Measurements Using
		Quoted Prices in Active Markets For Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
	Fair Value	(Level 1)	(Level 2)	(Level 3)

December 31, 2013

Impaired loans	$ 4,830	$ -	$ 4,830	$ -
Other real estate owned	4,470	-	4,470	-

December 31, 2012

Impaired loans	$ 3,589	$ -	$ 3,589	$ -
Other real estate owned	6,782	-	6,782	-

The following methods and assumptions were used to estimate the fair value of each class of financial instrument for which it is practicable to estimate that value:

Cash and Cash Equivalents – For such short-term instruments, the carrying amount is a reasonable estimate of fair value.

Investment in securities available-for-sale and held-to-maturity – The fair value measurement for securities available-for-sale was discussed earlier.  The same measurement approach was used for securities held-to-maturity and other securities.

 Loans – The fair value of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same               remaining maturities.

Bank-owned Life Insurance – The fair value of bank-owned life insurance approximates the carrying amount, because upon liquidation of these investments, the Company would receive the cash surrender value which equals the carrying amount.

Deposits – The fair values of demand deposits are, as required by ASC Topic 825, equal to the carrying value of such deposits.  Demand deposits include noninterest-bearing demand deposits, savings accounts, NOW accounts, and money market demand accounts.  The fair value of variable rate term deposits, those repricing within six months or less, approximates the carrying value of these deposits.  Discounted cash flows have been used to value fixed rate term deposits and variable rate term deposits repricing after six months.  The discount rate used is based on interest rates currently being offered on comparable deposits as to amount and term.

Short-Term Borrowings – The carrying value of any federal funds purchased and other short-term borrowings approximates their fair values.

FHLB and Other Borrowings – The fair value of the fixed rate borrowings are estimated using discounted cash flows, based on current incremental borrowing rates for similar types of borrowing arrangements.  The carrying amount of any variable rate borrowing approximates its fair value.

Subordinated Debentures – The subordinated debentures bear interest at a variable rate and the carrying value approximates the fair value.

Off-Balance Sheet Instruments – Fair values of off-balance sheet financial instruments are based on fees charged to enter into similar agreements.  However, commitments to extend credit do not represent  a significant value until such commitments are funded or closed.  Management has determined that these instruments do not have a distinguishable fair value and no fair value has been assigned.

As of December 31, 2013			Fair Value Measurements
	Carrying Amount	Estimated Fair Value	Quoted Prices (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Financial Instruments:
Assets:
Cash and cash equivalents	$ 39,252	$ 39,252	$ 39,252	$ -	$ -
Securities available-for-sale	244,051	244,051	972	240,281	2,798
Securities held-to-maturity	8,438	9,624	-	9,624	-
Other securities	5,534	5,534	-	5,534	-
Loans, net	577,574	590,866	-	-	590,866
Bank-owned life insurance	6,593	6,593	-	6,593	-

Liabilities:
Noninterest-bearing
deposits	$ 144,624	$ 144,624	$ -	$ 144,624	$ -
Interest-bearing deposits	635,347	634,907	-	634,907	-
Subordinated debentures	10,310	10,310	-	-	10,310
FHLB and other borrowings	52,000	52,000	-	52,000	-

As of December 31, 2012			Fair Value Measurements
	Carrying Amount	Estimated Fair Value	Quoted Prices (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Financial Instruments:
Assets:
Cash and cash equivalents	$ 30,877	$ 30,877	$ 30,877	$ -	$ -
Securities available-for-sale	214,393	214,393	970	210,755	2,668
Securities held-to-maturity	8,470	7,055	-	7,055	-
Other securities	3,438	3,438	-	3,438	-
Loans, net	408,970	422,029	-	-	422,029
Bank-owned life insurance	6,441	6,441	-	6,441	-

Liabilities:
Noninterest-bearing
deposits	$ 109,625	$ 109,625	$ -	$ 109,625	$ -
Interest-bearing deposits	487,002	487,599	-	487,599	-
Subordinated debentures	10,310	10,310	-	-	10,310
FHLB and other borrowings	36,771	36,771	-	36,771	-

NOTE S - SENIOR PREFERRED STOCK

On February 6, 2009, as part of the U.S. Department of Treasury’s (“Treasury”) Capital Purchase Program (“CPP”), the Company received a $5.0 million equity investment by issuing 5 thousand shares of Series A, no par value preferred stock to the Treasury pursuant to a Letter Agreement and Securities Purchase Agreement that was previously disclosed by the Company.  The Company also issued a warrant  to the Treasury allowing it to purchase 54,705 shares of the Company’s common stock at an exercise price of $13.71.  The warrant can be exercised immediately and has a term of 10 years.

The non-voting Series A preferred shares issued, with a liquidation preference of $1 thousand per share, will pay a cumulative cash dividend quarterly at 5% per annum during the first five years the preferred shares are outstanding, resetting to 9% thereafter if not redeemed.  The CPP also includes certain restrictions on dividend payments of the Company’s lower ranking equity and the ability to purchase its outstanding common shares.

The Company allocated the proceeds received from the Treasury, net of transaction costs, on a pro rata basis to the Series A preferred stock and the warrant based on their relative fair values.  The Company assigned $.3 million and $4.7 million to the warrant and the Series A preferred stock, respectively.  The resulting discount on the Series A preferred stock is being accreted up to the $5.0 million liquidation amount at the time of the exchange discussed in the following paragraph.

On September 29, 2010, and pursuant to the terms of the letter agreement between the Company and the United States Department of the Treasury (“Treasury”), the Company closed a transaction whereby Treasury exchanged its 5,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series UST, (The “CPP Preferred Shares”) for 5,000 shares of a new series of preferred stock designated Fixed Rate Cumulative Perpetual Preferred Stock, Series CD (the “CDCI Preferred Shares”).  On the same day, and pursuant to the terms of the letter agreement between the Company and Treasury, the Company issued an additional 12,123 CDCI Preferred Shares to Treasury for a purchase price of $12,123,000.  As a result of the CDCI Transactions, the Company is no longer participating in the TARP Capital Purchase Program being administered by Treasury and is now participating in Treasury’s TARP Community Development Capital Initiative (the “CDCI”).  The terms of the CDCI Transactions are more fully set forth in the Exchange Letter Agreement and the Purchase Letter Agreement.

The Letter Agreement, pursuant to which the Preferred Shares were exchanged, contains limitations on the payment of dividends on the common stock to no more than 100% of the aggregate per share dividend and distributions for the immediate prior fiscal year (dividends of $0.15 per share were declared and paid in 2010, 2011, and 2012) and on the Company’s ability to repurchase its common stock, and continues to subject the Company to certain of the executive compensation limitations included in the Emergency Economic Stabilization Act of 2008 (EESA), as previously disclosed by the Company.

The most significant difference in terms between the CDCI Preferred Shares and the CPP Preferred Shares is the dividend rate applicable to each.  The CPP Preferred Shares entitled the holder to an annual dividend of 5% of the liquidation value of the shares, payable quarterly in arrears; by contrast, the CDCI Preferred Shares entitle the holder to an annual dividend of 2% of the liquidation value of the shares, payable quarterly in arrears.  Other differences in terms between the CDCI Preferred Shares and the CPP Preferred Shares, include, without limitation, the restrictions on common stock dividends and on redemption of common stock and other securities exist.  The terms of the CDCI Preferred Shares are more fully set forth in the Articles of Amendment creating the CDCI Preferred Shares, which Articles of Amendment were filed with the Mississippi Secretary of State on September 27, 2010.

As a condition to participation in the CDCI, the Company was required to obtain certification as a Community Development Financial Institution (a “CDFI”) from Treasury’s Community Development Financial Fund.  On September 28, 2010, the Company was notified that its application for CDFI certification had been approved.  In order to become certified and maintain its certification as a CDFI, the Company is required to meet the CDFI eligibility requirements set forth in 12 C.F.R. 1805.201(b).

NOTE T - SUBSEQUENT EVENTS

On March 3, 2014, The First Bancshares, Inc. a Mississippi corporation (“The First”) entered into an Agreement and Plan of Merger (the “Agreement”) with BCB Holding Company, Inc. an Alabama corporation (“BCB”) and parent of Bay Bank, Mobile, Alabama.  The Agreement provides that, upon the terms and subject to the conditions set forth in the Agreement, BCB will merge with and into The First (the “Merger”) and Bay Bank will merge with and into The First, A National Banking Association (“Bank Merger”).  Subject to the terms and conditions of the Agreement, which has been approved by the Boards of Directors of The First and BCB, each outstanding share of BCB common stock, other than shares held by The First or BCB, or, shares with respect to which the holders thereof have perfected dissenters’ rights, will receive (i) for the BCB common stock that was outstanding prior to August 1, 2013, $3.60 per share which may be received in cash or The First common stock provided that at least 30% of the aggregate consideration paid to such shareholders is in FBMS common stock and one non-transferable contingent value right (“CVR”)  of the CVR Consideration, and (ii) for the BCB common stock that was issued on August 1, 2013, $2.25 per share in cash.  Each CVR is eligible to receive a cash payment equal to up to $0.40, with the exact amount based on the resolution of certain identified BCB loans over a three-year period following the closing of the transaction.  Payout of the CVR will be overseen by a special committee of the FBMS Board of Directors.  FBMS will also either assume or redeem in full a note payable by BCB to Alostar Bank as well as the preferred stock issued under the U.S. Treasury’s Capital Purchase Program.  The total consideration to be paid in connection with the acquisition will range between approximately $6,239,890 and $6,611,762 depending upon the payout of the CVR as well as the price of the FBMS common stock on the closing of the transaction, which is subject to a cap and a collar regarding its price.

The transaction is expected to close in the second quarter of 2014.

Concurrently, The First and BCB will enter into an agreement and plan of merger pursuant to which BCB’s wholly-owned subsidiary, Bay Bank, will be merged with and into The First’s wholly-owned subsidiary, The First, A National Banking Association.

NOTE  U - PARENT COMPANY FINANCIAL INFORMATION

The balance sheets, statements of income and cash flows for The First Bancshares, Inc. (parent company only) follow.

Condensed Balance Sheets

	December 31,
	2013	2012
Assets:
Cash and cash equivalents	$ 8,314	$ 48,525
Investment in subsidiary bank	94,311,642	74,851,305
Investments in statutory trusts	310,000	310,000
Other securities	100,000	100,000
Premises and equipment	368,623	368,623
Other	511,742	599,192
	$ 95,610,321	$ 76,277,645
Liabilities and Stockholders’ Equity:
Subordinated debentures	10,310,000	10,310,000
Other	191,981	82,179
Stockholders’ equity	85,108,340	65,885,466
	$ 95,610,321	$ 76,277,645

Annex E

Condensed Statements of Income

	Years Ended December 31,
	2013	2012
Income:
Interest and dividends	$ 5,610	$ 6,212
Dividend income	3,100,000	980,000
Other	-	-
	3,105,610	986,212
Expenses:
Interest on borrowed funds	186,581	206,594
Legal	773,163	112,203
Other	810,323	404,447
	1,770,067	723,244
Income before income taxes and equity in undistributed
income of subsidiary	1,335,543	262,968
Income tax benefit	511,743	169,274
Income before equity in undistributed income of subsidiary	1,847,286	432,242
Equity in undistributed income of subsidiary	2,792,209	3,616,525

Net income	$ 4,639,495	$ 4,048,767
Condensed Statements of Cash Flows

	Years Ended December 31,
	2013	2012
Cash flows from operating activities:
Net income	$ 4,639,495	$ 4,048,767
Adjustments to reconcile net income to net cash used in
operating activities:
Equity in undistributed income of subsidiary	(2,792,209)	(3,616,525)
Restricted stock expense	391,777	263,216
Other, net	181,923	157,883
Net cash provided by operating activities	2,420,986	853,341

Cash flows from investing activities:
Investment in subsidiary bank	(20,450,000)	-
Net cash used in investing activities	(20,450,000)	-

Cash flows from financing activities:
Dividends paid on common stock	(600,452)	(453,105)
Dividends paid on preferred stock	(342,460)	(342,460)
Repurchase of restricted stock for payment of taxes	(26,749)	(15,642)
Issuance of 1,951,220 common shares, net	18,958,464	-
Net cash provided by (used in) financing activities	17,988,803	(811,207)

Net increase (decrease) in cash and cash equivalents	(40,211)	42,134
Cash and cash equivalents at beginning of year	48,525	6,391
Cash and cash equivalents at end of year	$ 8,314	$ 48,525

NOTE V - SUMMARY OF QUARTERLY RESULTS OF OPERATIONS AND PER SHARE
AMOUNTS (UNAUDITED)
                                                                                Three Months Ended
	March 31	June 30	Sept. 30	Dec. 31
	(In thousands, except per share amounts)

2013
Total interest income	$ 6,650	$ 7,609	$ 8,648	$ 8,411
Total interest expense	759	823	690	645
Net interest income	5,891	6,786	7,958	7,766
Provision for loan losses	311	349	360	59
Net interest income after provision for
loan losses	5,580	6,437	7,598	7,707
Total non-interest income	1,930	1,890	1,592	1,671
Total non-interest expense	5,979	7,245	7,630	7,308
Income tax expense	306	270	456	572
Net income	1,225	812	1,104	1,498
Preferred dividends and stock accretion	106	106	106	106
Net income applicable to common
Stockholders	$ 1,119	$ 706	$ 998	$ 1,392
Per common share:
Net income, basic	$ .36	$ .18	$ .20	$ .27
Net income, diluted	.35	.18	.19	.27
Cash dividends declared	.0375	.0375	.0375	.0375
2012
Total interest income	$ 6,666	$ 6,609	$ 6,459	$ 6,597
Total interest expense	1,181	1,101	1,028	827
Net interest income	5,485	5,508	5,431	5,770
Provision for loan losses	152	221	371	484
Net interest income after provision for
loan losses	5,333	5,287	5,060	5,286
Total non-interest income	1,475	1,510	1,518	1,821
Total non-interest expense	5,522	5,414	5,437	5,791
Income tax expense	315	346	269	148
Net income	971	1,037	872	1,168
Preferred dividends and stock accretion	106	106	106	106
Net income applicable to common
Stockholders	$ 865	$ 931	$ 766	$ 1,062
Per common share:
Net income, basic	$ .28	$ .30	$ .25	$ .34
Net income, diluted	.28	.30	.24	.34
Cash dividends declared	.0375	.0375	.0375	.0375

Annex E

ANNEX F

BCB SHAREHOLDER TRUST AGREEMENT

THIS AGREEMENT made on this the ____ day of ______________, 2014, by and between BCB Holding Company, Inc., an Alabama corporation (the “Corporation”), the common Shareholders of the Corporation identified hereunder (the “Shareholders” or sometimes the “Beneficiaries”), First Bancshares of Mississippi, Inc. (the “Purchaser”) and William H. Robinson, Lee A. Stassen, and Jack V. Greer, Jr. (the “Trustees”);

WHEREAS, the Shareholders are the owners of all of the issued and outstanding stock of the Corporation,

AND WHEREAS, on [date of plan], the Shareholders adopted a Plan of Merger (the “Plan”) that provides, among other things, that the stock of the shareholders shall be purchased by the Purchaser for certain consideration as provided for in that Merger Agreement, including the assignment by the Corporation and Bay Bank of all claims against B.P. Exploration and Production, Inc. and other parties arising out of the Deepwater Horizon Incident, including those described in the complaints filed in the federal District Court of the Eastern District of Louisiana, case nos., 2:13-cv-02304 and 2:13-cv-02451 to the Shareholders, pro rata;

AND WHEREAS, the Shareholders have agreed as part of this Plan of Merger that it would be more beneficial and efficient for all Shareholders to continue the BP Claim, defined below, against said defendants, rather than distributing and separately prosecuting the claims;

AND WHEREAS, the Parties have agreed as additional consideration for the shares of the Shareholders that the said B.P. Oil Claim, defined below, may be assigned to this Trust, for the benefit of all Shareholders of the Corporation;

NOW THEREFORE, premises considered, the Parties hereby establish the BCB Shareholder Trust, to be governed under the following terms:

SECTION 1. TRUST ESTATE AND ASSIGNMENT OF CLAIMS

1.1 The Trust Estate consists of all claims of BCB and Bay Bank for loss or damages arising out of or related to the April 2010 Deepwater Horizon incident against B.P. Exploration and Production, Inc. and any other parties responsible therefor, including those described in the complaints filed by the federal District Court for the Eastern District of Louisiana, case numbers 2:13-cv-02304 and 2:13-cv-0241 (the “BP Claim”). The B.P. Claim is hereby assigned by the Corporation and Bay Bank to the Trust on behalf of the Shareholders.  The Trustees must hold, apply, and distribute the Trust Estate in trust, as set forth in this agreement, for the benefit of the Shareholders.

1.2 No other assets or liabilities of the Corporation have or shall be deemed to have been assigned to the Trust herein.

1.3 Should the above paragraphs be deemed ineffective, for whatever reason, legal or equitable, to transfer and assign the BP Oil Claim to the Trust, or should it be determined that this Trust is not qualified or able to substitute for the Corporation or its wholly owned subsidiary, Bay Bank, as a party Plaintiff in the actions referenced above, then the Parties agree that the Trustees appointed herein shall serve as the authorized representatives of the Corporation, Bank and all the Shareholders in said litigation, and that any proceeds which result from said litigation are hereby assigned to this Trust, to be held on behalf of and thereafter distributed to the Shareholders in accordance with the terms herein.

SECTION 2. NAME OF TRUST

This trust will be known as the “BCB Shareholder Trust.”

SECTION 3. BENEFICIARIES

3.1 The Shareholders are the sole Beneficiaries of this trust as of the date of the execution of this agreement. The names of the Shareholders, and their respective beneficial interests in the trust, are set out in Exhibit 1 attached hereto.

3.2 A beneficial interest in this trust, or any portion thereof, may be transferred or assigned by the Shareholders to another person by a written document signed by the person making the transfer or by operation of law.  The Trustees have no obligation to recognize any transfer unless and until the Trustees are provided with written evidence of the transfer in a form reasonably satisfactory to the Trustees.  For purposes of this agreement, the terms “Beneficiary,” “Beneficiaries” and “Shareholders” will be deemed to include the successors and assigns of the Shareholders named in Exhibit 1.

SECTION 4.  MANAGEMENT OF TRUST ESTATE

4.1. William H. Robinson, Lee A. Stassen, and Jack V. Greer, Jr., are hereby designated as trustees of the Trust to serve from the date of execution, until they resign or are discharged and a successor appointed, all as hereinafter set forth.  Said trustees were elected by a majority vote of the Shareholders at a duly noticed meeting of the Shareholders.

4.2 The Trust has been organized for the purpose of liquidating and distributing the Trust Estate in an expeditious and efficient manner and its activities shall be limited to those reasonably necessary to, and consistent with, the accomplishment of such purpose. The Trust shall not be an organization having as its purpose the carrying on of the business for which the Corporation was organized, and notwithstanding any other provision of this Trust agreement, the Trustees have no authority to conduct, operate, or engage in any active trade or business.  The Trust Agreement shall not create, or be interpreted to create, an association, partnership, joint venture or any other profit-making business.

4.3 During the term of this trust, the Trustees must pay the charges and expenses of the trust estate and manage the trust estate in the manner provided in this agreement.  The Trustees shall take only such action as may be reasonably necessary to continue operations of the assets and properties constituting the Trust Estate for the purpose of its preservation pending distribution to the Shareholders, and in no event shall the Trustees otherwise have power or authority to enter into or carry on any business in respect of the Trust Estate.

4.4 The Trustees must distribute the net income of the trust to the Beneficiaries in proportion to their beneficial interests in the trust. Net income must be distributed at least annually.

4.5 The Trustees are hereby authorized, but not required to send other and additional notices to the Shareholders, or their respective transferees, assignees, heirs, representatives, and legatees. If the Trustees receive evidence, satisfactory to them and their counsel, that a person or persons other than a Shareholder is entitled to receive a distribution of the Trust Estate, then the Trustees shall, in accordance with the terms and provisions of this Trust Agreement, make distribution to the person or persons who the Trustees have determined is entitled to the same.

4.6 The Trustees may withhold from time to time from trust receipts distributable to Shareholders such sums as may be sufficient to pay any taxes or other charges which have been or may be imposed on the Shareholders under the income tax laws or other laws of the United States or any state or political subdivision by reason of distributions which have been or will be made to the Shareholders, and the Trustees may, in their discretion, enter into agreements with taxing or other authorities for the payment of such amounts as may be withheld in accordance with the provisions of this Section.

4.7 In no event shall any part of the Trust Estate revert or be distributed to the Corporation or to any shareholder of the Corporation, as such, other than a Shareholder entitled thereto under the terms of this Trust. Any unclaimed part of the Trust Estate shall be subject to disposition in accordance with applicable laws.

4.8 The Trustees shall make an annual report in writing, which may be sent by email transmission or, if none, by U.S. Mail, to each of the Shareholders. Such report shall be for a calendar year and shall be made with reasonable promptness after the end of each such year. Each report shall include a statement of all property on hand at the end of such year, of all receipts and disbursements during such year, and of such other data as may be necessary to furnish each Shareholder with adequate information as to the condition of the Trust Estate and each Shareholder's share of the distributable net income (or loss) of the Trust for federal income tax purposes.

4.9 No part of the Trust Estate or the Trust Receipts shall be used or disposed of by the Trustees for any purpose other than (i) the purposes for which this Trust was created as set forth herein; and (ii) the distribution of the Trust Estate and Trust Receipts to the Shareholders in accordance with the terms of this Trust. Except as may be necessary to operate, preserve or protect the Trust Estate pending sale or other disposition or distribution thereof, the Trustees shall not invest any moneys forming a part of the Trust Estate, except in demand and time deposits in banks or savings institutions, or in temporary investments such as short-term certificates of deposit or Treasury bills, or in such other investments as may be allowed by statute, or by the rules and regulations of the Internal Revenue Service.  Trustees are under no obligation to diversify the assets of the Trust Estate, and accordingly the rules under Section 19-3B-903 of the Alabama Code and the “prudent investor rules” under Section 19-3B-901 and related sections shall not apply to the Trustees.

4.10 The provisions of Alabama Code § 19-3B-703 regarding management of trusts by co-trustees are specifically adopted and incorporated herein by reference, and the co-trustees shall be governed by said code provision regarding the manner in which they make their decisions regarding the trust.

Annex F

SECTION 5. TERMINATION OF TRUST

5.1 This trust will terminate upon the occurrence of the earlier of the following events:

5.1.1. The settlement, verdict, judgment, dismissal (including voluntary dismissal by the Trustees) or other final disposition of the entirety of the B.P. Oil Claim, including but not limited to the time period for any appeal from any final judgment, and/or

5.1.2 The unanimous voluntary agreement of all Shareholders to the termination of the Trust.

5.2 When this trust terminates, the balance of the trust estate remaining after payment of the obligations and liabilities and the expenses of administration of this trust must be distributed to the Beneficiaries in proportion to their beneficial interests in the trust, and upon completion of said distributions this trust will cease to exist.

5.3 After the termination of the Trust, and for the purpose of liquidating and winding up the affairs of the Trust, the Trustees shall continue to act as such until their duties have been fully performed. Upon the distribution of all of the Trust Estate to the Shareholders and the payment and discharge of any trust liabilities, the Trustees shall have no further duties or obligations hereunder.

5.4 Upon termination of the Trust, the Trustees may retain the books, records, Shareholder lists, and files, which shall have been delivered to or created by the Trustees. At the Trustees’ discretion, they may destroy all of such records and documents at any time after six (6) years from the date of termination of this Trust.

5.5 Trustees may require such waivers and consents from the Shareholders in exchange for said distributions as they may determine, in their sole discretion, to be necessary or appropriate.

SECTION 6. TRUSTEES’ POWERS

In addition to the other powers granted to the Trustees under other provisions of this agreement or by the law of the State of Alabama, the Trustees will have the following powers:

6.1 To pay the obligations and liabilities of the trust as they become due, whether or not such obligations and liabilities constitute liens against the trust estate;

6.2 To collect, receive, and receipt for interest, dividends, rents, profits, and other income from property held as part of the trust estate;

6.3 To expend money or other property in order to collect, sell, manage, conserve, or administer the trust estate;

6.4 To borrow money upon terms acceptable to the Trustees, including any banking corporation, and to pledge or mortgage any property as security therefore;

6.4 To do and perform any acts or things reasonable or appropriate for the continued operation and the conservation, protection, and orderly administration of the Trust Estate, and in connection therewith to employ such agents, attorneys, and counsel, and to confer upon them such authority as the Trustees may deem expedient, and to pay reasonable compensation therefor. The Trustees will not be responsible for any neglect, omission, or wrongdoing of any such agent so long as the Trustees exercised reasonable care in the selection of the agent;

6.5 To sue for and defend the Trust Estate, or any part thereof as at any time constituted, and to sue for and defend the Trust; and the Trustees are authorized to compromise, settle, and adjust claims in favor of and against the Trust Estate, or any part thereof, or against the Trust. The Trustees are authorized to abandon property and release claims, with or without consideration therefor, which the Trustees deem worthless or when the Trustees deem such action to be in the best interests of the Shareholders;

6.6 To execute any instrument or other document on behalf of the Trust, under seal or otherwise;

6.7 If any of the property which is or may become a part of the assets of the Trust Estate is situated in any state or other jurisdiction in which the Trustees are not qualified to act as Trustee, the Trustees are empowered to nominate and appoint an individual or corporate trustee qualified to act in such state or other jurisdiction in connection with the property situated in that state or other jurisdiction as trustee of such property and require from such trustee such security as may be designated by the Trustees. The trustee so appointed shall have all the rights, powers, privileges, and duties and shall be subject to the conditions and limitations of this Trust, except as modified or limited by the Trustees, and except where the same may be modified by the laws of such state or other jurisdiction (in which case, the laws of the state or other jurisdiction in which such trustee is acting shall prevail to the extent necessary). Such trustee shall be answerable to the Trustees herein appointed for all moneys, assets, and other property, which may be received by it in connection with the administration of such property. The Trustees hereunder may remove such trustee, with or without cause, and appoint a successor trustee at any time by the execution by the Trustees of a written instrument declaring such trustee removed from office and specifying the effective date and time of removal;

6.8 To bind absolutely, by any action taken or not taken, the beneficiaries of this trust, including ascertained and unascertained and born and unborn beneficiaries. The exercise of any discretionary power vested in the Trustees shall be final and conclusive upon all Shareholders and/or beneficiaries, and upon all persons whomsoever;

6.9 To prepare and file appropriate federal and state income tax returns and other returns and reports required by applicable law on behalf of the Trust.

6.10 To invest and reinvest assets of the Trust estate, provided that in exercising such power the Trustees shall not be under any duty to reinvest such part of the Trust Estate as may be in cash, or as may be converted into cash, nor shall the Trustees be chargeable with interest thereon (except to the extent that interest may be paid to Trustees on such cash amount on deposit), pending final distribution to the Shareholders.

6.11 To sell any property to, exchange any property with, buy any property from, or otherwise deal with any Beneficiary of this trust;

6.12. To receive any additional property into the Estate from any party as the Trustees deem, in their sole and unfettered discretion, advisable and in the best interest of the Shareholders.

SECTION 7. TRUSTEES’ DUTIES AND INDEMNITY

In addition to the other duties imposed on the Trustees under other provisions of this agreement or by the law of the State of Alabama, the Trustees will have the following duties:

7.1 The Trustees agree to accept the Trust and the property and assets constituting the Trust Estate. The Trustees, however, shall be responsible only for the property delivered to them registered in their name and shall have no duty to make, nor incur any liability for failing to make, any search for unknown property. The Trustees shall be responsible for only those liabilities of which they are informed, and shall have no duty to make, or incur any liability for failing to make, any search for unknown liabilities. The Trustees shall hold the Trust Estate without provision for or the payment of any interest thereon to any Shareholder, except that interest earned on any assets of the Trust (specifically including any assets held for distribution to specific Shareholders) shall become a part of the Trust Estate and shall be distributed accordingly.

7.2 The Trustees shall have no duty of diversification of investments or assets and, to the maximum extent allowable under Alabama law, are exempted from the prudent investor rule as stated in both the Alabama Uniform Trust Code and common law.

7.3 Each Trustee hereby agrees to accept and undertake to discharge the Trust created by this Trust Agreement, upon the terms and conditions hereof. In so doing he shall act in all matters in his absolute discretion and shall be liable only for his own gross negligence or his own willful misconduct. Without prejudice to the generality of the foregoing provisions of this Section 7, it is further provided that:

a. No successor Trustee shall be in any way responsible for the acts or omissions of any Trustee in office prior to the date on which he became a Trustee.

b. No Trustee shall be deemed bound by any duties or obligations other than those specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Trust Agreement against the Trustee.

c. In the absence of bad faith or gross negligence on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee.

d. The Trustee shall not be liable for any error of judgment made in good faith, unless it shall be proved that the Trustee was grossly negligent in ascertaining or failing to ascertain the pertinent facts.

e. If any controversy arises between the parties hereto or with any third person with respect to the subject matter of this Trust Agreement or its terms or conditions, the Trustee shall not be required to determine the same or take any action, but may await the settlement of any such controversy by final appropriate legal proceedings or otherwise as may be reasonably required by him.

f. Any Trustee named in this agreement and any successor Trustee appointed by the Shareholders will be deemed to have acted within the scope of the Trustee's authority and impartially unless that Trustee acted fraudulently, in bad faith, or with gross negligence. The Trustee has no personal liability for any of the obligations or liabilities of the Corporation.

g. It is the intent of the parties herein that the Trustees be relieved of liability to the greatest extent allowable under Alabama law.  To the extent that Alabama law, including but not limited to Section 19-3B-1008 of the Alabama Uniform Trust Code, requires Trustees to adhere to a more stringent standard of conduct, then said Alabama law shall govern.  Where Alabama law concerning liability of Trustees may be modified by the Trust agreement, then the terms of this Trust Agreement shall control.

7.4 Except as otherwise provided in Section 7.3:

a. The Trustees may rely and shall be protected in acting upon any notice, resolution, certificate, credential, statement, instrument, opinion, report, notice, request, consent, order, or other paper or document believed by them to be genuine and to have been signed or presented by the proper party or parties.

b. The Trustees shall have the right to rely upon and shall be fully protected in acting upon the advice or opinion of any attorney, auditor, or other expert at any time employed by them in connection with any matter concerning the Trust or the Trust Estate.

c. Persons dealing with the Trustees shall look only to the Trust Estate to satisfy any liability incurred by the Trustees to such person in carrying out the terms of this Trust, and the Trustees shall have no personal individual obligation to satisfy any such liability.

7.5 No bond shall be required of the Trustees or any successor Trustee.

7.6 The Trustees are entitled to reasonable compensation for services rendered. The Trustees is also entitled to be reimbursed for all costs and expenses incurred for the preservation, maintenance, and protection of trust property. Fees and reimbursements must be paid at least annually.

7.7 Any notice or other communication required or permitted to be given under this agreement must be in writing and personally delivered or mailed by U.S. mail, postage prepaid, addressed to the parties as noted on Exhibit 2, attached hereto, or sent by email transmission to the email addresses contained therein.  All notices and other communications will be deemed to be given when they are personally delivered or three days after the date of mailing or sending unless receipt is confirmed prior to that time. The address (either physical or email) of a party to which notices or other communications must be mailed may be changed by notice to the other parties.

7.8 Subject to the foregoing provisions of this Section 7, each Trustee shall be indemnified by and receive reimbursement from the Trust Estate against and for any and all loss, liability, expense, or damage, including without limitation their attorneys' fees and costs, which such Trustee may incur or sustain in the exercise and performance of any of the powers and duties of such Trustee under this Trust Agreement. The Trustees may in their absolute discretion require of any one or more of the Shareholders’ agreements of indemnity for the Trustee, and may condition the delivery of distributions from the Trust Estate to those Shareholders from whom such agreements are required, upon the execution and delivery of such agreements.

SECTION 8. RESIGNATION, REMOVAL

AND APPOINTMENT OF TRUSTEES.

8.1 Except during such periods when there exists a vacancy as provided in Section 8.4 herein, there shall at all times be at least three (3) Trustees of this Trust.  If any of them is unable or unwilling to serve as Trustee, a successor Trustee shall be appointed in accordance with the terms and conditions of Section 8.6 of the Agreement.

8.2 All action required or permitted to be taken by the Trustees, in their capacity as Trustee, shall be taken or authorized (i) at a meeting at which the Trustees are present in person or by telephone conference call, duly called by one or more of the Trustees and held on at least three (3) days' written notice or one (1) day's facsimile or email notice to all of the Trustees then in office, or (ii) by a written vote, resolution, or other action in writing without a meeting signed by all the Trustees then in office. Except where this Trust Agreement otherwise provides, all action taken at such a meeting shall be by vote or resolution of the Trustees. If a majority of the Trustees cannot agree upon such action, such action shall be submitted to the Shareholders, and may be approved by a majority in interest of the Shareholders, as the case may be. The Trustees may adopt such additional rules and procedures as they deem appropriate to govern their conduct and to further the orderly administration of the Trust.

8.3 A Trustee may resign and be discharged from the Trust hereby created by giving written notice to the Shareholders; such resignation shall become effective thirty (30) days thereafter or upon the appointment of such Trustee's successor and such successor's acceptance of such appointment, whichever first occurs. A Trustee may be removed only by unanimous written consent of the Shareholders, or by a vote at a properly convened meeting of the Shareholders of not less than 75% of the Shareholders who are entitled to vote.  Such removal shall be effective upon delivery of written notice thereof to such removed Trustee.

8.4 If a Trustee shall resign or be removed, or shall die, or shall be adjudged a bankrupt, incompetent or insolvent, a vacancy shall be deemed to exist in the office of such Trustee, and a successor shall be appointed by the remaining Trustees, if any, or if none, pursuant to Section 8.6. Pending the appointment of a successor Trustee, the remaining Trustees then in office may take any action required or permitted of a Trustee under this Trust Agreement.

8.5 Any successor Trustee appointed hereunder shall execute counterparts of this Trust Agreement and shall deliver one such counterpart, to the other Trustee, if any, and in case of a resignation, to the resigning Trustee, if practicable. Thereupon such successor Trustee shall, without any further act, be deemed to have accepted his appointment, and become vested with all the estates, properties, rights, powers, trusts, and duties of his or its predecessor in the Trust hereunder with like effect as if originally named therein; but the retiring Trustee shall nevertheless, when requested in writing by the successor Trustee and upon payment of any expenses in connection therewith, execute and deliver an instrument or instruments conveying and transferring to such successor Trustee upon the trusts herein expressed, all the estates, properties, rights, powers, and trust of such retiring Trustee arising hereunder, and shall duly assign, transfer, and deliver to such successor Trustee all property and money held by him hereunder.

8.6 If all the offices of Trustee are vacant by reason of a resignation or declination to act by those persons specified in Section 8.1 of this Agreement, a Trustee or Trustees may be appointed by a majority in interest of the Shareholders.

8.7 Any Trustee is authorized to execute on behalf of the Trustees any documents, including, but not limited to, deeds, notes, deeds of trust, documents of purchase or sale, applications to governmental agencies, and contracts of any kind on behalf of all or any of the Trustee. Any third party dealing with the Trust may rely entirely upon the Trustee's authority to execute on behalf of all the Trustees any document, including, but not limited to, deeds, notes, deeds of trust, documents of purchase or sale, applications to governmental agencies, and contracts of any kind, without inquiring as to whether all of the Trustees have consented thereto, and in all such cases any Trustee's signature shall bind the Trust.

SECTION 9. TAXATION

9.1. The parties intend that the trust created under the terms of this agreement will qualify as a trust taxable under Subchapter J of the Internal Revenue Code of 1986 and not be treated as an association taxable as a corporation. The terms and provisions of this agreement must be interpreted in a manner that is consistent with this intent.

9.2 The parties specifically agree that the assignment of the BP Oil Claim by the Purchaser to this Trust on behalf of the Shareholders is to be construed as part of the consideration paid for the Shareholders’ respective shares of stock in the Corporation, but that the value of said claim is uncertain and disputed and that accordingly Purchaser makes no representations or warranties regarding the same to anyone, including any representations regarding the tax treatment of said claim.

SECTION 10. AMENDMENT OF TRUST AGREEMENT

10.1 This Trust Agreement may be amended by the Trustees without a vote of Shareholders (i) for the purpose of qualifying or continuing to qualify the Trust as a "liquidating trust" as distinguished from an "association" for purposes of the Internal Revenue Code of 1986, as amended from time to time, and (ii) for the purpose of avoiding registration and qualification of the interests of Shareholders in the Trust Estate under the federal and applicable state securities laws, as amended from time to time.

10.2 If it is deemed necessary to amend the Trust Agreement for the purposes specified in Section 10.1 above, the Trust Agreement may be amended by the Trustees.

10.3 All other amendments of the Trust Agreement shall be adopted by the Trustees and approved by a majority in interest of the Shareholders.

SECTION 11. MISCELLANEOUS

11.1 This Trust shall be under the laws of the State of Alabama, and this Trust Agreement and the validity thereof shall be governed by and construed in accordance with the laws of that State.

11.2 If any provision of this Trust Agreement or the application thereof to any person or in any circumstances shall be finally determined by a court of proper jurisdiction to be invalid or unenforceable to any extent, the remainder of this Trust Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each remaining provision of this Trust Agreement shall be valid and enforced to the fullest extent permitted by law.

11.3 No person dealing with the Trustees shall be responsible for, or be required to see to, the subsequent application by Trustees of any money or other thing of value paid to or delivered to the Trustees. The receipt of the Trustees shall be a full discharge to the extent of the property delivered to Trustees.

11.4 The Trustees shall not be responsible for the validity hereof, the validity of the transfer to the Trustees of the Trust Estate or any part thereof, or the authority of the Corporation or Purchaser to make and execute this Trust Agreement.

11.5 Except as provided in Article 10 above, the Trust created hereunder shall be irrevocable and no person shall have the right or power, whether alone or in conjunction with others, in whatever capacity, to alter, amend, revoke, or terminate this Trust, or any of the terms of this Trust Agreement, in whole or in part, or to designate the persons who shall possess or enjoy the trust property or the income therefrom.

11.6 This agreement shall be binding upon all parties hereto and their respective successors, heirs and assigns.

11.7 Article and section headings herein are for convenience of reference only and shall not affect the meaning or interpretation of any provision hereof.

11.8 For the purposes of this Trust Agreement, unless the context shall indicate or require otherwise, words of the masculine gender shall be deemed and construed to include correlative words of the feminine and neuter gender, words of the neuter gender shall be deemed and construed to include correlative words of the masculine and feminine gender, and words of the singular shall be deemed and construed to mean words of the plural and vice versa.

11.9 This Trust Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

Signed this the ___ day of __________________, 2014.

BCB HOLDING COMPANY, INC.

By

Its:

BAY BANK

By

Its:

FIRST BANCSHARES OF MISSISSIPPI, INC.

By

Its:

TRUSTEES

William H. Robinson

Lee A. Stassen

Jack V. Greer

Annex F

Exhibit 1:  Listing of Shareholders

Annex F

Exhibit 2:  Listing of Addresses for Notices

Annex F

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.     Indemnification of Directors and Officers.

Mississippi Business Corporation Act

The Mississippi Business Corporation Act (“MBCA”) empowers a corporation to indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if

•	he conducted himself in good faith;

•
he reasonably believed, in the case of conduct in his official capacity, that his conduct was in the best interests of the corporation, and, in all other cases, that his conduct was at least not opposed to the best interests of the corporation; and

•	in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

A corporation may also indemnify an individual who engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation as authorized by Section 79-4-2.02(b)(5) of the MBCA.  The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the relevant standard of conduct.

Unless ordered by a court under Section 79-4-8.54(a)(3) of the MBCA, a corporation may not indemnify a director in connection with

•
a proceeding by or in the right of the corporation except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under the MBCA; or

•
any proceeding with respect to conduct for which he was adjudged liable on the basis that he received a financial benefit to which he was not entitled, whether or not involving action in his official capacity.

The MBCA further provides that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

A corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he is a director.  The director must deliver to the corporation: (1) a signed written affirmation of his good faith belief that he has met the relevant standard of conduct described in the MBCA or that the proceeding involves conduct for which liability has been eliminated under a provision of the articles of incorporation as authorized by the MBCA; and (2) his written undertaking to repay any funds advanced if he is not entitled to mandatory indemnification under the MBCA and it is ultimately determined under the MBCA that he has not met the relevant standard of conduct described in the MBCA.  The undertaking required must be an unlimited general obligation of the director.  It need not be secured and may be accepted without reference to the financial ability of the director to make repayment.

A corporation may not indemnify a director as described above unless authorized by:

•
the board of directors if there are two or more qualified directors, by a majority vote of all the qualified directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more qualified directors appointed by such a vote;

•	special legal counsel selected in accordance with the MBCA; or

•	the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a qualified director may not be voted on the authorization.

A corporation may also indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he is an officer to the same extent as for a director.

First Bancshares Articles of Incorporation

The Articles of Incorporation of First Bancshares contain a provision which, subject to certain exceptions described below, eliminates the liability of a director or officer to it or its shareholders for monetary damages for any breach of duty as a director or officer. This provision does not eliminate such liability to the extent the director or officer engaged in willful misconduct or a knowing violation of criminal law or of any federal or state securities law, including, without limitation, laws proscribing insider trading or manipulation of the market for any security.

First Bancshares Bylaws

Under its Bylaws, First Bancshares must indemnify any person who becomes subject to a lawsuit or proceeding by reason of service as a director of First Bancshares or The First or any other corporation which the person served as a director at the request of First Bancshares. Except as noted in the next paragraph, directors are entitled to be indemnified against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the directors in connection with the proceeding. Directors are also entitled to have First Bancshares advance any such expenses prior to final disposition of the proceeding, upon delivery of (1) a written affirmation by the director of his good faith belief that the standard of conduct necessary for indemnification has been met, and (2) a written undertaking to repay the amounts advanced if it is ultimately determined that the standard of conduct has not been met.

Under the Bylaws, indemnification will be disallowed if it is established that the director appropriated, in violation of his or her duties, any business opportunity of First Bancshares, engaged in acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, approved dividends or other distributions in violation of the MBCA, or engaged in any transaction in which the director derived an improper personal benefit. In addition to the Bylaws of First Bancshares, the MBCA requires that a corporation indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she is or was a director of the corporation against reasonable expenses incurred by him or her in connection with the proceeding. The MBCA also provides that, upon application of a director, a court may order indemnification if it determines that the director is entitled to such indemnification under the applicable standard of the MBCA.The Registrant also maintains an insurance policy insuring the Registrant and its directors and officers against certain liabilities.

Item 21.                                Exhibits and Financial Statement Schedules

The exhibits to this Registration Statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 22.                                Undertakings

(a)           The undersigned registrant hereby undertakes:

(1)                 To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)      To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)                 That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                 That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)                 That, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the  applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(6)                 That every prospectus: (i) that is filed pursuant to paragraph (5) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)                 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(b)           The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the proxy statement/prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means.  This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c)           The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Part II

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hattiesburg, State of Mississippi, on April 29, 2014.

THE FIRST BANCSHARES, INC.

By: /s/ M. RAY (HOPPY) COLE, JR.
M. Ray (Hoppy) Cole
Chief Executive Officer

/s/ DONNA T. (DEE DEE) LOWERY
Donna T. (Dee Dee) Lowery
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints M. Ray (Hoppy) Cole, Jr. and Donna T. Lowery, and each or either one of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), any and all amendments (including post-effective amendments) to this Registration Statement on Form S-4, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of common stock of First Bancshares to be issued in the merger between The First Bancshares, Inc. and BCB Holding Company, Inc., authorized by resolutions adopted by the Board of Directors on February 20th, 2014, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratify and confirm all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated and on the date set forth below.

/s/ E. Ricky Gibson	Director and Chairman of the Board	April 29, 2014
/s/ Charles R. Lightsey	Director	April 29, 2014
/s/ J. Douglas Seidenburg	Director	April 29, 2014
/s/ Andy Stetelman	Director	April 29, 2014
/s/ David W. Bomboy	Director	April 29, 2014
/s/ Ted E. Parker	Director	April 29, 2014
/s/ A. L. Smith	Director	April 29, 2014
/s/ Fred McMurry	Director	April 29, 2014
/s/ Gregory Mitchell	Director	April 29, 2014
/s/ M. Ray (Hoppy) Cole, Jr.	CEO, President and Director (Principal Executive Officer)	April 29, 2014
/s/ Dee Dee Lowery	Executive VP & Chief Financial Officer
	(Principal Financial and Accounting Officer)	April 29, 2014
* By /s/ M. Ray (Hoppy) Cole, Jr.
    Attorney-in-Fact, April 29, 2014

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
2.1
Agreement and Plan of Merger, dated as of March 3, 2014, by and among The First Bancshares, Inc. and BCB Holding Company (attached as Annex A to this proxy statement/prospectus, which is part of this registration statement)

3.1	Restated Articles of Incorporation (incorporated by reference from Exhibit 3.2 to the First Bancshares’ Current Report on Form 8-K filed with the Commission on March 21, 2013)
3.2	Bylaws (incorporated by reference to Exhibit 3.2 to the First Bancshares’ Registration Statement No. 33-94288 on Form S-1).
5.1	Opinion of Jones Walker LLP as to the legality of the shares of First Bancshares common stock to be issued in the merger
13.1	The First Bancshares, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2013 (attached as Annex E to this proxy statement/prospectus, which is part of this registration statement)
21.1
Subsidiaries of The First Bancshares, Inc. (attached as exhibit 21 to the Registrant’s Form 10-K for the year ended December 31, 2013 filed with the SEC on March 31, 2014 and incorporated herein by reference)

23.1	Consent of T.E. Lott & Company
23.2	Consent of Jones Walker LLP (included in Exhibit 5.1)
23.3	Consent of National Capital LLC
23.4	Consent of Chaffe & Associates, Inc.
24.1	Power of Attorney (included on the signature page of this registration statement)
99.1	Form of Proxy Card of BCB Holding Company, Inc.
99.2	Merger Consideration Election Form of BCB Shareholder